As Filed with the Securities and Exchange Commission on _______, 1995
                                                     Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               HOST FUNDING, INC.
             (Exact name of registrant as specified in its charter)
     MARYLAND                         7012                          52-1907962
(State or other           (Primary Standard Industrial           (IRS Employer
jurisdiction of           Classification Code Number)            Identification
incorporation or                                                 No.)
organization)
                                 7825 FAY AVENUE
                                    SUITE 250
                               LA JOLLA, CA 92037
                                 (619) 456-6070
               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)
                           GUY E. HATFIELD, PRESIDENT
                           7825 FAY AVENUE, SUITE 250
                               LA JOLLA, CA 92037
                                 (619) 456-6070
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Peter G. Aylward, Esq.
                       Law Office of Peter G. Aylward, APC
                              3250 Vista Diego Road
                                 Jamul, CA 91935
                                 (619) 669-4800
                           (619) 669-4844 (telecopier)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.    /_/

                         CALCULATION OF REGISTRATION FEE



- ---------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed                Proposed
                                                                     maximum                 maximum
         Title of each class of              Amount to be         offering price            aggregate              Amount of
      securities to be registered           registered (1)         per share (2)        offering price (2)     registration fee
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          281,000               $10.00                $2,810,000               $969
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares to be issued in exchange for the assets of Mission Bay Super 8 Ltd. pursuant to the Mission Bay Acquisition Agreement.
(2) The filing fee has been computed based on the $10 per share exchange value of the shares of common stock of Host Funding, Inc. to be issued pursuant to the Mission Bay Acquisition Agreement.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               HOST FUNDING, INC.
                              CROSS-REFERENCE SHEET
                   (PURSUANT TO ITEM 501(B) OF REGULATION S-K)



Item                                                                       Location in Prospectus/Consent Solicitation
- ----                                                                       -------------------------------------------
                                                                           Statement
                                                                           ---------
     1.   Forepart of Registration Statement and Outside Front Cover
          Page of Prospectus ............................................  Facing Page; Cross Reference Sheet; Outside Front
                                                                           Cover Page of Prospectus/Consent Solicitation
                                                                           Statement

     2.   Inside Front and Outside Back Cover Pages of Prospectus .......  Table of Contents; Available Information

     3.   Risk Factors, Ratio of Earnings to Fixed Charges, and Other
          Information ...................................................  Summary

     4.   Terms of the Transaction ......................................  Summary

     5.   PRO FORMA Financial Information ...............................  Unaudited PRO FORMA Condensed Combined
                                                                           Financial Statements

     6.   Material Contracts with the Company Being Acquired ............  Background

     7.   Additional Information Required for Reoffering by Persons
          and Parties Deemed to be Underwriters .........................  Not Applicable

     8.   Interests of Named Experts and Counsel ........................  Legal Matters

     9.   Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities ....................................  Not Applicable

     10.  Information with Respect to S-3 Registrants ...................  Information Incorporated by Reference in this
                                                                           Prospectus/Consent Solicitation Statement

     11.  Incorporation of Certain Information by Reference .............  Information Incorporated by Reference in this
                                                                           Prospectus/Consent Solicitation Statement

     12.  Information with Respect to S-2 or S-3 Registrants ............  Not Applicable

     13.  Incorporation of Certain Information by Reference .............  Not Applicable

     14.  Information with Respect to Registrants Other than S-3 or S-2 Registrants ............................................  Not Applicable

     15.  Information with Respect to S-3 Companies .....................  Information Incorporated by Reference in this
                                                                           Prospectus/Consent Solicitation Statement

     16.  Information with Respect to S-2 or S-3 Companies ..............  Not Applicable

     17.  Information with Respect to Companies Other than S-2
          or S-3 Companies ..............................................  Not Applicable

     18.  Information if Proxies, Consents or Authorizations Are to be
          Solicited .....................................................  Information Incorporated by Reference in this
                                                                           Prospectus/Consent Solicitation Statement; Outside
                                                                           Front Cover Page of Prospectus/Consent
                                                                           Solicitation Statement; Summary

     19.  Information if Proxies, Consents or Authorizations Are Not to
          be Solicited, or in an Exchange Offer .........................  Not Applicable


                        SUBJECT TO COMPLETION _____, 1995

PRELIMINARY COPY


                              GHG HOSPITALITY, INC.
                           3145 SPORTS ARENA BOULEVARD
                           SAN DIEGO, CALIFORNIA 92110


                                                      , 1995


Dear Limited Partner:

     We are pleased to report that we have recently completed the negotiations whereby Host Funding, Inc., a Maryland corporation (the "REIT"), will acquire the Mission Bay Super 8 Motel from Mission Bay Super 8, Ltd., a California limited partnership (the "Partnership"), pursuant to the "Mission Bay Acquisition Agreement". Subject to the approval of the Limited Partners owning at least 67% of the limited partnership interests and subject to the dissenting limited partners owning not more than 5% of the limited partnership interests, in exchange for the Mission Bay Super 8 Motel, the Limited Partners of Mission Bay will receive shares of common stock in the REIT. The Limited Partners that disapprove of the Mission Bay Acquisition and perfect their dissenters rights (the "Dissenting Limited Partners") will receive cash in exchange for their limited partnership interests.

     Pursuant to Section 15.4 of the Mission Bay Super 8 Limited Partnership Agreement, the General Partner does hereby call for a vote without a meeting as to whether the Limited Partners approve or disapprove of the Mission Bay Acquisition, the details of which are set forth in the Proxy
Statement/Prospectus.

     I highly recommend approval of the Mission Bay Acquisition for numerous reasons, several of which are the following:

     - Upon approval, the Limited Partners will receive common stock in a fully integrated, externally advised REIT.

     - The REIT Common Stock issued to you upon the completion of the Mission Bay acquisition will be a liquid investment -- unlike your investment in the limited partnership interest you now hold you can choose to sell the REIT stock whenever you wish.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     - The Mission Bay Acquisition, on a PRO FORMA basis, increases funds from operations available for payment to former Limited Partners.

     - The Mission Bay Acquisition will lead to operating synergies and additional savings, thereby increasing funds from operations of the REIT.

     - The Limited Partners will receive the benefit of a diversified investment as the REIT owns four other Super 8 Motels throughout the United States, and has an aggressive acquisition strategy in place for additional hotel properties.

     The Mission Bay Acquisition requires the affirmative vote of Mission Bay Limited Partners owning at least 67% of the limited partnership interests in the Mission Bay Limited Partnership. Accordingly, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may not revoke your proxy without the consent of Host Funding, Inc., once it has been sent. Your prompt cooperation will be greatly appreciated.


                              Sincerely,




                              J. Mark Grosvenor, President
                              GHG Hospitality, Inc.
                              General Partner of
                              Mission Bay Limited Partnership


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    PROSPECTUS/CONSENT SOLICITATION STATEMENT

                               HOST FUNDING, INC.


     Host Funding, Inc., a recently organized Maryland corporation (the "Company"), is proposing the acquisition (the "Mission Bay Acquisition") of one hotel property from Mission Bay Super 8, Ltd., a California Limited Partnership ("Mission Bay"). The Company currently owns four Super 8 hotels (the "Hatfield Super 8s") which were acquired by the Company pursuant to the Contribution and Assumption Agreement entered into by and between the Company and All American Group, Ltd., a Delaware limited partnership ("AAG") effective April 1, 1995. The Hatfield Super 8s are the Poplar Bluff Super 8 located in Poplar Bluff, Missouri, the Miner Super 8 located in Miner, Missouri, the Rock Falls Super 8 located in Rock Falls, Illinois, and the Somerset Super 8 located in Somerset, Kentucky, respectively.

     The Company, in exchange for its shares of Class A common stock ("Shares"), now proposes to acquire from Mission Bay the Mission Bay Super 8 located in San Diego, California pursuant to the Mission Bay Acquisition Agreement to be entered into by and between Mission Bay and the Company. Upon the consummation of the Mission Bay Acquisition, the Company will own five Super 8 hotels. (Collectively, all the Hatfield Super 8s and the Mission Bay Super 8 will be referred to as the "Initial Hotels".) Concurrently with the closing of the Mission Bay Acquisition, the Company will issue 500,000 Shares in a public offering for a gross consideration of $5,000,000 (the "Public Offering"). The Mission Bay Acquisition, the Public Offering, and the Company's issuance of its Common Stock to its existing Shareholders in exchange for their existing common shares, are collectively referred to as the "Formation Transactions".)

     The Company will enter into the Advisory Agreement with Host Funding Advisors, Inc., a Delaware corporation (the "Advisor"). FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, SEE "GLOSSARY".

     Following the Formation Transactions, the Company will own and operate the Initial Hotels pursuant to lease agreements (the "Percentage Leases") entered into by and between the Company and Inn Fund, LLC, a Delaware limited liability company, (the "Lessee") and management agreements entered into by and between the Lessee and the Manager (the"Management Agreements"). Upon the Company's acquisition of the Mission Bay Super 8, the Company expects to qualify as a real estate investment trust (a "REIT") and will be the sole owner of the Initial Hotels.

     Upon issuance, the Shares will be transferable, and also upon issuance, the Shares will be approved for a listing on the American Stock Exchange. The Company will issue the Shares pursuant to a registration statement under the Securities Act of 1933, as amended.

     This Prospectus/Consent Solicitation Statement relates solely to the solicitation of consents to Mission Bay's approval of the Mission Bay Acquisition from the Mission Bay Limited Partners.

     THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS DIRECTED ONLY TO THE 1,149 LIMITED PARTNERS IN MISSION BAY WITH RESPECT TO THE 6,600 LIMITED PARTNERSHIP UNITS DESCRIBED HEREIN AND IS NOT TO BE CONSIDERED AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO OR FROM ANYONE TO WHOM DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS NOT AUTHORIZED BY THE COMPANY IN CONNECTION WITH THE SOLICITATION OF CONSENTS FOR THE FORMATION TRANSACTIONS. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE COMMON STOCK REFERRED TO HEREIN.

     There are 1,149 Mission Bay Limited Partners. The Mission Bay Limited Partners are either original partners who acquired their interests pursuant to a public offering in 1986 and 1987 or persons who acquired their interests primarily through gifts or bequests from the original partners. The original public offering was directed primarily to individuals located in Southern California and Arizona.

     THE GENERAL PARTNER OF MISSION BAY BELIEVES THAT THE TERMS OF THE FORMATION TRANSACTIONS ARE FAIR TO THE MISSION BAY LIMITED PARTNERS AND RECOMMENDS THAT ALL MISSION BAY LIMITED PARTNERS VOTE TO APPROVE THE FORMATION TRANSACTIONS.

     The Company has conditioned the Mission Bay Acquisition upon the approval
(i) by the Mission Bay Limited Partners holding either all or at least 67% of the outstanding limited partner interests, and (ii) by the general partner of Mission Bay, Grosvenor Hospitality Group, Inc., a California corporation ("GHG"). The Mission Bay Acquisition is also conditioned upon completion of the Public Offering yielding gross proceeds to the Company of at least $5.0 million and completion of the Formation Transactions on or before _____________, 1995.

     ALL INFORMATION CONCERNING THE EXPECTED OFFERING PRICE AT $10.00 PER SHARE OF THE COMMON STOCK IN THE PUBLIC OFFERING REFERRED TO HEREIN IS BASED ON MARKET CONDITIONS AS OF THE DATE HEREOF. THE INFORMATION INCLUDED HEREIN ALSO ASSUMES THAT, AT THE TIME OF THE CIRCULATION OF THE PRELIMINARY PROSPECTUS, THE COMPANY EXPECTS TO SELL 500,000 SHARES IN THE PUBLIC OFFERING AND 500,000 SHARES ARE ACTUALLY SOLD BY THE COMPANY IN THE PUBLIC OFFERING AT $10.00 PER SHARE.

     Upon completion of the Formation Transactions, Mission Bay will transfer the Mission Bay Super 8 and all other assets and liabilities to the Company in exchange for common stock in the Company ("Common Stock") and the limited partners of Mission Bay (the "Mission Bay Limited Partners") will become shareholders ("Shareholders") of the Company. Mission Bay also will distribute to the Mission Bay Limited Partners excess cash on hand at the time of the Mission Bay Acquisition. See the Prospectus/Consent Solicitation Statement attached hereto as Exhibit B-1 under the heading "The Formation Transactions and the Public Offering."

     The Formation Transactions have been structured to afford the Mission Bay Limited Partners who dissent (the "Dissenting Partners") the dissenters' rights contained in the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their Interest in Mission Bay in the form of cash, freely tradeable securities or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering Dissenting Partners the right to receive the appraised value of their Interests in Mission Bay in the form of cash (up to an aggregate of $140,500 (or 5% of the limited partner units at $10 per unit), subject to increase by the Company in its sole discretion). For a detailed discussion of partners' dissenters' rights, see "Voting Procedures - Dissenters' Rights".

     As a part of the Formation Transactions and as a condition to their consummation, the Company will make an initial Public Offering of its Shares of Common Stock, par value $.01 per share. The gross proceeds to the Company of the Public Offering (which are estimated to be $5.0 million, assuming market conditions as of the date hereof and the sale of 500,000 Shares in the Public Offering at a price of $10 per Share), will be used by the Company primarily to repay certain costs incurred in the Formation Transactions, pay transaction expenses, provide cash for the Mission Bay Dissenting Partners, pay down principal on certain secured indebtedness of the Initial Hotels, and provide for working capital for the Company. No assurances can be given, however, that the Public Offering price, which will be dependent upon many factors beyond the Company's control, will yield net proceeds of such an amount. The Company will operate as an externally managed REIT, its operations will be conducted solely through the Advisor, and its Common Stock is expected to be listed on the American Stock Exchange (the "AMEX").


     The approval of the Mission Bay Acquisition by the Mission Bay Limited Partners is hereby solicited and the Mission Bay Limited Partners are hereby requested to complete, sign and return the Consent Form accompanying this Prospectus/Consent Solicitation Statement. See "Voting Procedures". Once completed, signed and returned, a Consent Form wherein a Mission Bay Limited Partner votes "for" the Mission Bay Acquisition is irrevocable, regardless of the amount of time remaining in the Solicitation Period.

       THIS SOLICITATION OF CONSENTS EXPIRES AT 11:59 P.M., PACIFIC TIME, ON__________, 1995, UNLESS EXTENDED. NEITHER THIS TRANSACTION NOR THESE
   SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   THE TRANSACTION DESCRIBED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT WILL BE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933,
                        AS AMENDED (THE "SECURITIES ACT")

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN
  AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY THE COMPANY, THE FOUNDER, THE MANAGER, THE
  LESSEE, OR THE ADVISOR. THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
   INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

 The date of this Prospectus/Consent Solicitation Statement is __________, 1995.

     This Prospectus/Consent Solicitation Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus/Consent Solicitation Statement nor any sale made hereunder shall under any circumstances imply that the information contained herein is correct as of any time subsequent to the date hereof.

                             ADDITIONAL INFORMATION

     The Company has filed with the California Department of Corporations (the "Department") Application for Qualification of Securities (the "Application") under the California Corporate Securities Law of 1968, as amended, with respect to the Shares and Subordinated Shares to be issued in the Formation Transactions. This Prospectus/Consent Solicitation Statement does not contain all the information set forth in the Application. Copies of the exhibits and schedules attached to the Application may be examined at the Department of Corporations, 3700 Wilshire Boulevard, Los Angeles, CA.

     The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended. Shareholders will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Host Funding Common Stock to be issued in connection with the Formation Transactions. As permitted by the rules and regulations of the Commission, this Prospectus/Consent Solicitation Statement omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof.

     Mission Bay is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Mission Bay can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     All information contained in this Prospectus/Consent Solicitation Statement with respect to Mission Bay has been supplied by Mission Bay and all information with respect to the Company has been supplied by the Company.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, OR INCORPORATED IN IT BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOST FUNDING, INC., SINCE THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT.

     THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO MISSION BAY OR THE COMPANY, 7825 FAY AVENUE, SUITE 250, LAJOLLA, CA 92037. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _______, 1995.

                     INFORMATION INCORPORATED BY REFERENCE
                IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT

     The following documents filed with the Commission by Mission Bay are hereby incorporated by reference in this Prospectus/Consent Solicitation Statement:

          (a) Mission Bay's Annual Report on Form 10-K (SB) for the fiscal year ended December 31, 1994.

          (b)  Mission Bay's Current Report (for the quarter ended March 31,
               1995) on Form 10-Q(SB) dated May 12, 1995.


     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Consent Solicitation Statement to the extent that a statement contained in this Prospectus/Consent Solicitation Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus/Consent Solicitation Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Consent Solicitation Statement.

                                TABLE OF CONTENTS

                                                                            PAGE
SUMMARY
  The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  The Mission Bay Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . 3
  The Public Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  Benefits of the Formation Transactions . . . . . . . . . . . . . . . . . . . 3
  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  The Hotel Industry and the Initial Hotels. . . . . . . . . . . . . . . . . . 6
  Growth Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  Formation Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  The Company's Related Parties. . . . . . . . . . . . . . . . . . . . . . . .15
  Distribution Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
  Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
  The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Summary Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  The Mission Bay Partnership and Its Hotel. . . . . . . . . . . . . . . . .  22
  Voting Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Compliance with and Approval from Federal and
    State Authorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Hotel Industry Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Operating Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Investment Concentration in a Single Industry . . . . . . . . . . . . . .24
     Seasonality of Hotel Business . . . . . . . . . . . . . . . . . . . . . .25
     Limited Number of Initial Hotels; Emphasis on Limited
     Service Hotel Market. . . . . . . . . . . . . . . . . . . . . . . . . . .25
     Renewal of Leases and Reletting of Initial Hotels . . . . . . . . . . . .25
     Franchise Agreement Risks . . . . . . . . . . . . . . . . . . . . . . . .26
  Value of Initial Hotels and Terms of Formation
    Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
  Dependence on Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Risks of Insufficient Cash Available for Distribution. . . . . . . . . . . .27
  Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     Continuing Hotel Operation, Development and Investment
     by Hatfield Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . .28
     New and Continuing REIT Organizational Efforts by
     Advisor Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     Conflicting Demands for Management Time . . . . . . . . . . . . . . . . .28
  Risks of Leverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
  Risks of Mortgage and Participating Debt Investments . . . . . . . . . . . .29
  Tax Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     Failure to Qualify as a REIT. . . . . . . . . . . . . . . . . . . . . . .30
     REIT Minimum Distribution Requirements. . . . . . . . . . . . . . . . . .30
     Adverse Tax Consequences to Shareholders of the
     Company from a Sale of Any of the Initial Hotels. . . . . . . . . . . . .31

                                                                            PAGE
  Effect of Market Interest Rates on Price of  Common Stock
    and Cost of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
  Newly Organized Entities; Limited Assets and Operating
    History. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
  Reliance on Board of Directors, Key Personnel and Advisor. . . . . . . . . .31
  Real Estate Investment Risks . . . . . . . . . . . . . . . . . . . . . . . .32
     Illiquidity of Real Estate. . . . . . . . . . . . . . . . . . . . . . . .32
     Uninsured and Underinsured Losses . . . . . . . . . . . . . . . . . . . .32
     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . .32
     Compliance with Americans Disabilities Act. . . . . . . . . . . . . . . .33
     Increase in Property Taxes. . . . . . . . . . . . . . . . . . . . . . . .34
     Acquisition and Development Risks . . . . . . . . . . . . . . . . . . . .34
     Changes in Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
  Anti-takeover Effect of Ownership Limit, Staggered Board
    and Power to Issue Additional Stock. . . . . . . . . . . . . . . . . . . .34
  Inability to Operate the Hotel Properties. . . . . . . . . . . . . . . . . .35
  Exemptions for Mr. Hatfield from the Maryland Business
    Combination Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
  Risks of Operating Hotels under Franchise Agreements . . . . . . . . . . . .36
  No Prior Market for Common Stock . . . . . . . . . . . . . . . . . . . . . .37
  Possible Adverse Effects of Shares Available for Future
    Sale Upon Prices of Common Stock . . . . . . . . . . . . . . . . . . . . .37
  Base Rent Under Percentage Leases Less Than Anticipated Distributions. . . .38
  Historical Operating Losses. . . . . . . . . . . . . . . . . . . . . . . . .38
  Ability of Board of Directors to Change Certain Policies . . . . . . . . . .38
  Potential Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

THE COMPANY IN GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
  Growth Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
    Acquisition Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . .41
    Internal Growth Strategy . . . . . . . . . . . . . . . . . . . . . . . . .41
   Possible Refinancing Strategy . . . . . . . . . . . . . . . . . . . . . . .42

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

DISTRIBUTION POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

PRO FORMA CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . .46

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .47

FINANCIAL CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .56
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
  Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . .60
  Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . . . .62
  The Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
  The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
  Inflation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

                                                                            PAGE

  Seasonality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .64
  The Hotel Industry . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
  The Mission Bay Partnership and Its Hotel  . . . . . . . . . . . . . . . . .65
  The Initial Hotels . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
  Limited Service Hotels . . . . . . . . . . . . . . . . . . . . . . . . . . .66
  Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
  The Percentage Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     In General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     Percentage Lease Terms    . . . . . . . . . . . . . . . . . . . . . . . .67
     Amounts Payable Under the Percentage Leases . . . . . . . . . . . . . . .67
     Maintenance and Modifications . . . . . . . . . . . . . . . . . . . . . .68
     Insurance and Property Taxes. . . . . . . . . . . . . . . . . . . . . . .69
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     Assignment and Subleasing . . . . . . . . . . . . . . . . . . . . . . . .69
     Damage to Initial Hotels. . . . . . . . . . . . . . . . . . . . . . . . .70
     Condemnation of Hotel . . . . . . . . . . . . . . . . . . . . . . . . . .70
     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
     Termination of Percentage Leases on Disposition . . . . . . . . . . . . .71
     Franchise License . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
     Breach by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
  The Management Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .72
  Franchise Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .73
  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
  Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
  Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
  Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
     Americans With Disabilities Act . . . . . . . . . . . . . . . . . . . . .75

FORMATION TRANSACTIONS AND OTHER RELATED TRANSACTIONS. . . . . . . . . . . . .77
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  AAG Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  Mission Bay Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . .77
  Public Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  The Advisor and The Advisory Agreement . . . . . . . . . . . . . . . . . . .78
  The Acquisition Co. and The Post-Formation Acquisition Agreement . . . . . .78
  The Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
  The Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
  Benefits to Hatfield Affiliates. . . . . . . . . . . . . . . . . . . . . . .80
  Benefits to Mission Bay Limited Partners and Affiliates. . . . . . . . . . .80
  Benefits to Public Offering Purchasers . . . . . . . . . . . . . . . . . . .80
  Advantages and Disadvantages of the Formation
    Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81

                                                                            PAGE

ALLOCATION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Exchange Value of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Appraised Value Basis of Exchange Value. . . . . . . . . . . . . . . . . . .82
  Per Share Price of Public Offering . . . . . . . . . . . . . . . . . . . . .82

VOTING PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
  Distribution of Solicitation Materials . . . . . . . . . . . . . . . . . . .82
  No Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
  Required Vote. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
  Voting Procedures and Consents . . . . . . . . . . . . . . . . . . . . . . .83
  Completion Instructions. . . . . . . . . . . . . . . . . . . . . . . . . . .84
  Withdrawal or Change of Vote . . . . . . . . . . . . . . . . . . . . . . . .84
  Final Cash Distribution by Mission Bay . . . . . . . . . . . . . . . . . . .85
  Solicitation and Tabulation of Consents by Information
     Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
  Special Requirements for Certain Partners. . . . . . . . . . . . . . . . . .85
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
  Compliance with and Approval from Federal and
    State Authorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .86

COMPARISON OF OWNERSHIP OF MISSION BAY
  INTERESTS AND SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
  Form of Organization and Purpose . . . . . . . . . . . . . . . . . . . . . .87
  Length of Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
  Properties and Diversification . . . . . . . . . . . . . . . . . . . . . . .88
  Permitted Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .88
  Additional Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
  Borrowing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
  Other Investment Restrictions. . . . . . . . . . . . . . . . . . . . . . . .89
  Management Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
  Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .90
  Management Liability and Indemnification . . . . . . . . . . . . . . . . . .90
  Anti-takeover Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .91
  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .91
     Vote Required to Amend the Mission Bay Partnership
     Agreement or the Charter. . . . . . . . . . . . . . . . . . . . . . . . .92
     Vote Required to Dissolve the Mission Bay Partnership . . . . . . . . . .92
     Vote Required to Sell Assets. . . . . . . . . . . . . . . . . . . . . . .93
     Vote Required to Merge. . . . . . . . . . . . . . . . . . . . . . . . . .93
  Compensation, Fees and Distributions . . . . . . . . . . . . . . . . . . . .93
  Liability of Investors . . . . . . . . . . . . . . . . . . . . . . . . . . .93
  Nature of Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . .94
  Potential Dilution of Payment Rights . . . . . . . . . . . . . . . . . . . .94
  Liquidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
  Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
  Passive vs. Portfolio. . . . . . . . . . . . . . . . . . . . . . . . . . . .95
  Benefits from Depreciation . . . . . . . . . . . . . . . . . . . . . . . . .95
  Reporting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .96
  State Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .96

                                                                            PAGE
POLICIES AND OBJECTIVES WITH RESPECT TO
  CERTAIN ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .97
  Overview of Policies and Objectives. . . . . . . . . . . . . . . . . . . . .97
  Investment Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .97
     Investment in Real Estate or Interests in Real Estate . . . . . . . . . .97
     Investment in Other Entities. . . . . . . . . . . . . . . . . . . . . . .97
     Investment in Real Estate Mortgages . . . . . . . . . . . . . . . . . . .98
  Financing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .98
  Conflict of Interest Policies. . . . . . . . . . . . . . . . . . . . . . . .98
  Limitation of Liability and Indemnification. . . . . . . . . . . . . . . . .99
  Policies with Respect to Other Activities. . . . . . . . . . . . . . . . . 100
  Working Capital Reserves . . . . . . . . . . . . . . . . . . . . . . . . . 100

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . 100
  Audit Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
  Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . 102
  Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . 102

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

THE COMPANY'S CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 103
  Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . 103
  In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
  Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
  Excess Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
  Power to Issue Additional Shares of Common Stock . . . . . . . . . . . . . 105
  Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . 105
  Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . 106
  Certain Provisions of Maryland Law and of the Company's
    Charter and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
          Classification of the Board of Directors . . . . . . . . . . . . . 107
          Removal of the Directors . . . . . . . . . . . . . . . . . . . . . 107
          Business Combinations. . . . . . . . . . . . . . . . . . . . . . . 107
          Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . 108
          Amendment to the Charter . . . . . . . . . . . . . . . . . . . . . 109
          Dissolution of the Company . . . . . . . . . . . . . . . . . . . . 109
          Advance Notice of Director Nominations and New
          Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
  Anti-takeover Effect of Certain Provisions of Maryland
      Law and of the Charter and Bylaws. . . . . . . . . . . . . . . . . . . 109
  Shares Available for Future Sale . . . . . . . . . . . . . . . . . . . . . 109

FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . 110
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
  Tax Treatment of the Formation Transactions. . . . . . . . . . . . . . . . 111
  Taxation of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . 111
  Requirements for Qualification . . . . . . . . . . . . . . . . . . . . . . 112
     REIT Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . 112
     Income Tests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

                                                                            PAGE

     Asset Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
     Distribution Requirements . . . . . . . . . . . . . . . . . . . . . . . 119
     Partnership Anti-Abuse Rule . . . . . . . . . . . . . . . . . . . . . . 120
  Failure to Qualify . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
  Taxation of Taxable U.S. Shareholders. . . . . . . . . . . . . . . . . . . 120
  Taxation of Shareholders on the Disposition of Common Stock. . . . . . . . 121
  Information Reporting Requirements and Backup
    Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
  Taxation of Tax-Exempt Shareholders. . . . . . . . . . . . . . . . . . . . 122
  Capital Gain and Losses. . . . . . . . . . . . . . . . . . . . . . . . . . 122
  Taxation of Foreign Shareholders . . . . . . . . . . . . . . . . . . . . . 123
  Sale of the Company's Property . . . . . . . . . . . . . . . . . . . . . . 124

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126

REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 126

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
  Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . 127

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
  Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . F-1

Appendix A  Consent Form . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Appendix B  Mission Bay Acquisition Agreement  . . . . . . . . . . . . . . . B-1
Appendix C  Host Funding, Inc. Selected Financial Data for
  Mission Bay Super 8, Ltd . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                               PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS
PROSPECTUS/CONSENT SOLICITATION STATEMENT (THE "PROSPECTUS").(1)   UNLESS
OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT
(I) THE INITIAL PRICE PER SHARE OF THE SHARES OF COMMON STOCK IN THE PUBLIC OFFERING WILL BE $10.00 (WHICH IS ALSO THE EXCHANGE VALUE OF THE COMMON STOCK UTILIZED IN THE COMPANY'S ACQUISITION OF THE INITIAL HOTELS), AND (II) WITH RESPECT TO THE OWNERSHIP OF THE INITIAL HOTELS, THE TRANSACTIONS RELATING TO THE FORMATION OF THE COMPANY AND THE OFFERING DESCRIBED ELSEWHERE IN THIS PROSPECTUS (THE "FORMATION TRANSACTIONS") SHALL HAVE OCCURRED. REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" SHALL MEAN HOST FUNDING, INC., A MARYLAND CORPORATION, REFERENCES TO THE "INITIAL HOTELS" SHALL MEAN THE FOUR (4) HOTEL PROPERTIES ACQUIRED BY THE COMPANY EFFECTIVE APRIL 1, 1995 AND THE ONE (1) HOTEL PROPERTY TO BE ACQUIRED BY THE COMPANY IN CONNECTION WITH THE MISSION BAY ACQUISITION, AND REFERENCES TO THE NET PROCEEDS OF THE PUBLIC OFFERING SHALL INCLUDE THE NET PROCEEDS OF THE CONCURRENT PUBLIC OFFERING. SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.




     ALL INFORMATION CONCERNING THE EXPECTED OFFERING PRICE AT $10.00 PER SHARE OF THE SHARES OF THE COMPANY'S COMMON STOCK IN THE PUBLIC OFFERING REFERRED TO HEREIN IS BASED ON MARKET CONDITIONS AS OF THE DATE HEREOF. THE INFORMATION INCLUDED HEREIN ALSO ASSUMES THAT, AT THE TIME OF THE CIRCULATION OF THE PRELIMINARY PROSPECTUS, THE COMPANY EXPECTS TO SELL 500,000 SHARES IN THE PUBLIC OFFERING AND 500,000 SHARES ARE ACTUALLY SOLD BY THE COMPANY IN THE PUBLIC OFFERING AT $10.00 PER SHARE.



THE COMPANY

     Host Funding, Inc. (the "Company"), a Maryland corporation which intends to qualify as a real estate investment trust ("REIT"), proposes to acquire the Mission Bay Super 8 hotel (the "Mission Bay Super 8") having 117 rooms. The Company will be governed by a three-person Board of Directors and the Company's Common Stock will be listed on the American Stock Exchange.

     In 1995, the Company acquired a note receivable secured by real property in an approximate principal amount of $1.8 million (the "Hatfield Note") and four Super 8 hotels (the "Hatfield Super 8s") as a result of the transfer of certain assets from All American Group, Ltd., a Delaware limited partnership ("AAG") to the Company. The Hatfield Super 8s are located in Rock Falls, Illinois, Poplar Bluff, Missouri, Miner, Missouri, and Somerset, Kentucky, respectively.
Pursuant to the "Contribution and Assumption Agreement", partners of AAG (the "AAG Partners") received 100 shares of Common Stock of the Company (the "Initial Shares" of Common Stock) upon the consummation of the Contribution and Assumption Agreement effective April 1, 1995.


- ---------------------
(1)  SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS
STATEMENT.

     The Mission Bay Super 8 is currently owned by Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"). In mid-1995, the Company will acquire the Mission Bay Super 8 from Mission Bay pursuant to an asset acquisition agreement ("Mission Bay Acquisition Agreement") by which the Company will acquire the hotel assets of Mission Bay in exchange for its shares of Class A Common Stock ("Shares") and after which the Shares of the Company will be distributed to the limited partners of Mission Bay (the "Mission Bay Limited Partners") in a final liquidating distribution of Mission Bay. Grosvenor Hospitality Group, Inc. ("GHG"), the general partner of Mission Bay, will no longer manage the Mission Bay Super 8 after the acquisition. Instead, after the acquisition, Mission Bay Super 8 will be managed by All American Group, Inc. ("Manager"), an existing affiliate of AAG, at reduced fees. Upon the consummation of the acquisition of the Mission Bay Super 8, the Company will own five (5) Super 8 Hotels (the "Initial Hotels").

     Collectively, (i) the Company's acquisition of the Mission Bay Super 8 pursuant to the Mission Bay Acquisition Agreement, (ii) the Company's issuance of Shares of its Common Stock for cash in the Public Offering, and (iii) the Company's issuance of Shares and shares of its Class B Common Stock ("Subordinated Shares") to the existing Shareholders of the Company, in exchange for the Initial Shares, are referred to as the "Formation Transactions". Likewise, the offering by the Company of the Shares and the Subordinated Shares in the Formation Transactions is referred to as the "Offering".(2) The
Offering in the Formation Transactions is being effected at a constant dollar value of $10 per share (the "Exchange Value").

     The Company has entered into an advisory agreement (the "Advisory Agreement") with Host Funding, Inc., a Delaware corporation (the "Advisor"). Michael S. McNulty will be President of the Advisor. The Advisor will provide its expertise and strategic services to the Company and consequently the Company will be externally advised.(3) The Advisory Agreement may be canceled on sixty
(60) days notice by a majority by the Company's Board of Directors.

     To enable the Company to satisfy certain requirements for qualification as a REIT, the Company has leased the Hatfield Super 8s to Inn Fund, LLC, a Delaware limited liability company ("Lessee") pursuant to long-term operating leases providing for the payment of the Base Rent and Percentage Rent (the "Percentage Leases") to the Company.(4) The Company will also lease the Mission Bay Super 8 and any hotel properties acquired by the Company to Lessee pursuant to agreements identical in form (with variable Percentage Lease levels) to the Percentage Leases. The Percentage Leases are designed to allow the Company to participate in any future growth in revenues at such Initial Hotels.(5)

     The Initial Hotels will be, and any hotel properties acquired by the Company are expected to be managed by the Manager. Ian Gardner-Smith owns 70% of the stock of the Manager and Guy and Dorothy Hatfield own the remaining 30% of the stock of the Manager.

     The Company will enter into a Post-Formation Acquisition Agreement with Host Acquisition Group,


- ---------------------
(2)  See "Formation Transactions and Other Related Transactions -- Overview."

(3) See "Formation Transactions and Other Related Transactions -- The Advisor and The Advisory Agreement."

(4)  See "Formation Transactions and Other Related Transactions -- The Lessee."

(5)  See "Business and Properties -- The Percentage Leases."

a Delaware limited liability company (the "Acquisition Co.") whereby Acquisition Co. may earn a placement fee if and when Acquisition Co. brings future and incremental hotel acquisitions and/or private placements to the Company which the Company acts upon by unanimous consent of its Board of Directors including the unanimous consent of the Independent Directors. This contract may also be canceled by the unanimous consent of the Independent Directors of the Company's Board of Directors on sixty (60) days notice within six months after its adoption.

     The Formation Transactions are contingent upon the Shares of Common Stock of the Company to be issued in the Offering having been previously approved for listing on the American Stock Exchange on a "when issued" basis. Consequently, the Common Stock of the Company issuable in the Offering will be freely tradeable when received by the Limited Partners of Mission Bay. The Company intends to acquire additional hotel properties after the consummation of the Formation Transactions.

THE MISSION BAY ACQUISITION

     This Prospectus relates to the solicitation of consents from the 1,149 Mission Bay Limited Partners holding 6,600 Limited Partnership Units in Mission Bay. The Company has conditioned the effectiveness of the Mission Bay Acquisition upon the approval of Mission Bay Limited Partners holding at least 67% of the outstanding limited partnership interests. In addition, the Mission Bay Acquisition is conditioned upon not more than 5% of the Mission Bay Partners electing to be Dissenting Partners. (The Company can waive this 5% limitation).

THE PUBLIC OFFERING

     The Company's acquisition of Mission Bay will be accompanied by the concurrent closing of a Public Offering of 500,000 common Shares for $5,000,000 (i.e., a gross proceeds per share of $10). The Company will use the proceeds of this Public Offering to pay the expenses of the Formation Transactions, to pay off certain indebtedness on the Initial Hotels, and to provide for working capital for the Company.

BENEFITS OF THE FORMATION TRANSACTIONS

     The Company has proposed the Mission Bay Acquisition and the Public Offering primarily because these transactions would (i) result in substantially lower leverage and debt service requirements of the Initial Hotels, (ii) afford the Company's Shareholders the opportunity to obtain liquidity over time by taking advantage of the currently favorable public market valuation of REIT equity securities, (iii) broaden and diversify the business of the Initial Hotels through the acquisition of additional hotel properties, thereby reducing the dependence of the Company on the performance of any single asset or group of assets, and (iv) afford the Initial Hotels and the Mission Bay Limited Partners the opportunity to obtain the other expected benefits of the Formation Transactions. See "Background and Reasons for the Formation Transactions-Expected Benefits of the Formation Transactions."


RISK FACTORS

     AN INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS," INCLUDING THE FOLLOWING:

1. Risks affecting the hotel industry generally, and the Company's Initial Hotels specifically, that may adversely affect the Company's revenue and the amounts available for distribution to Shareholders, including:

     - HOTEL INDUSTRY RISKS: Investments in the hotel industry involve certain risks, such as potential losses of franchises, changes in demand for hospitality services, the need for capital replacements and improvements, the cyclical and seasonal nature of the industry and the dependence of the industry on general economic conditions.

     - DEPENDENCE ON LESSEE: In order to generate revenues to enable it to make distributions to Shareholders, the Company will rely on timely receipt of rental payments by the Lessee of any hotel properties acquired by the Company in the future together with the timely receipt of rental payments from the Initial Hotels. The failure of the Lessee to generate sufficient cash flow from the Initial Hotels to make lease payments under the Percentage Leases could adversely affect the ability of the Company to make anticipated distributions to Shareholders and its ability to meet the Company's operating expenses. The Lessee is a limited purpose entity which has been recently organized to lease and operate the Initial Hotels and pursuant to the Percentage Leases will be required to maintain only specified levels of net worth (equal to a minimum of nine months' Base Rent for each of their respective Initial Hotels) during the first five (5) years of the term of the Percentage Leases.

     - ECONOMIC CONDITIONS: Economic conditions which may adversely affect hotel investments generally and, more particularly, the demand for hospitality services, revenues of the Initial Hotels and the Lessee's ability to make lease payments from cash generated by the operation of the Initial Hotels;

     - COMPETITION: Intense competition, geographic concentration in the California, Illinois, Kentucky, and Missouri markets and specifically within the San Diego, California market, and the past and possible future over-building of hotel properties in general;

     - OVERHEAD COSTS: The effect of increases in labor costs, utilities, employee health insurance and other expenses on the Lessee's ability to make lease payments from cash generated by the operation of the Initial Hotels.

     - FUTURE CAPITAL INVESTMENTS: The need for future capital expenditures to preserve competitiveness and/or franchise licenses and the potential loss of such licenses;

2. The value at which the Initial Hotels were contributed to the Company and the terms of certain of the Formation Transactions were primarily established through current (i.e., December 1, 1994) independently prepared real estate appraisals performed by Arthur Andersen LLP, a major national consulting and accounting firm. After a short period of time, these appraised values may not reflect the then-current fair market values;

3. Conflicts of interest exist between the Company and certain of its Affiliates, including the Advisor, the Acquisition Co., the Lessee, and the Manager;

4. To maintain its status as REIT, the Company must distribute annually at least 95% of its taxable net income and, as a consequence, may be required to borrow funds to make additional investments or distributions; all of the Initial Hotels will be acquired by the Company subject to the existing mortgage indebtedness; should the Company fund future investments or distributions with borrowings, it may risk the loss of all or a portion of its assets through foreclosure if it is unable to meet its obligations with respect to the initial indebtedness or indebtedness subsequently incurred;

5. Tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT, and the Company's liability for federal and state taxes on its income in either such event, which could significantly adversely affect the Company's funds from operations ("Funds From Operations") and distributions to Shareholders;

6. Increase in interest rates, which may adversely affect the market price of the Common Stock and increase the cost of funds borrowed to make additional investments;

7. The fact that the Company has no experience operating as a REIT, and that it, the Advisor, the Acquisition Co. and the Lessee have been recently organized and have no operating history;

8. The substantial influence of, and reliance upon, Michael S. McNulty with respect to the day to day affairs of the Company;

9. Risks affecting the real estate industry generally that may adversely affect the value of the Initial Hotels and the market price of the Common Stock, including:

          -    relative illiquidity of real estate;

          -    potential uninsured or underinsured losses;

          - potential lability for unknown or future environmental liabilities; and

          -    increases in assessed values or property tax rates.

10. The restriction on ownership of Common Stock intended to help assure compliance with certain requirements related to continued qualification of the Company as a REIT, and certain other provisions in the Company's Charter and Bylaws, may have the effect of inhibiting a change of control of the Company even though such change of control could be beneficial to the Company's Shareholders;

11. The effect of any adverse developments in the business or prospects of any of the franchisors of the Initial Hotels that would impact the Company's Initial Hotels;

12. The potential adverse effect that the availability for future sale by Mr. Hatfield and his Affiliates of a significant number of Shares of Common Stock may have upon the market price of the Common Stock;

13. Base Rent under the Percentages Leases will not provide the Company with funds sufficient to enable it to make distributions at the anticipated initial distribution rate;

14. Had the Percentage Leases been in effect for the year ended December 31, 1994 for all the Initial Hotels, on a pro forma basis, after payment of all pro forma expenses, the Company would not have had funds sufficient to enable it to make distributions at the anticipated initial distribution rate;

15. The Company's financial plan for the years 1995 and thereafter relies heavily on increases in revenue and increases in net operating income being generated by each of the Initial Hotels, in order to enable it to make distributions at the anticipated initial distribution rate;

16. The Mission Bay Super 8 incurred a net loss (giving effect to an unrealized decline in value expense) in 1994;

17. As a REIT, the Company will be restricted in its ability to operate the Initial Hotels and any hotel properties acquired in the future. Although the Company intends to consult with the Lessee with respect to strategic business plans (including capital improvements, hotel repositionings and renovations) affecting the Initial Hotels and any hotel properties, the Lessee will be under no obligation to implement any of the Company's recommendations with respect to such matters. No assurance can be given that the Lessee will operate the Initial Hotels and any hotel properties successfully or in a manner which will maximize the Company's return on its investment in each such hotel property;

18. The Board of Directors has the ability to change the policies of the Company, including its investment, financing and distribution policies, without a vote of Shareholders, which could result in policies that do not reflect the interests of all Shareholders;

19. There has been no prior market for the Common Stock and there can be no assurance that an active trading market for the Common Stock will develop;

20. The market price of the Common Stock may be adversely affected by future or potential sales of Common Stock by parties acquiring Shares of Common Stock pursuant to the Formation Transactions. Certain of such parties are subject to restrictions for specified periods on the disposition of their Shares of Common Stock.

21. The REIT intends to be a hybrid operation in that it expects to make mortgage loans and participate in mortgage loans. Accordingly, the future operations of the REIT may be negatively impacted by risk and losses resulting from real estate lending activities.

22. A default on the Hatfield Note could cause a substantial loss to the Company, with the amount of such loss being a function of the then traded value and dividend yield of the Shares which the Company would reaquire pursuant to a pledge agreement associated with the Hatfield Note.

THE HOTEL INDUSTRY AND THE INITIAL HOTELS

     THE HOTEL INDUSTRY

     The United States hotel industry is experiencing cyclical growth. Since 1990, the hotel industry has experienced improved fundamentals as the annual rates of growth in demand for hotel rooms have exceeded the annual rates of growth in supply and annual average daily room rates ("ADR") have increased each year. According to Smith Travel Research, total U.S. room demand (average daily rooms rented for the year in 1993 increased by 3.6% over 1992 while total U.S. room supply (average daily rooms available for the year) in 1993 increased by only 1.0% over 1992. During each of the past ten quarters through June 30, 1994, the industry average occupancy, ADR and revenue per available room or suite ("REVPAR") for all U.S. hotels have increased, versus the comparable prior year period. Occupancy, ADR and REVPAR are the cost significant indicators of a hotel's revenue performance.

     The table set forth below contains information with respect to average occupancy, ADR and REVPAR for the United States hotel industry for the last five years:



TABLE 1                                      Years Ended December 31
                                   1990      1991      1992      1993      1994
                                   ----      ----      ----      ----      ----
Average hotel occupancy            61.8%     60.2%     61.9%     63.3%     65.2%
Annual%  growth in room supply     3.4%      2.5%      1.3%      1.0%      1.4%
Annual % growth in room demand     2.1%      0.0%      3.2%      3.6%      4.5%
ADR                                $58.49    $58.83    $59.65    $61.14    $63.77
REVPAR                             $36.15    $35.42    $36.92    $38.70    $41.58
% Change in REVPAR                 1.9%      (2.0)%    4.2%      4.8%      7.4%


     THE INITIAL HOTELS

     The four Hatfield Super 8s and the Mission Bay Super 8 constitute the five Initial Hotels. The four Hatfield Super 8s and the Hatfield Note were acquired from AAG by the Company effective April 1, 1995, at an Exchange Value of $6.9 million for 100 shares of Common Stock ("Initial Shares"). These 100 Initial Shares of Common Stock will, upon the closing of the Formation Transactions, be converted into 550,000 Shares of Class A Common Stock ("Shares") and 140,000 shares of Class B Common Stock ("Subordinated Shares") of the Company. The dividends on the Subordinated Shares will be subordinated to a $0.91 annualized dividend on the Shares. The Hatfield Super 8s are the Poplar Bluff Super 8 located in Poplar Bluff, Missouri, the Miner Super 8 located in Miner, Missouri, the Rock Falls Super 8 located in Rock Falls, Illinois, and the Somerset Super 8 located in Somerset, Kentucky. The Poplar Bluff Super 8 was opened in 1985, is located on 1.71 acres of land and has 63 rooms. The Miner Super 8 was opened in 1985, is located on 2.0 acres of land and has 63 rooms. The Rock Falls Super 8 was opened in 1985, is located on 2.45 acres of land and has 63 rooms. The Somerset Super 8 was opened in 1985, is located on 1.79 acres of land and has 63 rooms.

     As part of the Formation Transactions, in mid-1995, the Company will acquire Mission Bay Super 8 from Mission Bay and in exchange will offer 281,000 Shares of Common Stock in the Company (with an Exchange Value of $2,810,000) to the Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement. (The number of Shares will decrease proportionately by reason of the Dissenting Partners.) The Mission Bay Super 8 was opened in 1987, is located on
1.07 acres of land and has 117 rooms.

     The following table sets forth certain information with respect to the five Initial Hotels:



TABLE 2                  Twelve Months Ended December 31, 1994
                         -------------------------------------

     ($s in 000)                         Number                        Pro
                                        of Rooms                      Forma                         Revenue
                                        at             Pro Forma        Lessee  Average               Per
                              Year      December  Pro Forma   Lease     Net      Daily    Average   Available
Location            Opened      1994    Revenue   Payment   Income(2)  Rate     Occupancy  Room (3)
                    ------    ------    --------  --------- ---------  -------  ---------  -------- ---------
Hatfield Super 8s
- -----------------
Miner, MO                     1985      63        $846     $340      $49       $36.73   96.2%    $35.31
Poplar Bluff, MO              1985      63         619      228       52       $35.32   72.2%    $25.69
Rock Falls, IL                1985      63         708      269       35       $36.37   79.4%    $28.90
Somerset, KY                  1985      63         561      203       23       $34.62   67.6%    $23.63
                                        --        ----     ----      ---       ------   -----    ------
Subtotal                                252       2,734    1,040      158      $36.00   78.8%    $28.38
                                        ---       -----    -----     ----      ------   -----    ------
Mission Bay                   1987      117       $1,055   $  295    (25)      $42.40   54.9%    $23.18
                                        ---       ------   ------    ----      ------   -----    ------
Consolidated Totals                     369       $3,789   $1,335    $134
                                        ---       ------   ------    ----
                                        ---       ------   ------    ----
Weighted Averages                                                              $37.52   71.3%    $26.73
                                                                               ------   -----    ------
                                                                               ------   -----    ------


(1)  Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions of the
     Percentage Leases to the pro forma revenues of the Initial Hotels for the twelve month period as if January 1, 1994 were the beginning of the lease year.

(2)  Represents Lessee pro forma net income which includes a reduction for pro forma lease payments from the Lessee to the Company pursuant to the Percentage Leases.  See "The Initial Hotels and Lessee-Pro Forma Combined Statements of Operations".  Does not
     include a 4% of gross revenue replacement reserve which the lessee must set aside for capital improvements.

(3)  Determined by dividing room revenue by the number of available rooms.


- ---------------

GROWTH STRATEGY

     GENERAL

     The Company's growth strategy is to increase cash flow and enhance Shareholder value by acquiring additional existing hotels that meet the Company's investment criteria and by participating, through the Percentage Leases, in any growth in revenue at its Initial Hotels and subsequently acquired hotels.

     SELECTION OF INITIAL HOTELS

     The Company's selection of the Initial Hotels for acquisition was principally based on competitive position of each Initial Hotel in its market and the prospects for growth in revenues and property values of such hotel properties. In selecting the Initial Hotels, the Company considered a range of factors with respect to each Initial Hotel, including (i) the historical and projected cash flows, (ii) the estimated replacement cost and proposed acquisition price of each Initial Hotel, (iii) the availability of qualified lessees, (iv) the physical condition and potential for repositioning (including changing the franchise) or expansion or other physical improvements,
(v) the price segment, (vi) the growth potential of the market, and (vii) the strength of the particular affiliated national hotel organization, if any. In determining the Initial Hotels' competitive market position, the Company examined the proximity of each of the Initial Hotels to business, retail, academic and tourist attractions and transportation routes, the number and characteristics of competitive hotels within the Initial Hotel's market and the existence of any barriers to entry within that market, including zoning restrictions and financing constraints. In addition, the Company sought to select hotel properties which it believed would enhance the diversity of the portfolio of Initial Hotels in respect of location, license or franchise affiliation, lessee and price segment.

     PERCENTAGE LEASES/ INTERNAL GROWTH

     The Percentage Leases are designed to allow the Company to participate in any growth in revenues at the Initial Hotels, which the Company's management believes can be achieved through increases in both occupancy rates and ADR. During the term of each Percentage Lease, the Lessee will be obligated to pay
(i) the Base Rent (as defined herein) or Percentage Rent (as defined herein), and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Base Rent accrues and is required to be paid monthly. Percentage Rent is based on percentages of room and food and beverage rent revenues for each of the Initial Hotels. Percentage Rent (if any) is due quarterly; however, the Lessee will not be in default for non-payment of Percentage Rent due in any calendar year if the Lessee pays, within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year.

     The Company believes that the quality of hotel management will be a major factor in any future growth in Percentage Lease revenue from the Initial Hotels and in the hotel properties that may be acquired by the Company. The Initial Hotels will be, and any hotel properties which may be acquired by the Company for operation may be managed by Manager or independent unaffiliated management companies, subject to the supervision of the Lessee. The Lessee can also contract with a new independent unaffiliated management company. Manager operates limited-service hotels in the Midwestern United States, including all four of the Hatfield Super 8s in operation on December 31, 1994. Based upon information provided by Manager, the Hatfield Super 8s operated by Manager throughout 1994 had average occupancy, ADR and REVPAR of 78.8%, $36.00, and $28.38, respectively, for 1994.

     Combined REVPAR for the Hatfield Super 8s has increased from $24.45 for 1992 to $28.38 to 1994. (6) The Company expects that, since January 1, 1995 and prior to the closing of the Offering, between 1% and 4% of room revenues of the Hatfield Super 8s for such period will have been spent on upgrades and improvement of the Hatfield Super 8s. Management of the Company believes the growth in REVPAR at the Hatfield Super 8s reflects the impact that can result from improved management and stronger demand in the market area.


- ---------------------
(6)  See "Business and Properties -- The Hatfield Super 8s."

     A summary of the Percentage Leases with respect to the Initial Hotels is set forth below.



TABLE 3
                                                                                               Pro Forma Percentage
                                      Annual               Annual                              Rent for the Twelve
Hotel                               Base Rent       Percentage Rent Formula                   Months Ended 12/31/94
- -----                               ---------       -----------------------                   ---------------------
Hatfield Super 8s:
- -----------------
   MINER                             $293,000       35% YTD REVENUES PLUS 10% OF REVENUES            $340,310
                                                    OVER $500,000,PLUS AN ADDITIONAL 10%
                                                    OF REVENUES OVER $750,000, LESSBASE
                                                    RENT PAID YTD LESS PERCENTAGE RENT
                                                    PREVIOUSLY PAID YTD

   POPLAR BLUFF                      $216,000       35% YTD REVENUES PLUS 10% OF REVENUES            $228,488
                                                    OVER $500,000,PLUS AN ADDITIONAL 10%
                                                    BASE RENT PAID YTD LESS
                                                    OF REVENUES OVER $750,000, LESS
                                                    PERCENTAGE RENT  PREVIOUSLY PAID YTD

   ROCK FALLS                        $237,000       35% YTD REVENUES PLUS 10% OF REVENUES            $268,656
                                                    OVER $500,000, PLUS AN ADDITIONAL 10%
                                                    OF REVENUES OVER $750,000, LESS BASE
                                                    RENT PAID YTD LESS PERCENTAGE RENT
                                                    PREVIOUSLY PAID YTD

   SOMERSET                          $185,000       35% YTD REVENUES PLUS 10% OF REVENUES            $202,657
                                                    OVER $500,000, PLUS AN ADDITIONAL 10%
                                                    OF REVENUES OVER $750,000, LESS
                                                    BASE RENT PAID YTD LESS PERCENTAGE RENT
                                                    PREVIOUSLY PAID YTD

Mission Bay Super 8                  $281,000       28% YTD REVENUES PLUS 7% OF REVENUES             $295,349
- -------------------                                 OVER $1,350,000, PLUS AN ADDITIONAL 10%
                                                    OF REVENUES OVER $1,550,000, LESS BASE
                                                    RENT PAID YTD LESS PERCENTAGE RENT
                                                    PREVIOUSLY PAID YTD



     ACQUISITION STRATEGY/EXTERNAL GROWTH

     The Acquisition Co. will utilize its management's extensive experience in the hotel industry to identify for acquisition additional existing hotel properties that meet the Company's investment criteria. The Company intends to place particular emphasis on the acquisition of additional high quality, limited service hotels throughout the United States. The Company may, however, consider hotel properties in the up-scale and mid-scale market segments in any portion of the United States. Management of the Acquisition Co. believes that, in the near term, the Company will have opportunities to acquire additional existing hotels, at attractive prices because of both its unique structure and its access to capital markets. Potential sellers of hotel properties now include not only hotel operators but also financial institutions and government agencies that assumed control of such properties in distressed situations.

     Additional investments by the Company may be financed, in whole or in part, from borrowings, subsequent issuances of Common Stock or other securities, or cash flow; however, because the Company must distribute annually at least 95% of its taxable net income to maintain its REIT status, cash flow available for investment may be limited. After the Offering, the Company may seek to implement a subsequent private placement of its Common Stock with a view towards generating net cash proceeds from such an offering sufficient to discharge all or some material part of the Company's indebtedness. Such net cash proceeds may also be able to finance additional acquisitions by the Company.

     POSSIBLE REFINANCING STRATEGY

     After the Offering, the Company may seek to implement additional public offerings and/or private placements of its Common Stock with a view towards generating net cash proceeds from such offerings sufficient to repay a portion or all of its indebtedness and funding additional acquisitions of hotel properties.

     DEVELOPMENT STRATEGIES

     The Company intends to emphasize hotel property acquisitions over development in pursuing its growth strategies. However, the Company may in the future consider the development of hotel properties. More particularly, the Company may make participating mortgage loans and/or enter into sale/leaseback transactions with respect to its new acquisitions.

FORMATION TRANSACTIONS

     The principal transactions in connection with the formation of the Company and the acquisition of the Initial Hotels (collectively, the "Formation Transactions"), will be as follows: (7)

     - The Company acquired the Hatfield Super 8s as a result of the acquisition of certain assets. Pursuant to the Contribution and Assumption Agreement, the AAG Partners received Common Stock of the Company upon the consummation of the Contribution and Assumption Agreement in exchange for the Hatfield Super 8s and a note in the amount of $1,805,675 from Guy E. Hatfield (the "Hatfield Note"). The Contribution and Assumption Agreement was approved by the AAG Partners. While the actual transfers of property pursuant to the Contribution and Assumption Agreement occurred in April, 1995, the effective date of this transaction between the parties thereto was April 1, 1995.

     - The Hatfield Note is a secured promissory note in the amount of $1,805,675 dated March 31, 1995, which obligates the AAG Partners to make interest and principal payments to AAG. The note provides for quarterly interest payments at 10% per annum and a balloon principal payment on March 31, 2000. The Hatfield note was subsequently assigned by AAG to the Company effective April 1, 1995. The Hatfield Note is secured by interests in real property which have an appraised value in excess of the value of the Hatfield Note and a pledge of 26.2 Initial Shares of the Company. Upon the close of the Formation Transactions, the Hatfield Note will be secured by 180,780 Class A Shares of the Company's Common Stock.

     - The Mission Bay Super 8 is currently owned by Mission Bay. In mid-1995, the Company will acquire the Mission Bay Super 8 from Mission Bay pursuant to the Mission Bay Acquisition Agreement by which the Company will acquire the hotel assets of Mission Bay in exchange for Common Stock of the Company and after which the Common Stock of the Company will be distributed to the Mission Bay Limited Partners in a final liquidating distribution of Mission Bay.

- --------------------
(7)  See generally "Formation Transactions and Other Related Transactions."

     - In order to adopt the Mission Bay Acquisition Agreement, Mission Bay must secure the approval of (i) GHG; and (ii) the partners holding at least 67% of the outstanding limited partner interests of Mission Bay. In addition, the Company's acquisition of Mission Bay is conditioned upon not more than 5% of the Mission Bay Partners exercising their rights to become "Dissenting Partners". The Company may in its discretion, waive the 5% limitation. The Company's acquisition of the Mission Bay Super 8 has been structured to afford Dissenting Partners the dissenters' rights contained in the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their interest in Mission Bay in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering up to 5% of the Limited Partners the ability to become Dissenting Partners with the right to receive the appraised value of their interest in Mission Bay (adjusted for certain financial transactions) in the form of cash (up to an aggregate of $140,500, subject to increase by the Company in its sole discretion). The acquisition of the Mission Bay Super 8 by the Company has also been structured to comply with the other protections afforded by the Thompson-Killea Act.

     - In addition, concurrent with the issuance of Common Stock of the Company for the Mission Bay Super 8, the Company will issue its Common Stock in a public offering (the "Public Offering") with a required gross cash offering proceeds of $5 million.

     -    The Company will enter into an Advisory Agreement with Advisor.

     - The Company will enter into a Post-Formation Acquisition Agreement with Acquisition Co.

     - In order for the Company to qualify as a REIT, the Company cannot operate hotels directly. Therefore, the Company will lease the Initial Hotels to the Lessee for a term of fifteen years pursuant to Percentage Leases which provide for rent equal to the greater of Base Rent or Percentage Rent. The Lessee will hold the franchise license for each Hatfield Super 8 with a Franchise Agreement now in place and will contract the Manager to manage the Initial Hotels on its behalf. Under each Percentage Lease, the Lessee will be obligated (i) to pay the costs of real estate and personal property taxes, and property insurance, (ii) to fund from reserves the periodic replacement or refurbishment of furniture, fixtures and equipment which may be required for the retention of the franchise licenses. The Lessee will also be responsible for routine maintenance and repair expenditures and for the cost of liability insurance with respect to the operation of the Initial Hotels.

     - The Lessee may transfer its interest and some or all of the Percentage Leases to third party lessees provided that those new lessees satisfy certain minimal financial requirements.

     - The Lessee will enter into a management contract with Manager relating to the Initial Hotels. Pursuant to the Management Agreements, Manager will provide the day-to-day hotel management services at the Initial Hotels, subject to the supervision of the Lessee.

     - The Lessee will enter into new franchise agreements with the Super 8s relating to the Initial Hotels.

     Following consummation of the Formation Transactions, the structure and relationships among the Company, the Initial Hotels, Advisor, the Acquisition Co., the Lessee, and Manager will be as follows:


                    REIT Shareholders
- -------------------------------------------------------------------------------

     Former                              Public
     Mission Bay    Hartfield           Offering
     Partners       Affiliates          Purchasers

     281,000        550,000             500,000
     Shares         Shares              Shares

                                                       HOST FUNDING
                    140,000                            ADVISORS, INC.
                    Subordinated                       (the "Advisor")
                    Shares


                                             Advisory Agreement

                                      REIT

                               HOST FUNDING, INC.
                                 (the "Company")



               Percentage Leases             Post-Formation
                                             Acquisition
                                             Agreement

     INN FUND, LLC
     (the "Lessee")



          Management                         HOST ACQUISITION GROUP, LLC
          Agreements                         (the "Acquisition Company")



     ALL AMERICAN GROUP, INC.
       (the "Manager")

                            DESCRIPTION OF DIAGRAM
                            ----------------------

     Moving clockwise from the top left corner, this diagram depicts the Formation Transactions (which are fully described in this Prospectus Consent/ Solicitation Statement). The Company will transfer 281,000 Shares to the Former Mission Bay Partners in exchange for their Limited Partnership interests.
Mr. Hatfield and his Affiliates will receive 550,000 Shares and 140,000 Subordinated Shares from the Company in exchange for the Hatfield Super 8's. The Company will sell 500,000 Shares in the Public Offering. Host Funding Advisors, Inc., and the Company will enter into the Advisory Agreement. Host Acquisition Group, LLC, and the Company will enter into the Post-Formation Acquisition Agreement. Inn Fund, LLC, and the Company will enter into the Percentage Leases with respect to each of the Initial Hotels. Finally, All American Group, Inc., and Inn Fund, LLC, will enter into the Management Agreements with respect to each of the Initial Hotels.

     As a result of the Formation Transactions, Mr. Hatfield and his Affiliates will receive the following benefits, among others:

     - the Common Stock of the Company received by Mr. Hatfield and his Affiliates will be more liquid than their prior equity interests in the Company;

     - the Company's Common Stock which Mr. Hatfield and his Affiliates will possess after the Formation Transactions will constitute a majority of voting rights. The net proceeds of the Public Offering will be used in part to pay off debt which Mr. Hatfield and his Affiliates have personally guaranteed;

     - the Lessee, 7.5% of the Common Stock of which is owned by Mr. Hatfield, will be entitled to all profits and cash flow from the Initial Hotels after payment of rent under the Percentage Leases, management fees and other operating expenses (8);

     - the Manager, 30% of the Common Stock of which is owned by Mr. Hatfield and his Affiliates, will be entitled to all profits and cash flow from the Management Agreements covering the Initial Hotels after payment of all expenses incurred by the Manager in rendering services to the Lessee according to the terms of the Management Agreements (9); and

     As a result of the Formation Transactions, the Mission Bay Limited Partners and Affiliates of Mission Bay will receive the following benefits, among others:

     - the Common Stock of the Company received by Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement will be more liquid than their prior equity interests in Mission Bay;

     - the Exchange Value of the Common Stock to be offered to the Mission Bay Limited Partners is $2,810,000. The aggregate fair market value of the contributed net assets and liabilities of Mission Bay in the Mission Bay Super 8 at December 31, 1994 was approximately $2,810,000, before adjustment for the Formation Transactions.

     As a result of the Formation Transactions, the purchasers of the Company's Common Stock in the Public Offering may receive the following benefit, among others:

     - the Exchange Value (i.e., the gross purchase price) for the Common Stock purchased in the Public Offering of $10.00 per share may be less than the price of the Common Stock on the AMEX when it is first traded;

     Management of the Company believes the Formation Transactions will have various beneficial effects on the operation of the Initial Hotels and the lease revenue of the Company after the closing of the Offering, including:


- --------------------
(8)  See "Formation Transactions and Other Related Transactions -- The Lessee."

(9)  See "Formation Transactions and Other Related Transactions -- The Lessee."

     - the reduction of debt service and the modification of the various Management Agreement terms with respect to the Initial Hotels will result in a greater amount of cash available for distribution than would be available to the Company's Shareholders if debt service were not eliminated and the terms of such Management Agreements were not modified; and

     - access to the public capital markets and other financing alternatives, including the ability to issue additional equity or debt securities, will enhance the Company's ability to fund future investments in hotel properties.

     The Formation Transactions may have certain disadvantages for the investors who acquire the Company's Common Stock in the Offering, including:

     - the value at which the Hatfield Super 8s were acquired by the Company and the terms of certain of the Formation Transactions were not established through arms-length negotiations and, accordingly, may not reflect fair market values or terms;

     - Mr. Hatfield and his Affiliates may have conflicts of interest with respect to the Formation Transactions and the operation and disposition of the Initial Hotels, and Mr. Hatfield and his Affiliates will continue to have significant influence over the affairs of the Company and the operation of the Initial Hotels as managers and officers of the Manager;
     (10)

     - Messrs. Gardner-Smith, McNulty and other Affiliates of the Advisor and the Acquisition Co. will have conflicts of interest with respect to the Formation Transactions and the operation and growth of the Company and they will continue to have significant influence over the affairs of the Company by reason of their management and control of the Advisor and the Acquisition Co.;

     - the Common Stock issued in the Offering may decline significantly in value below the Exchange Value of $10.00 per share when the Common Stock is traded on the AMEX;

THE COMPANY'S RELATED PARTIES -- THE ADVISOR, THE ACQUISITION CO., THE LESSEE AND THE MANAGER

     THE COMPANY: HOST FUNDING, INC.

     The Company will be governed by a three person Board of Directors. The two Independent Directors will be Don W. Cockcroft and William Birdsall. The non-Independent Director will be Michael S. McNulty. Mr. McNulty will be the President and Treasurer of the Company. Michael P. Fedynyshyn will be the Vice President and Secretary of the Company.

     THE ADVISOR:  HOST FUNDING ADVISOR, INC.

     The Advisor is a newly-formed Delaware corporation. Mr. McNulty will be the President and Treasurer of the Advisor and Mr. Ian Gardner-Smith will serve as the Advisor's Secretary. All of the stock of the Advisor is owned by Hotel Mortgages Resources Corp, a Maryland corporation which is controlled by Ian
Gardner-Smith ("HMR").   The Company has entered into an Advisory Agreement with
the Advisor


- --------------------
(10) See " Risk Factors -- Conflicts of Interest", "The Company in General -- Potential Dilution", and "Formation Transactions and Other Related Transactions."

pursuant to which the Advisor will provide its management and strategic business services to the Company. The base advisory fee is $60,000 per year and the contract may be canceled by the Company on sixty (60) days notice. (11)

     THE ACQUISITION CO.:  HOST ACQUISITION GROUP, LLC

     Host Acquisition Group, LLC, a Delaware limited liability company, is the acquisition company (the "Acquisition Co."). Ian Gardner-Smith is President and
Secretary of the Acquisition Co.   HMR holds 93.4% of the membership interest in
the Acquisition Co. and Paul K. Richey holds 6.6% of the membership interest in the Acquisition Co. The Company has entered into a Post-Formation Acquisition Agreement with the Acquisition Co. pursuant to which the Acquisition Co. will be paid up to a 6% placement fee payable in Common Stock of the Company for services in connection with the acquisition of additional (new and incremental) hotel properties and/or for structuring cash private placements of the Company's Common Stock. No fees will be paid to the Acquisition Co. with respect to any aspect of the Formation Transactions. The Post-Formation Acquisition Agreement may be canceled by the Company on sixty (60) days notice within the first six months of its existence. (12)

     THE LESSEE:  INN FUND, LLC

     The Lessee is a Delaware limited liability company, the membership interests of which is owned 7.5% by Guy E. Hatfield and 92.5% by Mr. Gardner-Smith. Accordingly, Mr. Hatfield and his Affiliates will own less than 10% of the equity interest in the Lessee. Ian Gardner-Smith is the CEO and Treasurer of the Lessee. The Lessee has leased each of the Hatfield Super 8s from the Company pursuant to the Percentage Leases and will lease the Mission Bay Super 8 pursuant to a lease agreement identical in form to the Percentage Leases. The Lessee will not have substantial capitalization and its principal assets will consist of inventory, supplies and nominal cash needed in the operation of the Initial Hotels, its rights and benefits under the Percentage Leases, the franchise licenses for the Initial Hotels, and the promissory notes of the members equal to nine months' Base Rent due the Company under the Percentage Leases. Due to the lack of a substantial net worth separate from its leasehold interest in the Initial Hotels, the Lessee's ability to make lease payments under the Percentage Leases will be primarily dependent upon the generation of sufficient cash flow from the operation of the Initial Hotels. The Percentage Leases require, however that during the first five (5) years of the term of each Percentage Lease the Lessee have a minimum net worth equal to nine months' Base Rental payments. (13)

     THE MANAGER:  ALL AMERICAN GROUP, INC.

     The Manager is a Delaware corporation, 70% of the stock of which is owned by Mr. Gardner-Smith and 30% of the stock of which is owned by Mr. Hatfield and his Affiliates. Mr. Hatfield will be the President of the Manager. Emily Groce is the Treasurer of the Manager and Mr. Gardner-Smith is the Vice President


- --------------------
(11) See "Formation Transactions and Other Related Transactions -- The Advisor and The Advisory Agreement."

(12) See "Formation Transactions and Other Related Transactions -- The Acquisition Co. and The Placement Agreement."

(13) See "Percentage Leases."

and Secretary of the Manager. The Hatfield Super 8s are currently managed by the Manager and, following the closing of the Offering, all of the Initial Hotels will be managed by Manager on behalf of, and subject to the supervision of, the Lessee. New Management Agreements have been entered into between the Lessee and the Manager with respect to the Hatfield Super 8s and a new management agreement identical in form to the Management Agreements will be entered into between the Lessee and the Manager with respect to the Mission Bay Super 8. The Management Agreement with respect to the Initial Hotels or any hotel properties may be terminated by the Lessee if Manager fails to meet certain performance criteria measured against the annual operating budget for the hotel, unless Manager elects to fund a portion of such shortfall. In its capacity as manager, the Manager will hire, train and supervise all on-site employees and utilize its reservation and yield-management system in the development and implementation of detailed business and marketing plans and budgets for each Initial Hotel and in performing the day-to-day accounting and management functions necessary for the efficient operation thereof.

     Pursuant to the Management Agreements with Manager, as modified, the Lessee will pay to Manager a base management fee of 3% of adjusted gross revenues from the Initial Hotels. In addition to the base management fee, the Lessee will pay Manager an accounting fee of $100 per guest room per year and an incentive fee, equal to 20% of the Lessee's net operating income. The Lessee has agreed to engage Manager to manage, upon similar terms, any hotel properties leased by the Lessee from the Company.

DISTRIBUTION POLICY

     The Company hopes to make regular quarterly distributions to Shareholders of Common Stock initially equal to $0.2275 per share, which, on an annualized basis, is expected to be equal to $0.91 per share. The Subordinated Shares will participate in dividends in any calendar quarter once the Shares have received $0.2275 per share. It is anticipated that the Shares will initially receive a $.91 per share annualized dividend. On a pro forma basis, such distributions would represent approximately 98% of the Company's estimated cash available for distribution and 95% of the Company's Funds From Operations for the last six months of 1995. It is further anticipated that the Subordinated Shares will initially receive a $0.75 per share annualized dividend. Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered an alternative to net income as an indicator of the Company's operating performance or to cash flow as a measure of liquidity. Approximately 45.5% of the distributions by the Company initially will be received (directly or indirectly) by Mr. Hatfield and Mr. Hatfield and his Affiliates. The first distribution, for the period from the closing of the Offering to September 30, 1995, is expected to be $0.2275 per share. The Company estimates that approximately 15% (or $0.12 per share) of the assumed initial 12 month distribution per share will represent a return of capital for federal income tax purposes. The Company established the initial distribution rate based upon estimated cash available for distribution, the pro forma condensed statement of operations and pro forma Funds From Operations of the Company as of, and for the twelve month period ended, December 31, 1994. (14) The Company believes that such historical financial information, with pro forma adjustments, provides a reasonable basis for setting the initial distribution rate. However, no assurance can be given that this level of estimated adjusted cash available for distribution will be achieved in the future, and actual distributions may be significantly different from expected distributions. The foregoing notwithstanding, distributions by the Company will be at the discretion of the Board of Directors and will depend on a number


- --------------------
(14) See "The Company in General -- Distribution Policy" for information regarding the basis for determining the initial distribution rate and " -- Selected Financial Information" for information regarding cash flows provided by operating, investing and financing activities.

of factors, including the Company's actual cash available for distribution, the Company's financial condition, the Company's capital requirements, and the federal income tax requirement that in general a REIT must distribute annually at least 95% of its net taxable income and such other factors as the Company's Board of Directors deems relevant.

TAX STATUS

     The sale of the Mission Bay Super 8 by Mission Bay in exchange for the Company's Common Stock will be a taxable transaction which will generate a taxable loss to Mission Bay. The extent to which a Mission Bay Limited Partner may utilize its distributive share of the partnership loss (and the character of such loss as a capital loss or an ordinary loss) will depend on various factors, including the adjusted basis of the partnership interest to such Mission Bay Limited Partner, whether such Mission Bay Limited Partner is an individual, a pension plan or an individual retirement account.

     MISSION BAY LIMITED PARTNERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PRECISE TAX TREATMENT TO THEM RESULTING FROM THIS TRANSACTION.

     The Company intends to make an election to be taxed as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its first taxable year ending December 31, 1995. If the Company qualifies for taxation as a REIT, the Company (subject to certain exceptions) will not be subject to federal income taxation, at the corporate level, on its taxable income that is distributed to the Shareholders of the Company. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. Failure to qualify as a REIT would render the Company subject to tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the Shareholders in any such year would not be deductible by the Company. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status, the Company has obtained the opinion of its legal counsel that it will qualify for REIT status, which opinion is based on certain assumptions and representations and is not binding on the IRS or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Charter imposes restrictions on the transfer of shares of Common Stock. The Company intends to adopt the calendar year as its taxable year. (15)


- --------------------
(15) See "Risk Factors -- Tax Risks", " -- Anti-takeover Effect of Ownership Limit, Staggered Board and Power to Issue Additional Stock", "Federal Income Tax Considerations -- Taxation of the Company", "The Company's Capital Stock -- Description of Securities", and " -- Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

THE OFFERING


Common Stock offered by the Company

     SHARES:
     For Mission Bay Hotel                             266,950 Shares
       (Assuming 5% Dissenting Partners)
     For Cash in Public Offering                       500,000 Shares
       (Issued to Public Offering purchasers)
     For a portion of Company's Initial Shares         550,000 Shares
        (Issued to Mr. Hatfield and his Affiliates)
     For Directors                                     30,000 Shares
        (10,000 Shares per Director)                   ------
     Total Class A Shares                              1,346,950 Shares

     SUBORDINATED SHARES:
     For a portion of Company's Initial Shares           140,000 Shares
       (Issued to Mr. Hatfield and his Affiliates)     ---------

     Total Shares and Subordinated Shares              1,486,950 Shares
                                                       ---------
                                                       ---------

Common Stock to be outstanding after the Offering. . . . . 1,486,950 Shares (16)

Use of Cash Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .$5,000,000


Sales Commission on Offering                       $500,000
Total Costs of Formation Transactions               296,000
Mortgage Payoffs/Paydown:
     Miner - pay off                    1,114,000
     Somerset - pay off                 1,160,000
     Poplar Bluff - pay off               901,000
     Rock Falls - pay down (Partial)      638,000
                                        ---------
Total Payoffs                                     3,813,000
Mission Bay Dissenter's Rights Provision            140,500
Working Capital Reserve                             250,500
                                                  ----------

          Total                         $5,000,000
                                        ----------
                                        ----------

American Stock Exchange symbol . . . . . . . . . . . . . . . . . . . . . . "HFN"


- --------------------
(16) Includes 766,950 Shares (assuming 5% Dissenting Partners) to be issued in the Offering to Mission Bay and the Public Offering, and 690,000 Shares and Subordinated Shares to be issued to Mr. Hatfield and his Affiliates in exchange for their existing 100 Initial Shares in the Company, and an aggregate of 30,000 Shares to be issued 10,000 each to the three Directors of the Company in lieu of cash directors' fees. See "Management and Various Policies and Objectives -- Executive Compensation", " -- Compensation of Directors", and "Formation Transactions and Other Related Transactions -- Principal Shareholders."

SUMMARY FINANCIAL DATA

     The following tables set forth unaudited summary pro forma financial information for the Company and unaudited summary pro forma financial information for the Initial Hotels and Lessee and summary combined historical financial information for the Initial Hotels. Such data should be read in conjunction with the financial statements and the Notes thereto which are contained elsewhere in this Prospectus. The pro forma operating information for the Company and for the Initial Hotels and Lessee is presented as if the consummation of the Formation Transactions had occurred on January 1, 1994. The pro forma balance sheet data is presented as if the consummation of the Formation Transactions had occurred on December 31, 1994.


TABLE 4                                      Host Funding, Inc.
                                   Summary Pro Forma Financial Data (1)
                                 (in thousands, except for per share data)
                                                (unaudited)

                                                  Year
                                                  Ended
                                                  12/31/94
                                                  --------
SUMMARY OF OPERATIONS DATA:
Revenues:
  Lease revenue (2)                              $1,335
  Interest income (3)                                            212
                                                                 ---
    Total revenues                               $1,547
                                                 ------

Expenses:
  Interest expense                                   90
  Depreciation and amortization                     184
  Advisory fee (4)                                   60
  General and administrative (5)                    210
  Amortization of share purchase plan costs (6)      54
                                                 ------
    Total expenses                                  598
                                                 ------
 Net income applicable to
    common shareholders (7)                        $949
                                                 ------
                                                 ------

Per share information:
  Net income per common share                     $0.64
                                                 ------
                                                 ------

  Weighted average number of
    common shares outstanding                     1,488
                                                 ------
                                                 ------
BALANCE SHEET DATA:
Investment in hotel properties, at cost          $5,510
Current assets                                      250
Mortgage note receivable                          1,806
Other assets                                         30
                                                 ------
  Total assets                                   $7,596
                                                 ------
                                                 ------

Total debt                                        $ 356

Shareholders' equity                             $7,240
                                                 ------
  Total liabilities & shareholders' equity       $7,596
                                                 ------
                                                 ------


TABLE 4 (CON'T)



                                                      Initial Hotels and Lessee
                                               Summary Pro Forma Financial Data(1)(10)
                                                           (in thousands)
                                                             (unaudited)

                                                  Pro Forma Year Ended December 31, 1994
                                                  --------------------------------------
                                                            Hatfield Super 8s
                                                            -----------------

                                              Rock                        Poplar             Mission
                                             Falls     Miner  Somerset     Bluff  Subtotal       Bay     Total
OTHER DATA:
Funds from Operations (8)                                                                               $1,187
Net cash used in investing activities (9)                                                                    0
Net cash used in financing activities (10)                                                              $1,163
Weighted average number of
  common shares outstanding                                                                              1,407

PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenues:
  Room revenue                                $664      $812      $543      $591    $2,610      $990    $3,600
  Other revenue                                 44        34        18        28       124        65       189
                                               ---       ---       ---       ---     -----     -----     -----
    Total revenue                              708       846       561       619     2,734     1,055     3,789
                                               ---       ---       ---       ---     -----     -----     -----
Expenses:
  Hotel operating expenses (11)               $405       457       336       338     1,536       784    $2,320
  Percentage Lease payment                     269       340       203       228     1,040       295     1,335
                                               ---       ---       ---       ---     -----     -----     -----
    Total expenses                             674       797       539       566     2,576     1,079     3,655
                                               ---       ---       ---       ---     -----     -----     -----

Lessee net income                             $ 34       $49       $22       $53     $ 158     ($ 26)   $  134
                                              ----       ---       ---       ---     -----     ------   ------
                                              ----       ---       ---       ---     -----     ------   ------

ACTUAL STATEMENT OF OPERATIONS DATA:
Revenues:
  Room revenue                                $664      $812      $543      $591    $2,610      $990    $3,600
  Other revenue                                 44        34        18        28       124        65       189
                                               ---       ---       ---       ---     -----     -----     -----
    Total revenue                              708       846       561       619     2,734     1,055     3,789
                                               ---       ---       ---       ---     -----     -----     -----

Expenses:
  Hotel expenses                               418       474       347       350     1,589       816     2,405
  Depreciation and amortization                 34        37        33        35       139        85       224
  Interest expense                             102       108       102        88       400         0       400
  Provision for loss                                                                           1,535     1,535
                                              ----------------------------------------------------------------
    Total expenses                            $554      $619      $482      $473    $2,128    $2,436    $4,564
                                              ----------------------------------------------------------------
Net income (loss)                             $154      $227       $79      $146    $  606   ($1,381)    ($775)
                                              ----      ----       ---      ----    ------   -------     -----
                                              ----      ----       ---      ----    ------   -------     -----


Notes to Pro Forma Financial Data

(1) The pro forma information does not purport to represent what the Company's or the Initial Hotels' and the Lessee's financial position or results of operations would actually have been if the consummation of the Formation Transactions had, in fact, occurred on such dates, or to project the Company's or the Initial Hotels' and Lessee's financial position or results of operations at any future date or for any future period.

(2) Represents lease payments from the Lessee to the Partnership calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the pro forma room revenues. See "Initial Hotels and Lessee - Pro Forma Combined States of Operations."

(3)  Represents investment income on mortgage note receivable.


                                 21






(4)  Represents initial fee due under advisory agreement.

(5) Estimated at $210,000 annually for executive compensation, legal and audit and other expenses.

(6) Represents amortization of unearned directors compensation (30,000 Shares at $1.80 per share).

(7) Assumes no federal or state income taxes will be due due to qualification as a REIT.

(8) Represents Funds From Operations of the Company, on a consolidated basis. Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trust, Inc. ("NAREIT"), Funds From Operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. For the periods presented, depreciation, and amortization of unearned directors compensation were the only non-cash adjustments. Funds From Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating investing or financing activities as a measure of liquidity Funds From Operations represents cash flows from operations because there are no pro forma working capital adjustments. Funds From Operations does not reflect cash expenditures for capital improvements or debt service with respect to the Initial Hotels. Under the Percentage Leases, the Lessee is obligated to pay the costs of real estate and personal property taxes, of property insurance and of maintaining underground utilities and structural elements of the Initial Hotels, and to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the Initial Hotels.

(9) Represents historical improvements and additions to hotel properties which are assumed to equal improvements and additions to hotel properties on a pro forma basis. Lessee is responsible for improvements or additions to the hotel property.

(10) Represents pro forma initial dividends to be paid based on cash flow available for distribution of $0.83 per share for Class A Common Shares and remaining available cash flow for distribution to Class B Common Shares (1,346,950 Class A shares and 140,000 Class B shares) plus pro forma principal payments on the Rock Falls, Illinois debt of $44,571.

(11) Pro forma amounts as if (i) the Lessee recorded and paid real and personal property taxes and property insurance as contemplated by the Percentage Leases and does not reflect the current or future impact of the 4% replacement reserve and (ii) the Formation Transactions occurred on January 1, 1994.

- --------------------

THE MISSION BAY PARTNERSHIP AND ITS HOTEL

     Motels of America Series IX, a California Limited Partnership, ("Mission Bay") was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. Mission Bay sold 6,600 limited partnership interests at a public offering price of $1,000 each commencing November 19, 1986 pursuant to a Registration Statement on Form S-18 under the Securities Act of 1933 (Registration 33-9075-LA). The offering of $6,600,00 was fully subscribed and closed on June 15, 1987.

     Guy E. Hatfield was the original Managing General Partner of Mission Bay. Mr. Hatfield held 32.79% of the general partner interests and Mr. Ian Gardner-Smith held 9.89% of the general partner interests. The other 57.3% of general partner interests were held by various other individuals. On January 1, 1990, the general partners of Mission Bay sold their general partner interests to GHG and the name of the partnership was changed to "Mission Bay Super 8, Ltd.". Since January 1, 1990, the Mission Bay Super 8 has been operated pursuant to a management agreement with GHG. Mission Bay has no employees, and is not subject to any legal proceedings.

     There is no public trading market for Mission Bay's limited partnership interests. There were approximately 1,149 holders of Mission Bay's 6,600 limited partnership interests as of December 31, 1994.

Cash distributions to holders of limited partnership interests totaled $180,000 ($27.27 per interest) in 1994 and $162,000 ($24.55 per interest) in 1993.
Arthur Andersen valued Mission Bay's investment property at $2,810,000 as of December 1, 1994. Because of a significant decrease in the market value of the Mission Bay Super 8, management elected to writedown Mission Bay's investment property to its appraised value of $2,810,000 as of December 1, 1994.

VOTING PROCEDURES

     This Prospectus, together with the accompanying Transmittal Letter, the Partner Consent, the Statement of Election and the Power of Attorney (the Transmittal Letter, the Partner Consent, the Statement of Election and the Power of Attorney are referred to collectively as the "Consent Form," forms of which are attached hereto at Appendix A), constitute the Solicitation Materials being distributed to the Partners to obtain their votes "for" or "against" Mission Bay's approval of the Mission Bay Acquisition.

     In order to approve the Mission Bay Acquisition, (i) the Partners of Mission Bay holding either all or at least 67% of the outstanding limited partner interests and the general partner of Mission Bay must approve the Mission Bay Acquisition. Each Partner, therefore, should complete and return the Consent Form before the expiration of the Solicitation Period. The Solicitation Period is the time period during which the Partners may vote "for" or "against" the Mission Bay Acquisition. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Partners (on or about _________, 1995) and will continue until the later of (a) _________, 1995 (a date not less than 30 calendar days from the initial delivery of the Solicitation Materials) or (b) such later date as may be selected by the Company and as to which notice is given to the Partners. At its discretion, the Company may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond December 31, 1995. Any Consent Form received by the information agent (the "Information Agent") prior to 11:59 p. m. Pacific time on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly completed and signed. Once completed, signed and returned, a Consent Form will be irrevocable, regardless of the amount of time remaining in the Solicitation Period.

DISSENTERS' RIGHTS

     The Mission Bay Acquisition has been structured to afford Dissenting Partners the dissenters' rights contained the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their Interest in Mission Bay in the form of cash, freely tradeable securities or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering Dissenting Partners the right to receive the appraised value of their interests in Mission Bay (adjusted for outstanding indebtedness) (the "Adjusted Appraised Value") in the form of cash (up to an aggregate of $140,500, subject to increase by the Company in its sole discretion). Accordingly, the Adjusted Appraised Value will not change. The Mission Bay Acquisition has also been structured to comply with the other protections afforded in the Thompson-Killea Act.

COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES

     The Mission Bay Acquisition will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state blue sky or securities authority imposes any restriction upon or prohibits any aspect of the transactions contemplated by the Formation Transactions, which in the judgment of the Company, renders the Formation Transactions undesirable or impractical.

                                  RISK FACTORS


     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before acquiring Shares of the Company's Common Stock in the Offering.

HOTEL INDUSTRY RISKS

     OPERATING RISKS

     The Initial Hotels are subject to all operating risks common to the hotel industry. These risks include, among other things, intense competition from other hotels; over-building in the hotel industry which has adversely affected occupancy, ADR and REVPAR in recent years; increases in operating costs due to inflation and other factors, which increases have not in recent years been, and may not necessarily in the future be, offset by increased room rates; dependence on business and commercial travelers and tourism; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. Such factors could adversely affect the Lessees' ability to make lease payments and, consequently, the Company's ability to make expected distributions to Shareholders. Further, a decrease in room revenues, would result in decreased revenues to the Company under the Percentage Leases on the Initial Hotels and decreased amounts available for distribution to the Company's Shareholders. (17)

     COMPETITION

          (i) Competition for Guests. The hotel industry is highly competitive. Each of the Initial Hotels experiences competition primarily from other similarly priced hotels in its immediate vicinity, but each also competes with other hotel properties in its geographic market. Some of the competitors of the Initial Hotels have substantially greater marketing and financial resources than the Company and the Lessee. Additional competitive hotels are in development or could be developed in a relatively short period of time. Such hotel properties could have an adverse effect on the revenues of the Company's nearby hotels. (18)

          (ii) Competition for Acquisitions. When the Company seeks to acquire hotel properties, the Company will be competing for investment opportunities with entities which have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. Further, the Company believes that competition from entities organized for purposes substantially similar to the Company's objectives will increase significantly over time. (19)

     INVESTMENT CONCENTRATION IN SINGLE INDUSTRY

     The Company's current strategy is to acquire primarily high quality limited service hotel properties throughout the continental United States. The Company will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and therefore will be subject to risks inherent in


- --------------------
(17) See "Business and Properties -- The Hotel Industry" and "--the Percentage Leases."

(18) See "Business and Properties -- Competition."

(19) See "Business and Properties -- Competition."

concentrating investments in a single industry. Therefore, the adverse effect on the Company's lease revenue and amounts available for distribution to Shareholders resulting from a downturn in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry. (20)

     SEASONALITY OF HOTEL BUSINESS

     The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. All of the Initial Hotels typically reflect the effects of this industry seasonality. This seasonality can be expected to cause significant quarterly fluctuations in the Company's lease revenues. (21)

     LIMITED NUMBER OF INITIAL HOTELS; EMPHASIS ON LIMITED SERVICE HOTEL MARKET

     The Company initially will own only five Initial Hotels. Significant adverse changes in the operations of any one or more of the Initial Hotels could have a material adverse effect on lease revenues and the Company's ability to make expected distributions to its Shareholders. In addition to the Initial Hotels, the Company intends to place particular emphasis on the acquisition of hotel properties that are high quality limited-service hotels. Accordingly, at least initially, the Company will be subject to risks inherent in concentrating investments in a single type of hotel property, which could have an adverse effect on the Company's lease revenues and amounts available for distribution to Shareholders. (22)

     The Initial Hotels are located in areas throughout the United States. (23) Therefore, adverse events or conditions which affect those areas particularly (such as natural disasters or adverse changes in local economic conditions) could have a very pronounced negative impact on the operations of the Initial Hotels and amounts available for distribution to the Company's Shareholders.

     RENEWAL OF LEASES AND RELETTING OF INITIAL HOTELS

     The Company will be subject to the risks that upon expiration or termination of the Percentage Leases, such Percentage Leases may not be renewed, the hotel properties may not be relet or the terms of renewal or reletting (including the cost of required renovations or concessions) may be less favorable than previous lease terms. In addition, a default by the Lessee under the terms of its Percentage Leases with the Company may result in the termination of such Percentage Lease. If the Company were unable to promptly enter into new leases for all or a substantial portion of the hotel properties or if the rental rates upon such renewal or reletting were significantly lower than expected due to market conditions or other factors, then the Company's cash flow and ability to make expected distributions to Shareholders could be adversely affected. Moreover, except with respect to a foreclosure property, as a result of the restrictions imposed on the Company under the REIT provisions of the Code, the Company would likely not be able to operate any hotel property without resulting in failure to qualify as a REIT for federal income tax purposes. All of the Percentage Leases for the Hatfield Super 8s commenced effective January 1, 1995 and are for a term of fifteen (15) years. The Percentage Lease for the Mission Bay Super 8 will commence on the completion of the Mission Bay Acquisition and will have a term of 15 years.


- --------------------
(20) See "Business and Properties -- The Hotel Industry."

(21) See "Financial Considerations -- Seasonality."

(22) See "Business and Properties -- Limited Service Hotels."

(23) See "Business and Properties -- The Initial Hotels."

     FRANCHISE AGREEMENT RISKS

     Upon completion of the Offering, all of the Initial Hotels will be operated pursuant to existing franchise or license agreements (the "Franchise Agreements") between the Lessee or its affiliates and Super 8 Motels, Inc. (the "Franchisor"). In addition, the Company anticipates that the majority of any additional hotel properties will be operated under franchise agreements. In connection with the acquisition of the Initial Hotels, the Company may propose a change in the franchise at one or more Initial Hotels. Franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel property in order to maintain uniformity in the system created by the franchisor. Such standards are often subject to change over time, in some cases, at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel property without the consent of the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures. The Lessees may determine that required capital improvements are too expensive or otherwise unwarranted in light of general economic conditions, the prospects for an applicable hotel property or other factors. Failure by a Lessee to make required capital improvements or to comply with any other material terms of a franchise agreement might result in termination of the agreement. There can be no assurance that the Lessee will comply with the terms of the franchise agreements relating to the hotel properties operated by it. If a franchise agreement relating to a hotel property is terminated, the resulting loss of franchise could have a material adverse effect on the operations or the value of the applicable hotel property, or both. Upon any such termination, the Company could also be required to incur significant capital expenditures and other expenses which it may not be able to pass on to subsequent Lessees of the applicable hotel property. The Percentage Leases require that the Lessee deposit on a monthly basis in a reserve account an amount equal to 4% of the prior month's gross revenues from each Initial Hotel to fund repairs and replacements of furniture, fixtures and equipment, which replacements must in general be approved by the Company. These deposits are designed, among other things, to help ensure the compliance by the Lessee with the terms of the Franchise Agreements. However, there can be no assurance that such deposits will be sufficient to cover the cost of necessary repairs and maintenance at the Initial Hotels.

     Certain of the Franchise Agreements covering the Initial Hotels expire or terminate, without specified renewal rights, at various times. The terms of the Franchise Agreements are also not coextensive with the terms of the underlying Percentage Leases. As a condition to renewal, the Franchise Agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the Initial Hotel. Any such required capital improvements would in general be the responsibility of the Lessees. The Company, however, might agree with a Lessee to make such capital expenditures if it believed it could recover the amount of the expenditures through increases in rent payments. In addition, no assurance can be given that upon termination of any Franchise Agreement, the Lessee will determine to renew the applicable Franchise Agreement. In addition, upon termination of any Percentage Lease for a hotel property, there can be no assurance that the franchisor would permit a new tenant to continue under the then existing franchise agreement.

VALUE OF INITIAL HOTELS AND TERMS OF FORMATION TRANSACTIONS

     Pursuant to the Contribution and Assumption Agreement the Company has previously acquired the Hatfield Super 8s for its Common Stock. The Company will also acquire the Mission Bay Super 8 for Shares of its Common Stock. At the close of the Offering, the existing Company Shareholders will receive Shares and Subordinated Shares of the Company's Stock reflecting an aggregate value of $6.9 million. This $6.9 million value reflects the appraised value of the Hatfield Super 8s and the unpaid principal balance of the Hatfield note. The valuation of all Initial Hotels was based upon individual appraisals performed by Arthur Andersen LLP. The terms of the Percentage Leases, the Advisory Agreement, the Management Agreements and the Post-Formation Acquisition Agreement were not negotiated on an arms length basis. The Company believes, however, that the terms of such agreements are fair to the Company. The lease payments under the

Percentage Leases for each of the Initial Hotels were calculated with reference to historical financial data and projected operating and financial performance of the Initial Hotels. The terms of the Percentage Leases are believed by management of the Company to be typical of provisions found in other leases entered into in similar transactions. Management believes that the compensation arrangements for officers and Directors of the Company will provide incentives to seek to maximize shareholder value, by tying incentive compensation to increases in the market value of the Common Stock. The Contribution and Assumption Agreement pursuant to which the Company acquired the Hatfield Super 8s, the Mission Bay Acquisition Agreement pursuant to which the Company will acquire the Mission Bay Super 8, the Percentage Leases, the Advisory Agreement, the Post-Formation Acquisition Agreement and the employee compensation plans are subject to the approval by the Independent Directors prior to the closing of the Offering. (24) The Company will not own any interest in the Advisor, the Lessee, the Acquisition Co. or the Manager. Seven and one half percent (7.5%) of the membership interests in the Lessee and 30% of the stock of the Manager is owned by Mr. Hatfield and his Affiliates. As a result, Mr. Hatfield and his Affiliates may have a conflict of interest with the Company in the performance of their management services to the Company in connection with the Percentage Leases. (25)

DEPENDENCE ON LESSEE

     In order to generate revenues to enable it to make distributions to Shareholders, the Company will rely on the ability of the Lessee to make rent payments under the Percentage Leases for the hotel properties (which will be dependent, in part, upon the Lessee's ability to generate sufficient revenues from the operation of the hotel properties). Reductions in revenues at the hotel properties or in the net operating income of the Lessee may adversely affect the financial condition of the Lessee and their ability to make rent payments under such Percentage Leases. The failure or delay of the Lessee to make rent payments with respect to a significant number of hotel properties could have a material adverse effect on the financial condition and results of operations of the Company and consequently the Company's ability to make expected distributions to Shareholders. The Lessee is a limited purpose entity, which has been recently formed for the purpose of leasing and operating the Initial Hotels. In order to secure its obligations under the Percentage Leases, the Lessee will also be required to maintain a specified net worth (equal to a minimum of nine months' Base Rent for each of the respective Initial Hotels) during the first five (5) years of the term of the Percentage Leases. The Lessee will also be obligated to maintain a reserve account with the Company into which monthly deposits of 4% of the prior month's gross revenues from each Initial Hotel into a reserve account (the "FF&E Reserve Account") will be made to secure the Lessee's obligation to fund replacements of furniture, fixtures and equipment, which replacements must in general be approved by the Company. Failure on the part of a Lessee to materially comply with the terms of a Percentage Lease for a hotel property would likely give the Company the right terminate such Percentage Lease, repossess the applicable hotel property and enforce the payment obligations under such Percentage Lease. Such failure, however, could have a material adverse effect on the Company's ability to make distributions to its Shareholders or the value of the applicable hotel property, or both.

RISKS OF INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTION

     The Company's distribution to Shareholders with respect to their Shares for the period from the completion of the Offering through the twelve (12) months following the completion of the Offering is expected to be $0.91 per share, which represents approximately 98% of the Company's estimated cash available


- --------------------
(24) See "Business and Properties -- The Percentage Leases" and "Management and Various Policies and Objectives -- Conflict of Interest Policies."

(25) See "Formation Transactions and Other Related Transactions -- The Lessee."

for distribution for the twelve (12) months following the completion of the Offering. If the Company were to incur significant unanticipated cash expenditures, it might not be able to maintain this distribution through the twelve (12) months following the completion of the Offering, as anticipated, or in subsequent periods. The Company believes that the terms of the Percentage Leases provide it with protection against unanticipated cash expenditures and capital expenditures associated with the operation and maintenance of the Initial Hotels. See "Dependence on Lessee" for a discussion of the risks associated with the Company's dependence on the performance of the Lessee under the Percentage Leases. Any failure to make, or any reduction in, anticipated distributions could result in a decrease in the market price of the Common Stock.

CONFLICTS OF INTEREST

     GENERAL

     Because of the direct and indirect ownership interests of Messrs. Hatfield, Gardner-Smith, and McNulty in, and their positions with, the Company, the Advisor, the Acquisition Co., the Lessee and the Manager, the entities from which the Hatfield Super 8s were acquired, and the entities from which the Mission Bay Super 8 will be acquired there are inherent conflicts of interests in the Formation Transactions and in the ongoing lease and operation of the Initial Hotels, and the interests of the Company's Shareholders may not have been, and in the future may not be, solely reflected in all decisions made or actions taken by officers and Directors of the Company. (26)

     CONTINUING HOTEL OPERATION, DEVELOPMENT AND INVESTMENT BY HATFIELD
AFFILIATES

     Mr. Hatfield and his Affiliates may (i) continue to own, develop and operate their respective existing interests in the various other hotels they own, primarily known as Hatfield Inns, (ii) modify, dispose of or add to such existing interests or properties, and (iii) acquire new or additional interests in any hotel development. Except for their existing Hatfield Inn located in Miner, Missouri, Mr. Hatfield and his Affiliates have agreed not to develop, own or operate any additional hotel properties located within five miles of a hotel property owned by the Company.


     NEW AND CONTINUING REIT ORGANIZATIONAL EFFORTS BY ADVISOR AFFILIATES

     Certain Affiliates of the Advisor are currently considering the formation and organization of additional equity and/or debt REITs focusing on hotel ownership as well as additional equity REITs involving non-hotel real estate ownership. In addition, these Affiliates of the Advisor are also considering the formation of a mortgage or hybrid REIT. Accordingly, should any of these additional REITs be organized by Affiliates of the Advisor, the Affiliates of the Advisor could have a significant conflict of interest vis-a-vis the Company.

     CONFLICTING DEMANDS FOR MANAGEMENT TIME

     Messrs. Gardner-Smith and McNulty will be actively involved in the ownership and management of the Advisor, the Lessee and the Manager, as well as other activities, in addition to their functions as officers and Directors of the Company. Such activities will include, without limitation, the ownership and management of their interests in their other business pursuits, subject to certain restrictions set forth in their employment agreements. Therefore, officers and employees of the Company, some of whom are also officers or employees of the Advisor, the Lessee, and the Manager will be subject to competing demands on their time. Messrs.


- --------------------
(26) See "Formation Transactions and Other Related Transactions -- Options and Rights of First Refusal" and "Management and Various Policies and Objectives -- Conflict of Interest Policies."

Gardner-Smith and McNulty, however, have each agreed to devote a substantial amount of their time to the fulfillment of their obligations to the Company, the Advisor, the Manager, and/or the Lessee, as the case may be. (27)

RISKS OF LEVERAGE

     The Company initially will have outstanding debt equal to approximately 5% of its gross assets; however, since the Company must distribute annually at least 95% of its taxable net income to maintain its REIT status, it may be required to borrow funds to make additional investments or distributions. The Board of Directors has the discretion to permit the Company to incur debt in any amount of the Company's investment in hotel properties. The Mission Bay Super 8 will not be encumbered by any debt upon the close of the Offering. The four Hatfield Super 8s were encumbered by $4,379,000 of debt on December 31, 1994.
As specified in "Use of Proceeds" below, the cash proceeds of the Offering will be used to pay off approximately $1.2 million of debt on the Somerset, Kentucky Super 8, to pay off approximately $1.1 million of debt on the Miner, Missouri Super 8, to pay off approximately $900,000 of debt on the Poplar Bluff, Missouri Super 8, and to pay off approximately $600,000 of debt on the Rock Falls, Illinois Super 8. Accordingly, after the Offering, the Rock Falls, Illinois Super 8 will be encumbered by approximately $406,000 of debt. The loan on the Rock Falls Super 8 hotel is all due and payable on February 4, 1998. The Company may have to refinance this loan. In addition, the Company may seek a new line of credit after the Offering to provide, as necessary, funds for investments in additional hotel properties, working capital and cash to make distributions. Subject to the limitations described above, the Company may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by properties owned by the Company. (28)

     There can be no assurance that the Company, upon the incurrence of debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Initial Hotels, to foreclosure. Adverse economic conditions could result in higher interest rates which could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to Shareholders. The Company may obtain one or more forms of interest rate protection (swap agreements, collars, etc.) to hedge against the possible adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable.
In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties at times which may not permit realization of the maximum return on such investments.

RISKS OF MORTGAGE AND PARTICIPATING DEBT INVESTMENTS

     The Company may fund mortgage investment in real estate development projects and/or in completed real estate properties. Mortgage loans to real estate development projects generally carry a higher degree of risk than mortgage loans to completed, income-producing projects. In that connection, however, even mortgage loans to existing income-producing real estate properties are higher risk than other fixed income investments since the owner's ability to fund the debt service on such a mortgage loan is generally totally dependent on the cash flow of the secured property and accordingly, unexpected vacancies and/or other economic exigencies which adversely affect the property will generally decrease the ability of the owner to fund debt service payments.


- --------------------
(27) See "Management and Various Policies and Objectives -- Executive Compensation."

(28) See "Management and Various Policies and Objectives -- Financing."

TAX RISKS

     FAILURE TO QUALIFY AS A REIT

     The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the IRS that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to the Shareholders of the Company.
(29)

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to Shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to the Shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of a majority of the Shareholders, to revoke the REIT election.
(30)

     REIT MINIMUM DISTRIBUTION REQUIREMENTS

     In order to qualify as a REIT, the Company generally will be required each year to distribute to its Shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income plus 95% of its capital gain net income for that year.

     The Company intends to make distributions to its Shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its income from the Percentage Leases and the Company's cash available for distribution will likewise consist primarily of its cash receipts from the Percentage Leases. Differences in timing between taxable income and cash available for distribution and seasonality of the hospitality industry could require the Company to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. For federal income tax purposes, distributions paid to Shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. The Company will provide its Shareholders with an annual statement as to its designation of the taxability of distributions.

     Distributions by the Company will be determined by the Company's Board of Directors and will be dependent on a number of factors, including the amount of the Company's cash available for distribution, the


- --------------------
(29) See "Federal Income Tax Considerations -- Taxation of the Company."

(30) See "Federal Income Tax Considerations."

Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the Company's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. (31)

     ADVERSE TAX CONSEQUENCES TO SHAREHOLDERS OF THE COMPANY FROM A SALE OF ANY OF THE INITIAL HOTELS

     The AAG Partners have unrealized gain in their investments in the Hatfield Super 8s transferred to the Company. Accordingly, a subsequent sale of the Hatfield Super 8s by the Company will cause adverse tax consequences to the Shareholders of the Company. Therefore, the interests of the Company and certain of its Affiliates, including Mr. Hatfield and his Affiliates could be different in connection with the disposition of the Hatfield Super 8s. However, decisions with respect to the disposition of all hotel properties in which the Company invests will be made by a majority of the Board of Directors, which majority must include a majority of the Independent Directors when the disposition involves the Hatfield Super 8s.

EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK AND COSTS OF FUNDS

     One of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by the Company on the Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Shares of Common Stock.

     Increases in market interest rates could also increase the Company's cost of funds borrowed.

NEWLY ORGANIZED ENTITIES; LIMITED ASSETS AND OPERATING HISTORY

     The Company, the Advisor and the Lessee have been recently organized and have no operating history. Although the management of the Company and of the Lessee have extensive experience in developing, financing and operating hotel properties, they have no experience in operating or managing a REIT. The Company must rely on the Lessee, and the Lessee, in turn, will depend upon the Manager, to generate sufficient cash flow from the operation of the Initial Hotels to enable the Lessee to meet the rent obligations under the Percentage Leases. The Initial Hotels will be managed on behalf of the Lessee by the Manager pursuant to the five Management Agreements, but Manager has no liability or obligation to the Company for the payment of rent under the Percentage Leases. The obligations of the Lessee under the Percentage Leases are unsecured. Initially, the Lessee's only assets will be inventory and supplies needed in the operation of the Initial Hotels, the franchise licenses for the Initial Hotels, and its rights and benefits under the Percentage Leases, as well as promissory notes of the members equal to nine months' Base Rent due the Company under the five Percentage Leases. (32)

RELIANCE ON BOARD OF DIRECTORS, KEY PERSONNEL AND ADVISOR

     Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. The Board of Directors will be responsible for managing the Company. The Board of Directors in turn will rely upon the services and expertise of the Advisor and its management pursuant to the Advisory Agreement for strategic business direction.

     The Company's future success, including particularly the implementation of the Company's acquisition


- --------------------
(31) See "Federal Income Tax Considerations -- Requirements for Qualification."

(32) See "Formation Transactions and Other Related Transactions -- The Lessee", and " -- The Manager."

growth strategy, is dependent on the active participation of Messrs. Gardner-Smith and McNulty. The loss of the services of either of these individuals could have a material adverse effect on the Company. (33)

REAL ESTATE INVESTMENT RISKS

     The Company's investments will be subject to varying degrees of risk generally incident to the ownership of real property, including, in addition to the risks discussed below, adverse changes in general or local economic conditions, zoning laws, traffic patterns and neighborhood characteristics, tax rates, governmental rules and fiscal policies, and by civil unrest, acts of war, adverse and other factors which are beyond the control of the Company.

     ILLIQUIDITY OF REAL ESTATE

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Further, although the Initial Hotels have been recently appraised, no assurances can be given that such appraised values reflect realizable market values. (34) Also, no assurances can be given that the market value of any of the Initial Hotels will not decrease in the future. Because market forces will most certainly value the Company as an ongoing business rather than through liquidation values of the Company or the Initial Hotels, the valuation of the Company most likely will be determined based primarily upon a capitalization of the estimated cash flow available for distribution and other market-related factors rather than as a summation of property by property values. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of the Company's investment therein.

     UNINSURED AND UNDERINSURED LOSSES

     Each of the Initial Hotels will be covered by comprehensive policies of insurance, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained by owners of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. The Company's Board of Directors will use their discretion in determining amounts, coverage limits and the deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

     ENVIRONMENTAL MATTERS

     Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner


- --------------------
(33) See "Management and Various Policies and Objectives -- Directors and Executive Officers."

(34) See "Business and Properties -- Appraisals" herein for certain information regarding such appraisals.

or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Liability also may extend to persons holding a security interest in the property, under certain limited circumstances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate such contaminated property, may adversely affect the owner's ability to dispose of such property, to fully utilize such property without restriction or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of hazardous or toxic substances, including the release of asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with such releases, including exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the ownership of the Initial Hotels and any subsequently acquired hotels, the Company or the Company may be potentially liable for such costs. The cost of defending against claims of liability, or compliance with environmental regulatory requirements or of remediating the contaminated property could materially adversely affect the business, assets or results of operations of the Company and the Company and, consequently, amounts available for distribution to the Company's Shareholders.

     Phase I environmental audits were previously obtained for each of the Initial Hotels (as well as for all parcels of real property securing the Hatfield Note) from independent environmental engineers and supplemental Phase I audits of all of the Initial Hotels (as well as for all parcels of real property securing the Hatfield Note) have recently been prepared in connection with the Offering. The principal purpose of Phase I audits is to identify indications of potential environmental contamination for which the Company may be responsible and, secondarily, to assess, to a limited extent, the potential for environmental regulatory compliance liabilities. The supplemental Phase I audits were designed to meet the requirements of the current industry approach and ASTM Standard E 1527-93 governing Phase I audits, and consistent with those requirements, none of the audits involved testing of groundwater, soil or air. Accordingly, they do not represent evaluations of conditions at the studied sites that would be revealed only through such testing. In addition, their assessment of environmental regulatory compliance issues was general in scope and was not a detailed determination of the above described properties' complete compliance status. Similarly, the audits did not involve comprehensive analysis of potential off-site liability. None of the Phase I audit reports revealed that a Phase II audit was necessary or required. The Phase I audit reports have not revealed any environmental liability that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.
(35)

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT
     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While management of the Company believes that the Initial Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. If the Company were required to make substantial modifications at the Initial Hotels to comply with the ADA, the Company's ability to make expected distributions to its Shareholders could be adversely affected.


- --------------------
(35) See "Business and Properties -- Environmental Matters."

     INCREASES IN PROPERTY TAXES

     Each Initial Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase as property tax rates change and as the properties are assessed or assessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its Shareholders could be adversely affected. (36)

     ACQUISITION AND DEVELOPMENT RISKS

     The Company intends to pursue acquisitions of additional hotel properties and may in the future pursue development opportunities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. New project development is subject to a number of risks, including risks of construction delays or cost overruns that may increase project costs, risks that the properties will not achieve anticipated occupancy levels or sustain anticipated room rate levels, and new project commencement risk such as receipt of zoning, occupancy and other required governmental permits and authorizations and the incurrence of development costs in connection with projects that are not pursued to completion. In addition, the Company anticipates that any new development it may undertake would be financed under lines of credit or other forms of secured or unsecured construction financing that could result in a risk that permanent financing for newly developed projects might not be available or would be available only on disadvantageous terms. In addition, the fact that the Company must distribute 95% of its net taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon lease income from the hotel properties to finance acquisitions or new development. As a result, if permanent debt or equity financing were not available on acceptable terms to refinance acquisitions or new development undertaken without permanent financing, further acquisitions or development activities might be curtailed or cash available for distribution might be adversely affected.

     CHANGES IN LAWS

     Increased costs resulting from changes in governmental requirements will generally be the responsibility of the Lessee. The Lessee, however, may be unable to pass through such increased costs to their customers and substantial increases in expenses resulting from such increased costs may affect the Lessee' financial condition and their ability to pay rent. Such increases in expenses will not result in adjustments of the obligations of the Lessee to pay rent under the terms of the Percentage Leases and will not result in adjustments of the amount of such rent, including Percentage Rents. However, certain Percentage Leases provide that, during the latter half of the lease term, the Company will be responsible for a portion of the costs of any capital improvements resulting from changes in law to the extent the useful life of such capital improvements exceeds the remaining lease term. As a consequence, any changes in governmental requirements which result in increased costs at an Initial Hotel subject to such a provision could adversely affect the Company's ability to make distributions to Shareholders. In addition, changes in laws increasing potential liability for environmental conditions may result in significant unanticipated expenditures by the Company, which would adversely affect the Company's ability to make distributions to Shareholders.

ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL STOCK

     For the Company to maintain its qualification as a REIT under the Internal Revenue Code of 1986 (the "Code"), not more than 50% in value of the outstanding shares of stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any


- --------------------
(36) See "Business and Properties -- The Initial Hotels."

time during the last half of the Company's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made).

     To ensure that the Company will not fail to qualify as a REIT under this and other tests under the Code, the charter, subject to certain exceptions, authorizes the Directors to take such actions as are necessary and desirable to preserve its qualification as a REIT and to limit any person, other than Mr. Hatfield and the purchasers of Shares in the Public Offering, to direct or indirect ownership of no more than the lesser of 9.9% (the "Ownership Limit") of the number or value of the outstanding shares of stock of the Company. The Company's Board of Directors, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the Board of Directors and upon such other conditions as the Board of Directors may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of in excess of 9.9% of the number or value of the outstanding shares of stock of the Company would result in the termination of the Company's status as a REIT. (37) The Ownership Limit does not apply to the Common Stock owned, directly or indirectly, by Mr. Hatfield or the purchasers of Shares in the Public Offering. These restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     The Ownership Limit may delay or impede a transaction or a change of control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders.(38)

     The Company's Charter authorizes the Board of Directors to cause the Company to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify any unissued shares of Common Stock or Preferred Stock and to set the preferences, rights and other terms of such classified or unclassified shares.(39) Although the Board of Directors has no such intention at the present time, it could establish a series of Preferred Stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders. The Charter and Bylaws of the Company also contain other provisions that may delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders.(40)

INABILITY TO OPERATE THE HOTEL PROPERTIES

     Consistent with its status as a REIT, the Company will not be able to operate the hotel properties. As a result, the Company will be unable to implement strategic business plans with respect to the hotel properties (unless the Lessee were to agree), such as plans with respect to the repositioning of the franchise or license of a hotel property, even if such decisions were in the best interests of the hotel property. In



- --------------------
(37) See "The Company's Capital Stock -- Description of Securities" and " -- Restrictions on Transfer."

(38) See "The Company's Capital Stock -- Description of Securities" and " -- Restrictions on Transfer."

(39) See "The Company's Capital Stock -- Description of Securities", " -- Common Stock" and " -- Preferred Stock."

(40) See "The Company's Capital Stock -- Certain Provisions of Maryland Law and of the Company's Charter and Bylaws -- Removal of Directors", " -- Control Share Acquisitions" and " -- Advance Notice of Director Nominations and New Business."

addition, the Company's interest in the hotel properties as a lessor is clearly not as marketable and valuable as a fee interest in the hotels. Although the Company intends to consult with the Lessee of the hotel properties with respect to such matters, the Lessee will be under no obligation to implement any recommendations of the Company with respect to such matters. Accordingly, there can be no assurance that the Lessee will operate the hotel properties in manner that is in the best interests of the Company. In addition, if there is a default under a Percentage Lease for a hotel property which results in the termination of such Percentage Lease, the Company would likely not be able to operate the affected hotel property for a period in excess of 90 days following such termination without resulting in failure to qualify as a REIT for federal income tax purposes. This restriction might cause the Company to enter into an operating lease with a new lessee on terms and conditions which are less favorable to it than if the Company were not subject to this restriction.

EXEMPTIONS FOR MR. HATFIELD FROM THE MARYLAND BUSINESS COMBINATION LAW

     Under the Maryland General Corporation Law, as amended ("MGCL"), certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its common shares. Mr. Hatfield beneficially will own more than 10% of the Company's voting Shares upon the consummation of the transaction contemplated in the Formation Transactions and would, therefore, be subject to the business combination provisions of the MGCL. However, pursuant to the statute, the Company has exempted any business combination involving Mr. Hatfield and, consequently, the five-year prohibition and the super-majority vote requirements described above will not apply to a business combination between Mr. Hatfield and the Company. As a result, Mr. Hatfield may be able to enter into business combinations with the Company, which may not be in the best interest of the Shareholders, without compliance by the Company with the super-majority vote requirements and other provisions of the statute. (41)


RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS

     All of the Initial Hotels are subject to franchise license agreements. (42) To the best of the Company's knowledge, the Franchisor (Super 8 Corporation) will not require the Company to complete any significant additional capital improvements with respect to the Initial Hotels as a condition to the transfer to the Lessee of the franchise license. No assurance can be provided that the Company will not be required to fund significant additional improvements to the Initial Hotels in the future to maintain such franchise licenses. Failure to complete improvements, when required, in a manner satisfactory to the franchisor could result in the cancellation of the franchise license. In addition, the Company may desire to operate hotel properties acquired by it under franchise licenses from or another franchisor, and such franchisors may require that significant capital expenditures be made to such acquired hotels as a condition of granting such franchise licenses.

     The continuation of the various franchise licenses is subject to the maintenance of specified operating standards and other terms and conditions. Franchisors periodically inspect their licensed properties to confirm


- --------------------
(41) See "The Company's Capital Stock -- Business Combinations."

(42) See "Business and Properties -- Various Franchise Agreements."

adherence to its maintenance and operating standards. Under each Percentage Lease, the Lessee will be obligated, among other things, to pay the costs of maintaining the structural elements of each hotel and to establish the FF&E Reserve Account by making monthly deposits in an amount equal to 4% of prior month's revenues from the Initial Hotels for the replacement or refurbishment of furniture, fixtures and equipment. The Company may be obligated or deem it advisable to make additional capital investments in the Initial Hotels. Should the Company be required or elect to do so, such investments may necessitate the use of borrowed funds or the reduction of distributions. The Lessee will be responsible for routine maintenance and repair expenditures with respect to the Initial Hotels. The failure to maintain the standards or adhere to the other terms and conditions of the other franchise license agreements could result in the loss or cancellation of such franchise licenses. It is possible that a franchisor could condition the continuation of a franchise license on the completion of substantial capital improvements, which the Board of Directors may determine to be too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Board of Directors may elect to allow the franchise license to lapse, in which event the Company will be obligated to indemnify the Lessee against any loss or liability incurred by it as a consequence of such decision. In any case, if a franchise is terminated, the Company and the Lessee may seek to obtain a suitable replacement franchise, or to operate the affected hotel independent of a franchise license. The loss of any franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by such license because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The loss of a franchise license for one or more of the Initial Hotels could have a material adverse effect on the Company's revenues under the Percentage Leases and the Company's cash available for distribution to its Shareholders.

NO PRIOR MARKET FOR COMMON STOCK

     Prior to the Offering, there has been no public market for the Shares of Common Stock. The Shares of the Company's Common Stock have been approved for listing, subject to notice of issuance, on the American Stock Exchange. (43)
The initial Exchange Value price of $10 per share may not be indicative of the market price for the Shares of Common Stock after the Offering, and there can be no assurance that an active public market for the Shares of Common Stock will
develop or continue after the Offering. (44)   There can be no assurances that
the Company will continue to meet the criteria for continued inclusion of the Shares of Common Stock on the American Stock Exchange.

POSSIBLE ADVERSE EFFECTS OF SHARES AVAILABLE FOR FUTURE SALE UPON PRICES OF COMMON STOCK

     Upon completion of the Offering, the Company will have issued, in addition to the Shares of Common Stock and the Subordinated Shares to be issued in the Offering, 30,000 Shares of Common Stock issued to the Independent Directors as
compensation for services performed. (45)   Mr. Hatfield and his Affiliates will
have certain direct registration rights as well as piggyback rights to register for resale Shares of Common Stock received by them in the Offering. In addition, the Company may adopt stock option plans. No prediction can be made as to the effect, if any, that future sales of such Shares of Common Stock, the availability thereof for future sale, or the existence of such registration rights and/or options may have upon the market price of the Shares of Common Stock, from time to time, or upon the Company's ability to sell additional Shares of Common Stock in the future.


- --------------------
(43) See "Miscellaneous -- Underwriting/Listing of Common Stock."

(44) See "Miscellaneous -- Underwriting/Listing of Common Stock."

(45) See "Management and Various Policies and Objectives -- Compensation of Directors."

BASE RENT UNDER PERCENTAGE LEASES LESS THAN ANTICIPATED DISTRIBUTIONS

     The Base Rent due under the Percentage Leases is, by itself, insufficient to enable the Company to make distributions to holders of Common Stock at the initially anticipated rate. Accordingly, the Company will be dependent upon the generation of sufficient Percentage Rent with respect to the Initial Hotels to make distributions at such rate. In addition, on a pro forma basis the earnings of all the Initial Hotels after giving effect to all of the transactions described herein for the 12-month period ended December 31, 1994, would have produced revenue to the Company which would have been insufficient to enable the Company to make distributions to holders of Common Stock at the initially anticipated rate. The Company's financial plan in 1995 and thereafter contemplates substantial increases in revenue and substantial increases in net operating income for the Initial Hotels. If these projected increases do not occur, the Company will have insufficient funds to enable it to make distributions to holders of Common Stock at the initially anticipated rate, and accordingly, the holders of Subordinated Shares would receive less than the $.91 dividend.

HISTORICAL OPERATING LOSSES

     During 1992, the Hatfield Super 8s experienced combined net losses of approximately $49,264. The Hatfield Super 8s, since that time, have generated combined net income of approximately $288,162 during 1993 and $605,978 during 1994.

     During 1994, the Mission Bay Super 8 experienced a net loss of $1,381,028 after reflecting a $1,534,950 expense for an unrealized loss due to a decline in value of the Mission Bay Super 8 hotel. However, net cash provided by operating activities was $250,369 in 1994 and $160,833 in 1993.

ABILITY OF BOARD OF DIRECTORS TO CHANGE CERTAIN POLICIES

     The major policies of the Company, including its policies with respect to acquisitions, financing, growth, operations, debt capitalization and distributions, will be determined by its Board of Directors. The Board of Directors may amend or revise these and other policies from time to time without a vote of the Shareholders of the Company.

POTENTIAL DILUTION

     The holders of the shares of Common Stock issued in the Offering may experience dilution in the future if the market value of the Company's shares of Common Stock falls below the Exchange Value of $10 per share and the Company issues new shares of Common Stock at such lower price.

HATFIELD NOTE DEFAULT

     Should there be a default on the Hatfield Note, the Company's interest income would decrease by $180,780 per year. The Company, however, could reacquire its 180,780 shares held as collateral for the Hatfield Note. The proposed dividends on these shares would be $164,509 or a shortfall of $16,270. Accordingly, the loss that the Company would suffer on a default on the Hatfield Note would be a function of the per share price and the then current dividend policy of the shares. Depending on such amounts, the loss to the Company as a result of a default on the Hatfield Note could be substantial.

                             THE COMPANY IN GENERAL

OVERVIEW

     The Company, a Maryland corporation formed in December, 1994, was established to acquire the four Hatfield Super 8s. The Hatfield Super 8s are located in Kentucky, Missouri, and Illinois. The Company acquired the Hatfield Super 8s from AAG (an entity controlled by Mr. Hatfield) pursuant to the Contribution and Assumption Agreement.(46)

     The Company will be governed by a three person Board of Directors. The two Independent Directors will be Don W. Cockcroft and William Birdsall. The non-Independent Director will be Michael S. McNulty. Mr. Hatfield and his related family trusts own 1.333% of the Mission Bay limited partnership units and collectively they are they are the second largest holder of limited partnership units of Mission Bay. The Company's executive offices are located at 7825 Fay Avenue, Suite 250, La Jolla, California 92037 and its telephone number is (619) 456-6070.

     The Company will be externally-advised and therefore, will rely primarily upon the experience of the Advisor who will constitute the Company's senior management. The Advisor is a newly-formed Delaware corporation. Mr. McNulty will be the President and Treasurer of the Advisor, and Mr. Ian Gardner-Smith will serve as the Advisor's Secretary. All of the stock of the Advisor is owned
by  HMR.   The Company has entered into an Advisory Agreement with the Advisor pursuant to which the Advisor will provide its management and strategic business services to the Company. The base advisory fee is $60,000 per year and the contract may be canceled by the Company on sixty (60) days notice.(47)

     Acquisition Co. is a Delaware limited liability company and its 93.4% majority membership interest holder is HMR. Paul K. Richey owns the other 6.6% membership interest in Acquisition Co. The Company has entered into a Post-Formation Acquisition Agreement with the Acquisition Co. pursuant to which the Acquisition Co. will be paid up to a 6% placement fee payable in Common Stock of the Company for services in connection with the acquisition of additional (new and incremental) hotel properties and/or for structuring cash private placements of the Company's Common Stock. No fees will be paid to the Acquisition Co. with respect to any aspect of the Formation Transactions. The Post-Formation Acquisition Agreement may be canceled by the Company on 60 days notice within the first six months of its existence.(48)

     To enable the Company to satisfy certain requirements for qualification as a REIT, the Company has leased the Hatfield Super 8s, to the Lessee pursuant to the Percentage Leases and will lease the Mission Bay Super 8 to the Lessee pursuant to a lease identical in form to the Percentage Leases. Further, the Company will lease any hotel properties acquired by it after the completion of the Formation Transactions and the Offering to a variety of lessees pursuant to agreements substantially the same in form to the Percentage Leases. The Percentage Leases are designed to allow the Company to participate in any future growth in revenues at such Initial Hotels. The Lessee is a Delaware limited liability company, all the stock of which will be owned by Mr. Ian Gardner-Smith and by Mr. Hatfield and his Affiliates. Mr. Hatfield and his Affiliates own less than 10% of the membership interests of the Lessee. Mr. Gardner-Smith (who owns 92.5% of the

- --------------------
(46)  See "Formation Transactions and Other Related Transactions -- ___________"


(47) See "Formation Transactions and Other Related Transactions -- The Advisor and The Advisory Agreement."

(48) See "Formation Transactions and Other Related Transactions -- The Acquisition Co. and The Placement Agreement."

membership interest in the Lessee) will be the President and Treasurer of the Lessee. Mr. Hatfield will be the Secretary of the Lessee.

     The Lessee will not have substantial capitalization and its principal assets will consist of inventory, supplies and nominal cash needed in the operation of the Initial Hotels, its rights and benefits under the Percentage Leases, the franchise licenses for the Initial Hotels, and promissory notes of the members equal to nine months' Base Rent due the Company under the Percentage Leases. Due to the lack of a substantial net worth separate from its leasehold interest in the Initial Hotels, the Lessee's ability to make lease payments under the Percentage Leases will be primarily dependent upon the generation of sufficient cash flow from the operation of the Initial Hotels.(49)
     The Manager is a Delaware corporation, 70% of the issued and outstanding stock of which is owned by Mr. Gardner-Smith and 30% of the stock of which is owned by Mr. Hatfield and his Affiliates. Mr. Hatfield is the President of the Manager. Emily Groce is the Treasurer of the Manager and Mr. Gardner-Smith is the Vice President and Secretary. The Hatfield Super 8s are currently managed by Manager and, following the closing of the Offering, all of the Initial Hotels will be managed by Manager on behalf of, and subject to the supervision of the Lessee. New Management Agreements have been entered into between the Lessee and the Manager with respect to the Hatfield Super 8s and will be entered into between the Lessee and the Manager with respect to the Mission Bay Super 8. The Management Agreement with respect to a particular hotel may be terminated by the Lessee if Manager fails to meet certain performance criteria measured against the annual operating budget for the hotel, unless Manager elects to fund a portion of such shortfall. In its capacity as manager, Manager will hire, train and supervise all on-site employees and utilize its reservation and yield-management system in the development and implementation of detailed business and marketing plans and budgets for each Initial Hotel and in performing the day-to-day accounting and management functions necessary for the efficient operation thereof.

     Pursuant to the Management Agreements with Manager, as modified, the Lessee will pay to Manager a base management fee of 3% of adjusted gross revenues from the Initial Hotels. In addition to the base management fee, the Lessee will pay Manager an incentive fee, equal to 20%. The Lessee has agreed to engage Manager to manage, upon similar terms, any hotel properties leased by the Lessee for operation under various franchise licenses. The Company will be externally-advised and, therefore, will rely primarily upon the experience of the Advisor, who will constitute the Company's senior management.

     The Initial Hotels will be, and any hotel properties acquired by the Company are expected to be, managed by Manager, subject to the supervision of the Lessee. In the preceding five years, the Manager has operated numerous limited service hotels throughout the Midwestern United States.

GROWTH STRATEGY

     The Company's growth strategy is to increase cash flow and enhance shareholder value by acquiring additional existing hotels that meet the Company's investment criteria and by participating, through the Percentage Leases, in any growth in revenue at its Initial Hotels. Currently, the Company intends to focus its acquisition strategy primarily upon the acquisition of additional high quality, limited service hotels in the Midwest and the Southwest and its internal growth strategy will focus primarily upon improvements in occupancy and ADR. Based upon recent increases in occupancy, ADR and REVPAR of all U.S. hotels, management of the Company believes that the U.S. lodging industry is recovering from a period of low profitability resulting from high levels of debt, economic recession and an over-supply of hotel rooms. As a result, management expects the Company to have opportunities to acquire additional established limited

- --------------------
(49)  See "Risk Factors - Conflicts of Interest."

service hotels at attractive prices. Upon completion of the Offering (and the completion of the Formation Transactions), the Company expects to have outstanding indebtedness of approximately $406,000 representing the mortgage loan on the Rock Falls Super 8. The Company's Charter does not limit the consolidated indebtedness of the Company.

     ACQUISITION STRATEGY

     Messrs. Gardner-Smith and McNulty will utilize their extensive experience in the hotel industry to identify for acquisition additional existing hotel properties that meet the Company's investment criteria. The Company intends to place particular emphasis on the acquisition of additional high quality, limited service hotels throughout the United States. The Company may, however, consider the acquisition of hotels in the extended-stay market segment, as well as other full service hotel properties in the up-scale and mid-scale market segments.
The Company intends that the Manager will operate hotel properties which are acquired. Management believes that, in the near term, the Company will have opportunities to acquire additional existing hotels at attractive prices because of the adverse impact of high leverage on the profitability and operations of many hotel properties, past over-building of hotel properties and the effects of the recent economic recession. Potential sellers of hotel properties now include not only hotel operators but also financial institutions and government agencies that assumed control of such properties in distressed situations.

     The Company intends to consider investments in hotel properties of the types described above that meet one or more of the following criteria: (i) properties in markets with projected growth potential; (ii) properties which may be under-performing due to poor management, weak franchise affiliation or a need for renovation; (iii) properties with relatively stable operating histories; and
(iv) properties with attractive purchase prices.

     Although the Company presently anticipates that additional investments in hotel properties will be made through the Company, additional investments also may be made indirectly by a Partnership controlled by the Company or other entities controlled by the Company. Such investments may be financed, in whole or in part, from borrowings, the balance of the net proceeds from the future offerings, if any, subsequent issuances of Common Stock or other securities or from cash flow. However, because the Company must distribute annually at least 95% of its taxable net income to maintain its REIT status, cash flow available for investment may be limited. The Company's Charter does not limit the consolidated indebtedness of the Company.(50)

     INTERNAL GROWTH STRATEGY

     The Percentage Leases are designed to allow the Company to participate in any growth in room revenues at the Initial Hotels, which management of the Company believes can be achieved through increases in both occupancy rates and ADR. During the term of each Percentage Lease, the Lessee will be obligated to pay (i) the greater of Base Rent or Percentage Rent, and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Base Rent accrues and is required to be paid monthly. Percentage Rent is based on percentages of room and food and beverage revenues for each of the Initial Hotels. Both the Base Rent and the threshold room revenue amount in each Percentage Rent formula will be adjusted annually for the average change in the CPI during the prior 24 months. The adjustment in any lease year may not exceed 7%. Such CPI adjustments could result in a reduction in the total lease payments due the Company pursuant to the Percentage Leases. Percentage Rent (if any) is due quarterly; however, the Lessee will not be in default for non-payment of Percentage Rent due in any calendar

- --------------------
(50) See "Risk Factors -- Risks of Leverage", "Financial Considerations -- Liquidity and Capital Resources", and "Management and Various Policies and Objectives -- Investment Policies" and " -- Financing."

year if the Lessee pays, within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year.

     The Company believes that the quality of hotel management will be a major factor in any future growth in Percentage Lease revenue from the Initial Hotels and in the ability of the Company to successfully put on line additional hotel properties that may be acquired by it. The Initial Hotels will be, and all hotel properties are expected to be, managed by Manager subject to the supervision of the Lessee. As manager, Manager will provide the Initial Hotels with employees, accounting services, site-based marketing and day-to-day operations management, utilizing its proprietary state-of-the-art yield-management system. Manager will develop detailed business and marketing plans and budgets for each Hatfield Super 8, which will be submitted to the Lessee for comment and approval. The Lessee routinely will measure actual results against the business and marketing plans and budgets for each hotel to create a goal-oriented, coordinated and site-based approach to hotel management. The Company also believes that moderate levels of debt will enhance management's ability to focus attention on the issues most critical to the effective management of the Initial Hotels. The Company's Charter limits consolidated indebtedness to 40% of the Company's investment in hotel properties, at its cost, on a consolidated base.

     Combined REVPAR for the Initial Hotels has increased from $25.60 for 1992 to $26.73 for 1994.(51) The Company expects that, since January 1, 1994 and prior to the closing of the Offering, an amount equal to at least 4% of room revenues of the Initial Hotels for such period will have been spent on upgrades and improvement of the Initial Hotels; however, if less than such amount is spent, the difference will be received by the Company, in cash, in the merger. Management of the Company believes the growth in REVPAR at the Initial Hotels reflects the impact that can result from improved management and operating efficiencies.

     POSSIBLE REFINANCING STRATEGY

     After the Offering, the Company may seek to implement a private placement of its Common Stock with a view towards generating net cash proceeds from the offering sufficient to discharge all or some material part of the Company's indebtedness. Depending on the price at which the Company can sell its Common Stock in such a private placement, such a transaction may favorably impact cash available for distribution. While the Company is currently considering this strategy, there are no assurances that it will be able to sell its Common Stock in such a private placement.

USE OF PROCEEDS

     The net cash proceeds to the Company from the Public Offering portion of the Offering are estimated to be $4.5 million based on an Exchange Value of $10 per share of Common Stock and a 10% costs of such offering. All of such net proceeds will be held by the Company first to pay costs and expenses of the Formation Transactions (including the cash required for the Mission Bay Dissenting Partners); second, to establish a working capital reserve; third, to pay off approximately $3.8 million of debt of the Hatfield Super 8s. The following schedule provides the anticipated uses of the $5,000,000 gross proceeds of the Public Offering:

- --------------------
(51)  See "Business and Properties -- The Initial Hotels."

USE OF PROCEEDS UPON PUBLIC OFFERING

Sales Commission on Offering                                     $  500,000
Total Costs of Formation Transactions                               296,000

Mortgage Payoffs/Paydown:
     Miner - pay off                         1,114,000
     Somerset - pay off                      1,160,000
     Poplar Bluff - pay off                    901,000
     Rock Falls - pay down (Partial)           638,000
                                             ---------

Total Payoffs                                                     3,813,000

Mission Bay Dissenter's Rights Provision                            140,500

Working Capital Reserve                                             250,500
                                                                 ----------

          Total                                                  $5,000,000
                                                                 ----------
                                                                 ----------


     Pending such uses, the net proceeds may be invested in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

                               DISTRIBUTION POLICY

     After the Offering, the Company intends to make regular quarterly distributions to holders of its Common Stock. Initially, the Company's sole source of revenue will be from lease payments under the Percentage Leases. The Company must rely on the Lessee, and the Lessee, in turn, will depend on the Manager, to generate sufficient cash flow from the operation of the Initial Hotels to meet the Lessee's rent obligations under the Percentage Leases. To the extent base management fees payable by the Lessee to Manager increase in the future, the Lessee will have less funds available to pay rent to the Company.(52) The Lessee is a newly formed entity with nominal assets and its obligations under the Percentage Leases are unsecured.(53) The Manager has no liability or obligation with respect to the rent under the Percentage Leases.(54) The Company intends to make regular quarterly distributions to holders of Common Stock, initially equal to $0.2275 per share, which, on an annualized basis, would be equal to $0.91 per share. The Subordinated Shares will participate in dividends once the quarterly dividend on the Shares reaches $.2275. On a pro forma basis, such distributions would represent approximately 98% of the Company's estimated cash available for distribution and 95% of its Funds From Operations. It is further anticipated that the Subordinated Shares will receive a $0.75 per share annualized dividend. Funds From Operations represents cash flow from operations because there are no pro forma working capital adjustments. Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered an alternative to net income as an indicator of the Company's operating performance or to cash flow as a measure of liquidity. Approximately 45.5% of the distributions by the Company initially will be received (directly or indirectly) by Affiliates of the Company. The first distribution, for the period from the closing of the Offering to September 30, 1994 is anticipated to

- --------------------
(52)  See "Formation Transactions and Other Related Transactions -- The
Manager."

(53)  See "Formation Transactions and Other Related Transactions -- The Lessee."

(54)  See "Formation Transactions and Other Related Transactions -- The
Manager."

be $0.2275 per share, representing the full portion of the anticipated initial quarterly distribution. The Company estimates that approximately 15% ($0.12 per share) of the assumed initial 12 month distribution per share will represent a return of capital for federal income tax purposes, which generally will not be subject to federal income tax under current law. The Company established the amount of the anticipated initial quarterly distribution based upon estimated cash available for distribution, the pro forma condensed statement of operations and calculation of pro forma Funds From Operations of the Company as of, and for the twelve months ended December 31, 1994. The Company believes that historical financial information, with pro forma adjustments, provides a reasonable basis for setting the anticipated initial distribution rate. The Board of Directors will determine the actual distribution rate based upon the Company's actual results of operations, economic conditions and other factors.

     The following table sets forth certain pro forma financial information of the twelve months ended December 31, 1994, which was used to establish the estimated initial distribution per share.

                                     TABLE 5
                               Twelve Months Ended
                                December 31, 1994
                             (dollars in thousands)
     Pro forma net income (1)                                         $  949
     Pro forma depreciation and amortization (2)                         238
     Pro forma funds from operations                                   1,187
     Estimated cash available for distribution                         1,142
     Estimated initial aggregate distribution (3)                      1,118
     Estimated initial annual distribution per Share (4)
          Class A                                                     $ 0.83
          Class B                                                     $ 0.00
          Combined                                                    $ 0.75
     Estimated payout ratio of cash available for distribution (5)(6)
          Class A                                                       8.30%
          Class B                                                       0.00%
          Combined                                                      7.52%

- -------------
(1) The pro forma net income for the twelve months ended December 31, 1994 is calculated on a pro forma basis by applying the rent provisions in the Percentage Leases for the Initial Hotels to the pro forma room revenues of the Initial Hotels (as if January 1, 1994 were the beginning of the lease year) and subtracting pro forma depreciation, advisory fees, interest expense, general and administrative expenses and the amortization of unearned directors compensation. For the combined Initial Hotels, pro forma Percentage Lease revenue for the twelve months ended December 31, 1994 (which was used in calculating pro forma net income) exceeded the Lessee's annual Base Rent obligation by $123,480.(55)

(2) Represents depreciation and amortization of unearned directors compensation related to the issuance of Shares to certain Directors in the Formation Transactions.

(3) Based on 1,486,950 (1,346,950 Class A and 148,000 Class B) Shares of Common Stock outstanding upon completion of the Formation Transactions, including an aggregate of 30,000 Shares to be issued to the three Directors.

- --------------------
(55)  See "Business and Properties -- The Percentage Leases."


                                       44

(4) Management estimates that approximately 15% ($0.12 per share) of the assumed initial 12 month distribution per share will represent a return of capital for federal income tax purposes. No assurance can be given that the portion of such 1994 distribution that is estimated to be, or constitutes, a return of capital will be indicative of the return of capital in any future period.

(5) Represents the anticipated initial aggregate annual distribution divided by estimated cash available for distribution.

(6) The pro forma estimated payout ratio of Funds From Operations for the twelve months ended December 31, 1994 is 95% and is calculated as the anticipated initial aggregate annual distribution of $0.83 divided by the pro forma Funds From Operations of $1,187,571.

- -------------------

     The Company expects to maintain the anticipated initial distribution rate for the remainder of 1995, unless actual results of operations, economic conditions or other factors differ from the pro forma results for the twelve months ended December 31, 1994. The estimate of anticipated initial quarterly distributions relates only to the remainder of the year ending December 31, 1995, and no assurance can be given as to the rate of distributions, if any, after that date. The Company's actual cash available for distribution and Funds From Operations will be affected by a number of factors, including changes in occupancy, ADR and REVPAR at the Initial Hotels.

     The Lessee must contribute, from its cash flow from operations, an amount equal to 4% of the prior month revenues from the Initial Hotels to an FF&E Reserve Account to provide for, and to fund, periodic capital expenditures and replacements and refurbishments of furniture, fixtures and equipment at the Initial Hotels, as required by the Percentage Leases. Such expenditures will be in addition to normal maintenance expenses of the Lessee, which generally exceed 4% of hotel revenues. To the extent that the Company has outstanding debt, whether from the Formation Transactions or whether from financing investments in additional hotel properties or for other purposes, the Company may utilize a portion of cash flow for debt service.

     The Company presently anticipates that additional acquisitions, including initial capital improvements thereto, will be financed primarily through debt financing or the issuance of addition equity securities. To the extent that such financing is insufficient to meet all of such cash needs, or the cost of such financing exceeds the cash flow generated by the acquired properties for any period, cash available for distribution could be reduced.

     In order to maintain its qualification as a REIT, the Company must make annual distributions to its Shareholders of at least 95% of its taxable income (which does not include net capital gains). The initial minimum aggregate distribution under applicable REIT taxation laws, assuming pro forma net income for financial statement purposes of $949,000 is estimated to be $902,000. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. In such event, the Company presently would expect to borrow funds, or to sell assets for cash, to the extent necessary to obtain cash sufficient to make the distributions required to retain its qualification as a REIT for federal income tax purposes.

     It is presently anticipated that the Company's cash flow from operation of the Initial Hotels will be sufficient to enable it to make distributions at the estimated initial rate. To the extent that cash flow from operations were to be insufficient during any quarter, due to temporary or seasonal fluctuations in Percentage Lease revenue, the Company expects to utilize other cash on hand or additional borrowings. No assurance can be given, however, that the Company will made distributions in the future at the initially estimated rate, or at all.

     The timing and amount of distributions made by the Company will be determined by the Board of Directors and will depend on a number of factors, including the amount of cash available for distribution, Funds From Operations, the Company's financial condition, capital expenditure requirements for the Company's properties, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors may deem relevant.(56)
                            PRO FORMA CAPITALIZATION

     The following table sets forth the pro forma short-term debt and capitalization of the Company at December 31, 1994, as adjusted to give effect to the sale by the Company of the Shares and Subordinated Shares of Common Stock offered in the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds."

                                     TABLE 6
                            Pro Forma Combined Hotels
                             (Dollars in Thousands)
                                   (unaudited)
Short-term debt                                                       $    0
Long-term debt (Rock Falls Mortgage)                                     356

Shareholders' equity:
     Common Stock, $.01 par value, 55 million shares authorized,
     1,486,950 shares issued and outstanding, as adjusted (1)         $1,487
     Additional paid-in capital                                        6,053
     Retained earnings                                                     0
     Share purchase notes                                               (300)
                                                                      ------

          Total shareholders' equity                                  $7,240
                                                                      ------
                                                                      ------

          Total capitalization                                        $7,596
                                                                      ------
                                                                      ------

- -----------------
(1) Includes 1,456,950 Shares issued in the Offering and 30,000 Shares to be issued to independent and inside Directors in lieu of cash compensation.(57)
- -----------------

POTENTIAL DILUTION

     The Offering price per share of Common Stock offered hereby will be equal to the net tangible book value per share as defined by appraisals on the Initial Hotels. Therefore, the Limited Partners of Mission Bay, the Company's existing Shareholders who own the Initial Shares and the purchasers of the Shares in the Public Offering should realize no dilution in the net tangible book value of the Common Stock acquired by them in the Offering. Net pro forma tangible book value per share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of shares of Common Stock that will be outstanding after the Offering.



- --------------------
(56)  See "Federal Income Tax Considerations."

(57) See "Management and Various Policies and Objectives -- Executive Compensation" and "Formation Transactions and Other Related Transactions -- Restricted Stock Options."

               SELECTED FINANCIAL INFORMATION AND OPERATIONS DATA


     The following tables set forth (a) selected unaudited, combined pro forma balance sheet as of December 31, 1994, (b) selected unaudited combined pro forma financial data for the Company for the years ended December 31, 1994, December 31, 1993 and December 31, 1992, (c) selected unaudited combined pro forma financial data for the Lessee for the years ended December 31, 1994, December 31, 1993, December 31, 1992, (d) selected unaudited combined historical financial information for the Initial Hotels for each of the years in the three year period ended December 31, 1994, December 31, 1993, and December 31, 1992. The selected combined historical financial data for the Initial Hotels for the periods presented have been derived from the historical combined financial statements and notes thereto of the Hatfield Super 8s and Mission Bay Super 8 audited by William H. Ling, Certified Public Accountant of San Diego, California, and Levitz, Zacks & Ciceric, Certified Public Accountants of San Diego, California, independent accounts, whose reports with respect thereto are included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statement and the interim financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The Initial Hotels data is derived by adding the selected combined historical financial data of the Hatfield Super 8s and the Mission Bay Super 8.

     The pro forma Statements of Operations Data is presented as if the Formation Transactions had occurred on January 1, 1994 and therefore incorporates certain assumptions that are included in the Notes to the Pro Forma Condensed Consolidated Statements of Operations included elsewhere in this Prospectus. The pro forma operating information for the Initial Hotels and Lessee is presented to reflect the pro forma operations of the Lessee for the period presented, which operations are the source of the Lessee's Percentage Lease payments to the Company. The pro forma balance sheet data is presented as if the Formation Transactions had occurred on December 31, 1994.

                                   TABLE 7 (a)
                    SELECTED COMBINED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1994
                                 (in thousands)
                                   (Unaudited)

ASSETS
Current Assets:
  Cash                                                           $  152
  Accounts receivable                                                98
                                                                 ------
    Total current assets                                            250

Land, property and equipment-at cost
  Furniture and equipment                                         2,035
  Building and improvements                                       4,372
  Less: Accumulated depreciation                                 (2,242)
                                                                 ------
                                                                  4,165
  Land                                                            1,345
                                                                 ------
    Land, property and equipment-net                              5,510
                                                                 ------
  Mortgage note receivable                                        1,806
                                                                 ------

Other assets:
  Loan commitment fee-net                                            30
  Organization costs                                                  0
                                                                 ------
    Total other assets                                               30
                                                                 ------

     Total assets                                                $7,596
                                                                 ------
                                                                 ------

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities:
  Accounts payable and accrued expenses                          $    0
  Current portion of long-term debt                                  15
                                                                 ------
    Total current liabilities                                        15

Long-term debt (net of current portion)                             341
                                                                 ------

    Total Liabilities                                               356
                                                                 ------

Shareholders' Equity
  Corporate common stock, $0.01 par value;
    authorized 55,000,000 shares; outstanding
    1,486,950 shares                                              7,540
  Additional paid in capital                                          0
  Retained earnings                                                   0
  Less: Share purchase notes                                       (300)
                                                                 ------


    Total Shareholders' Equity                                    7,240
                                                                 ------
      Total Liabilities and Shareholders' Equity                 $7,596
                                                                 ------
                                                                 ------

                                   TABLE 7 (b)
             SELECTED COMBINED PRO FORMA FINANCIAL DATA-HOST FUNDING
                                 (in thousands)
                                   (Unaudited)

                                             PRO FORMA
                                        -------------------------------------
                                        1992           1993           1994
REVENUES:
  Rents:
    Base                                $1,212         $1,212         $1,212
    Percentage                             120             74            123
                                        ------         ------         ------

    Total rents                         $1,332         $1,286         $1,335

  Mortgage interest income                 181            181            181
  Share purchase plan interest              21             21             21
  Interest income-other                     10             10             10
  Other                                      0              0              0
                                        ------         ------         ------

    Total revenues                      $1,544         $1,498         $1,547
                                        ------         ------         ------

EXPENSES:
  Interest                                  90             90             90
  Depreciation and amortization            184            184            184
  Advisory fee                              60             60             60
  General and administrative               210            210            210
  Amortization of share purchase/
    stock option costs                      54             54             54
  Other                                      0              0              0
                                        ------         ------         ------

    Total expenses                         598            598            598
                                        ------         ------         ------

NET INCOME                                 946            900            949
                                        ------         ------         ------

ADD:
  Depreciation and amortization            184            184            184
  Amortization of share purchase/
    stock option costs                      54             54             54

LESS:  Debt service principal payments     (45)           (45)           (45)
                                        ------         ------         ------

CASH FLOW INCOME                         1,139          1,093          1,142
                                        ------         ------         ------

ADD:  Debt service principal payments       45             45             45
                                        ------         ------         ------

FUNDS FROM OPERATIONS                   $1,184         $1,138         $1,187
                                        ------         ------         ------
                                        ------         ------         ------

                               TABLE 7 (c) - 1994
               SELECTED COMBINED PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)


                                             YEAR ENDED DECEMBER 31, 1994
                                             -------------------------------------------------------------------------------------

                                                  HATFIELD SUPER 8S
                                                  -----------------
                                             ROCK                          POPLAR     SUB-     MISSION   COMBINED
                                             FALLS     MINER     SOMERSET  BLUFF     TOTAL     BAY       TOTAL
                                             -----     -----     --------  -----     -----     ---       -----
Revenues:
  Room Sales                                 $664     $812        $543    $591        $2,610  $  990    $3,600
  Telephone                                    24       23          16      17            80      41       121
  Other                                        20       11           3      11            44      24        68
                                             ----     ----        ----    ----        ------  ------    ------
    Total revenues                            708      846         561     619         2,734   1,055     3,789

Expenses:
  Rooms                                       142      165         130     126           562     302       864
  Interest                                    102      108         101      88           400       0       400
  Administrative and general                   77      110          66      64           317     134       451
  Depreciation and amortization                34       37          33      35           139      85       224
  Management fee                               35       42          28      31           135      63       199
  Franchise                                    33       41          27      30           131      59       190
  Repairs and maintenance                      37       30          28      26           122      57       178
  Energy cost                                  34       33          22      26           115      64       179
  Property taxes                               36       10          11      12            69      44       114
  Telephone                                    13       11          11      10            44      11        55
  Insurance                                    10       17           7       9            43      23        66
  Marketing                                     2       16          16      18            52      57       109
  Other                                         0        0           0       0             0       0         0
                                             ----     ----        ----    ----        ------  ------    ------
    Total expenses                            555      619         482     473         2,128     901     3,029
                                             ----     ----        ----    ----        ------  ------    ------

OPERATING INCOME                              154      227          79     146           606     154       760
                                             ----     ----        ----    ----        ------  ------    ------
Add:
  Management fee                               35       42          28      31           135      63       199
  Interest expense                            102      108         101      88           400       0       400
  Depreciation and amortization                34       37          33      35           139      85       224
  Other                                         0        0           0       0             0       0         0
                                             ----     ----        ----    ----        ------  ------    ------
Adjusted operating income before
management fee, lease expense,
interest expense, depreciation &
amortization and other                        324      414         242     299         1,281     302     1,583
                                             ----     ----        ----    ----        ------  ------    ------
Less:
  Adjusted mgt fee (3%)                       (21)     (25)        (17)    (19)          (82)    (32)     (114)
  Lease expense                              (269)    (340)       (203)   (228)       (1,040)   (295)   (1,335)
  Interest expense                              0        0           0       0             0       0         0
  Depreciation and amortization                 0        0           0       0             0       0         0
  Other                                         0        0           0       0             0       0         0
                                             ----     ----        ----    ----        ------  ------    ------

ADJUSTED NET INCOME                            35       49          23      52           158     (25)      134

Replacement reserve (4%)                       28       34          22      25           109      42       152
                                             ----     ----        ----    ----        ------  ------    ------

CASH FLOW INCOME                             $  6     $ 15        $  0    $ 28        $   49   ($ 67)   ($  18)
                                             ----     ----        ----    ----        ------  ------    ------
                                             ----     ----        ----    ----        ------  ------    ------

                                                         TABLE 7 (c) - 1993
                                         SELECTED COMBINED PRO FORMA FINANCIAL DATA - LESSEE
                                                           (in thousands)
                                                             (Unaudited)

                                             YEAR ENDED DECEMBER 31, 1994
                                             -------------------------------------------------------------------------------------

                                                  HATFIELD SUPER 8S
                                                  -----------------
                                             ROCK                          POPLAR     SUB-     MISSION   COMBINED
                                             FALLS     MINER     SOMERSET  BLUFF     TOTAL     BAY       TOTAL
                                             -----     -----     --------  -----     -----     ---       -----
Revenues:
  Room Sales                                 $654      $771      $458      $559      $2,442  $  960      $3,402
  Telephone                                    20        21        13        13          67      28          95
  Other                                        19        12         4        12          47      34          81
                                             ----      ----      ----      ----      ------  ------      ------
    Total revenues                            693       804       475       584       2,556   1,022       3,577

Expenses:
  Rooms                                       130       155       108       127         520     317         837
  Interest                                    119       149       136       112         516       0         516
  Administrative and general                   80       112        64        71         327     157         484
  Depreciation and amortization                33        32        24        34         123      91         213
  Management fee                               34        40        24        29         127      61         188
  Franchise                                    33        39        23        28         122      58         180
  Repairs and maintenance                      31        31        37        31         130      59         189
  Energy cost                                  33        33        20        24         110      59         169
  Property taxes                               36         9        11         8          65      46         110
  Telephone                                    14        11        12        10          47      15          61
  Insurance                                     8         7         6         7          29      26          55
  Marketing                                     4        17        17        14          51      60         111
  Other                                         0         0         0         0           0       0           0
                                             ----      ----      ----      ----      ------  ------      ------
    Total expenses                            554       635       482       495       2,166     948       3,114
                                             ----      ----      ----      ----      ------  ------      ------

OPERATING INCOME                              139       169        (7)       89         390      74         464
                                             ----      ----      ----      ----      ------  ------      ------
Add:
  Management fee                               34        40        24        29         127      61         188
  Interest expense                            119       149       136       112         516       0         516
  Depreciation and amortization                33        32        24        34         123      91         213
  Other                                         0         0         0         0           0       0           0
                                             ----      ----      ----      ----      ------    ----      ------
Adjusted operating income before
management fee, lease expense,
interest expense, depreciation &
amortization and other                        325       390       176       264       1,156     226       1,381
                                             ----      ----      ----      ----      ------    ----      ------
Less:
  Adjusted mgt fee (3%)                       (21)      (24)      (14)      (18)        (77)    (31)       (107)
  Lease expense                              (262)     (329)     (185)     (224)     (1,000)   (286)     (1,286)
  Interest expense                              0         0         0         0           0       0           0
  Depreciation and amortization                 0         0         0         0           0       0           0
  Other                                         0         0         0         0           0       0           0
                                             ----      ----      ----      ----      ------    ----      ------
ADJUSTED NET INCOME                            43        37       (23)       22          79     (91)        (12)

Replacement reserve (4%)                       28        32        19        23         102      41         143
                                             ----      ----      ----      ----      ------    ----      ------

CASH FLOW INCOME                             $ 15      $  5     ($ 42)    ($  1)    ($   23)  ($132)    ($  155)
                                             ----      ----      ----      ----      ------    ----      ------
                                             ----      ----      ----      ----      ------    ----      ------

                                                         TABLE 7 (c) - 1992
                                         SELECTED COMBINED PRO FORMA FINANCIAL DATA - LESSEE
                                                           (in thousands)
                                                             (Unaudited)
                                                       YEAR ENDED DECEMBER 31, 1993
                                                       ---------------------------------------------------------------------------

                                                                 HATFIELD SUPER 8S
                                                                 -----------------
                                                       ROCK                          POPLAR     SUB-     MISSION   COMBINED
                                                       FALLS     MINER     SOMERSET  BLUFF     TOTAL     BAY       TOTAL
                                                       -----     -----     --------  -----     -----     ---       -----
Revenues:
  Room Sales                                           $557     $731       $435      $532      $2,255    $1,201    $3,457
  Telephone                                              12        9          9         6          36        30        66
  Other                                                   8        9          7         9          33        30        63
                                                       ----     ----       ----      ----      ------    ------    ------
    Total revenues                                      576      749        451       548       2,325     1,262     3,586

Expenses:
  Rooms                                                 117      146        101       113         477       299      775
  Interest                                              150      172        151       159         631         0      631
  Administrative and general                             73      109         65        65         313       171      485
  Depreciation and amortization                          78       83         40        86         286       194      481
  Management fee                                         17       22         13        16          68        75      144
  Franchise                                              28       37         22        27         113        72      185
  Repairs and maintenance                                43       31         21        39         133        38      170
  Energy cost                                            31       34         19        23         107        67      173
  Property taxes                                         32        9          8        10          59        43      101
  Telephone                                              15       10         12         9          46        18       64
  Insurance                                              10        9          8         9          36        21       56
  Marketing                                               2       16         13        14          45        70      115
  Other                                                   0        0          0         0           0         0        0
                                                       ----     ----       ----      ----      ------    ------    ------
    Total expenses                                      596      677        473       569       2,314     1,067    3,382
                                                       ----     ----       ----      ----      ------    ------    ------
OPERATING INCOME                                        (19)      72        (21)      (21)         10       194      204
                                                       ----     ----       ----      ----      ------    ------    ------
Add:
  Management fee                                         17       22         13        16          68        75      144
  Interest expense                                      150      172        151       159         631         0      631
  Depreciation and amortization                          78       83         40        86         286       194      481
  Other                                                   0        0          0         0           0         0        0
                                                       ----     ----       ----      ----      ------    ------    ------
Adjusted operating income before
management fee, lease expense,
interest expense, depreciation &
amortization and other                                  226      349        182       239        997        464    1,461
                                                       ----     ----       ----      ----      ------    ------    ------
Less:
  Adjusted mgt fee (3%)                                 (17)     (22)       (14)      (16)       (70)       (38)    (108)
  Lease expense                                        (245)    (318)      (185)     (221)      (968)      (365)  (1,333)
  Interest expense                                        0        0          0         0          0          0        0
  Depreciation and amortization                           0        0          0         0          0          0        0
  Other                                                   0        0          0         0          0          0        0
                                                       ----     ----       ----      ----      ------    ------    ------

ADJUSTED NET INCOME                                    ( 36)       8        (16)        2        (41)        62       20

Replacement reserve (4%)                                 23       30         18        22         93         50      143
                                                       ----     ----       ----      ----      ------    ------    ------

CASH FLOW INCOME                                       $ 59      $22       ($34)     ($20)     ($134)      $ 11    ($123)
                                                       ----     ----       ----      ----      ------    ------    ------
                                                       ----     ----       ----      ----      ------    ------    ------

                                                         TABLE 7 (d) - 1994
                                             SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                                           (in thousands)
                                                             (Unaudited)
                                                       Year ended December 31, 1994
                                                       --------------------------------------------------------------------

                                                                 Hatfield Super 8S
                                                                 -----------------
                                                       ROCK                SOMER-    POPLAR  SUB-     MISSION     COMBINED
                                                       FALLS     MINER      SET      BLUFF   TOTAL    BAY         TOTAL
                                                       -----     -----     --------  -----   -----    ---         -----

Revenues:
  Room Sales                                          $664      $812      $543      $591     $2,610   $  990      $3,600
  Telephone                                             24        23        16        17         80       41         121
  Other                                                 20        11         3        11         44       24          68
                                                      ----      ----      ----      ----     ------    -----      ------
    Total revenues                                     708       846       561       619      2,734    1,055       3,789


Expenses:
  Rooms                                                142       165       130       126        562       302        864
  Interest                                             102       108       101        88        400         0        400
  Administrative and general                            77       110        66        64        317       134        451
  Depreciation and amortization                         34        37        33        35        139        85        224
  Management fee                                        35        42        28        31        135        63        199
  Franchise                                             33        41        27        30        131        59        190
  Repairs and maintenance                               37        30        28        26        122        57        178
  Energy cost                                           34        33        22        26        115        64        179
  Property taxes                                        36        10        11        12         69        44        114
  Telephone                                             13        11        11        10         44        11         55
  Insurance                                             10        17         7         9         43        23         66
  Marketing                                              2        16        16        18         52        57        109
  Other                                                  0         0         0         0          0         0          0
                                                      ----      ----      ----      ----     ------    -----      ------
    Total expenses                                     555       619       482       473      2,128       901      3,029

                                                      ----      ----      ----      ----     ------    -----      ------
OPERATING INCOME                                       154       227        79       146        606       154        760
                                                      ----      ----      ----      ----     ------    -----      ------

OTHER INCOME(EXPENSES)
  Loan restructuring costs                               0         0         0         0          0         0          0
  Provision for loss                                     0         0         0         0          0    (1,535)    (1,535)
                                                      ----      ----      ----      ----     ------    -----      ------

    Total                                                0         0         0         0          0    (1,535)    (1,535)
                                                      ----      ----      ----      ----     ------    -----      ------

NET INCOME(LOSS)                                      $154      $227       $79       $146      $606   ($1,381)   ($  775)
                                                      ----      ----      ----      ----     ------    -----      ------
                                                      ----      ----      ----      ----     ------    -----      ------

                                                         TABLE 7 (d) - 1993
                                             SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                                           (in thousands)
                                                             (Unaudited)

                                                       Year ended December 31, 1993
                                                       ---------------------------------------------------------------------------


                                                                 Hatfield Super 8s
                                                                 -----------------
                                                       Rock                Somer-    Poplar    Sub-      Mission   Combined
                                                       Falls     Miner      set      Bluff     total     Bay       Total
                                                       -----     -----      ---      -----     -----     ---       -----
Revenues:
 Room Sales                                            $654       $771      $458      $559    $2,442      $960     $3,402
 Telephone                                               20         21        13        13        67        28         95
 Other                                                   19         12         4        12        47        34         81
                                                      -----      -----     -----     -----     -----     -----      -----
  Total revenues                                        693        804       475       584     2,556     1,022      3,577

Expenses:
 Rooms                                                  130        155       108       127       520       317        837
 Interest                                               119        149       136       112       516         0        516
 Administrative and general                              80        112        64        71       327       157        484
 Depreciation and amortization                           33         32        24        34       123        91        213
 Management fee                                          34         40        24        29       127        61        188
 Franchise                                               33         39        23        28       122        58        180
 Repairs and maintenance                                 31         31        37        31       130        59        189
 Energy cost                                             33         33        20        24       110        59        169
 Property taxes                                          36          9        11         8        65        46        110
 Telephone                                               14         11        12        10        47        15         61
 Insurance                                                8          7         6         7        29        26         55
 Marketing                                                4         17        17        14        51        60        111
 Other                                                    0          0         0         0         0         0          0
                                                      -----      -----     -----     -----     -----     -----      -----
  Total expenses                                        554        635       482       495     2,166       948      3,114
                                                      -----      -----     -----     -----     -----     -----      -----

OPERATING INCOME                                        139        169       (7)        89       390        74        464
                                                      -----      -----     -----     -----     -----     -----      -----

OTHER INCOME(EXPENSES)
 Loan restructuring costs                              (25)       (25)      (25)      (25)     (102)         0      (102)
 Provision for loss                                       0          0         0         0         0         0          0

                                                      -----      -----     -----     -----     -----     -----      -----
  Total                                                (25)       (25)      (25)      (25)     (102)         0      (102)
                                                      -----      -----     -----     -----     -----     -----      -----

NET INCOME(LOSS)                                       $113       $144     ($32)       $64      $288       $74       $362
                                                      -----      -----     -----     -----     -----     -----      -----
                                                      -----      -----     -----     -----     -----     -----      -----


                                                         TABLE 7 (d) - 1992
                                             SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                                           (in thousands)
                                                             (Unaudited)

                                                      Year ended December 31, 1992
                                                      ---------------------------------------------------------------------------

                                                                                   Hatfield Super 8S
                                                                                   -----------------
                                                      Rock                Somer-    Poplar      Sub-   Mission   Combined
                                                      Falls      Miner    Set       Bluff      Total   Bay       Total
                                                      -----      -----    ---       -----      -----   ---       -----
Revenues:
  Room Sales                                           $557       $731      $435      $532    $2,255    $1,201     $3,457
  Telephone                                              12          9         9         6        36        30         66
  Other                                                   8          9         7         9        33        30         63
                                                       ----       ----      ----      ----      ----      ----       ----
    Total revenues                                      576        749       451       548     2,325     1,262      3,586

Expenses:
  Rooms                                                 117        146       101       113       477       299        775
  Interest                                              150        172       151       159       631         0        631
  Administrative and general                             73        109        65        65       313       171        485
  Depreciation and amortization                          78         83        40        86       286       194        481
  Management fee                                         17         22        13        16        68        75        144
  Franchise                                              28         37        22        27       113        72        185
  Repairs and maintenance                                43         31        21        39       133        38        170
  Energy cost                                            31         34        19        23       107        67        173
  Property taxes                                         32          9         8        10        59        43        101
  Telephone                                              15         10        12         9        46        18         64
  Insurance                                              10          9         8         9        36        21         56
  Marketing                                               2         16        13        14        45        70        115
  Other                                                   0          0         0         0         0         0          0
                                                       ----       ----      ----      ----      ----      ----       ----
    Total expenses                                      596        677       473       569     2,314     1,067      3,382
                                                       ----       ----      ----      ----      ----      ----       ----

OPERATING INCOME                                       (19)         72      (21)      (21)        10       194        204
                                                       ----       ----      ----      ----      ----      ----       ----

OTHER INCOME(EXPENSES)
  Loan restructuring costs                             (15)       (15)      (15)      (15)      (60)         0       (60)
  Provision for loss                                      0          0        0          0         0         0          0
                                                       ----       ----      ----      ----      ----      ----       ----
    Total                                              (15)       (15)      (15)      (15)      (60)         0       (60)
                                                       ----       ----      ----      ----      ----      ----       ----

NET INCOME(LOSS)                                      ($34)        $57     ($36)     ($36)     ($49)    $  194       $145
                                                       ----       ----      ----      ----      ----      ----       ----
                                                       ----       ----      ----      ----      ----      ----       ----

                            FINANCIAL CONSIDERATIONS

OVERVIEW

     Upon consummation of the Mission Bay Acquisition and the Formation Transactions, the Company will own all of the Initial Hotels. In order for the Company to qualify as a REIT, the Company cannot operate hotels. Therefore, the Company has leased the Hatfield Super 8s to the Lessee and will lease the Mission Bay Super 8 to the Lessee. Accordingly, the Company's principal source of revenue will be lease payments under the Percentage Leases. Percentage Rent will be based upon the Initial Hotels' revenues, and the Lessee's ability to make payments to the Company under the Percentage Leases will be dependent on the Lessee's ability to generate cash flow from the operation of the Initial Hotels.

     All of the Hatfield Super 8s were opened in 1985, all of the Hatfield Super 8s were initially opened as Super 8s, and were acquired by AAG in 1985. The Mission Bay Super 8 which was opened in 1987, was initially opened as a Super 8.

     Average occupancy, ADR and REVPAR have each shown slight gains from 1992 through 1994. The following table sets forth information with respect to average occupancy, ADR and REVPAR for each of the years ended December 31, 1992, 1993, and 1994. No assurance can be given that the trends reflected in the following table will continue or that occupancy, ADR and REVPAR will not decrease due to changes in national or local economic or hospitality industry conditions.

     Management believes the slight growth in average occupancy, ADR and REVPAR at the Initial Hotels reflects stronger market demand. While no assurance can be given that the Initial Hotels will continue to experience growth in all or any of these areas, management of the Company believes that additional growth, particularly in the areas of occupancy, ADR and REVPAR, is probable in light of improving industry conditions.

     In addition to participating in increased revenues at the Initial Hotels, the Company's strategy is to increase cash flow and enhance shareholder value by acquiring additional existing hotels that meet the Company's investment criteria and by participating, through the Percentage Leases, in any revenue growth experienced at its Initial Hotels. Management believes the U.S. lodging industry is recovering from a period of low profitability resulting from high levels of debt, past over-building of hotel properties and the effects of the recent economic recession. As a result, the Company believes that, in the short-term, it will have opportunities to acquire additional existing hotels at attractive prices.

     GENERAL

     The following table sets forth certain historical financial information for the combined Initial Hotels, as a percentage of revenue, for the periods indicated.


                                     TABLE 8

                                          Twelve Months Ended December 31,
                                          --------------------------------
                                         1992           1993           1994

HATFIELD SUPER 8s
Rock Falls
  Average occupancy                     70.0%          79.2%          79.4%
  Average daily rate                   $34.50         $35.88         $36.37
  Revenue per available room           $24.15         $28.43         $28.90
Miner
  Average occupancy                     92.7%          94.7%          96.2%
  Average daily rate                   $34.22         $35.40         $36.73
  Revenue per available room           $31.72         $33.54         $35.31
Somerset
  Average occupancy                     55.2%          58.9%          67.6%
  Average daily rate                   $34.19         $33.83         $34.62
  Revenue per available room           $18.88         $19.92         $23.63
Poplar Bluff
  Average occupancy                     69.2%          71.5%          72.2%
  Average daily rate                   $33.35         $34.00         $35.32
  Revenue per available room           $23.07         $24.30         $25.69

Subtotal
  Average occupancy                     71.8%          76.1%          78.8%
  Average daily rate                   $34.07         $34.89         $36.00
  Revenue per available room           $24.45         $26.55         $28.38

Mission Bay
  Average occupancy                     65.2%          52.5%          54.9%
  Average daily rate                   $43.04         $42.84         $42.40
  Revenue per available room           $28.06         $22.48         $23.18

COMBINED TOTALS
  Average occupancy                     69.7%          68.6%          71.3%
  Average daily rate                   $36.73         $36.82         $37.52
  Revenue per available room           $25.60         $25.26         $26.73


     The following table sets forth historical revenue for the Initial Hotels and the percent change among the periods indicated.


                                     TABLE 9


                          Year Ended December 31, 1994


                                            Hatfield Super 8S
                                            -----------------
                                   Rock                Somer-    Poplar      Sub     Mission   Combined
                                   Falls     Miner     Set       Bluff     Total     Bay       Total
                                   -----     -----     ---       -----     -----     ---       -----

REVENUES:
  Room Sales                       93.8%     96.0%     96.8%     95.5%     95.5%     93.8%     95.0%
  Telephone                         3.4%      2.7%      2.8%      2.8%      2.9%      3.9%      3.2%
  Other                             2.8%      1.3%      0.5%      1.7%      1.6%      2.2%      1.8%
                                   -----     -----     -----     -----     -----     -----     -----

    Total revenues                 100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%

EXPENSES:
  Rooms                            20.0%     19.5%     23.1%     20.4%     20.6%     28.6%     22.8%
  Interest                         14.4%     12.8%     18.1%     14.3%     14.6%      0.0%     10.6%
  Administrative & general         10.9%     12.9%     11.8%     10.4%     11.6%     12.7%     11.9%
  Depreciation & amortization      4.8%      4.4%      6.0%      5.6%      5.1%      8.1%      5.9%
  Management fee                   4.9%      5.0%      5.0%      5.0%      5.0%      6.0%      5.2%
  Franchise                        4.7%      4.8%      4.8%      4.8%      4.8%      5.6%      5.0%
  Repairs and maintenance          5.3%      3.6%      5.0%      4.2%      4.4%      5.4%      4.7%
  Energy cost                      4.7%      3.9%      3.9%      4.2%      4.2%      6.1%      4.7%
  Property taxes                   5.1%      1.2%      2.0%      1.9%      2.5%      4.2%      3.0%
  Telephone                        1.8%      1.3%      1.9%      1.6%      1.6%      1.1%      1.5%
  Insurance                        1.4%      2.0%      1.3%      1.4%      1.6%      2.2%      1.7%
  Marketing                        0.3%      1.9%      2.9%      2.9%      1.9%      5.4%      2.9%
  Other                      ----------------------------------------------------------------------
    Total expenses                 78.3%     73.1%     85.9%     76.5%     77.8%     85.4%     79.9%

OPERATING INCOME                   21.7%     26.9%     14.1%     23.5%     22.2%     14.6%     20.1%
                                   -----     -----     -----     -----     -----     -----     -----
                                   -----     -----     -----     -----     -----     -----     -----


                                                               TABLE 9

                                                    Year Ended December 31, 1993

                                             HATFIELD SUPER 8S
                                             -----------------
                                   Rock                Somer-    Poplar     Sub      Mission   Combined
                                   Falls     Miner     Set        Bluff    Total     Bay       Total
                                   -----     -----     ---        -----    -----     ---       -----

REVENUES:
  Room Sales                       94.4%     95.9%     96.5%     95.6%     95.6%     94.0%     95.1%
  Telephone                         2.8%      2.6%      2.7%      2.3%      2.6%      2.7%      2.6%
  Other                             2.8%      1.4%      0.8%      2.1%      1.8%      3.3%      2.3%
                                   -----     -----     -----     -----     -----     -----     -----
    Total revenues                 100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%

EXPENSES:
  Rooms                            18.8%     19.2%     22.8%     21.7%     20.3%     31.1%     23.4%
  Interest                         17.2%     18.6%     28.5%     19.2%     20.2%     0.0%      14.4%
  Administrative & general         11.6%     13.9%     13.5%     12.1%     12.8%     15.3%     13.5%
  Depreciation & amortization      4.8%      3.9%      5.0%      5.8%      4.8%      8.9%      6.0%
  Management fee                   4.9%      5.0%      5.0%      5.0%      5.0%      6.0%      5.3%
  Franchise                        4.7%      4.8%      4.8%      4.8%      4.8%      5.6%      5.0%
  Repairs and maintenance          4.4%      3.9%      7.8%      5.3%      5.1%      5.8%      5.3%
  Energy cost                      4.7%      4.1%      4.3%      4.1%      4.3%      5.8%      4.7%
  Property taxes                   5.2%      1.1%      2.4%      1.4%      2.5%      4.5%      3.1%
  Telephone                        2.0%      1.4%      2.4%      1.8%      1.8%      1.4%      1.7%
  Insurance                        1.1%      0.9%      1.4%      1.2%      1.1%      2.5%      1.5%
  Marketing                        0.5%      2.1%      3.5%      2.4%      2.0%      5.9%      3.1%
  Other                           -----------------------------------------------------------------

    Total expenses                 78.3%     79.0%     101.5%    84.7%     84.7%     92.8%     87.0%

OPERATING INCOME (LOSS)            20.0%     21.0%     (1.5%)    15.3%     15.3%     7.2%      13.0%
                                   -----     -----     -----     -----     -----     -----     -----
                                   -----     -----     -----     -----     -----     -----     -----


                                                               TABLE 9

                                                    Year Ended December 31, 1992

                                            HATFIELD SUPER 8S
                                            -----------------
                                   Rock                Somer-    Poplar     Sub      Mission   Combined
                                   Falls     Miner     Set        Bluff    Total     Bay       Total
                                   -----     -----     ---        -----    -----     ---       -----
REVENUES:
  Room Sales                       96.6%     97.6%     96.4%     97.1%     97.0%     95.2%     96.4%
  Telephone                         2.1%      1.3%      1.9%      1.2%      1.6%      2.4%      1.8%
  Other                             1.3%      1.1%      1.6%      1.7%      1.4%      2.4%      1.8%
                                   -----     -----     -----     -----     -----     -----     -----
    Total revenues                 100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%

EXPENSES:
  Rooms                            20.2%     19.5%     22.4%     20.6%     20.5%     23.7%     21.6%
  Interest                         26.1%     22.9%     33.4%     29.0%     27.2%     0.0%      17.6%
  Administrative & general         12.7%     14.6%     14.5%     11.9%     13.5%     13.6%     13.5%
  Depreciation & amortization      13.6%     11.0%     8.8%      15.7%     12.3%     15.4%     13.4%
  Management fee                   2.9%      3.0%      2.9%      2.9%      2.9%      6.0%      4.0%
  Franchise                        4.8%      4.9%      4.8%      4.9%      4.9%      5.7%      5.2%
  Repairs and maintenance          7.4%      4.1%      4.6%      7.0%      5.7%      3.0%      4.7%
  Energy cost                      5.3%      4.5%      4.3%      4.1%      4.6%      5.3%      4.8%
  Property taxes                   5.6%      1.2%      1.7%      1.9%      2.5%      3.4%      2.8%
  Telephone                        2.7%      1.3%      2.6%      1.7%      2.0%      1.4%      1.8%
  Insurance                        1.7%      1.3%      1.8%      1.6%      1.5%      1.6%      1.6%
  Marketing                        0.3%      2.2%      2.9%      2.6%      1.9%      5.5%      3.2%
  Other                         -------------------------------------------------------------------

    Total expenses                 103.3%    90.4%     104.7%    103.9%    99.6%     84.6%     94.3%

OPERATING INCOME (LOSS)            (3.3%)    9.6%      (4.7%)    (3.9%)    0.4%      15.4%      5.7%
                                   -----     -----     -----     -----     -----     -----     -----
                                   -----     -----     -----     -----     -----     -----     -----

RESULTS OF OPERATIONS

     On a pro forma basis for the year ending December 31, 1994, the Company would have generated base and percentage lease revenue of $1,335,460 resulting from combined occupancy of 71.3% at an average daily room rate of $37.52 from the five leased properties. Mortgage interest income from the Hatfield Note would have totaled $180,568, which trust deed interest income is payable quarterly, interest only, at 10% per annum. Share purchase plan interest income, payable quarterly at 7% per annum, would have totaled $21,000 on loans outstanding of $300,000. Interest income on excess cash reserves averaging $250,000 at 4% interest per annum would have totaled $10,000.

     Pro forma general administrative expenses are $210,000, including office occupancy costs, directors expenses, accounting fees, legal fees, audit fees, public company costs and other miscellaneous expenses. Advisory fees are contractually fixed at $60,000 per annum at current property and lease revenue levels. Depreciation expense is calculated based upon the costs of the motel acquisitions on a straight line basis over their estimated useful lives. Amortization of share purchase plan costs assumes the initial independent and insider directors will remain as directors for the pro forma year. Interest expense is calculated based upon a refinancing of the Rock Falls, Illinois mortgage approximating $406,000 to be paid monthly, amortizing fully over 15 years at 8.75% interest per annum.

     Pro forma funds from operations would total $1,186,671. Pro forma dividends are calculated at $1,117,969 or $83 per share on Class A Common Stock only, which amount is approximately equal to 98% of funds from operations less principal payments for debt service.

                                    TABLE 10

                                                                 YEAR ENDED DECEMBER 31,
                                                                 -----------------------
                                             Percent                                 Percent                       Percent
                              1992           change              1993                change         1994           change
                              Percent/       from                Percent/            from           Percent/       from
                              Amount         1991                Amount              1992           Amount         1993
                              ------         ----                ------              ----           ------         ----
HATFIELD SUPER 8S
Rock Falls
  Occupancy                   70.0%          (0.3%)              79.2%               13.2%          79.4%          0.2%
  ADR                         $34.50         9.5%                $35.88              4.0%           $36.37         1.4%
  REVPAR                      $24.15         9.5%                $28.43              17.7%          $28.90         1.6%
  Room sales                  $556,939       9.5%                $653,730            17.4%          $664,480       1.6%

Miner
  Occupancy                   92.7%          2.7%                94.7%               2.2%           96.2%          1.5%
  ADR                         $34.22         8.4%                $35.40              3.4%           $36.73         3.8%
  REVPAR                      $31.72         11.7%               $33.54              5.8%           $35.31         5.3%
  Room sales                  $731,293       11.7%               $771,277            5.5%           $811,923       5.3%

Somerset
  Occupancy                   55.2%          (6.5%)              58.9%                6.7%          67.6%          14.8%
  ADR                         $34.19          5.9%               $33.83              (1.1%)         $34.62          2.3%
  REVPAR                      $18.88         (0.7%)              $19.92              5.5%           $23.63         18.6%
  Room sales                  $435,314       (0.7%)              $458,145            5.2%           $543,305       18.6%

Poplar Bluff
  Occupancy                   69.2%           7.9%               71.5%               3.3%           72.2%          1.0%
  ADR                         $33.35          5.7%               $34.00              1.9%           $35.32         3.9%
  REVPAR                      $23.07         14.0%               $24.30              5.3%           $255.3         5.7%
  Room sales                  $531,938       14.4%               $558,761            5.0%           $590,788       5.7%

Subtotal
  Occupancy                   71.8%          1.2%                76.1%               6.0%           78.8%          3.6%
  ADR                         $34.07         7.5%                $34.89              2.4%           $36.00         3.2%
  REVPAR                      $24.45         8.8%                $26.55              8.6%           $28.38         6.9%
  Room sales                  $2,255,484     9.1%                $2,441,913          8.3%           $2,610,496     6.9%

Mission Bay
  Occupancy                   65.2%          (3.4%)              52.5%               (19.5%)        54.9%           4.6%
  ADR                         $43.04          0.9%               $42.84              ( 0.5%)        $42.40         (1.5%)
  REVPAR                      $28.06         (2.6%)              $22.48              (19.9%)        $23.18          3.1%
  Room sales                  $1,201,412     (2.3%)              $960,166            (20.1%)        $989,703        3.1%

COMBINED TOTALS
  Occupancy                   69.7%          (0.2%)              68.6%               (1.5%)         71.3%          3.9%
  ADR                         $36.73          4.8%               $36.82              (0.2%)         $37.52         1.9%
  REVPAR                      $25.60          4.6%               $25.26              (1.3%)         $26.73         5.8%
  Room sales                  $3,456,896      4.9%               $3,402,079          (1.6%)         $3,600,199     5.8%


LIQUIDITY AND CAPITAL RESOURCES

     Upon consummation of the Offering and application of net proceeds, the Company will have approximately $406,000 of outstanding debt and approximately $250,000 of cash. The Company intends to make additional investments in hotel properties and may incur indebtedness to make such investments or to meet distribution requirements imposed on a REIT under the Code to the extent that working capital and cash flow from the Company's investments are insufficient to make such distributions. See "Policies and Objectives With Respect to Certain Activities - Financing" and "Description of Capital Stock - Charter and Bylaw Provisions".

     The Company in the future may seek to obtain a line of credit or a permanent credit facilities, negotiate additional credit facilities, or issue corporate debt instruments, all in compliance with its Charter restrictions. Any debt incurred or issued by the Company may be secured or unsecured, long-term or short-term, charge a fixed or variable interest rate and may be subject to such other terms as the Board of Directors of the Company deems prudent.

     The Company will invest in additional hotel properties as suitable opportunities arise. It is expected that future investments in hotel properties will be financed, in whole or in part, with proceeds from additional issuances of Common Stock or other securities or borrowings. The Company currently has no agreement or understanding to invest in any hotel property other than the Mission Bay Super 8, and there can be no assurance that the Company will make any investments in any other hotel properties which meet its investment criteria.

THE LESSEE

     The Lessee is a limited purpose entity which has been recently organized to lease and operate the Initial Hotels. Upon completion of the Formation Transactions, the Lessee will be capitalized with cash and other liquid assets generally equal to nine (9) months of Base Rent (in accordance with the terms of the Percentage Leases) and will have no outstanding indebtedness for borrowed funds.

     The Lessee will funds its cash needs, including monthly payments of Base Rent and Percentage Rent, with Funds From Operation of the Initial Hotels as well as interest income on other assets of the Lessee. The Company believes that the Lessee will have adequate funds to meet its short-term liquidity requirements.

THE COMPANY

     The Company's principal source of cash to meet its cash requirements, including distributions to Shareholders, will be its share of the Company's cash flow from the Percentage Leases. The Lessee's obligations under the Percentage Leases are unsecured and the Lessee's ability to make lease payments under the Percentage Leases, and the Company's liquidity, including its ability to make distributions to Shareholders, will be dependent on the ability of the Lessee and the Manager to general sufficient cash flow from the Initial Hotels.

     Upon consummation of the Offering and application of the net proceeds, the Company will have approximately $406,000 of outstanding debt. In addition, the Company intends to acquire additional hotel properties and may incur indebtedness to make such acquisitions or to meet distribution requirements imposed on a REIT under the Code to the extent that working capital and cash flow from the Company's investments are insufficient to make such distributions. Any debt incurred or issued by the Company may be secured or unsecured, long-term or short-term fixed or variable interest rate and may be subject to such other terms as the Board of Directors of the Company deems prudent.

     The Company will invest in additional hotel properties only as suitable opportunities arise, and the Company will not undertake investments unless adequate sources of financing are available. It is expected that future investments in hotel properties will be financed, in whole or in part, with Common Stock, proceeds from additional issuances of Common Stock, or from the issuance of other debt or equity securities.

     Pursuant to the Percentage Leases, the Lessee will be required to fund the ongoing replacement or refurbishment of furniture, fixtures and equipment at the Initial Hotels in the amount of 4% of prior month's Revenues from the Initial Hotels. The Company believes that such amount will be sufficient to fund required expenditures for the term of the Percentage Leases. The Company anticipates entering into a similar arrangement with respect to future hotel properties in which it invests.

INFLATION

     Operators of hotels, in general, possess the ability to adjust room rates quickly. Competitive pressures may, however, limit the Lessee's ability to raise room rates in the face of inflation. Since 1987, industry wide annual increases in ADR have failed to keep pace with inflation.

SEASONALITY

     The Initial Hotels' operations historically have been seasonal in nature, reflecting higher occupancy rates during the second and third quarters. This seasonality can be expected to cause fluctuations in the Company's quarterly lease revenue to the extent that it receives Percentage Rent. It is presently anticipated that the Company's cash flow from operation of the Initial Hotels will be sufficient to enable it to make distributions at the estimated initial rate. To the extent that cash flow from operations are to be insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the Company expects to utilize other cash on hand or borrowings to make such distributions. No assurance can be given, however, that the Company will make distributions in the future at the initially estimated rate, or at all.

                             BUSINESS AND PROPERTIES

THE HOTEL INDUSTRY

     The United States hotel industry had approximately 28,930 hotel properties with approximately 3.2 million rooms as of June 30, 1994. Of these hotel rooms, approximately 1.9 million were affiliated with a "brand" either through a franchise or license agreement or though ownership or management by a national or regional hotel chain. The remainder were managed by independent operations not affiliated with hotel chains of more than five hotel properties. The Company believes that there are many advantages to owning hotels which are "brand" affiliated, including access to reservation systems, quality standards, training programs and enhanced customer recognition.

     The United States hotel industry is generally comprised of two sectors: full-service hotels and limited-service hotels. Full-service hotels generally offer restaurant and lounge facilities and meeting spaces, as well as a wide range of services typically including bell service and room service. Full-service hotels represent the largest segment of the hotel industry and primarily attract business travelers as compared to leisure travelers. By contrast, limited-service hotels usually only provide basic room accommodations, but generally attract a more balanced mix of business and leisure travelers.
All five of the Initial Hotels are limited-service hotels.

     The Company believes that both the Initial Hotels and the United States hotel industry in general are experiencing cyclical growth. Since 1992, the hotel industry has experienced improved fundamentals as the annual rates of growth in demand for hotel rooms have exceeded the annual rates of growth in supply of hotel room and annual ADR have increased each year. According to Smith Travel Research, for the five-year period ended December 31, 1994, the United States hotel industry demonstrated the following operating characteristics:


                                                            Years Ended December 31,
                                                            ------------------------
                                        1990                1991                1992                1993                1994
                                        ----                ----                ----                ----                ----
Average hotel occupancy                 61.8%               60.2%               61.9%               63.3%               65.2%
Annual %  growth in room supply         3.4%                2.5%                1.3%                1.0%                1.4%
Annual% growth in room demand           2.1%                0.0%                3.2%                3.6%                4.5%
ADR                                     $58.49              $58.83              $59.65              $61.14              $63.77
REVPAR                                  $36.15              $35.42              $36.92              $38.70              $41.58
% Change in REVPAR                      1.9%                (2.0%)              4.2%                4.8%                7.4%

     The improvement in industry fundamental has likewise resulted in an improvement in operating statistics for both full-service and limited-service hotels. According to Smith Travel Research, the average hotel occupancy rate for full-service hotels in the United States increased from 62.8% in 1992 to 65.2% in 1993 while ADR increased by 1.7%. The average hotel occupancy rate for limited-service hotels in the United States decreased from 63.6% in 1992 to 63.3% in 1993 while ADR increased by 1.9%. On the same property basis, the ADR at the five (5) Initial Hotels, which are limited-service hotels, owned by their Sellers as of January 1, 1993 increased from $36.82 in 1993 to $37.52 in 1994, an increase of 1.9%, and the average hotel occupancy rate of such Initial Hotels increased from 68.6% in 1993 to 71.3% in 1994.

     The Company believes that improvements in performance in the United States hotel industry since 1992 are primarily due to an improved economic environment and a low rate of growth in room supply. The Company attributes the low rate of growth in room supply to constraints on the availability of financing for new hotel development from traditional sources and an excess supply of hotel rooms resulting from high levels of hotel construction activity in prior years. The Company anticipates that growth in room supply will continue to be limited, except in certain select markets experiencing rapid economic growth, due to continued restraints on the availability of institutional funds for hotel construction.

THE MISSION BAY PARTNERSHIP AND ITS HOTEL

     Motels of America Series IX, a California Limited Partnership, ("Mission Bay") was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. Mission Bay sold 6,600 limited partnership interests at a public offering price of $1,000 each commencing November 19, 1986 pursuant to a Registration Statement on Form S-18 under the Securities Act of 1933 (Registration 33-9075-LA). The offering of $6,600,00 was fully subscribed and closed on June 15, 1987.

     The Partnership received $5,761,115 (net of offering costs of $838,885) from the sale of limited partnership interests. These funds were available for investment in property, to pay legal fees and other costs related to the investments, to pay operating expenses, and for working capital. The majority of the proceeds were used to acquire a 1.056 acre parcel of property in the Mission Bay area of San Diego, California for $2,352,000 and to build and operate thereon a 117 room "economy" motel as a franchise of Super 8 Motels, Inc. The motel was opened for business in November 1987 under a twenty-year franchise agreement with Super 8 Motels, Inc., which required the payment of initial franchise fees of $20,000 and requires ongoing royalties equal to 4% of gross room revenues and chain-affiliated advertising fees equal to 2% of gross room revenues.

     Guy E. Hatfield was the original Managing General Partner of Mission Bay. Mr. Hatfield held 32.79% of t he general partner interests and Mr. Ian Gardner-Smith held 9.89% of the general partner interests. The other 57.3% of general partner interests were held by various other individuals. On January 1, 1990, the general partners of Mission Bay sold their general partner interests to GHG Hospitality, Inc., ("GHG") and the name of the partnership was changed to "Mission Bay Super 8, Ltd.". Since January 1, 1990, the Mission Bay Super 8 has been operated pursuant to a management agreement with GHG. Mission Bay has no employees, and is not subject to any legal proceedings.

     There is significant competition in the San Diego lodging market. Mission Bay is in competition either directly or indirectly with a large number of hotels and motels of varying quality and sizes, including other motels which are part of national or regional chains. Some of such competitive hotels and motels have greater financial resources and personnel with more experience than Mission Bay and the general partner. The San Diego area in particular has a large number of hotel and motel projects that in the aggregate dilute average occupancy and affect profitability. Mission Bay's motel does not compete directly with any large budget motel chains, but competes indirectly in the greater San Diego area with such budget motels as Comfort Inns and "E-Z 8" Motels.

     There is no public trading market for the Partnership's limited partnership interests. There were approximately 1,149 holders of Mission Bay's 6,600 limited partnership interests as of December 31, 1994. Cash distributions to holders of limited partnership interests totaled $180,000 ($27.27 per interest) in 1994 and $162,000 ($24.55 per interest) in 1993. Arthur Andersen valued Mission Bay's investment property at $2,810,000 as of December 1, 1994. Because of a significant decrease in the market value of the Mission Bay Super 8, management elected to writedown Mission Bay's investment property to its appraised value of $2,810,000 as of December 31, 1994.

     Net income (loss) was ($1,381,028) in 1994 and $73,760 in 1993.  Total revenues were $1,054,819 in 1994 and $1,021,785 in 1993. The property operated at an occupancy rate of 54.9% in 1994 and 52.5% in 1993. The average daily room rate was $42.20 in 1994 and $42.84 in 1993. The net loss for 1994 resulted from an unrealized loss due to decline in value of investment property of $1,534,950 as discussed above.

     A leading industry publication has reported that, in the economy and budget market, occupancies in the San Diego region are expected to increase by 1% and average daily room rates are expected to increase by $2.00 in 1995. San Diego is hosting several city-wide conventions during the summer months that should boost occupancy and average daily room rates.

THE INITIAL HOTELS

     The Initial Hotels are diversified by geographic location (4 states). However, the Initial Hotels share the same (i) franchise affiliation (Super 8),
(ii) Lessee (Inn Fund, LLC), and (iii) approximate price segment in the hotel industry (budget price segment). There are five Initial Hotels. The Initial Hotels are the: Rock Falls Super 8 located in Rock Falls, Illinois, Poplar Bluff Super 8 located in Poplar Bluff, Missouri, Miner Super 8 located in Miner, Missouri, the Somerset Super 8 located in Somerset, Kentucky, and the Mission Bay Super 8 located in San Diego, California. The Company believes that the geographic diversity of its initial portfolio will moderate the potential effects on the Company of adverse regional economic conditions and changes in local market competitive conditions.

     The Company acquired the four Hatfield Super 8s effective April 1, 1995 and will acquire the Mission Bay Super 8 in early 1995 pursuant to the Mission Bay Acquisition Agreement. The Rock Falls Super 8 has 63 rooms, is located on 2.45 acres of land, and is located in a primarily rural area. The Poplar Bluff Super 8 has 63 rooms, is located on 1.71 acres of land, and is located in a primarily rural area. The Miner Super 8 has 63 rooms, is located on 2.00 acres of land, and is located in a primarily rural area. The Somerset Super 8 has 63 rooms, is located on 1.29 acres of land, and is located in a primarily rural area. The Mission Bay Super 8 has 117 rooms, is located on 1.07 acres of land, and is located in a primarily urban area. The average acquisition price of the Hatfield Super 8s was approximately $27,380 per room. The Company believes that the Initial Hotels are in good operating condition and meet the current quality and appearance standards required by their respective Franchise Agreements.

LIMITED SERVICE HOTELS

     The Initial Hotels do not offer a full variety of accommodations. They offer daily and nightly occupancies, but do not offer food, room service, restaurants, or laundry services.

APPRAISAL

     Arthur Andersen LLP (the "Appraiser"), was recently retained by the Company and by Mission Bay to appraise the Hatfield Super 8s as well as the Mission Bay Super 8. While the final appraisals are dated December 1, 1994, the field work for the appraisals of the Initial Hotels was performed in the fall of 1994. The appraised values of the Initial Hotels generally were based on consideration of the cost, market, and income valuation approaches. The cost approach considers the land value of the sites and the depreciated replacement cost of the improvements. The market approach analyzes sales of other going concern properties in comparison to the subject properties. The income valuation approach develops a going concern value of the subject properties by capitalizing the projected operating income. Operating data, financial data, and legal descriptions of the Hatfield Super 8s and the Mission Bay Super 8 provided to the Appraiser by the owners thereof were assumed by the Appraiser to be accurate and correct, and no audit or verification thereof was undertaken by the Appraiser. Further, the Appraiser did not assume responsibility for matters of title. Caution should be exercised in evaluating appraisal results. An appraisal is only an estimate of value and should not be relied upon as a precise measure of realizable value. The appraisals assume that the properties would be sold on an orderly basis under stable market conditions. The appraisals for the five hotels were completed using the same methodology for each hotel (i.e., all appraisals were performed on a consistent basis). See "Risk Factors--Real Estate Investment Risk".

THE PERCENTAGE LEASES

     IN GENERAL

     In order for the Company to qualify as a REIT, the Company cannot directly or indirectly operate hotels. Therefore, each Initial Hotel is separately leased by the Company to the Lessee under a Percentage Lease. The Lessee was recently formed as a Delaware limited liability company. Other than the inventory, working capital sufficient to operate the Initial Hotels, the franchise licenses, and the promissory notes of the members equal to nine months' Base Rent due the Company under the Percentage Leases, the Lessee has only nominal assets in addition to its rights and benefits under the (i) franchise licenses, (ii) the Percentage Leases, (iii) the Management Agreements, and (iv) the promissory notes of the members equal to nine months' Base Rent of the Initial Hotels. Each Percentage Lease for the Initial Hotels contains the provisions described below, and the Company intends that future leases with respect to its hotel property investments will contain substantially similar provisions, although the Company's Board of Directors may, in its discretion, alter any of these provisions with respect to any particular lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time, and consistent with maintaining the Company's status as a REIT under the Code. The following summary is qualified in its entirety by the Percentage Leases, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     PERCENTAGE LEASE TERMS

     The Percentage Leases with respect to the Hatfield Super 8s commenced effective as of January 1, 1995 between AAG and Lessee and on April 1, 1995 the Company assumed the Percentage Leases as lessor. The Percentage Lease with respect to the Mission Bay Super 8 will commence on the closing of the Formation Transactions. Each Percentage Lease has an initial term of not less than fifteen years, subject to earlier termination upon the occurrence of certain contingencies described in the Percentage Lease (including, particularly, the provisions described herein under "Damage to Hotels," "Condemnation of Hotels" and "Termination of Percentage Leases on Disposition of Hotels").

     AMOUNTS PAYABLE UNDER THE PERCENTAGE LEASES

     During the term of each Percentage Lease, the Lessee is obligated to pay the greater of the Base Rent or the Percentage Rent plus certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Base Rent accrues and is required to be paid monthly. Percentage Rent is based on percentages of room revenues for each of the Initial Hotels. Percentage Rent is due quarterly; however, the Lessee will not be in default for payment of Percentage Rent due in any calendar year if the Lessee pays, within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year. The Lessee must also make monthly deposits into a reserve account (the "FF&E Reserve Account") of an amount equal to 4% of the prior month's gross revenues from each Initial Hotel to fund repairs and replacements of furniture, fixtures and equipment in the Initial Hotels which replacements and repairs must be generally approved by the Company.

     The following table sets forth (i) the annual Base Rent, (ii) the annual Percentage Rent formulas, (iii) room revenue for the twelve months ended December 31, 1994 and (iv) the pro forma Percentage Rent that would have been paid for each Initial Hotel currently owned by the Company pursuant to the terms of the Percentage Leases based on historical revenues for the twelve months ended December 31, 1994, as if the Company had owned those Initial Hotels and the Percentage Leases had been in effect since January 1, 1994. For each such Initial Hotel, Percentage Rent would have been greater than Base Rent, and the pro forma rents shown below represent such Percentage Rent.

                                                                                                                      Pro Forma
                                                                                                  Room Revenue      Percentage Rent
                                                                                                   for the 12         for the 12
                     Annual Base   Annual Percentage                                              Months Ended       Months Ended
                        Rent            Rent Formula                                            December 31, 1994  December 31, 1994
                        ----            ------------                                            -----------------  -----------------
Initial Hotels:

   Miner             $293,000        35% YTD Revenues plus 10% of Revenues over $500,000,       $846,019           $340,310
                                     plus an additional 10% of Revenues over $750,000, less
                                     Base Rent previously paid YTD less
                                     Percentage Rent paid YTD


   Poplar Bluff       $216,000       35% YTD Revenues plus 10% of Revenues over $500,000,       $618,862           $228,488
                                     plus an additional 10% of Revenues over $750,000, less
                                     Base Rent previously paid YTD less
                                     Percentage Rent paid YTD


   Rock Falls        $237,000        35% YTD Revenues plus 10% of Revenues over $500,000,       $708,125           $268,656
                                     plus 10% of Revenues over $750,000, less
                                     Base Rent previously paid YTD less
                                     Percentage Rent paid YTD


   Somerset          $185,000        35% YTD Revenues plus 10% of Revenues over $500,000,       $561,459           $202,657
                                     plus an additional 10% of Revenues over $750,000, less
                                     Base Rent previously paid YTD less
                                     Percentage Rent paid YTD


Mission Bay          $281,000        28% YTD Revenues plus 7% of Revenues over $1,350,000,      $1,054,819         $295,349
                     --------        plus an additional 10% of Revenues over $1,550,000, less   ----------         --------
                                     Base Rent previously paid YTD less
                                     Percentage Rent paid YTD

Consolidated
Total for
Initial Hotels       $1,212,000                                                                 $3,789,284         $1,335,460
                     ----------                                                                 ----------         ----------
                     ----------                                                                 ----------         ----------
- -----------------------------------------------------------------------------------------------------------------------------------

      Calculated on a pro forma basis by applying the rent provisions in the Percentage Leases using historical room revenue of the Initial Hotels for the year as if January 1, 1994 were the beginning of the lease year.

     Other than real estate and personal property taxes and maintenance of underground utilities and structural elements, which are obligations of the Company, the Percentage Leases require the Lessee to pay rent, insurance, all costs and expenses and all utility and other charges incurred in the operation of the Initial Hotels. The Percentage Leases also provide for rent reductions and abatements in the event of damage or destruction or a partial taking of any Initial Hotel as described under "Damage to Hotels" and "Condemnation of Hotels."

     MAINTENANCE & MODIFICATIONS

     Under the Percentage Leases, the Lessee is required to maintain the underground utilities and the structural elements of the improvements, including exterior walls (including plate glass) and the roof of each Initial Hotel. In addition, the Percentage Leases obligate the Lessee to fund the repair, replacement and refurbishment of furniture, fixtures and equipment in the Initial Hotels. The Lessee is required to establish an FF&E Reserve Account by making monthly deposits in an amount equal to 4% of the prior month's

Revenues from the Initial Hotels. Upon expiration of the Term, any amounts remaining in the FF&E Reserve Account shall be paid to the Lessee provided there is no Event of Default. Generally, the Lessee is required to maintain the Initial Hotels in good order and repair, except for ordinary wear and tear, and to make non-structural, foreseen and unforeseen, and ordinary and extraordinary, repairs which may be necessary and appropriate to keep the Initial Hotels in good order and repair.

     The Lessee, at its expense, may make non-capital and capital additions, modifications or improvements to the Initial Hotels, provided that such action does not significantly alter the character or purposes of the Initial Hotels or significantly detract from the value or operating efficiencies of the Initial Hotels. All such alterations, replacements and improvements shall be subject to all the terms and provisions of the Percentage Leases and will become the property of the Company upon termination of the Percentage Leases. The Company will own substantially all personal property (other than inventory, linens and other nondepreciable personal property) not affixed to, or deemed a part of, the real estate or improvements thereon, except to the extent that ownership of such personal property would cause the Rents under a Percentage Lease not to qualify as "rents from real property" for REIT income test purposes.(58)

     INSURANCE AND PROPERTY TAXES

     The Lessee is responsible for paying all Impositions including real estate and personal property taxes on the Initial Hotels. The Lessee is required to pay for all insurance on the Initial Hotels, with extended coverage, including business interruption, casualty, comprehensive general public liability, workers' compensation and other insurance as described in the Percentage Leases, and must name the Company as the insured or an additional named insured.

     INDEMNIFICATION

     Under each of the Percentage Leases, the Lessee is obligated to indemnify, and is obligated to hold harmless, the Company from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incurred by, imposed upon or asserted against the Company on account of, among other things, (i) any accident or injury to person or property on or about the Initial Hotels, (ii) any misuse by the Lessee or any of its agents of the leased property, (iii) any environmental liability resulting from conditions disclosed in the environmental audits received by the Company before it acquired or acquires the Initial Hotels or caused or resulting thereafter from any action or negligence of the Lessee (59), (iv) taxes and assessments in respect of the Initial Hotels, (v) the sale or consumption of alcoholic beverages on or in the real property or improvements thereon, or (vi) any breach of the Percentage Leases by Lessee; provided, however, that such indemnification will not be construed to require the Lessee to indemnify the Company against the Company's own grossly negligent acts or omissions or willful misconduct. The Lessee has only nominal assets with which to indemnify the Company.(60)

     ASSIGNMENT AND SUBLEASING

     The Lessee is permitted, in its sole discretion, to sublet all or any part of the Initial Hotels or assign its interest under any of the Percentage Leases to an Affiliate of the Lessee. The Lessee shall have the right to assign this Lease to an unaffiliated third party transferee if (i) such transferee meets certain net worth

- ----------------------
(58) See "Federal Income Tax Considerations - Requirement for Qualification"

(59) See "Business and Properties - Environmental Factors"

(60) See "Risk Factors - Newly Organized Entities; Limited Assets and Operating History" requirements (as described in the Percentage Leases), (ii) such transferee assumes all of the Lessee's obligations and rights under the assigned Percentage Lease, and (iii) the Lessee and/or the unaffiliated third party transferee pays any and all outstanding Percentage Rent to the Company prior to the consummation of the assignment or sublet. No assignment or subletting will release the Lessee from any of its obligations under the Percentage Leases.

     DAMAGE TO INITIAL HOTELS

     In the event of damage to or destruction of any Initial Hotel covered by insurance which renders the Initial Hotel unsuitable for the Lessee's use and occupancy, the Lessee will have the following options: (a) to repair, rebuild, or restore the Initial Hotel, (b) to offer to acquire the Initial Hotel on the terms set forth in the applicable Percentage Lease, or (c) terminate the Percentage Lease. If the Lessee rebuilds the Initial Hotel, the Company is obligated to disburse to the Lessee, from time to time and upon satisfaction of certain conditions, any insurance proceeds actually received by the Company as a result of such damage or destruction, and any excess costs of repair or restoration will be paid by the Lessee. If the Lessee decides not to rebuild and the Company exercises its right to reject the Lessee's mandatory offer to purchase the Initial Hotel on the terms set forth in the Percentage Lease, the Percentage Lease will terminate and the insurance proceeds will be retained by the Company. If the Company accepts the Lessee's offer to purchase the Initial Hotel, the Percentage Lease will terminate and the Lessee will be entitled to the insurance proceeds. In the event that damage to or destruction of an Initial Hotel which is covered by insurance does not render the hotel wholly unsuitable for the Lessee's use and occupancy, the Lessee generally will be obligated to repair or restore the Initial Hotel. In the event of damage to or destruction of any Initial Hotel which is not covered by insurance, the Lessee will have the following options: (a) repair, rebuild, or restore the Initial Hotel, (b) offer to purchase the Initial Hotel on the terms and conditions set forth in the Percentage Lease, (c) give the Lessor notice of termination of the Percentage Lease. The Percentage Lease shall remain in full force and effect during the first three months of any period required for repair or restoration of any damaged or destroyed Initial Hotel, after which time, rent will be equitably abated.

     CONDEMNATION OF HOTEL

     In the event of a total condemnation of an Initial Hotel, the relevant Percentage Lease will terminate with respect to such Initial Hotel as of the date of Taking, and the Company and the Lessee will be entitled to their shares of the condemnation award in accordance with the provisions of the Percentage Lease. In the event of a Partial Taking which does not render the Initial Hotel unsuitable for the Lessee's use, the Lessee shall restore the untaken portion of the Initial Hotel to a complete architectural unit and the Company shall contribute to the cost of such restoration that part of the condemnation award specified for restoration.


     EVENTS OF DEFAULT

     Events of Default under the Percentage Leases include, among others, the following:

     (i) the occurrence of an Event of Default under any other lease between the Company and the Lessee or any Affiliate of the Lessee;

     (ii) the failure by the Lessee to pay Base Rent when due and the continuation of such failure for a period of 10 days thereafter;

     (iii) the failure by the Lessee to pay the excess of Percentage Rent over Base Rent within 90 days after the end of the calendar year in which such payment was due;

     (iv) the failure by the Lessee to observe or perform any other term of a Percentage Lease and the continuation of such failure for a period of 30 days after receipt by the Lessee of notice from the Company thereof, unless such failure cannot be cured within such period and the Lessee commences appropriate action to cure such failure within said 30 days and thereafter acts, with diligence, to correct such failure within such time as is necessary;

     (v) if the Lessee shall file a petition in bankruptcy or reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debt generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment;

     (vi) if the Lessee voluntarily discontinues operations of an Initial Hotel for more than 30 days, except as a result of damage, destruction, or condemnation; or

     (vii) if the franchise agreement with respect to an Initial Hotel is terminated by the Franchisor as a result of any action or failure to act by the Lessee or its agents.

If an Event of Default occurs and continues beyond any curative period, the Company will have the option of terminating the Percentage Lease or any or all other Percentage Leases by giving the Lessee ten days' written notice of the date for termination of the Percentage Leases and, unless such Event of Default is cured prior to the termination date set forth in said notice, the Percentage Leases shall terminate on the date specified in the Company's notice and the Lessee is required to surrender possession of the affected Initial Hotels.

     TERMINATION OF PERCENTAGE LEASES ON DISPOSITION

     In the event the Company enters into an agreement to sell or otherwise transfer an Initial Hotel, the Company is exonerated from all future liabilities and obligations under the Percentage Leases provided that the transferee expressly assumes all obligations of Lessor under the Percentage Leases.

     FRANCHISE LICENSE

     The Lessee is the licensee under the franchise licenses on the Initial Hotels. Upon the occurrence of certain events of default by the Lessee under a franchise license, the franchisor has agreed to transfer the franchise license for the relevant hotel to the Company (or its designee).(61)

     BREACH BY COMPANY

     If the Company fails to cure a breach by it under a Percentage Lease, the Lessee may purchase the relevant Initial Hotel from the Company for a purchase price equal to that Initial Hotel's then fair market

- ----------------------
(61) See "Business and Properties - Various Franchise Agreements" value. Upon notice from Lessee that the Company has breached the Lease, the Company has 30 days to cure the breach or proceed to cure the breach, which period may be extended in the event of certain specified, unavoidable delays.

     INVENTORY

     All inventory required in the operation of the Initial Hotels is purchased and owned by the Lessee at its expense. The Company has the option to purchase all inventory related to a particular Initial Hotel at fair market value upon termination of the related Percentage Lease.

THE MANAGEMENT AGREEMENTS

     The Lessee and the Manager are parties to the Management Agreements with respect to the Initial Hotels, which Management Agreements are for terms coinciding with the terms of the Leases. See "The Manager". Pursuant to the terms of the Management Agreements, the Manager receives from the Lessee a base management fee equal to 3% of the adjusted gross revenue of the Initial Hotels, an incentive fee equal to 20% of the Lessee's net operating income of each Initial Hotel, and an accounting fee of $100 per guest room per year. In addition, the Manager is reimbursed by the Lessee for all out-of-pocket expenses in connection with the management and operation of the Initial Hotels.

FRANCHISE AGREEMENTS

     All of the Initial Hotels are currently operated pursuant to a Franchise Agreement. The Company expects that a majority of any additional hotel properties it may acquire will also be subject to similar agreements. The Company believes that franchises (including hotel licenses) generally provide advantages to hotel operators (such as the Lessee) through the use of advertising on a much broader scale than would be possible for an individual hotel or small group of hotels, nationally recognized brand names, nationally accessible reservations systems, technical and business assistance to the individual franchisee and substantial buying power over approved suppliers.

     The Franchise Agreements generally require the Lessee to pay a monthly royalty fee based on gross sales and to pay various other marketing fees associated with certain marketing or advertising and centralized reservation service funds, usually based on gross sales. Such fees may vary between individual hotels within a franchise system based on the type of marks, restaurants or other aspects of the franchise system used.

     The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the Initial Hotels which are established by the Franchisors to maintain uniformity in the system created by each such Franchisor. Such standards generally regulate the hours of operation, maintenance, appearance and cleanliness, quality and type of goods and services offered, signage, protection of marks and advancement of marks. Compliance with such standards could require significant expenditures by the Lessee for capital improvements at the Initial Hotels. Any such improvements would likely increase the value of the applicable Initial Hotels to the benefit of the Company. Pursuant to the Percentage Leases, the Lessee is required to maintain the FF&E Reserve Account in the Company's name to fund replacements of furniture, fixtures and equipment.

     Ongoing training costs, requirements to purchase only from approved suppliers, financial reporting requirements, insurance requirements and various covenants not to compete imposed upon the franchisee are other common terms in the Franchise Agreements. Such financial reporting requirements often stipulate the maintenance of books and records, the monthly reporting of sales and other operating data, quarterly or semi-annual unaudited financial statements and, in some cases, annual financial statements audited by an independent certified public accountant. Required insurance usually must cover both the Franchisor and franchisee with respect to certain specified liabilities, must fall within certain approved coverage limits and be written by an approved insurance company. Covenants not to compete include prohibitions against engaging in a similar business within a certain geographical area, hiring employees away from the Franchisor or other unrelated franchisees otherwise diverting business from other franchisees.

     The Franchise Agreements generally require the consent of the Franchisor to a transfer of an interest in the applicable franchise, and both the consent of the Franchisor and the execution of a new franchise agreement in the event of a transfer of all or a controlling portion of the franchisee under the relevant Franchise Agreement. The Company has obtained the consent of the Franchisor to the transfer of the Franchise Agreements and executed the "Substitute Franchise Agreement" which substituted Lessee, as the current franchisee, for the original franchisee.

     Each of the Initial Hotels is a party to a Franchise Agreement with Super 8 Motels, Inc., a South Dakota corporation ("Super 8"), as franchisor. Each of the various Franchise Agreements has a term of twenty (20) years. The following are the commencement dates of the various Franchise Agreements:

          Hotel               Commencement Date
          -----               -----------------
          Rock Falls          7/25/85
          Poplar Bluff        7/26/85
          Miner               1/3/85
          Somerset            7/29/85
          Mission Bay         7/15/87


ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, ordinances, regulations and common law, a current or previous owner or operation of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws, ordinances and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and the liability under such laws, ordinances and regulations has been interpreted to be strict, joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as, the owner's ability to sell or lease the real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever owned or operated by such person. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of ACMs when these ACMs are in poor condition or when a property with ACMs is undergoing remodeling, renovation or demolition. Such laws and common law principles could also be used to impose liability upon owners or operators of real properties for release of ACMs that cause personal injury or other damage.

     The Company has received a Phase I environmental assessment report for each of the Initial Hotels, prepared by an independent environmental consultant. The purpose of each such report was to identify, to the extent reasonably possible and based on reasonably available information, any existing and potential conditions resulting from hazardous or toxic substances, including petroleum products and asbestos, at the Initial Hotels. The scope of the Phase I environmental assessment for each Initial Hotel generally included: (i) a review of available maps, aerial photographs and past and present uses of the site; (ii) limited inquiries of federal, state and local agencies having jurisdiction over certain environmental matters and (iii) an inspection of appropriate public record. Each Phase I environmental assessment also included an on-site inspection of the Initial Hotels to determine evidence of past or present on-site waste disposal, visible surface contamination, potential sources of soil and containers, current waste streams and management practices, ACMs and PCB transformers. In addition, as part of Phase I environmental assessment, abutting properties and nearby sources of potential contamination were identified and evaluated for potential impact to the Initial Hotels, to the extent reasonably possible.

     Certain of the Initial Hotels are located on, adjacent to or in the vicinity of properties (including gasoline stations) that contain or have contained storage tanks or that have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous substances into the soil or groundwater. Although there can be no assurance that petroleum products from such properties or other hazardous substances have not been released or have not migrated, or in the future will not be released or will not migrate into the Initial Hotels, the Company is not aware of any such releases or migrations and the Phase I environmental assessment reports described above did not reveal any information which would indicate that the Initial Hotels have been materially adversely affected by such storage tanks or activities. None of the Phase I audit reports revealed that a Phase II audit was necessary or required. The Company does not believe that it will have any material liability as a result of such activities; however there can be no assurance that the Company will not incur future environmental liabilities arising out such activities or that any such liability would not have a material adverse effect on the future financial condition or result of operations of the Company.

     Based on the Phase I environmental assessments of the Initial Hotels and the representations of AAG under the Contribution and Assumption Agreement and the representative of Mission Bay under the Mission Bay Acquisition Agreement, the Company is not aware of any environmental condition with respect to the Initial Hotels that could have had a material adverse effect on the Company's financial condition or results of operations. No assurances can be given, however, that (i) the Phase I environmental assessments undertaken with respect to the Initial Hotels have revealed all potential environmental liabilities,
(ii) any prior owner or operator of the real property on which the Initial Hotels are located did not create any material environmental condition not known to the Company, or (iii) a material environmental condition does not otherwise exist as to any one or more Initial Hotels. Pursuant to the Contribution and Assumption Agreement and Mission Bay Acquisition Agreement, AAG and the Partners of Mission Bay, respectively, represented to the Company that, except as disclosed in the Phase I environmental assessments for certain of the Initial Hotels, they have no knowledge or reason to believe hazardous substances exist in or on the Initial Hotels. As previously noted, pursuant to the Percentage Leases, the Lessee has agreed to comply with applicable environmental regulations. However, in the event that the Company is held liable for costs and expenses in connection with a site clean-up or in connection with ACMs, and the Company is unable to enforce or obtain recoveries under the indemnity provisions of the Percentage Leases, the Contribution and Assumption Agreement, and the Mission Bay Acquisition Agreement, as the case may be, such costs and expenses could have a material adverse effect on the Company's ability to make distributions to its Shareholders.

EMPLOYEES

     The Company expects to employ one person as of the completion of the Offering, who will not be represented by a union.

COMPETITION

     The hotel industry is highly competitive. All of the Initial Hotels are located in developed areas. There are numerous other hotel properties within the market area of each Initial Hotel. The number of competitive hotel properties in an area could have a material and adverse effect on the rental market for the room units at each Initial Hotel and the rates which may be charged for such room units. In addition, the

Initial Hotels must compete for occupants with new hotels in the area that have not yet opened as of the date of this Prospectus.

DEPRECIATION

     In exchange for Common Stock, the Company (i) acquired a 100% interest in the Hatfield Super 8s and (ii) will acquire a 100% interest in the Mission Bay Super 8. To that extent, the Company's initial basis in the Initial Hotels for federal income tax purposes generally is or will be equal to the value of the stock at the time it was issued by the Company. The Company plans to depreciate such depreciable hotel property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Company plans to use MACRS for fixtures and equipment. Under MACRS, the Company generally will depreciate such fixtures and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the Company places more than 40% of its fixtures and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the fixtures and equipment placed in service during that year. The Company plans to use ADS for buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. For financial statement purposes the Company intends to use the straight-line-method of depreciation over the remaining estimated useful lives of all assets acquired.

LEGAL PROCEEDINGS

     The Company has a very short operating history and is not currently a party to any legal proceedings. Under the Contribution and Assumption Agreement and the Mission Bay Acquisition Agreement, AAG and the Partners of Mission Bay, respectively, have represented to the Company that there are no condemnation, eminent domain or other actions, suits or proceedings involving the Initial Hotels, except for certain real estate taxation disputes, certain matters covered by insurance maintained by AAG and Mission Bay and certain immaterial matters not covered by such insurance. The Company is not aware of any legal proceeding affecting the Initial Hotels for which it might potentially become liable.

INSURANCE

     Pursuant to the Percentage Leases, the Lessee will be obligated to pay the costs of insurance maintained on the Initial Hotels covering commercial general liability for injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Initial Hotels, commercial property liability for damage to the improvements, merchandise, trade fixtures, fixtures, equipment and personal property, workers' compensation benefits, alcoholic beverage and liquor liability, business interruption and other losses customarily insured by businesses similar to the Company. The Company believes that the coverages specified in the Percentage Leases are consistent with industry practice.

REGULATORY MATTERS

     GENERAL

     Hotel properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Company believes that each Initial Hotel has the necessary permits and approvals required to enable the Lessee to operate the Initial Hotels in the manner contemplated by the Percentage Leases.

     AMERICANS WITH DISABILITIES ACT
     The hotel properties must comply with Title III of the ADA to the extent that such properties are

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

"public accommodations" and/or "commercial facilities" as defined by the ADA. Under the public accommodations provisions of the ADA, the Company as owner of the hotel properties, will be obligated to reasonably accommodate the patrons of the hotel properties who have physical, mental or other disabilities. This will include the obligation to remove architectural and communication barriers at the hotel properties when doing so is "readily achievable." In addition, under the commercial facilities provisions of the ADA, the Company will be obligated to ensure that alterations to the hotel properties made after January 26, 1992, conform to the specific requirements of the ADA implementing regulations. Noncompliance could result in the imposition of fines, injunctive relief, and an award of damages and attorneys' fees. The Lessee generally is obligated to remedy any ADA compliance matters pursuant to the Percentage Leases. However, if required changes were to involve significantly greater expenditures or expenditures on a more accelerated basis than is currently anticipated, the ability of the Lessee to pay rent could be adversely affected which in turn could adversely affect the Company's ability to make expected distributions to its Shareholders. Currently, the Company believes that the Initial Hotels are in compliance with the ADA in all material respects.

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


             FORMATION TRANSACTIONS AND OTHER RELATED TRANSACTIONS

OVERVIEW

     The Formation Transactions will result in the ownership of the Mission Bay Super 8 by the Company. The Company acquired the Hatfield Super 8s pursuant to the Contribution and Assumption Agreement. The Company will acquire the Mission Bay Super 8 pursuant to the Mission Bay Acquisition Agreement. Upon acquisition of the Mission Bay Super 8, the Company will elect REIT status. The Company has entered into four Percentage Leases with the Lessee leasing each of the Hatfield Super 8s to the Lessee. The Lessee has entered four Management Agreements with the Manager for each of the Hatfield Super 8s. Upon acquisition of the Mission Bay Super 8, the Company will enter into a lease agreement with the Lessee identical in form to the Percentage Leases and the Lessee will enter into a management agreement with the Manager identical in form to the Management Agreements. The Shares of the Company, as a REIT, when offered to the public will be approved for listing on AMEX.

AAG ACQUISITION

     On March 31, 1995, Mr. Hatfield transferred the Hatfield Note in the amount of $1,805,675 to AAG. Thereafter, on April 1, 1995, AAG transferred the Hatfield Note and the Hatfield Super 8s to the Company, in exchange for which the Company issued 100 Initial Shares of Common Stock to the AAG Partners representing 100% of the equity interest in the Company.

     The Hatfield Note is a secured promissory note in the amount of $1,805,675 dated March 31, 1995, which obligates the AAG Partners to make interest and principal payments to AAG. The note provides for quarterly interest payments at 10% per annum and a balloon principal payment on March 31, 2000. The Hatfield note was subsequently assigned by AAG to the Company effective April 1, 1995. The Hatfield Note is secured by an interest in real property which has an appraised value in excess of the value of the Hatfield Note and a pledge of 26.2 of the 100 Initial Shares of the Company. Upon the close of the Formation Transactions, the Hatfield Note will be secured by 180,780 Class A Shares of the Company's Common Stock.

     Finally, AAG transferred the financial assets of the Hatfield Super 8s to the Lessee and a note in the amount of $60,195 payable to the Lessee pursuant to the "Financial Asset Acquisition Agreement", in exchange, the Lessee fully assumed the liabilities of the Hatfield Super 8s. The result of the AAG acquisition is that the four Hatfield Super 8s are now owned by the Company.

MISSION BAY ACQUISITION

     In mid 1995, the Company will acquire the Mission Bay Super 8 pursuant to the "Mission Bay Acquisition Agreement". The Mission Bay Limited Partners will receive 281,000 Shares (assuming no Dissenting Partners) of Common Stock from the Company representing 19% of the equity interest in the Company in consideration for Mission Bay's transfer of the Mission Bay Super 8. (The 281,000 Shares will be reduced by the Shares attributable to the Dissenting Partners.)

PUBLIC OFFERING

     The Company will issue 500,000 Shares of Common Stock in a Public Offering at a gross sales price of $10 per share (the "Public Offering"). In connection with such Public Offering, the Company may or may not use an underwriter to place said Shares. The Company anticipates that the total sales commission and other expenses associated with such sale will equal 10% of the gross sales proceeds. Accordingly, the Company anticipates that the Public Offering will generate net proceeds to it of $4.5 million.


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


THE ADVISOR AND THE ADVISORY AGREEMENT

     The Advisor is Host Funding Advisors, Inc., a Delaware corporation. The Advisor was incorporated in June, 1994. HMR owns all of the stock in the Advisor. The three directors of the Advisor are Michael S. McNulty, Ian Gardner-Smith, and Don W. Cockcroft. The Advisor's principal office is located at 7825 Fay Avenue, Suite 250, La Jolla, California 92037.

     The Company entered into the Advisory Agreement with the Advisor on _________, 1995. Pursuant to the Advisory Agreement, the Advisor will provide information, advice, assistance, and facilities to the Company in connection with the Company's future investment in hotel properties. Additionally, the Advisor will administer the daily operations of the Company, negotiate on the Company's behalf, act as agent for the Company in collecting funds and paying debts, and generally manage and operate the Company. In consideration for such services, the Company will compensate the Advisor in the amount of $60,000 per year. The Advisory Agreement may be terminated by either the Company or the Advisor on 60 days written notice.

THE ACQUISITION CO. AND THE POST-FORMATION ACQUISITION AGREEMENT

     The Acquisition Co. is Host Acquisition Group, a Delaware limited liability company. Ian Gardner-Smith is the President and Secretary of the Acquisition Co. HMR owns 93.4% of the membership interest in the Acquisition Co. and Paul
K. Richey owns 6.6%. The Acquisition Co. was formed on ______, 1995. The Company entered into the Post-Formation Acquisition Agreement with the Acquisition Co. on _____, 1995.

     Pursuant to the Post-Formation Acquisition Agreement, the Acquisition Co. will manage, coordinate, and supervise the Company's acquisition program for the acquisition of additional hotel properties. The Acquisition Co. will have authority to negotiate for and prepare acquisition documentation for the Company's acquisition of additional hotel properties. In exchange for such services, the Company will pay the Acquisition Co. six percent (6%) of the gross purchase price of any hotel properties acquired by the Company during the term of the Post-Formation Acquisition Agreement.

THE LESSEE

     GENERAL

     The Lessee is Inn Fund, LLC, a Delaware limited liability company. Ian Gardner-Smith is President and Treasurer of the Lessee. Guy E. Hatfield is the Secretary of the Lessee. Mr. Gardner-Smith owns ninety two and one-half percent (92.5%) of the equity interest in the Lessee and Mr. Hatfield owns seven and one-half percent (7.5%) of the equity interest in the Lessee. The Lessee is currently operating the Hatfield Super 8s pursuant to the Percentage Leases. Upon completion of the Mission Bay Acquisition, the Lessee will operate the Mission Bay Super 8 pursuant to a lease agreement identical in form to the Percentage Leases.

     The Lessee employs approximately sixty people in the operation of the Hatfield Super 8s and expects to employ additional employees in the operation of all the Initial Hotels after the consummation of the Mission Bay Acquisition. Under the Percentage Leases, the Lessee generally is required to perform all operational functions necessary to operate the Initial Hotels. Such functions include accounting, periodic reporting, ordering supplies, advertising and marketing, maid service, laundry, and maintenance. The Lessee is entitled to all profits and cash flow from the Initial Hotels after payment of Base Rent or Percentage Rent, Additional Charges, the FF&E Reserve Account monthly deposits, and other operating expenses under the Percentage Leases.

     The Company must rely on the Lessee to generate sufficient cash flow from the operation of the Initial Hotels to enable the Lessee to meet its obligations under the Percentage Leases. The obligations of

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

the Lessee under the Percentage Leases are unsecured. Other than working capital sufficient to operate the Initial Hotels, inventory, its rights and benefits under the Percentage Leases, its rights and benefits under the franchise licenses for the Initial Hotels, and the promissory notes of the members equal to nine (9) months' Base Rent due the Company under the Percentage Leases, the Lessee has only nominal assets.

THE MANAGER

     GENERAL

     The Manager manages the Hatfield Super 8s pursuant to the Management Agreements. Upon completion of the Mission Bay Acquisition, the Manager will manage the Mission Bay Super 8 pursuant to an agreement identical in form to the
Management Agreements.   Guy E. Hatfield is President of the Manager.  Emily
Groce is Treasurer of the Manager. Mr. Gardner-Smith is Vice President and Secretary of the Manager. Mr. Hatfield, Mr. Gardner-Smith and Ms. Groce are the directors of the Manager. Mr. Hatfield owns 30% of the stock of the Manager and Mr. Gardner-Smith owns 70% of the stock of the Manager. Mr. Hatfield has extensive experience in hotel management and operations. The Manager currently employs approximately four people. Under the Management Agreements, the Manager generally is required to perform all operational and management functions necessary to operate the Initial Hotels. Such functions include accounting, periodic reporting to and coordinating generally with the Lessee, ordering supplies, advertising and marketing, maid service, laundry, and maintenance.
The Manager is paid a Management Fee, an Incentive Fee, and an Accounting Fee pursuant to the Management Agreements, plus reimbursement for all out-of-pocket expenses. The Manager is not required to devote all of its time and efforts to the Initial Hotels. The Advisor has agreed that it will not permit the Manager to subsequently acquire any management rights to or ownership rights in any hotel property (other than for the Company or the Partnership) located within a 5 mile radius of any hotel property in which the Company has invested. The Manager also has agreed to this limitation in the Management Agreements.

     MANAGEMENT TEAM

     Certain information with respect to key personnel of the Manager is set forth below.

     Guy E. Hatfield, age 61, has been President of the Manager since 1989. Mr. Hatfield earned a Bachelor of Science degree from Bradley University in 1955 and shortly thereafter, enlisted in the U.S. Navy where he eventually served as a Lieutenant Commander. In 1962, Mr. Hatfield graduated with a Juris Doctorate from University of San Diego. From 1962 to 1965, Mr. Hatfield was Senior Partner of Hatfield & Wasserman, a law firm specializing in Real Estate law. From 1965 to 1968, Mr. Hatfield was President of Guy Hatfield Homes a real estate development company that built 940 single family homes. From 1968 to 1973, he was President and Chairman of the Board of Empire Equities, Inc., a public corporation that was a conglomerate composed of six title offices and three mortgage offices. From 1973 to 1979, Mr. Hatfield was President and Owner of All American Development Company, which built 3,250 single family homes.
From 1980 to 1982, he was President and Chairman of the Board of a computer manufacturing company by the name of Itron, Inc., a publicly held company whose shares were traded on the NASDAQ. Mr. Hatfield was Assistant Convention Manager of the 1984 Republican National Convention. Also in 1984, Mr. Hatfield was a Committee Member of the Committee of the 50th American Presidential Inaugural Guaranty Fund. From 1984 to 1989, Mr. Hatfield was Chairman of the Board and Chief Executive Officer of Motels of America, Inc., a corporation which built and managed 107 Super 8 motels and had gross annual sales of $80,000,000. Currently, Mr. Hatfield is President of Hatfield Inns, Inc., a corporation which owns and manages five motels and has annual sales of $2,600,000.

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

BENEFITS TO HATFIELD AFFILIATES

     As a result of the Formation Transactions and the Offering, certain officers and employees of the Company, AAG, and the Lessee will receive the following benefits:

     - the Common Stock of the Company received by Mr. Hatfield and his Affiliates will be more liquid than their prior equity interests in the Company;

     - the Company's Common Stock which Mr. Hatfield and his Affiliates will possess after the Formation Transactions will constitute a majority of voting rights;

     - the net proceeds of the Public Offering will be used in part to pay off debt which Mr. Hatfield and his Affiliates have personally guaranteed;

     - the Lessee, 7.5% of the Membership Interest of which is owned by Mr. Hatfield, will be entitled to all profits and cash flow from the Initial Hotels after payment of rent under the Percentage Leases, management fees and other operating expenses (62);

     - the Manager, 30% of the Common Stock of which is owned by Mr. Hatfield and his Affiliates, will be entitled to all profits and cash flow from the Management Agreements covering the Initial Hotels after payment of all expenses incurred by the Manager in rendering services to the Lessee according to the terms of the Management Agreements (63).

BENEFITS TO MISSION BAY LIMITED PARTNERS AND AFFILIATES

     As a result of the Formation Transactions, the Mission Bay Limited Partners and Affiliates of Mission Bay will receive the following benefits, among others:

     - the Common Stock of the Company received by Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement will be more liquid than their prior equity interests in Mission Bay;

     - the Exchange Value of the Common Stock to be issued to the Mission Bay Limited Partners is $2,810,000. The aggregate fair market value of the contributed net assets and liabilities of Mission Bay in the Mission Bay Super 8 at December 31, 1994 was approximately $2,810,000, before adjustment for the Formation Transactions.

BENEFITS TO PUBLIC OFFERING PURCHASERS

     As a result of the Formation Transactions, the purchasers of the Company's Common Stock in the Public Offering may receive the following benefit, among others:

     - the Exchange Value (i.e., the gross purchase price) for the Common Stock purchased in the Public Offering of $10.00 per share may be less than the price of the Common Stock on the AMEX when it is first traded;




- -------------------

(62)  See "Formation Transactions and Other Related Transactions -- The
Lessee."


(63)  See "Formation Transactions and Other Related Transactions -- The
Lessee."

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

ADVANTAGES AND DISADVANTAGES OF THE FORMATION TRANSACTIONS

     ADVANTAGES

     There are several advantages to the Formation Transactions, such as the following: (i) they will result in substantially lower leverage and debt service requirements and thereby address the refinancing requirements of the Initial Hotels through the currently favorable market for secured public debt securities, (ii) afford the opportunity to obtain liquidity over time by taking advantage of the currently favorable public market valuation of REIT equity securities in a transaction that generally will not result in current federal income tax liability, (iii) broaden and diversify the business of the Initial Hotels through the inclusion of the Manager's management and other businesses, thereby reducing the dependence of Shareholders on the performance of any single asset or group of assets, and (iv) afford the Initial Hotels and the Shareholders the opportunity to obtain the other expected benefits of the Formation Transactions.

     The structure being proposed by the Company in the Formation Transactions represents the most efficient and practical structure to achieve the goals of the Formation Transactions. After consultation with their Advisor, the Manager concluded that this structure will permit formation of a business entity that
(i) allows Shareholders the opportunity to participate in the Formation Transactions in a tax-advantaged manner (See "Federal Income Tax Considerations"), (ii) allows a high degree of flexibility in the operation of the Company through the Advisor, (iii) permits the Company to realize the advantages of internal management, (iv) permits the long-range goal of achieving liquidity for the AAG Partners and the Mission Bay Limited Partners through future exchanges of Shares and (v) allows the combination of the Initial Hotels with the other businesses of the Manager that will make a material contribution to growth of Funds From Operations.

     DISADVANTAGES

     The Formation Transactions may have certain disadvantages for Shareholders who acquire Shares of Common Stock in the Formation Transactions including:

     Conflict of Interest: As a result of the Formation Transactions, Mr. McNulty, the Chief Executive Officer and President of the Company, who is also the President of the Advisor, may be subject to a conflict of interest. Additionally, Mr. Hatfield is President of the Manager, and is also Secretary of
the Lessee, may be subject to a conflict of interest.   Further, Mr. Hatfield
owns interests in a limited number of hotel properties which are not being acquired by the Company.

     Costs of Transaction: The aggregate expenses of the Formation Transactions, including the underwriters' discount and commissions, and expenses of the transactions involved in the Formation Transactions, are expected to be approximately $296,000.

     Dilution: Events occurring after the Offering may cause dilution of the Company's Shares of Common Stock.

                              ALLOCATION OF SHARES

EXCHANGE VALUE OF SHARES

     The Exchange Value of both the Shares and the Subordinated Shares which will be utilized in the Formation Transactions will be $10 per share. This Exchange Value was picked in order to optimize the potential for an increase in the traded value of the stock on the AMEX.

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

APPRAISED VALUE BASIS OF EXCHANGE VALUE

     As to the Exchange Value for the Company's net equity and for the net equity of Mission Bay, appraised values as of December 1, 1994 together with the book value of the other financial assets of such entities have been used to determine the net values for such entities.

PER SHARE PRICE OF PUBLIC OFFERING

     While the purchasers of the Shares of Common Stock in the Public Offering will pay $10 per Share, the costs associated with the Public Offering will reduce the estimated net proceeds of the Company to approximately $9 per Share. Accordingly, the Company will realize net proceeds of approximately $4.5 million from the Public Offering.

                                VOTING PROCEDURES

DISTRIBUTION OF SOLICITATION MATERIALS

     This Prospectus, together with the accompanying Transmittal Letter, the Partner Consent, the Statement of Election and the Power of Attorney (the Transmittal Letter, the Partner Consent, the Statement of Election and the Power of Attorney are referred to collectively as the "Consent Form," forms of which are attached hereto at Appendix A), constitute the Solicitation Materials being distributed to the Partners to obtain their votes "for" or "against" Mission Bay's approval of the Mission Bay Acquisition.

     In order to approve the Mission Bay Acquisition, (i) the Partners of Mission Bay holding either all or at least 67% of the outstanding limited partner interests, and (ii) the general partner of Mission Bay must approve the Mission Bay Acquisition. Each Partner, therefore, should complete and return the Consent Form before the expiration of the Solicitation Period. The Solicitation Period is the time period during which the Partners may vote "for" or "against" the Mission Bay Acquisition. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Partners (on or about _________, 1995) and will continue until the later of (a) _________, 1995 (a date not less than 30 calendar days from the initial delivery of the Solicitation Materials) or (b) such later date as may be selected by the Company and as to which notice is given to the Partners. At its discretion, the Company may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond December 31, 1995. Any Consent Form received by the information agent (the "Information Agent") prior to 11:59 p. m. Pacific time on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly completed and signed.

     If you have interests in more than one capacity (e.g., (i) as husband and wife, (ii) individually, (iii) in trust, or (iv) in an IRA), you will receive a separate Consent Form for each capacity.

     The Consent Form consists of four parts. The first part is the Transmittal Letter, which highlights the procedures for completing the Consent Form. For a more detailed discussion of these procedures, see "--Voting Procedures and Consents" and "Completion Instructions" below. The second part (the Partner Consent) seeks your consent to the Mission Bay Acquisition and certain related matters (including any amendment to the Mission Bay Partnership Agreement, as required).

     The third part of the Consent Form is a Statement of Election wherein a Partner can elect to acquire a certain number of Shares for cash at the time of the Public Offering. Only one Statement of Election should be returned (if at all) by Partners (determined by how title is held) who hold interests in Mission Bay. The Statement of Election must be signed separately. See "Acquisition of Shares for Cash by Partners at the Time of the Public Offering."

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

     The fourth part of the Consent Form is a Power of Attorney, which must be signed separately. The power of attorney appoints the Company as your attorney-in-fact for the purposes of executing (1) any document required to terminate and liquidate the assets of Mission Bay and distribute the assets of Mission Bay to its Partners, and (2) all other documents and instruments advisable or necessary to complete the Mission Bay Acquisition as contemplated hereto, including any amendment to the partnership agreement of Mission Bay, as required, and including any documents to elect a dissolution of Mission Bay. The Power of Attorney is intended solely to ease the administrative burden of completing the Mission Bay Acquisition without needing to obtain signatures of Partners on multiple documents. The Power of Attorney is not a consent to approval by any Partner of the Mission Bay Acquisition. You should therefore sign the Power of Attorney regardless of whether you are in favor of or opposed to the Mission Bay Acquisition. Only one Power of Attorney needs to be signed and returned by a Partner (determined by how title is held) with respect to the interests held by such Partner.

     PARTNERS WHO RETURN A SIGNED CONSENT FORM BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL WILL BE DEEMED TO HAVE VOTED TO APPROVE.

      Consent of a partner for (i.e., a vote "for") constitutes apprroval of the Mission Bay Acquisition and all the transactions contemplated in the Formation Transactions.

NO SPECIAL MEETINGS

     Mission Bay has not scheduled a special meeting of its Partners to discuss the Solicitation Materials or the terms of the Mission Bay Acquisition. Members of the Company's management (and their Affiliates) and the Information Agent intend to solicit actively the support of the Partners for the Mission Bay Acquisition and, subject to applicable federal and state securities laws, hold informal meetings with Partners, answer questions about the Mission Bay Acquisition and the Solicitation Materials and explain the reasons for the recommendation that Partners vote to approve the Mission Bay Acquisition.

REQUIRED VOTE

     The Company has conditioned Mission Bay's approval of the Mission Bay Acquisition upon the approval by Partners holding either all or at least 67% of the outstanding limited partner interests and the approval of the general partner of Mission Bay.

VOTING PROCEDURES AND CONSENTS

     Only Partners of record as of April 30, 1995 will receive notice of and be entitled to vote with respect to, the Mission Bay Acquisition. However, if Mission Bay partnership interests are transferred after the record date but before the expiration of the Solicitation Period, and the holders of the transferred interests are admitted as substitute limited partners of Mission Bay, such substitution will terminate the right of the prior holder of the interests to vote in the Mission Bay Acquisition, and any votes as to the transferred interests must be made by the substitute limited partner. The Solicitation Materials will be sent to the substitute limited partners along with notice of their admission as substitute limited partners in Mission Bay.

     The second part of the Consent Form includes a Partner Consent to be used by each Partner in casting has votes "for" or "against" the Mission Bay Acquisition. The Partner may mark the proxy card ("Proxy Card") to vote "for," "against" or "abstain" as to his or her participation in the Mission Bay Acquisition. A Partner electing to vote "for" participation in the Mission Bay Acquisition must vote with respect to the interests owned by the Partner in Mission Bay.

     A PARTNER WHO SUBMITS A SIGNED PROXY CARD BUT FAILS TO MAKE ONE OR MORE OR THE THREE ELECTIONS

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


REQUIRED BY THE PROXY CARD WILL BE DEEMED TO HAVE VOTED "FOR" THE MISSION BAY ACQUISITION. IF THE PROXY CARD IS UNDATED, YOUR SIGNATURE WILL BE AUTHORITY FOR THE COMPANY TO ENTER THE DATE OF RECEIPT.

     CONSENT OF A PARTNER (I.E., A VOTE "FOR") CONSTITUTES APPROVAL OF THE MISSION BAY ACQUISITION AND ALL THE TRANSACTIONS CONTEMPLATED IN THE FORMATION TRANSACTIONS.

     Any questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal (if permitted) of the Proxy Cards will be determined by the Information Agent, whose determination will be final and binding. The Information Agent reserves the absolute right to reject any or all Proxy Cards that are not in proper form or the acceptance of which, in the opinion of the Information Agent's counsel, would be unlawful. Unless waived, any irregularities in connection with the Proxy Cards must be cured within such time as the Information Agent shall determine. Neither the Company nor the Information Agent shall be under any duty to give notification of defects in such Proxy Cards or shall incur liabilities for failure to give such notification. The delivery of the Proxy Cards will not be deemed to have been made until such irregularities have been cured or waived.

COMPLETION INSTRUCTIONS

     Each Partner is requested to complete and execute each part of the Consent Form in accordance with the instructions contained therein. Once you have completed the Proxy Card, sign and date it on the signature pages. If you have questions regarding the Proxy Card or how to fill it out, you may call Elaine Ruff at (619) 226-1212.

     For the Proxy Card to be effective, each Partner must deliver the executed Consent Form at any time prior to 11:59 p m. Pacific time on ____________, 1995 to the Information Agent at the following address:

                         Host Funding, Inc.
                         Attn:  Information Agent
                         7825 Fay Avenue, Suite 250
                         La Jolla, CA 92037

     A self-addressed stamped envelope for return of the Proxy Card has been included with the Solicitation Materials. The Consent Forms will be effective only upon actual receipt by the Information Agent at the address specified above. The method of delivery of the Consent Form to the Information Agent is at the election and risk of the Partner, but if such delivery is by mail, it is suggested that Partners use certified or registered mail return receipt requested and that the mailing be made sufficiently in advance of ____________, 1995 to permit delivery to the Information Agent on or before ____________, 1995.

WITHDRAWAL OR CHANGE OF VOTE

     ONCE DELIVERED TO THE INFORMATION AGENT, PROXY CARDS, WHEREIN A PARTNER VOTES "FOR" THE MISSION BAY ACQUISITION, ARE IRREVOCABLE REGARDLESS OF THE AMOUNT OF TIME REMAINING IN THE SOLICITATION PERIOD AND MAY BE CHANGED OR WITHDRAWN ONLY WITH THE CONSENT OF THE COMPANY.

     Upon the Company's consent to a withdrawal or change of vote, a written or facsimile transmission notice of withdrawal or change of vote must be timely received by the Information Agent prior to the expiration of the Solicitation Period at its address set forth under "-Completion Instructions" above and must specify the name of the person who executed the Proxy Card that is to be withdrawn or changed and the name of the registered holder, if different from that of the person who executed the Consent Form.

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FINAL CASH DISTRIBUTION BY MISSION BAY

     As part of the Mission Bay Acquisition, Participating Partners will receive a final distribution from Mission Bay of all excess cash. Excess cash shall equal the excess of current assets (excluding cash) over current liabilities plus the cash on hand at the time of the close of the Mission Bay Acquisition.


SOLICITATION AND TABULATION OF CONSENTS BY INFORMATION AGENT

     The Information Agent will use its best efforts to solicit Partners to approve the Mission Bay Acquisition. The Information Agent also will be responsible for receipt of the Proxy Cards. The Information Agent and the Company's CPA -- William H. Ling -- will tabulate the Proxy Cards. The final voting tabulation will be made available upon request after the expiration of the Solicitation Period.

SPECIAL REQUIREMENTS FOR CERTAIN PARTNERS

     Some Partners are entities rather than individuals, such as estates, trusts, corporations, limited partnerships and general partnerships. With respect to Consent Forms received on behalf of any such entity, the Company may elect, at its option, to require that each Consent Form be accompanied by evidence (which may include an opinion of counsel acceptable to the Company) that such entity has met all requirements of its governing instruments, such as applicable partnership agreements, and is authorized to execute such Consent Form under the laws of the jurisdiction in which such entity was organized.

DISSENTERS' RIGHTS

     The Mission Bay Acquisition has been structured to afford Dissenting Partners the dissenters' rights contained the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their Interest in Mission Bay in the form of cash, freely tradeable securities or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering Dissenting Partners the right to receive the appraised value of their interests in Mission Bay (adjusted for outstanding indebtedness) (the "Adjusted Appraised Value") in the form of cash (up to an aggregate of $140,500, subject to increase by the Company in its sole discretion). The Mission Bay Acquisition has also been structured to comply with the other protections afforded in the Thompson-Killea Act.

     A Dissenting Partner who perfects his or her dissenter's rights with respect to Mission Bay as described below will be entitled to receive its allocable percentage of the Adjusted Appraised Value of Mission Bay, if Mission Bay approves the transaction. The effect of such perfection of dissenter's rights with respect to Mission Bay is that the Company purchases the Dissenting Partner's Interest in Mission Bay. The estimated value of the Shares (at $10 per share) and the Excess Cash to be received by each Participating Partner of Mission Bay equals the Adjusted Appraised Value of Mission Bay (i.e., the amount that would be applied to a Dissenting Partner's allocated portion determined in accordance with the distribution provisions of the partnership agreement).

     In the event a Partner of Mission Bay elects to exercise his or her right to dissent, such Partner must do the following to perfect his or her rights as a Dissenting Partner:

     - The Dissenting Partner must file a written request with the Company at 7825 Fay Avenue, Suite 250, La Jolla, California 92037, attention:
          Michael S. McNulty, Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Partner's completed Consent Form is received

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          by the Company, and (ii) the expiration of the Solicitation Period.
          The request must state the interests owned in Mission Bay for which the Dissenting Partner is requesting dissenters' rights. Only persons who vote against the Mission Bay Acquisition with respect to their interests can be Dissenting Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MISSION BAY ACQUISITION NOR A FAILURE TO VOTE FOR THE MISSION BAY ACQUISITION CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If Mission Bay approves the Mission Bay Acquisition, and the other conditions of the Formation Transactions are satisfied so that the Mission Bay Acquisition closes, then a Dissenting Partner who requests dissenters' rights will be sent a check within 30 days following the closing of the Mission Bay Acquisition for his or her interests in the amount as determined above.

     LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES

     The Mission Bay Acquisition will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state blue sky or securities authority imposes any restriction upon or prohibits any aspect of the transactions contemplated by the Formation Transactions, which in the judgment of the Company, renders the Formation Transactions undesirable or impractical.

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           COMPARISON OF OWNERSHIP OF MISSION BAY INTERESTS AND SHARES

     The information below highlights a number of the significant differences between Mission Bay and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of Mission Bay partnership Interests, and Shares, respectively. These comparisons are intended to assist the Mission Bay Limited Partners in understanding how their investments will be changed if, as a result of the Mission Bay Acquisition, their Mission Bay Limited Partner Interests are exchanged for Shares. Following some of the captioned sections is a summary discussion of the expected effects of the Mission Bay Acquisition upon Partners receiving Shares in exchange for their Interests. THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND PARTNERS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, THE MISSION BAY PARTNERSHIP AGREEMENT AND THE FORM OF CHARTER OF THE COMPANY FILED AS AN EXHIBIT TO THE APPLICATION FOR ADDITIONAL IMPORTANT INFORMATION.

     The following discussion primarily refers to the rights, privileges and obligations of the Limited Partners in Mission Bay which is a California limited partnership. As used herein, the term "Partnership Agreement" means the limited partnership agreement of Mission Bay, as amended.

FORM OF ORGANIZATION AND PURPOSE

     MISSION BAY Mission Bay is a limited partnership which was organized under the laws of the State of California in 1987. Mission Bay was formed to acquire a parcel of land in San Diego, California, to construct and operate a hotel thereon, and to sell the hotel property within 6 to 10 years. Mission Bay has been treated as a partnership for federal income tax purposes.

     COMPANY The Company is a Maryland corporation. The Company will own five hotels. The Company intends to qualify as a REIT under the Code and to operate as an externally managed REIT with its assets managed by the Advisor.

     COMPARISON Mission Bay is a limited partnership organized under California law. The Company is a Maryland corporation. For tax purposes, the Company intends to qualify as a REIT under the Code.

LENGTH OF INVESTMENT

     MISSION BAY An investment in Mission Bay is a finite life investment with the Partner to receive regular cash distributions out of Mission Bay's net operating income and to receive cash distributions upon liquidation of Mission Bay's real estate investments. Mission Bay's term of existence (as stated in the Partnership Agreement) expires on December 31, 2026.

     COMPANY The Company has a perpetual term and intends to continue its operations for an indefinite time period. The Company has no specific plans for disposition of the assets acquired through Formation Transactions or those that may be subsequently acquired. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments rather than being distributed to Shareholders in the form of dividends. In contrast to Mission Bay, the Company will constitute a vehicle for taking advantage of future investment opportunities that may be available in the real estate markets.

     COMPARISON Mission Bay is structured to dissolve when the assets of Mission Bay are liquidated. In contrast, Shareholders of the Company are expected to achieve liquidity of their investments by trading the Shares in the secondary market, and the Company will generally reinvest the proceeds of asset dispositions,

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if any, in new property or other appropriate investments consistent with the
Company's objectives.

PROPERTIES AND DIVERSIFICATION

     MISSION BAY The investment portfolio of the Mission Bay consists of one Hotel property. The Mission Bay Partnership Agreement provides that the exclusive purpose of the partnership is to acquire, improve, hold, operate, deal with and/or sell a specific property, and does not allude to the possibility of other ventures. Consequently, without unanimous consent of the Partners, Mission Bay is limited in its ability to expand its investment portfolios.

     COMPANY As a result of the Formation Transactions, the Company will own five hotels and it intends to acquire additional hotel properties.

     COMPARISON The investment portfolio of Mission Bay consists of one hotel property. Through the Formation Transactions, and through additional investments that may be made from time-to-time, the Company intends to create an investment portfolio substantially larger and more diversified than the individual portfolio of Mission Bay.

PERMITTED INVESTMENTS

     MISSION BAY Mission Bay is authorized to acquire, develop, improve, own and operate its real property as an investment for income-producing purposes.

     COMPANY Under its Charter, the Company may engage in any lawful activity permitted by the General Corporation Law of Maryland. Consequently, the may purchase or lease income-producing properties for long-term investment, expand and improve the properties presently owned, or sell such properties, in whole or in part, when it deems appropriate. However, the Company may not take any action which could adversely affect the ability of the Company to qualify as a REIT. As to hotel properties, the REIT qualification rules require that the Company lease the hotels to a third party lessee.

     COMPARISON Mission Bay has concentrated its investments solely in one hotel property. The Company intends initially to limit its investments primarily to similar properties. However, other than restrictions relating to the protection of the Company's REIT status, the Company is not restricted under its Charter from diversifying its portfolio to protect the value of its assets or diversifying as a prudent hedge against the risk of having all its investments limited to a single asset group.

ADDITIONAL EQUITY

     MISSION BAY The Mission Bay Partnership Agreement generally is silent as to the authority of Mission Bay to issue equity securities other than the limited partner interests ("Mission Bay Partnership Interests") already issued to Partners. However, under California limited partnership law applicable to Mission Bay, with the consent of all Partners, Mission Bay may issue additional partnership interests in the circumstances of the admission of an additional limited partner.

     COMPANY The Board of Directors may issue, in its discretion, additional equity securities consisting of Common Stock or any other class of capital stock (which may be classified and issued as a variety of equity securities, including one or more classes of common or preferred stock, in the discretion of the Board of Directors), provided that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in the Company's Charter. The Company expects to issue approximately 1.5 million shares of its Common Stock in the Formation Transactions. The Company does not have any current plans to issue additional Shares or other equity securities.

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     COMPARISON  Unlike Mission Bay, the Company has substantial flexibility to raise equity, through the sale of additional common stock to finance the business and affairs of the Company

BORROWING POLICIES

     MISSION BAY Generally, Mission Bay is authorized to borrow funds for the acquisition and development of real estate and to obtain loans required for Partnership purposes.

     COMPANY The Company is permitted to borrow, on a secured or unsecured basis, funds to finance its business, without any Charter limitations.

     COMPARISON In conducting its business, the Company may incur indebtedness to the extent deemed appropriate by the Board of Directors.

OTHER INVESTMENT RESTRICTIONS

     MISSION BAY The Mission Bay Partnership Agreement provides that the exclusive purpose of the Partnership is to acquire, improve, hold, operate, deal with, and/or sell a specific property, thereby imposing a general restriction on the partners' authority to make additional investments outside the specific property. Aside from the general restrictions contained in the business purpose provisions, however, the Partnership Agreement also prohibits the Partnership from making investments and entering into transactions with its partners.

     COMPANY Neither the Company's Charter nor its Bylaws impose any restrictions upon the types of investments of the Company, except that under the Charter, the Board of Directors is prohibited from taking any action that would terminate the Company's REIT status, unless a majority of the Shareholders vote to terminate such REIT status. The Company's Charter and Bylaws do not impose any restrictions upon dealings between the Company and directors, officers and Affiliates thereof. Applicable corporate law, however, requires that the material facts of the relationship, the interest and the transaction must (1) be disclosed to the Board of Directors and approved by the affirmative vote of a majority of the Disinterested Directors; (2) be disclosed to the Shareholders and approved by the affirmative vote of a majority of the disinterested Shareholders; or (3) be in fact fair and reasonable. In addition, the Company has adopted a policy which requires that all contracts and transactions between the Company and directors, officers or Affiliates thereof must be approved by the affirmative vote of a majority of the Disinterested Directors and a majority of the Independent Directors.

     COMPARISON Aside from the general restrictions in business purpose provisions, the Mission Bay Partnership Agreement implicitly limits the investments as well as Mission Bay's ability to enter into transactions with interested persons. The Charter and Bylaws of the Company contain no restrictions limiting the types of investments that may be made except those investments which would terminate the Company's REIT status. Maryland law requires disclosure of transactions with directors, officers and Affiliates and the Company has adopted a policy requiring approval of such transactions by a majority of either Disinterested Directors or its Shareholders.

MANAGEMENT CONTROL

     MISSION BAY Under the Mission Bay Partnership Agreement, the general partner is, subject to certain narrow limitations, vested with all management authority to conduct the business of the Partnership, including authority and responsibility for overseeing all executive, supervisory and administrative services rendered to the Partnership. Under the Partnership Agreement, the Limited Partners have no right to participate in the management and control of the Partnership and have no voice in its affairs except for certain limited matters

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that may be submitted to a vote of the Limited Partners under the terms of the
Partnership Agreement. In general, the Limited Partners may remove a general partner upon the affirmative vote of a majority.

     COMPANY The Board of Directors will have exclusive control over the Company's business and affairs subject only to the restrictions in the Charter and Bylaws. The Board of Directors is classified into three classes of directors. At each annual meeting of the Shareholders, the successors of the class of directors whose terms expires at that meeting will be elected. The policies adopted by the Board of Directors may be altered or eliminated without a vote of the Shareholders. Accordingly, except for their vote in the elections of directors, Shareholders will have no control over the ordinary business policies of the Company. The Board of Directors cannot change the Company's policy of maintaining its status as a REIT, however, without the approval of the Shareholders.

     COMPARISON Because a portion of the Board of Directors will be elected each year by the Shareholders at the Company's annual meeting, the Shareholders will have greater control over the management of the Company than the Limited Partners have over Mission Bay.

FIDUCIARY DUTIES

     MISSION BAY In Mission Bay, the general partner is accountable as a fiduciary to the Partnership and is required to operate the business for the benefit of all members and to not do any act detrimental to the best interests of the Partnership. However, the Mission Bay Partnership Agreement generally allows the general partner to conduct independent activities which may be competitive with the business of the Partnership.

     COMPANY Under Maryland law, the directors must perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the Company and with the care of an ordinarily prudent person in a like position. Directors of the Company who act in such a manner will generally not be liable to the Company for monetary damages arising from their activities.

     COMPARISON In both Mission Bay and the Company, the general partner of the Partnership, and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of the Board of Directors in the same way as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to the limited partners are greater than those that a director owes to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to the Shareholders may be less than those of the general partners of the Partnership to the Limited Partners of the Partnership.



MANAGEMENT LIABILITY AND INDEMNIFICATION

     MISSION BAY As a matter of California law, the general partners have liability for the payment of Partnership obligations and debts, unless limitations upon such liability are expressly stated in the instrument or document evidencing the obligation. In general, the Partnership Agreement provides that the general partner will not be liable to the partnership or its Limited Partners for any loss suffered by the partnership which arises out of any action or inaction of the general partner if the general partner, in good faith, determines that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute fraud, negligence or misconduct of the general partner. In addition, the Partnership Agreement indemnifies the general partner for any losses, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of fraud, negligence or misconduct on the part of the general partner, and provided further, that the general partner determines, in good faith, that such course of action was in the best interest of the Partnership.

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     COMPANY  The Company's Charter provides that the liability of the Company's directors and officers to the Company and its Shareholders for money damages is limited to the fullest extent permitted under Maryland law. The Charter and state law provide broad indemnification to directors and officers and indemnify any person who is, or any personal representative of a deceased person who was, a director or officer of the Company against any judgments, penalties, settlements and reasonable expenses.

     COMPARISON The general partner in the Partnership generally has limited liability to the Partnership for acts or omissions undertaken by it when performed in good faith, in a manner reasonably believed to be within the scope of its authority and in the best interests of the Partnership. In some cases, the general partner of the Partnership also has, under specified circumstances, a right to be reimbursed for liability, loss, expenses and amounts incurred by such general partner by virtue of serving as general partner. Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the Directors and officers of the Company when acing on behalf of the Company and upon the rights of such persons to seek indemnification from the Company. The Company believes that the scope of the liability and indemnification provisions in the Company's Charter and Bylaws, while similar to those contained in the Partnership Agreement, provides greater protection against claims for personal liability against the Company's Directors and officers than the protection afforded to the general partner under the Partnership Agreement.

ANTITAKEOVER PROVISIONS

     MISSION BAY In Mission Bay, changes in management can be effected only by removal of the general partner. The Limited Partners have a right to vote on the removal of the partnership's general partner. In addition, due to transfer restrictions in the Mission Bay Partnership Agreement, the general partner may restrict transfers of the interests of Limited Partners. Under the Partnership Agreement, an assignee of a limited partner interest may not become a substitute limited partner, entitling him to vote on a matter that may be submitted to the Limited Partners for approval, unless the general partner consents to such substitution. The general partner may exercise these rights of approval to deter, delay or hamper attempts by persons to acquire a majority interest in the Partnership.

     COMPANY The Charter and Bylaws of the Company contain a number of provisions that may have the effect of delaying or discouraging an unsolicited proposal for the acquisition of the Company or the removal of incumbent management. These provisions include, among others, (1) a classified Board of Directors, (2) authorized capital stock that may be classified and issued as a variety of equity securities in the discretion of the Board of Directors, including securities having superior voting rights to the Common Stock, (3) restrictions on business combinations with persons who acquire more than a certain percentage of Common Stock, (4) a requirement that directors may be removed with or without cause only by a vote of at least two-thirds of the outstanding Common Stock, and (5) provisions designed to avoid concentration of share ownership in a manner that would jeopardize the Company's status as a qualified real estate investment trust under the Code.

     COMPARISON Certain provisions of the Mission Partnership Agreement and the Charter and Bylaws of the Company could be used to deter attempts to obtain control of the Partnership, and the Company, in transactions not approved by the general partners of the Partnership, or the Board of Directors, respectively.

VOTING RIGHTS

     MISSION BAY Generally, under the Partnership Agreement and applicable California law, the Limited Partners, have voting rights only as to major partnership transactions (e.g., amendment of the Partnership Agreement, sale of all the assets of, dissolution of or merger of the partnership). Otherwise, all decisions relating to the operation and management of the Partnership are made by the general partner.

     COMPANY The Company will be managed and controlled by a Board of Directors consisting of three

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classes having staggered terms of office.  Each class is to be elected by the
Shareholders at annual meetings of the Company. Maryland law requires that certain major corporate transactions, including most amendments to the Charter, may not be consummated without the approval of Shareholders holding two-thirds of the outstanding voting stock, but permits the Charter to provide for a lesser vote requirement, but not less than a majority of the outstanding shares entitled to vote. The Company's Charter provides for a majority vote with respect to most matters, with certain exceptions in which a two-thirds vote is required. Subject to the provisions of the Company's Charter regarding Excess Stock and to matters discussed under "Description of Capital Stock -- Special Statutory Requirements for Certain Transactions -- Control Share Acquisition Statute," all Shares and Subordinated Shares will have one vote, and the Charter permits the Board of Directors to classify and issue capital stock in one or more classes having voting power which may differ from that of the Shares.

     COMPARISON The Limited Partners of the Partnership have only limited voting rights. The Shareholders of the Company will have voting rights that permit them to elect the Board of Directors and to approve or disapprove certain major corporate transactions.

The following is a comparison of the voting rights of the Limited Partners of the Mission Bay and the Shareholders of the Company as they relate to certain major transactions.

     VOTE REQUIRED TO AMEND THE PARTNERSHIP AGREEMENT OR THE CHARTER

     MISSION BAY A majority vote of the Limited Partners may amend the Partnership Agreement, provided that the general partner must consent to such amendment if the amendment adversely affects the general partner.

     COMPANY Amendments to the Company's Charter must be approved by the Board of Directors and by the vote of at least a majority of the votes entitled to be cast at a meeting of Shareholders, except that an amendment of the provisions relating to the classified Board of Directors, the power to remove directors, the amendment of Bylaws, preemptive rights, indemnification and limitation of liability, and the share ownership limits designed to maintain qualified REIT status must be approved by a two-thirds vote, and any provision, the amendment of which would jeopardize the Company's REIT status for tax purposes, or adding cumulative voting in the election of directors requires for adoption the approval of holders of two-thirds of the votes entitled to be cast. An amendment relating to termination of REIT status requires a majority vote of Shareholders.

     COMPARISON The Shareholders of the Company will have significantly fewer rights to authorize and approve amendments to the Charter and Bylaws of the Company (the "Governing Documents") than do the Limited Partners with respect to the Mission Bay Partnership Agreement.

     VOTE REQUIRED TO DISSOLVE MISSION BAY PARTNERSHIP OF THE COMPANY

     MISSION BAY The Partnership Agreement requires a vote of holders of greater than 50% of the Interests, to dissolve the Partnership.

     COMPANY Under the Charter, the Board of Directors must obtain approval of holders of a majority of the outstanding Common Stock in order to voluntarily dissolve the Company.

     COMPARISON The Limited Partners' rights to vote to dissolve the Partnership are relatively similar to the corresponding rights of the Shareholders of the Company.

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     VOTE REQUIRED TO SELL ASSETS

     MISSION BAY The Mission Bay Partnership Agreement provides that a majority vote of the Limited Partners is necessary to approve or disapprove a sale of the Partnership's assets, once such sale has been approved and proposed by the general partner.

     COMPANY Under the Charter, the Board of Directors is required to obtain approval of a majority of the outstanding Shares of Common Stock in order to sell all or substantially all the assets of the Company.

     COMPARISON The Partnership Agreement provides that a sale of all or substantially all the assets of the Partnership requires the consent of the general partner. Under the Partnership Agreement, the sale of all or substantially all the assets of the Partnership also requires a majority consent of the Limited Partners. In the case of the Company, the Board of Directors must obtain the consent of a majority of Shareholders in order to sell all or substantially all the assets of the Company.

     VOTE REQUIRED TO MERGE

     MISSION BAY The Partnership Agreement is silent as to merger. Under California law applicable to the Partnership Agreement, the Partnership and the other business entity which desires to merge must approve an agreement of merger. The agreement must be approved by the general partner and the principal terms of the agreement must be approved by a majority in Interest of each class of Limited Partners.

     COMPANY Under the Charter, the Board of Directors is required to obtain approval of a Shareholders holding a majority of the votes entitled to be cast on the matter in order to merge or consolidate the Company.

     COMPARISON Limited Partners have voting rights to approve or disapprove a merger of the Partnership which are similar to the corresponding rights of the Shareholders of the Company.

COMPENSATION, FEES AND DISTRIBUTIONS

     MISSION BAY Generally, under the Partnership Agreement, the general partner receives no compensation for its services, except fees it receives for services provided to the Partnership pursuant to a management agreement. However, the general partner has the same rights to distributions according to its partnership interest as the Limited Partners. The general partner also receives reimbursement for expenses incurred by it for the benefit of the Partnership.

     COMPANY The directors of the Company will receive compensation for their services as described herein under "Management."

     COMPARISON Under the Partnership Agreement, fees, distributions and reimbursements are payable to the general partner and its Affiliates. The directors of the Company will receive compensation for their services as described herein under "Management."

LIABILITY OF INVESTORS

     MISSION BAY Under the Partnership Agreement and California law, the liability of Limited Partners for the Partnership's debts and obligations is limited to the amount of their investment in the Partnership together with an interest in undistributed income, if any. The Interests are fully paid and nonassessable. Under the Partnership Agreement and California law, the general partner is jointly liable for the debts and obligations of the Partnership.

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     COMPANY  Under Maryland law, Shareholders are not personally liable for the debts or obligations of the Company. The Shares and Subordinated Shares, upon issuance, will be fully paid and nonassessable.

     COMPARISON The personal liability of the Shareholders of the Company for the debts and obligations of the Company is comparable to that of the Limited Partners in the Partnership.

NATURE OF INVESTMENT

The following compares certain of the investment attributes and legal rights associated with the ownership of Interests by Limited Partners and Shares by Shareholders of the Company.

     MISSION BAY The Interests of the Partnership constitute equity interests entitling each Partner to his pro rata share of cash distributions made to the Partners of the Partnership. The Partnership generally maintains a policy of long-term ownership for current cash flow and long term appreciation. The Partnership Agreement specifies how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the general and Limited Partners. The distributions payable to the Partners are not fixed in amount and depend upon the operating results and net sale or refinancing proceeds available from the disposition of the Partnership's assets.

     COMPANY The Shares constitute equity interests in the Company. Each stockholder will be entitled to his pro rata share of any dividends or distributions paid with respect to the Common Stock except that the Subordinated Shares are subordinated to a $.91 annual dividend on the Shares. The dividends payable to the stockholders are not fixed in amount and are only paid if, when and as declared by the Board of Directors. The Company generally intends to retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business. In order to qualify as a REIT, the Company must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

     COMPARISON The Interests, and the Shares each represent equity interests entitling the holders thereof to participate in the growth and income of the Partnership, and the Company, respectively. The Partnership and the general partner are required to distribute available cash and proceeds of sales to Partners. In the Company, distributions of available cash and proceeds payable with respect to the Shares are payable in the discretion of the Board of Directors. The Company intends to reinvest proceeds of any sale of property and refinancing. Thus, Shareholders will not be able to realize upon their investments through distributions of sale and refinancing proceeds as in the Partnership. Instead, Partners will be able to realize upon their investments primarily through the sale of Shares of the Company received upon exchange of their Interests.

POTENTIAL DILUTION OF PAYMENT RIGHTS

     MISSION BAY Because generally the Partnership may issue additional equity securities only in narrow circumstances and only upon the unanimous consent of the Partners, there is little chance for dilution of the Limited Partners' share of cash available for distribution.

     COMPANY The Board of Directors may issue, in its discretion, additional Shares and have the authority to issue from the authorized capital stock a variety of other equity securities of the Company with such powers, preferences and rights as the Board of Directors may at the time designate. The issuance of additional shares of either Common Stock or other similar equity securities beyond the Shares to be issued in the Formation Transactions, may result in the dilution of the interests of the Shareholders.

     COMPARISON The Limited Partners are not subject to dilution of their distributive shares with respect to cash available for distribution. The Shareholders will be subject to potential dilution if the Board of

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

Directors, in its discretion, decides to issue additional Shares. Furthermore, the Board of Directors will have the authority to issue from the authorized capital stock a variety of other equity securities, which may subject Shareholders to additional dilution.

LIQUIDITY

     MISSION BAY The transfer of the Limited Partner's Interests is subject to a number of restrictions imposed by the Partnership Agreement which are designed in part to preserve the tax status of the Partnership as a "partnership" under the Code. The transferee of a Limited Partner's Interest does not have the right to become a substitute Limited Partner (entitling such person to vote on matters submitted to a vote of the Limited Partners of the Partnership) unless, among other things, such substitution is approved by the general partner of the Partnership.

     COMPANY The Shares will be freely transferable once registered under the Securities Act. The Shares of Common Stock are expected to be listed on the American Stock Exchange, and the Company expects a public market for the Shares to develop. The breadth and strength of this secondary market will depend among other things, upon the number of shares outstanding, the Company's financial results and prospects, the general interest in the Company's and other real estate investments, and the Company's dividend yield compared to that of other debt and equity securities.

     COMPARISON One of the primary objectives of the Mission Bay Acquisition is to provide increased liquidity to the Limited Partners. The Shares are expected to be listed on the American Stock Exchange and there is expected to be a public market for the Shares following the Formation Transactions. The breadth of such market cannot yet be determined, but it is expected that the market for such Shares will be significantly broader than the current market, if any, for the Interests held by the Limited Partners.

TAXATION

     MISSION BAY The Partnership is not subject to federal income taxes. Instead each partner in the partnership includes its allocable share of the partnership's taxable income or loss in determining such Partner's individual federal income tax liability. The maximum effective federal tax rate for individuals under current law in 39.6%

     COMPANY The Company will elect to be taxed as a REIT. So long as it qualifies as a REIT, the Company will be permitted to deduct distributions paid to its shareholders, which effectively will reduce the "double taxation" that typically results when a corporation earns income and distributes that income to its shareholders in the form of dividends.

PASSIVE VS. PORTFOLIO

     MISSION BAY As to the Limited Partners, income and loss from the Partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from the Partnership generally can be offset against income and loss from other investments that constitute "passive activities."

     COMPANY Dividends paid by the Company to its shareholders will be treated as "portfolio" income and cannot be offset with losses from "passive activities."

BENEFITS FROM DEPRECIATION

     MISSION BAY Cash distributions from the Partnership are not taxable to a Partner except to the extent they exceed a Partner's basis in its interest in the Partnership. Because of depreciation dedications, in many cases the cash distributed to a Limited Partner in a particular year will exceed the Limited Partner's share of the taxable income of the Partnership for that year, with the result that such excess cash is not currently taxable to such Limited Partner.

     COMPANY Distributions made by the Company to its taxable domestic Shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gains dividends generally will be taxed as long-term capital gains. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of a stockholder's adjusted basis in its Shares, with the excess taxed as capital gain.

REPORTING PROCEDURES

     MISSION BAY Each year, Partners receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns.

     COMPANY Each year, Shareholders will receive Form 1099 used by corporations to report dividends paid to their Shareholders.

STATE TAXATION

     MISSION BAY Partners are required in some cases to file state income tax returns and/or pay state income taxes in the state in which the Partnership owns property, even if they are not residents of that state.

     COMPANY Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to the Company's operations and distributions (although it is possible that the State of California or other states may seek to impose tax on nonresidents with respect to distributions to nonresidents). The Company may be required to pay state income taxes in certain states.

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

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

OVERVIEW OF POLICIES AND OBJECTIVES

     The following is a discussion of the Company's policies with respect to investment, financing, real estate mortgages, and certain other activities. The policies with respect to these activities have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Shareholders of the Company, except that (i) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, (ii) certain policies with respect to competition are imposed pursuant to contracts that cannot be amended without the consent of all parties thereto, (iii) the Company cannot amend its Charter limitation on indebtedness without the approval of the holders of a majority of the outstanding shares of Common Stock and (iv) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of a majority of the outstanding shares of Common Stock.

INVESTMENT POLICIES

     INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE

     In addition to the Initial Hotels, the Company intends to acquire equity interests in other hotel properties. Additional acquisitions could be made directly or involve other entities controlled by the Company. The Company's investment objective is to increase cash available for distribution to Shareholders. The Company intends to pursue this objective by acquiring additional hotel properties that meet the Company's investment criteria and by contracting to have the equity interests of the Initial Hotels and other subsequently acquired hotel properties, managed efficiently and effectively.

     The Company intends to consider investments in hotel properties which meet one or more of the following criteria:

     - Relatively stable operating histories and reasonable bases of commercial business.

     - Nationally franchised, well-maintained properties with preference given to economy, limited service hotels such as Super 8, Hampton Inn, and Comfort Inn.

     - Properties in attractive locations which, after renovation, would qualify for a franchise which the Company believes will strengthen the acquired hotel's competitive position.

     - Purchase prices, which, coupled with the elimination or significant reduction of debt, may allow the Company to realize the attractive profitability.

     -    Geographic diversity with general emphasis throughout the United
          States.

     The Company's present policy is to not invest in luxury properties or resorts. Such policies may be changed from time to time by the Company's Board of Directors. There can be no assurance that the Company will be able to acquire hotels which meet its investment criteria.



     INVESTMENTS IN OTHER ENTITIES

     The Company also may participate with other entities in property ownership, through joint ventures

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

or other types of co-ownership. Equity investment may be subject to existing mortgage financing and other indebtedness which may have priority over the equity interest of the Company.

     INVESTMENTS IN REAL ESTATE MORTGAGES

     While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgage and other real estate interest, including securities of other REITs. The Company does not presently intend to invest in mortgages or securities of other REITs. The Company may invest in participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

FINANCING POLICIES

     The Company's Charter does not limit the Company's ability to incur indebtedness. Accordingly, borrowings may be incurred through the Company. Indebtedness incurred by the Company may be in the form of bank borrowings, secured and unsecured, and publicly and privately placed debt instruments. Indebtedness incurred by the Company may be in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by the Company. Such indebtedness may be recourse to all or any part of the property of the Company, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company may be used for the payment of distributions or dividends, working capital, to refinance existing indebtedness or to finance acquisitions or expansions of properties.

     If the Board of Directors determines to raise additional equity capital, the Board has the authority, without Shareholder approval, to issue additional shares of Common Stock in any manner (and on such terms and for such consideration as it deems appropriate, including in exchange for property). Existing Shareholders have no preemptive rights to purchase shares issued in any offering, and any such offering might cause a dilution of a Shareholder's investment in the Company.

     The Company may make investments other than as previously described, although it does not currently intend to do so.

CONFLICT OF INTEREST POLICIES

     The Company has adopted certain policies and entered into agreements with Messrs. McNulty and Gardner-Smith with respect to certain areas of conflict of interest. In addition, the Company's Board of Directors is subject to provisions of Maryland law designed to address conflicts of interest. There can be no assurance, however, that these policies and provisions or the agreements always will be successful in eliminating the influence of such conflicts. If they are not successful, decisions could be made that fail to reflect fully the interests of all the Shareholders.

     ARM'S-LENGTH NEGOTIATIONS

     Pursuant to the law of Maryland, where the Company is incorporated, all contracts and transactions between the Company and a director or any entity in which the director has a material financial interest must (i) be approved by the affirmative vote of the directors not having such an interest ("Disinterested Directors") or by the affirmative vote of the majority of votes cast by disinterested stockholders, or (ii) be in fact fair and reasonable to the Company. Such transactions include, but are not limited to, the provision of management or other services by the Company to properties or entities which Messrs. McNulty and/or Gardner-Smith, or their Affiliates have an interest but which are not owned by the Company; the acquisition or sale of properties by the Company from or to Messrs. McNulty and/or Gardner-Smith or their Affiliates; or the provisions of services to the Company by entities owned or controlled directly or indirectly by Messrs. McNulty and/or Gardner-Smith. The Company has adopted a policy which requires that all contracts and transactions between the Company, on the one hand, and a director or executive officer of the Company or any entity in which such director or executive officer has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the Disinterested Directors and a majority of the Independent Directors.

     BUSINESS OPPORTUNITIES/ LACK OF NONCOMPETITION ARRANGEMENTS

     Pursuant to the law of Maryland, each director is obligated to offer to the Company any business opportunity (with certain limited exceptions) that comes to him and that the Company could reasonable be expected to have an interest in pursuing. Messrs. McNulty and Gardner-Smith will not be subject to a covenant not to compete with the Company. Accordingly, subject to the business opportunities limitations discussed above, Messrs. McNulty and Gardner-Smith will not be prohibited from rendering services to or owning an interest in (directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate, or consultant to) any person, partnership, corporation, or any other business entity, which is competitive, directly or indirectly, with any business carried on, directly or indirectly, by the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     CHARTER AND BYLAWS PROVISIONS

     The Company's Charter limits the liability of the Directors and officers to the maximum extent that Maryland law permits. Any amendment to the Charter or Bylaws provisions which provide otherwise shall not apply to any act or failure to act which occurred prior to such amendment.

     MARYLAND LAW -- LIMITATIONS OF LIABILITY AND INDEMNIFICATION

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Company's Charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland Law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the

Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company has authority to offer Shares of its Common Stock or other securities and to repurchase or otherwise reacquire its Shares or any other securities and may engage in such activities in the future. The Company expects to issue Shares of Common Stock to holders of limited partnership interests in Mission Bay upon the completion of the Mission Bay Acquisition. Except for the Initial Shares of Common Stock issued in connection with the formation of the Company, the Company has not issued shares of Common Stock or any other securities to date. The Company has no outstanding loans to other entities or persons, including its officers and Directors. The Company may in the future make loans to joint ventures and partnerships in which it participates in order to meet working capital needs. The Company has not engaged in trading, underwriting or sale of securities of other issuers, nor has the Company invested in the securities of other issuers. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

     At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code so that the Company will qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Company's Board of Directors, with the consent of a majority of the Shareholders, determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

     The Company will maintain working capital reserves in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Board of Directors consists of three members, two of whom are Independent

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

Directors. The Board of Directors is divided into three classes. The term of each class of directors is three years except that the initial term of the Class I director is one year and the initial term of the Class II director is three years. The Company has four executive officers and no employees. Certain information regarding the Directors and executive officers of the Company is set forth below.


                                                                 Director
Name                          Position                           Class
- ----                          --------                           -----

Michael S. McNulty       President, Treasurer, and Director      Class III
Michael P. Fedynyshyn    Vice-President and Secretary            N/A
Don W. Cockcroft         Independent Director                    Class II
William Birdsall         Independent Director                    Class I


     Michael S. McNulty is President of the Company and has extensive experience in the Real Estate Law. In 1973, he received his J.D. from Southern Methodist University. In May, 1977, Mr. McNulty joined the real estate development company of a multi-national family with business interests in various countries. In that period, Mr. McNulty was responsible for developing partnerships for investments in over thirty real estate projects with gross investments exceeding $200,000,000. In 1987, he served as a consultant to the Herbert Hunt family. Mr. McNulty represented United Inns, Inc., in a $60,000,000 debt restructure. From 1990 to 1993, he assisted other clients in various debt restructures involving over $400,000,000 in debt. In 1994, Mr. McNulty prepared due diligence materials, coordinated due diligence efforts, and met with potential suitors when the majority shareholder family of United Inns, Inc., decided to sell its interests. In November, 1994, a group introduced by Mr. McNulty purchased the shares. According to BUSINESS WEEK, page 156, (December 26, 1994 issue), United Inns, Inc. was the best performing NYSE stock in 1994. Mr. McNulty is President and director of a controlling venturer in a Napa Valley based winery.

     Michael P. Fedynyshyn is an attorney at law, licensed to practice in the State of California since 1986. Mr. Fedynyshyn specializes in Hospitality law. He is a member of the San Diego Convention and Visitors Bureau and the San Diego Hotel & Motel Association. From December, 1993 to January, 1995, Mr. Fedynyshyn was Head of a hospitality group, consisting of four attorneys. From July, 1992 to December, 1993, Mr. Fedynyshyn was senior partner in a law firm specializing in Commercial law, Insolvency law, and Hospitality law. From May, 1985 to July, 1992, Mr. Fedynyshyn was a partner in a law firm that specialized in Commercial Law, Insolvency Law, and Corporate Law. The Company believes that Mr. Fedynyshyn's extensive knowledge and experience in the hospitality industry will contribute positively to the Company.

     Don W. Cockcroft joined United Inns, Inc., in the early 1960's. Mr. Cockcroft occupied a variety of positions in his over 25 years with United Inns, Inc. Eventually, he became Chairman of the Board and President of United Inns, Inc. He resigned from these positions upon the recent purchase of United Inns, Inc., by Hampstead, Ltd. United Inns, Inc. was traded on the New York Stock Exchange and in 1994 it achieved the New York Stock Exchange's largest percentage gain. Mr. Cockcroft's duties with United Inns, Inc. included asset development, acquisitions, dispositions, and debt restructure. United Inns, Inc. was the initial franchisee of Holiday Inns and also opened the initial Hampton Inn in Jackson, Mississippi and Atlanta, Georgia.

     William Birdsall is President of Birdsall & Co., a real estate investment and finance firm located in Del Mar, California. Before starting at Birdsall & Co. in 1993, Mr. Birdsall was Chairman and CEO of the Price REIT, a public company which he co-founded with Mr. Sol Price and took public in 1991 in the form of a Real Estate Investment Trust trading on NASDAQ. Mr. Birdsall has been involved with real estate development since 1978. He was Chief Operating Officer of Estes Properties, Inc., where he was responsible for operations of the Lowes Ventana Canyon Resort and Golf Club in Tucson, Arizona, a 2000-acre planned community and resort hotel. From 1982 through 1987 he was Senior Vice President of Real Estate for Ramada, Inc., the international hotel chain. Prior to 1978, he served as legal counsel to the Interior

Committee of the U.S. House of Representatives and as an Assistant Attorney General for the State of Arizona where he specialized in environmental legislation and enforcement. He now serves on the Scripps Memorial Hospitals Foundation Board and is a member of the Young Presidents Organization, Arizona Bar Association, Urban Land Institute, and International Council of Shopping Centers.

AUDIT COMMITTEE

     The Audit Committee consists of the two Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

COMPENSATION COMMITTEE

     The Compensation Committee consists of the two Independent Directors. The Company has not previously compensated its executive officers and does not plan to compensate such officers while the Advisory Agreement is in effect. The Company anticipates terminating the Advisory Agreement when its asset base reaches a size which renders it more cost effective to employ Company employees to perform management functions than to retain the Advisor. Subsequent to such termination, the compensation paid to the officers and employees shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company.

     The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

COMPENSATION OF DIRECTORS

     The Company intends to pay to its Independent Directors an annual fee of $6,000 during its first year of operation. Directors who are employees of the Company will not be paid any directors' fees. In addition, the Company will reimburse directors for travel expenses incurred in connection with their activities on behalf of the Company. Immediately after consummation of the Formation Transactions, the Company will sell to each of the three Directors of the Company then in office, 10,000 Shares of Common Stock at a price per share equal to $10 per share (i.e., the per share price of the Shares of Common Stock in the Public Offering). The purchase price will be paid by them through delivery of a five year promissory note executed in favor of the Company by each purchaser, which shall bear interest, payable quarterly, at a fixed rate equal to 7% per annum. The Shares of Common Stock purchased by each Independent Director will be pledged to the Company to secure payment of the $100,000 promissory note, which shall be non-recourse to the maker. Principal payments on the note will be 2% per year. In addition, the Company has agreed to forgive the promissory notes issued in exchange for the Shares of Common Stock (i) in increments of 18% of the principal amount per annum for each year that the maker remains a director of the Company, and (ii) upon the death, disability, or resignation of the Director (except for a voluntary resignation or failure to serve). Accordingly, after five years the notes will be satisfied. In addition, as a class, the Directors, shall be granted similar stock purchase rights for 0.5% of the value of subsequent public issuances of the Company's Stock.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of Shares and Subordinated Shares of Common Stock upon consummation of the Formation Transactions for (1) each person who is expected to hold more

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

than a 5% interest in the Company, (2) directors of the Company, (3) the executive officers, and (4) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power (or shares with spouse). The "Percentage of all Shares" represents the number of Shares the person is expected to hold immediately after the Formation Transactions as a percentage of the total number of Shares to be outstanding immediately after the Formation Transactions. The table assumes the following ownership:


Name and Address of                     Number of Shares         Percentage of
 Beneficial Owner                       Beneficially Owned       All Shares
 ----------------                       ------------------       ----------
          ______________
Guy E. and Dorothy Hatfield
Route 1, Box 162
Ridgeland, SC 29936

Julia Hatfield King                _________ 693,737             46.7%
63 Bigwood Drive
Hilton Head Island, SC 29926

Scott Jeffrey Hatfield
1243 16th Avenue East
Seattle, WA 98112_____________

William Birdsall                             10,000              .67%
2325 Del Mar Heights Road, Suite 225
San Diego, CA 92130

Don W. Cockcroft                             10,000              .67%
United Inns
5100 Poplar Avenue, Suite 2300
Memphis, TN 38137

Michael S. McNulty                           10,000              .67%
Hunt Properties
8235 Douglas Avenue, Suite 1300
Dallas, TX 75225


                           THE COMPANY'S CAPITAL STOCK

DESCRIPTION OF SECURITIES

     The following summary of the terms of the stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and the Company's Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

IN GENERAL

     The Charter provides that the Company may issue up to 50,000,000 shares of its Class A common stock, $.01 par value per share ("Shares"); up to 5,000,000 shares of its Class B common stock, $.01 par value per share ("Subordinated Shares"); and up to 20,000,000 shares of its preferred stock, $.01 par value per share ("Preferred Stock"). Collectively, the Shares and the Subordinated Shares are referred to as Common Stock.

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

Upon completion of the Formation Transactions, 1,486,950 Shares of Common Stock will be issued and outstanding of which 140,000 will be Subordinated Shares and the remainder will be Shares of the Company's Class A Common Stock. No Preferred Stock will be outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

     All Shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Shareholders of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

     Each outstanding Share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of Directors and, except as provided with respect to any other class or series of stock, the holders of such Shares will possess the exclusive voting power.
There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election and the holders of the remaining shares will not be able to elect any Directors.

     Shareholders of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Except for the subordination of the Subordinated Shares to the Company's Class A Common Stock discussed above, all Shares of Common Stock will have equal dividend, liquidation and other rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Company's Charter does not provide for a lesser percentage (i.e., 51%) in such situations.

     The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

PREFERRED STOCK

     The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.
Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Company has no present intention to issue shares of Preferred Stock.

EXCESS STOCK

     For a description of Excess Stock, see "Restrictions on Transfer"

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POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK

     The Company believes that the power of the Board of Directors to issue additional authorized but unissued Shares of Common Stock and to classify or reclassify unissued shares of Common and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, its shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Common Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions, contains certain restrictions on the number of shares of Common Stock of the Company that a person may own. The Charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the lesser of 9.9% (the "Ownership Limit") of the number or value of the outstanding shares of Common Stock of the Company. The Company's Board of Directors, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board of Directors may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of in excess of 9.9% of the value of the outstanding shares of Common Stock of the Company would result in the termination of the Company's status as a REIT. The Ownership Limit does not apply to the Common Stock owned, directly or indirectly, by Mr. Hatfield. As a condition of such exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of shares of stock that would (a) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being owned by fewer than 100 persons or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, will be null and void and the intended transferee will acquire no rights to the shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of shares that would result in a person owning shares in excess of the Ownership Limit or cause the Company to become "closely held" under Section 856(h) of the Code that is not

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otherwise permitted as provided above will constitute shares of Excess Stock, which will be transferred by operation of law to the Company as trustee for the exclusive benefit of the person or persons to whom the shares of Excess Stock are ultimately transferred until such time as the intended transferee retransfers the shares of Excess Stock. While these shares of Excess Stock are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person (if the shares of Excess Stock would not be shares of Excess Stock in the hands of such person) at a price not to exceed the price paid by the intended transferee or, if the intended transferee did not give value for such shares of Excess Stock (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the proposed transfer that resulted in the shares of Excess Stock, at which point the Excess Stock will automatically be exchanged for the stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by the Company at a purchase price equal to the lesser of the price paid for the stock by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the shares of Excess Stock on the date the Company exercises its right to purchase. Fair market value shall be the last sales price reported on the American Stock Exchange on the trading day immediately preceding the relevant date, or if not then traded on the American Stock Exchange, the last sales price of such shares of stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares of stock may be traded, or if not then traded over any exchange or quotation system, then the market price of such shares of stock on the relevant date as determined in good faith by the Board of Directors of the Company. From and after the intended transfer to the intended transferee of the shares of Excess Stock, the intended transferee shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the retransfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to the discovery by the Company that such shares of stock have been transferred in violation of the provisions of the Charter shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Company.

     All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than the lesser of 5% (or such other percentage between one half of 1% and 5%, as provided in the rules and regulations promulgated under the
Code) of the number or value of the outstanding shares of Common Stock of the Company must give a written notice to the Company by January 31 of each year.
In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of Common Stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     This Ownership Limit could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Bank of America, San Francisco, California.

                                       106

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Charter and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws of the Company.

     CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Bylaws provide that the number of Directors of the Company may be established by the Board of Directors but may not be fewer than three (3) nor more than nine (9). Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors must be filled by a majority of the entire Board of Directors.

     Pursuant to the Charter, the Board of Directors is divided into three classes of Directors. The initial terms of the first and second classes will expire in 1996 and 1997 respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of Directors will be elected by the Shareholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Shareholders will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of Shareholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent Directors more time consuming and difficult. At least two annual meetings of Shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent Directors will retain their positions. The staggered terms of Directors may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change of control might be in the best interests of the Shareholders.

     REMOVAL OF DIRECTORS

     The Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes Shareholders from removing incumbent Directors except upon the existence of cause for removal and a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

     BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of

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

outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's Common Shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Mr. Hatfield beneficially will own more than ten percent of the Company's voting shares and would, therefore, be subject to the business combination provision of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving Mr. Hatfield and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Mr. Hatfield and the Company.
As a result, Mr. Hatfield may be able to enter into business combinations with the Company, which may not be in the best interest of the Shareholders, without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

     CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of Shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any Shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of Shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a Shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other Shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

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     The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

     AMENDMENT TO THE CHARTER

     The Charter, including its provisions on classification of the Board of Directors and removal of Directors, may be amended only by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

     DISSOLUTION OF THE COMPANY

     The dissolution of the Company must be approved by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

     ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide that (a) with respect to an annual meeting of Shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by Shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a Shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of Shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Shareholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by a Shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

     ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

     The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of Directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

SHARES AVAILABLE FOR FUTURE SALE

     Upon the completion of the Offering, the Company will have outstanding 1,486,950 shares of Common Stock, of which 1,346,950 Shares will be held by former Mission Bay Limited Partners, Directors, the Public Offering purchasers, and Mr. Hatfield and his Affiliates and 140,000 Subordinated Shares will be held by Mr. Hatfield and his Affiliates. The shares of Common Stock issued in the Offering to the Mission Bay Limited Partners and to the purchasers of Common Stock in the Public Offering will be freely tradeable by persons other than Affiliates of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain limitations on ownership set forth in the Charter. (64)

     Shares and Subordinated Shares of Common Stock issued to the AAG Partners in exchange for their Initial Shares which they received pursuant to the Contribution and Assumption Agreement and Shares issued

- ---------------

(64) See "The Company's Capital Stock -- Description of Securities -- Restrictions on Transfer."

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

to the Independent Directors may be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule
144. As described below, the Company has granted certain holders registration rights with respect to their shares of Common Stock.

     In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of restricted shares from the Company or from any "Affiliate" of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an "Affiliate" of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The Company has granted the AAG Partners who will acquire Shares and Subordinated Shares pursuant to the Formation Transactions "primary" and "piggyback" registration rights with respect to the Initial Shares of Common Stock issued to them. Such registration rights, which become effective on the sixth month anniversary of the closing of the Offering, grant the holders thereof, with certain limitations, the right to have such shares registered under any registration statement by the Company either separately or in conjunction with the issuance of other Common Stock or securities substantially similar to Common Stock. The Company will bear expenses incident to its registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Securities and Exchange Commission or state securities registration fees or transfer taxes relating to such shares. Registration rights may be granted to future sellers of hotel properties to the Company who elect to receive, in lieu of cash, Common Stock or other securities convertible into Common Stock.

     Prior to the date of this Statement, there has been no public market for the Common Stock. Trading of the Common Stock on the American Stock Exchange is expected to commence following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amount of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock. (65)


FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material federal tax income tax considerations relevant to a prospective Shareholder of the Common Stock. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular Shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, Exempt Organizations,


- ---------------

(65) See "Risk Factors -- No Prior Market for Common Stock" and "The Company's Capital Stock -- Shares Available for Future Sale."

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

financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE SHARES OF COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX TREATMENT OF THE FORMATION TRANSACTIONS

     The sale of the Mission Bay hotel by Mission Bay in exchange for the Company's Shares of Common Stock will be a taxable transaction which will generate a taxable loss to Mission Bay. The extent to which a Mission Bay Limited Partner may utilize its distributive share of the partnership loss (and the character of such loss as a capital loss or an ordinary loss) will depend on various factors, including the adjusted basis of the partnership interest to such Mission Bay Limited Partner, whether such Mission Bay Limited Partner is an individual, a pension plan or an individual retirement account.

     MISSION BAY LIMITED PARTNERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PRECISE TAX TREATMENT TO THEM RESULTING FROM THIS TRANSACTION.

TAXATION OF THE COMPANY

     The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its second taxable year ending December 31, 1995. (During the Company's initial, short taxable year ending December 31, 1994 the Company anticipates little, if any, taxable income.) The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner so as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern for federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

     The law office of Peter G. Aylward, of San Diego, California ("Aylward") has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Aylward, commencing with the Company's first taxable year ending December 31, 1995, and assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that the opinion of Aylward is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that

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

will be delivered by Aylward at the closing of the Offering. Moreover, such qualification and taxation as a REIT depends upon (i) the Company's ability to meet on a continuing basis, (ii) actual annual operating results, (iii) distribution levels, (iv) stock ownership, and (v) various qualification tests imposed under the Code discussed below. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to quality as a REIT, see "-- Failure to Qualify."

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to the Shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results for investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any assets from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The Hatfield Super 8s have built-in gain due to the Company's tax free acquisition of those properties from AAG. Accordingly, the Company may incur substantial tax liabilities in the future if the Company sells some or all of the Initial Hotels within the next ten years.

REQUIREMENTS FOR QUALIFICATION

     REIT QUALIFICATIONS

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable years (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must

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be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to
(iv), inclusive, must be met during the entire taxable year and that condition
(v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year or less than 12 months.
Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. The Company anticipates issuing Common Stock in sufficient proportions pursuant to the Offering to allow it to satisfy requirement (v). Upon the completion of the Formation Transactions, the Company intends to issue sufficient Common Stock so that by June 30, 1996 (i.e., the testing date for item (vi) above) the ownership of the Company's Common Stock on such date will satisfy the requirements of item
(vi). However, no assurances can be given that the actual ownership of the Company's Common Stock will satisfy such requirements. In addition, the Company's Charter will provide for restrictions regarding transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock -- Charter and Bylaw Provisions -- Restrictions on Transfer."

     For purposes of determining stock ownership under the 5/50 Rule, a pension trust generally is considered an individual. However, for taxable years beginning on or after January 1, 1994, beneficiaries of certain pension trusts are treated as holding shares of a REIT in proportion to their actuarial interests in the pension trust for purposes of the 5/50 Rule.

     The Company does not currently have any subsidiaries, nor will it have any subsidiaries immediately after completion of the Offering, although it may have subsidiaries in the future. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the Company and will be deemed to be entitled to the gross income of the Company attributable to such share. In addition, the character of the assets and gross income of the Company will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any partnerships in which it holds an interest will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

     INCOME TESTS

     In order for the Company to maintain its qualification as a REIT, there are three requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property of temporary investments, and from any combination of the foregoing. Third, not more than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale

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or other disposition of (i) stock or securities held for less than one year,
(ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to the Company is discussed below.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for Rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

     Pursuant to the Percentage Leases, the Lessee will lease from the Company the land, buildings, improvements, furnishing, and equipment comprising the Initial Hotels for a 15-year period. The Percentage Leases provide that the Lessee will be obligated to pay to the Company (i) the Base Rent; (ii) the Percentage Rent; and (iii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). The Percentage Rent is calculated by multiplying fixed percentages by the gross room revenues and food and beverage rent revenues for each of the Initial Hotels in excess of certain levels. The Base Rent accrues and is required to be paid monthly. Although Percentage Rent is due quarterly, the Lessee will not be in default for non-payment of Percentage Rent due to any calendar year if the Lessee pays within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year.

     In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement,
(iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has the significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property,

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the recipient shares in savings in the property's operating cots, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entitles unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     Aylward is of the opinion that the Percentage Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Company and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (ii) the Lessee will have the right to exclusive possession and use and quiet enjoyment of the Initial Hotels during the term of the Percentage Leases, (iii) the Lessee will bear the cost of, and be responsible for, day-to-day maintenance and repair of the Initial Hotels, other than the cost of maintaining underground utilities and structural elements, and will dictate how the Initial Hotels are operated, maintained, and improved, (iv) the Lessee will bear all of the costs and expenses of operating the Initial Hotels (including the cost of any inventory and supplies used in their operation) during the term of the Percentage Leases (other than real and personal property taxes, and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by the Company under each Percentage Lease),
(v) the Lessee will benefit from any savings in the costs of operating the Initial Hotels during the term of the Percentage Leases, (vi) in the event of damage or destruction to an Hatfield Super 8', the Lessee will be at economic risk because it will be obligated either (A) to restore the property to its prior condition, in which event it will bear all costs of such restoration or
(B) purchase the Hatfield Super 8s for an amount generally equal to the Company's investment in the Property, (vii) the Lessee will indemnify the Company against all liabilities imposed on the Company during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Initial Hotels or (B) the Lessee's use, management, maintenance or repair of the Initial Hotels, (viii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Initial Hotels, and (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Initial Hotels.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Aylward with respect to the relationship between the Company and the Lessee is based upon all of the facts and circumstances and upon rulings and judicial decision involving situations that are considered to be analogous. Opinions of counsel are not binding upon the IRS or any court, and there can be no complete assurance that the IRS will not assert successfully a contrary position. If the Percentage Leases are recharacterized as service contracts or partnership agreement, rather than true leases, part or all of the payments that the Company receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising an Initial Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in an Initial Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted basis of the personal property in the Initial Hotel at the beginning and at the end of the taxable years to the average of the aggregate adjusted basis of both the real and personal property comprising the Initial Hotel at the beginning and at the end of the such taxable year (the "Adjusted Basis Ratio"). The initial adjusted basis of the personal property is each Initial Hotel (which will be a carryover of the basis of AAG in the Hatfield Super 8s as of

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January 1, 1995, and a basis equal to the aggregate Exchange Value of the
Company's Shares of Common Stock issuable for the Mission Bay Super 8) will be less than 15% of the initial adjusted basis of both the real and personal property comprising such hotel. The basis of such personal property, to the extent it was included in the Initial Hotels will be based on appraisals. The Company anticipates that any additional personal property that the Company acquires with a portion of the proceeds of the Offering likewise will not cause the Adjusted Basis Ratio under any Percentage Lease to exceed 15%. Further, in no event will the Company acquire additional personal property for an Initial Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for the hotel to exceed 15%. There can be no assurance, however, that the IRS would not assert that the personal property originally acquired by AAG and Mission Bay had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company would fail the 15% Adjusted Basis Ratio as to one or more of the Percentage Leases, which in turn potentially could cause it to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

     Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Initial Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

     A third requirement for qualification of the Rents as "rents from real Partnership" is that the Company must not own, directly or constructively, 10% or more of the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person. The Company initially will not own, directly or constructively, stock of the Lessee. Furthermore, the Company has represented that with respect to other hotel properties that it acquires in the future, it will not rent any property to a Related Party Tenant.

     A fourth requirement for qualification of the Rents as "rents from real property" is that the Company cannot furnish or render non-customary services to the tenants of the Initial Hotels, or manage or operate the Initial Hotels, other than through an independent contractor from whom the Company itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Company is not performing any services other than customary ones for the Lessee. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not perform non-customary services with respect to the tenant of the property. As described above, however if the Percentage Leases are recharacterized as service contracts or Company agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Initial Hotels and to manage or operate the Initial Hotels other than through an independent contractor from whom the Company derives or receives

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no income.

     If the Rents do not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income tests. Thus, if the Rents attributable to personal property, plus any other non-qualifying income, during a taxable year exceeds 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) the Company owns, directly or constructively, 10% or more of the Lessee, or (iii) the Company furnishes non-customary services to the tenants of the Initial Hotels, or manages or operates the Initial Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

     In addition to the Rents, the Lessee is required to pay to the Company the Additional Charges. To the extent that the Additional Charges represent either
(i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

     Based on the foregoing, Aylward is of the opinion that the Rents and the Additional Charges will qualify as "rents from real property" for purposes of the 75% and 95% gross income, tests, except to the extent that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges (which will be qualifying gross income for the 95% test but not the 75% test). As described above, the opinion of Aylward is based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in the federal tax opinion of Aylward, which is attached as an Exhibit to this Prospectus. Opinions of counsel are not binding upon the IRS or a court. Accordingly, there can be no complete assurance that the IRS will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

     The term "interest," as defined for purposes of the 75% gross income test, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

     Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Initial Hotels will be purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, the Company and the Lessee believe that no asset owned by the Company or the Lessee is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Lessee. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and

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circumstances in effect from time to time, including those related to the particular property. Nevertheless, the Company and the Lessee will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company or the Lessee can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business.

     It is possible that, from time to time, the Company or the Lessee will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Lessee enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company or the Lessee hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as REIT.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions will be generally available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "-- Taxation of the Company," even if those relief provisions apply, a tax would be imposed with respect to the net income attributable to the excess of 75% or 95% of the Company's gross income over its qualifying income in the relevant category, whichever is greater. No such relief is available for violations of the 30% income test.

     ASSETS TESTS

     The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivable), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset requirement, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any other issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for the stock of a subsidiary with respect to which it has held 100% of the stock at all times during the subsidiary's existence).

     For purposes of the asset requirements, the Company will be deemed to own its proportionate share of the assets of any partnership of which it owns an interest, rather than its general partnership interest in the Company. The Company has represented that, as of the date of the Offering, (i) at least 75% of the value

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of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own any securities that do not satisfy the 75% asset requirement (except for the stock of subsidiaries with respect to which it has held 100% of the stock at all times during the subsidiary's existence). In addition, the Company has represented that it will not acquire or dispose, or cause the Company to acquire or dispose, of assets in the future in a way that would cause it to violate either asset requirement. Based on the foregoing, Aylward is of the opinion that the Company will satisfy both asset requirements for REIT status.

     If the Company should fail inadvertently to satisfy the asset requirements at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and its standards imposed by the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arouse from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     DISTRIBUTION REQUIREMENTS

     The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its Shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy all annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Percentage Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, the Company still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash available for distribution than is necessary to meet its annual distribution requirements to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional shares of common or preferred stock.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its Shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS

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interest based upon the amount of any deduction taken for deficiency dividends.

     Pursuant to applicable Treasury regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its Shareholders designed to disclose the actual ownership of its outstanding stock. The Company intends to comply with such requirements.

     PARTNERSHIP ANTI-ABUSE RULE

     The Treasury Department recently issued a proposed regulation (the "Proposed Regulation") which would authorize the IRS, in the case of a certain abusive transaction involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as appropriate. The Proposed Regulation would apply only where a partnership is formed or availed of in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the tax provisions that govern the taxation of partnerships and partners under the Code. The Proposed Regulation states that such partnership tax provisions are intended to permit taxpayers to conduct business for joint economic profit through a flexible arrangement that accurately reflects the partners' economic agreement without incurring an entity-level tax, but are not intended to permit taxpayers to (i) structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions, or to (ii) use the existence of the partnerships to avoid the purposes of other provisions of the Code.

     If the conditions of the Proposed Regulation are met, the IRS is authorized to take appropriate remedial action, including disregarding the partnership for federal tax purposes or treating one or more partners as non-partners. The Proposed Regulation is proposed to be effective for all transactions relating to a partnership occurring on or after May 12, 1994. Subsequent to the issuance of the Proposed Regulation, representatives of the IRS and the Treasury Department have stated publicly that the Proposed Regulation is not intended to affect a corporation, such as the Company, that is seeking to qualify as a REIT and whose Affiliates own an interest in a partnership. Based on the foregoing, Aylward is of the opinion that such Proposed Regulation, if it were to be issued as a final regulation in its present form, would not adversely affect the Company's qualification as a REIT.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Shareholders as ordinary income and will not be eligible for the

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dividends received deduction generally available to corporations.  As used herein, the term "U.S. Shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States,
(ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or
(iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Common Stock. However, corporate Shareholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Shareholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less) assuming the Common Stock is a capital asset in the hands of the Shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distribution from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, Shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the Shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of Common Stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify the Shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to the year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

     In general, any gain or loss realized upon a taxable disposition of the Common Stock by a Shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a Shareholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such Shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of the Common Stock are purchased within 30 days before or after the disposition.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company will report to its U.S. Shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a Shareholder may be subjected to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A Shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against

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

 the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distribution to any Shareholders who fail to certify their non-foreign status to the Company. (66)

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefits associations, supplemental unemployment benefit trust, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, for taxable years beginning on or after January 1, 1994, a pension trust that owns more than 10% of the Company is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage") in certain circumstances. The UBTI Percentage is the gross income derived from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively own more than 50% of the value of the Company's stock.

     While an investment in the Company by an Exempt Organization generally is not expected to result in UBTI except in the circumstances described in the preceding paragraph, any gross UBTI that does arise from such an investment will be combined with all other gross UBTI of the Exempt Organization for a taxable year and reduced by all deductions attributable to the UBTI plus $1,000. Any amount then remaining will constitute UBTI on which the Exempt Organization will be subject to tax. If the gross income taken into account in computing UBTI exceeds $1,000 the Exempt Organization is obligated to file a tax return for such year on an IRS Form 990-T. Neither the Company, the Board of Directors, nor any of their Affiliates expects to undertake the preparation or filing of IRS Form 990-T for any Exempt Organization in connection with an investment by such Exempt Organization in the Common Stock. Generally, IRS Form 990-T must be filed with the IRS by April 15 of the year following the year to which it relates.

CAPITAL GAIN AND LOSSES

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The Omnibus Budget Reconciliation Act of 1993 increased the highest marginal individual income tax rate to 39.6%, but generally did not change the tax rate on net capital gains applicable to individuals. Thus the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or

- ---------------

(66)  See "Federal Income Tax Considerations -- Taxation of Foreign
Shareholders."

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

ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual deduction of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

TAXATION OF FOREIGN SHAREHOLDERS

     UNITED STATES TAXATION RULES

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% of the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Shareholder to the extent that such distributions do not exceed the adjusted basis of the Shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions also may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty relief or exemption. The Company is required by currently applicable Treasury

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

Regulations to withhold 34% of any distribution that is designated by the Company as a capital gains dividend. However, because of Omnibus Budget Reconciliation Act of 1993 provides for an increase in the rate of withholding for distributions made by certain domestic partnerships, trust, and estates to 35%, it is likely that the Treasury Regulations will be amended to impose a similar withholding rate on REIT capital gain dividends. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a "Domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). IN ADDITION, NON-U.S. SHAREHOLDERS SHOULD BE AWARE THAT LEGISLATIVE PROPOSALS HAVE BEEN MADE TO SUBJECT FOREIGN PERSONS TO U.S. TAX IN CERTAIN CIRCUMSTANCES ON THEIR GAINS FROM THE SALE OF STOCK IN U.S. CORPORATIONS. THERE CAN BE NO ASSURANCE THAT SUCH A PROPOSAL WILL NOT BE ENACTED INTO LAW IN A FORM DETRIMENTAL TO FOREIGN HOLDERS OF THE COMMON STOCK.

     OTHER TAX CONSEQUENCES

     The Company and its Shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

SALE OF THE COMPANY'S PROPERTY

     Generally, any gain realized by the Company on the sale of property by the Company held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, as indicated above, a sale by the Company of any of the Initial Hotels will also generate the "built-in gain" inherent in the Hatfield Super 8s as of January 1, 1995, and in the Mission Bay Super 8 at the date of the Company's acquisition of the Mission Bay Super 8. The Board of Directors has adopted a policy that any decision to sell the Initial Hotels will be made by a majority of the Independent Directors. (67)

     The Company's share of any gain realized by the Company on the sale of any property held by the Company as inventory or other property held primarily for sale to customers in the ordinary course of the

- ---------------

 (67)  See "Risk Factors -- Conflicts of Interest."

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

Company's trade or business, however, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income test for REIT status. (68)






                                  UNDERWRITING

     The Company has not entered into an Underwriting Agreement with respect to any of the transactions described in this Statement. The Advisor has agreed, however, to use its best efforts to sell the Common Stock to be offered for sale in the Public Offering with a placement fee of up to 10% being charged to the Company by the Advisor for any such sales.

     Prior to this Offering, there has been no public market for the Common Stock. The initial Exchange Value of the Common Stock being offered in the Formation Transactions will be $10 per share. Once the shares are listed and traded on the AMEX, the value of the Common Stock will be established by a market mechanism. Since this traded value will be lower (or possibly higher) than the Exchange Value, the value of the Common Stock after trading commences will be different than the Exchange Value. The factors which will underlie this traded value, in addition to prevailing market conditions, will be dividend yields and certain financial characteristics of publicly traded REITs that are comparable to the Company, the expected results of operations of the Company (which are based on the results of operations of the Initial Hotels in recent periods), the current state of the hotel industry and an assessment of the Company's management.

     The Company's Common Stock has been approved for listing on the AMEX. The Common Stock will trade under the symbol - HFN. Notwithstanding the listing of the Company's Common Stock on the AMEX, there can be no assurance that an active public market for the Common Stock will develop and continue after the Offering.

- ---------------

 (68)  See "Federal Income Tax Considerations -- Requirements for
Qualification -- Income Tests."

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

                                     EXPERTS

     The Financial Statements of AAG as of December 31, 1994 and 1993 and for the year ended December 31, 1994, 1993, and 1992 included in this Statement and the related financial statement schedules included elsewhere in the Registration Statement have been audited by William H. Ling, Certified Public Accountant, San Diego, California, an independent accountant, as set forth in his reports thereon included elsewhere herein and in the Registration Prospectus. Such Financial Statements and financial statement schedules are included in reliance upon such reports given on his authority as an expert in accounting and auditing.

     The results of the appraisals of the Initial Hotels by Arthur Andersen LLP, are included herein on the authority of said firm as an expert in valuations and appraisals of hotel properties.










                             REPORTS TO SHAREHOLDERS

     The Company intends to furnish its Shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.










                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by attorney Peter G. Aylward, San Diego, California. In that connection, Mr. Aylward is relying upon an opinion of Ballard Spahr Andrews & Ingersoll of Baltimore, Maryland as to certain matters of Maryland law. In addition, the description of federal income tax consequences contained in the section of the Prospectus entitled "Federal Income Tax Considerations" is based on the opinion of attorney Peter G. Aylward, San Diego, California.

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

ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to the securities offered hereby. The Prospectus does not contain all of the information set forth in the Offering Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Descriptions and summaries contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Offering Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Prospectus and such exhibits and schedules.

     The Offering Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

     "AAG" means All American Group, Ltd. a Delaware limited partnership.

     "AAG AFFILIATES" means Guy and Dorothy Hatfield and their respective Affiliates.

     "AAG PARTNERS" means the partners of AAG who have received Common Stock of the Company upon the consummation of the Contribution and Assumption Agreement.

     "ACQUISITION CO." means Host Acquisition Group, LLC, a Delaware limited liability company.

     "ADDITIONAL CHARGES" means certain other amounts, including interest accrued on any late payments or charges, due under the Percentage Leases.

     "ADJUSTED APPRAISED VALUE" means the appraised value of Mission Bay determined by William H. Ling as adjusted for outstanding indebtedness, security deposits, prepayment penalties and selling costs.

     "ADVISOR" means Host Funding Advisors, Inc., a Delaware corporation.

     "ADVISORY AGREEMENT" means an Advisory Agreement between the Company and the Advisor pursuant to which the Advisor will provide management and investment services to the Company.

     "AFFILIATE" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks trust companies, land trusts, business trusts, or other entities and governments and agencies and

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

political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     "AMEX" means the American Stock Exchange.

     "APPLICATION" means the Applications for Qualification of Securities, as amended (of which this Prospectus/Consent Solicitation is a part) under the California Corporate Securities Law of 1968, with respect to the Shares to be issued in the Mission Bay Acquisition and Shares which are issuable in exchange for Limited Partnership Interests. See "Description of Shares - Exchange of Shares.

     "BASE RENT" means the fixed obligation of the Lessee to pay a sum certain in monthly rent under each of the Percentage Leases.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company, as constituted from time to time.

     "BYLAWS" means the Bylaws of the Company, as in effect from time to time, including the proposed Restated Bylaws to be effective prior to the consummation of the Mission Bay Acquisition.

     "CASH AVAILABLE FOR DISTRIBUTION" means the pro forma net income increased by amortization and depreciation and decreased by estimated non-development related capital expenditures and estimated debt repayments plus adjustments for certain known events occurring after December 31, 1994 that are not reflected in the pro forma results of operations. Cash available for distribution should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of performance or to cash flow from operating activities as a measure of liquidity, nor is it necessarily indicative of sufficient cash flow to fund all the Company's needs.

     "CHARTER" means the Articles of Incorporation of the Company, together with the proposed Articles of Amendment and Restatement to be effective prior to the consummation of the Mission Bay Acquisition.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the Common Stock of the Company, par value, $.01 per share, including both the Class A common shares and the Class B common shares.

     "COMPANY" means Host Funding, Inc., a Maryland corporation.

     "CONSENT FORM" means the Transmittal Letter, the Partner Consent, the Statement of Election and the Power of Attorney, which, together with the Prospectus/Consent Solicitation Statement and partner information schedule constitute the Solicitation Materials. A form of CONSENT FORM is attached hereto as Appendix A.

     "CONTRIBUTION AND ASSUMPTION AGREEMENT" means the agreement entered into by and between AAG and the Company effective as of January 1, 1995, whereby the Company acquired the Hatfield Super 8s and the Hatfield Note from AAG in exchange for 100 Shares of Common Stock in the Company.

     "CPI" means the United States Consumer Price Index.

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

     "DEPARTMENT" means the California Department of Corporations.

     "DIRECTORS" means the members of the Company's Board of Directors.

     "DISINTERESTED DIRECTORS" means, with respect to any transaction proposed between the Company and another party (the "Contracting Party"), those directors who:

     (a) do not serve as directors, officers, partners or trustees of, or in any similar capacity of control with respect to, the Contracting Party;

     (b) do not own, directly or indirectly, have a beneficial interest in, or have the right to vote, any of the equity and/or debt security of the Contracting Party; PROVIDED, HOWEVER, that the ownership, control or interest in less than 1% of the outstanding debt and/or equity securities of the Contracting Party shall not cause a director to lose his status as a Disinterested Director is the Contracting Party is a public company and the director's interest is disclosed to the Board of Directors before any action is taken with respect to the proposed transaction;

     (c) are not otherwise affiliated with the Contracting Party; and

     (d) have not received, and have no expectations or understanding with respect to the future receipt of compensation, fees, remuneration, commissions or other financial gain from the Contracting Party with respect to the proposed transaction or as to any other transaction if such financial gain is or could be construed as a reciprocal business arrangement.

     "DISSENTING PARTNER" means, with respect to Mission Bay, a Partner in Mission Bay who casts a vote against the Mission Bay Acquisition (and Mission Bay ultimately approves and closes said Mission Bay Acquisition), and elects to receive cash in lieu of Shares in accordance with "Voting Procedures-- Dissenters' Rights."

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCESS STOCK" means Common Stock owned directly or indirectly by a person in excess of the 9.9% Ownership Limit as set forth in the Company's Articles of Incorporation, with such Excess Stock being transferred by operation of law to the Company as trustee for the exclusive benefit of the transferee of the original holder of said excess shares; and while held in trust, the shares of Excess Stock will not be entitled to vote or share in any dividends.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and applicable regulations thereunder.

     "EXCHANGE VALUE" means the constant dollar value of $10 per share based on which the Company will issue its Common Stock in the Formation Transactions.

     "EXEMPT ORGANIZATIONS" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

     "FINANCIAL ASSET ACQUISITION AGREEMENT" means the agreement entered into by and between AAG and the Lessee effective as of January 1, 1995, whereby the Lessee acquired the financial assets of the Hatfield Super 8s from AAG in exchange for the Lessee's assumption of liabilities and transfer of a promissory note to AAG in the amount of $60,135.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "FORMATION TRANSACTIONS" means the principal transactions in connection with the formation of the Company as a REIT, the acquisition of the Mission Bay Super 8 by the Company in exchange for its Shares of Common Stock, and the Public Offering of Shares of Common Stock of the Company for cash.

     "FUNDS FROM OPERATIONS" means net income (loss) before gain on sale of property plus certain non-cash items such as depreciation and amortization. Funds From Operations should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles), as an indication of performance or to cash flow from operating activities as a measure of liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs.

     "GOVERNING DOCUMENTS" means the Charter and Bylaws of the Company.

     "HATFIELD NOTE" means the secured promissory note for the amount of $1,805,675 of Guy Hatfield and certain of his Affiliates on to AAG which was assigned by AAG to the Company as part of the Contribution and Assumption Agreement.

     "HATFIELD SUPER 8S" means the four hotel properties acquired by the Company from AAG pursuant to the Contribution and Assumption Agreement; specifically the Poplar Bluff Super 8 located in Poplar Bluff, Missouri, the Rock Falls Super 8 located in Rock Falls, Illinois, the Miner Super 8 located in Miner, Missouri, and the Somerset Super 8 located in Somerset, Kentucky.

     "HMR" means Hotel Mortgage Resources Corp., a Maryland corporation which is controlled by Mr. Ian Gardner-Smith.

     "INDEPENDENT DIRECTOR" means a director of the Company who is not an officer or employee of the Company, any Affiliate of an officer or employee or any Affiliate of (i) any advisor to the Company under an advisory agreement,
(ii) any lessee of any property of the Company, (iii) any subsidiary of the Company, or (iv) any partnership which is an Affiliate of the Company.

     "INFORMATION AGENT" means the Company or such other person or persons that have been engaged by the Company to solicit and/or tabulate Partner Consents from the Partners and to perform certain consulting, administrative and clerical work in connection with the Mission Bay Acquisition.

     "INITIAL HOTELS" means the four Hatfield Super 8s and the Mission Bay Super 8 collectively.

     "INITIAL SHARES" means the 100 Shares of the Company's Common Stock presently held by Mr. Hatfield and his Affiliates.

     "IRS" means the Internal Revenue Service.

     "LESSEE" means Inn Fund, LLC, a Delaware limited liability company which has leased the Hatfield Super 8s from the Company pursuant to the Percentage Leases and which will lease the Mission Bay Super 8 pursuant to a Percentage Lease and any lessee of a hotel property owned by the Company including the Lessee and any and all other parties that become lessees of hotel properties owned by the Company at any time after the Formation Transactions and the Offering.

     "MANAGEMENT AGREEMENT" means the management agreements between the Lessee and Manager pursuant to which Manager will operate the Initial Hotels on behalf of the Lessee.

     "MANAGER" means All American Group, Inc., a Delaware corporation which will manage the Initial Hotels for the Lessee pursuant to Management Agreements.

     "MGCL" means the General Corporation Law of Maryland.

     "MISSION BAY" means Mission Bay Super 8 Ltd., a California limited partnership, sometimes referred to as the "Partnership".

     "MISSION BAY ACQUISITION AGREEMENT" means the asset acquisition agreement by and between Mission Bay and the Company upon the consummation of which the Company will acquire the assets of Mission Bay (i.e., the Mission Bay Super 8) in exchange for Shares of Common Stock of the Company and after which the Shares of Common Stock of the Company will be distributed to the Limited Partners of Mission Bay in a final liquidating distribution of Mission Bay.

     "MISSION BAY SUPER 8" means the Super 8 hotel owned by Mission Bay, which is located in San Diego, California.

     "MISSION BAY LIMITED PARTNERS" means the limited partners of Mission Bay Super 8, Ltd, sometimes referred to simply as Limited Partners.

     "NAREIT" means National Association of Real Estate Investment Trusts.

     "NONQUALIFYING INCOME" means income not described in Section 856(c)(2) of the Code, or any successor provisions.

     "NON-U.S. SHAREHOLDERS" means nonresident alien individuals, foreign corporations, foreign partnership and foreign trusts and estates.

     "OFFERING" means the offerings of Shares of Common Stock to the purchasers in the Public Offering as well as the offerings of Shares of Common Stock to the Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement as well as the issuance of the Shares and Subordinated Shares to Mr. Hatfield and his Affiliates in exchange for the Initial Shares in the Formation Transactions.

     "OWNERSHIP LIMIT" means the direct or constructive ownership by any stockholder or group of affiliated stockholders of more than 9.8% of the outstanding Shares.

     "OWNERSHIP LIMITATION" means the ownership of more than 9.9% of the Common Stock.

     "OWNERSHIP LIMITATION PROVISION" means a provision of the Articles of Incorporation restricting the ownership of share of Common Stock to the Ownership Limitation.

     "PARTICIPATING PARTNER" means a Partner of Mission Bay who participates in the Mission Bay Acquisition and who is not a Dissenting Partner.

     "PARTNERS" means the general partners and the limited partners of Mission Bay and reference to a "PARTNER" shall be to any one of the Partners.

     "PARTNERSHIP AGREEMENT" means the partnership agreement of Mission Bay as amended and restated.

     "PERCENTAGE LEASES" means the operating leases between the Lessee and the Company pursuant to which the Lessee leases the four Hatfield Super 8s from the Company and which the Lessee will lease the

Mission Bay Super 8 from the Company.

     "PERCENTAGE RENT" means rent based on percentages of revenue payable by the Lessee pursuant to the Percentage Leases.

     "PREFERRED STOCK" means the preferred stock, par value $.01 per share, of the Company.

     "PROSPECTUS/CONSENT SOLICITATION STATEMENT" means this Prospectus/Consent Solicitation Statement of the Company, as it may be further supplemented or amended from time to time.

     "PUBLIC OFFERING" means the public offering of Shares of Common Stock by the Company with a minimum required gross cash offering proceeds of $5,000,000.

     "QUALIFIED PLANS" means qualified pension, profit-sharing and other employee retirement benefit plans (including Keogh plans) and trusts, bank commingled trust funds for such plans and individual retirement accounts.

     "QUALIFYING DISTRIBUTIONS" means distributions made by the Company attributable to any calendar year to the extent they do not exceed 100% of REIT Taxable Income for such year.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code or any successor provisions.

     "REIT QUALIFYING INCOME" means income described in Section 856(c)(3) of the Code, or any successor provision.

     "REIT QUALIFYING INVESTMENT" means an investment in assets described in
Section 856(c)(5) of the Code, or any successor provision.

     "REIT TAXABLE INCOME" means "real estate investment trust taxable income" as computed under Section 857 of the Code.

     "RENTS" mean the Base Rent and the Percentage Rent, collectively.

     "REVPAR" means revenue per available room.

     "RULE 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "SEC" means the United State Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and applicable regulations thereunder.

     "SHARES" means the Company's shares of Class A Common Stock, $.01 par value.

     "SHAREHOLDERS" mean the holders of the Company's Common Stock.

     "SOLICITATION MATERIALS" means the Prospectus/Consent Solicitation Statement together with the Consent Form and any other materials approved for use in the solicitation, which will be used by the Company to solicit the votes of the Partners to the Mission Bay Acquisition.

     "SOLICITATION PERIOD" means the period during which the Mission Bay Partners may vote "for" or "against" the Mission Bay Acquisition which commences upon the delivery of the Prospectus to the Mission Bay Limited Partners (on or about ____, 1995) and will continue until the later of thirty (30) calendar days after the initial delivery of the Prospectus or such later date as may be selected by the Company and as to which notice is given to the Partner.

     "SUBORDINATED DEBT" means the aggregate principal mortgage indebtedness which currently is owed by AAG and which is secured by financing of the various Hatfield Super 8s.

     "TRANSACTION EXPENSES" means all costs and expenses incurred by Mission Bay or the Company in the preparation for, and in the consummation of, each of the transactions contemplated by this Prospectus/Consent Solicitation Statement.

     "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (including corresponding provisions of succeeding regulations) whether in final, temporary or proposed form.

     "UBTI" means unrelated business taxable income under the Code.

     "VOTING STOCK" means, at any time, all of the then outstanding stock of the Company entitled to vote generally in the election of Directors.

                          INDEX TO FINANCIAL STATEMENTS


I    HOST FUNDING, INC.:


     *Balance Sheet as of April 1, 1995 (unaudited). . . . . . . . . . . . . F-2
     *Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . F-3

II   ALL AMERICAN GROUP, LTD.:

     Cover Page -- Independent Auditor's Report. . . . . . . . . . . . . . . F-4
     Independent Auditor's Report on Financial Statements. . . . . . . . . . F-5
     Balance Sheet as of December 31, 1994  and 1993 . . . . . . . . . . . . F-6
     Statements of Operations Years Ended December 31, 1994, 1993 and 1992 . F-7 Statements of Changes in Partners' Equity (Deficit) Years
        Ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . F-8
     Statements of Cash Flows Years Ended December 31, 1994, 1993 and 1992 . F-9 Notes to Financial Statements Years Ended December 31, 1994,
        1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . F-10 - F-14
     Independent Auditor's Report on Supplementary Information . . . . . . .F-15
     Supplemental Statement of Operations Year Ended December 31, 1994 . . .F-16 Supplemental Statement of Operations Year Ended December 31, 1993 . . .F-17 Supplemental Statement of Operations Year Ended December 31, 1992 . . .F-18

III  MISSION BAY SUPER 8, LTD.:

     The following documents filed with the Commission by Mission Bay are hereby incorporated by reference in this Prospectus:

     (A) Mission Bay's Annual Reports on Form 10-K (SB) for the fiscal years ended December 31, 1992, 1993 and 1994.

     (B) Mission Bay's Current Report (for the quarter ended March 31, 1995) on Form-Q (SB) dated May 12, 1995.





     * To be filed by Amendment

                               HOST FUNDING, INC.

                                  BALANCE SHEET
                               AS OF APRIL 1, 1995
                            (UNAUDITED, IN THOUSANDS)


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Host Funding, Inc., is presented as if the acquisition of the Initial Hotels and the consummation of the Public Offering and other Formation Transactions and the application of the proceeds of the Public Offering had occurred on March 31, 1995. Such information is based upon the consolidated balance sheet of the Company and it should be read in conjunction with Financial Statements listed in the Index at page F-1 of this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     This following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of April 1, 1995, nor does it purport to represent the future financial position of the Company.

                           [To be filed by amendment]

                               HOST FUNDING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)


                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 and 1992

INDEPENDENT AUDITOR'S REPORT



To the Partners
All American Group Limited Partnership (a Limited Partnership)

I have audited the accompanying balance sheets of All American Group Limited Partnership (a Limited Partnership) as of December 31, 1994, 1993 and 1992 and the related statements of operations, changes in partners' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 1994, 1993 and 1992 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 6 to the financial statements, the Partnership, on April 1, 1995, has transferred substantially all of their assets to Host Funding, Inc., a Maryland corporation, in exchange for common stock. It is the present intention of management of the Partnership to distribute the Host Funding, Inc. common stock to the Partners resulting in a substantial liquidation of the Partnership. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





April 4, 1995
San Diego, California

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

                                 BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1993

- --------------------------------------------------------------------------------

                                                         1994           1993
- --------------------------------------------------------------------------------

                                     ASSETS
                                     ------
CURRENT ASSETS:
  Cash and cash equivalents                        $      83,846  $      60,361
  Accounts receivable                                     68,411         66,017
  Prepaid expenses                                        42,672         43,808
                                                   -------------  -------------

       Total current assets                              194,929        170,186
                                                   -------------  -------------

LAND, PROPERTY AND EQUIPMENT - At cost:
  Building and improvements                            3,551,352      3,526,331
  Hotel furnishings and equipment                      2,452,338      2,278,400
  Less accumulated depreciation                       (3,016,957)    (2,833,179)
                                                   -------------  -------------
                                                       2,986,733      2,971,552
  Land                                                   907,287        924,627
                                                   -------------  -------------

      Land, property and equipment - net               3,894,020      3,896,179
                                                   -------------  -------------

OTHER ASSETS:
  Loan commitment fees - net                             129,799         40,973
  Restricted cash                                         18,950         18,950
  Due from related parties                               393,655        239,820
                                                   -------------  -------------

      Total other assets                                 542,404        299,743
                                                   -------------  -------------

      Total                                        $   4,631,353  $   4,366,108
                                                   -------------  -------------
                                                   -------------  -------------

                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
                   ------------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses            $     256,828  $     276,835
  Accounts payable - related parties                      26,165         26,065
  Current portion of long-term debt                    1,270,674        348,112
                                                   -------------  -------------

      Total current liabilities                        1,553,667        651,012

LONG-TERM DEBT (net of current portion)                4,819,423      5,978,854
                                                   -------------  -------------

      Total liabilities                                6,373,090      6,629,866
                                                   -------------  -------------

COMMITMENTS (notes 2, 3, 4, 5 and 6)

PARTNERS' EQUITY (DEFICIT):
  General Partner                                          5,220         -
  Limited Partners                                    (1,746,957)    (2,263,758)
                                                   -------------  -------------

      Total Partners' equity (deficit)                (1,741,737)    (2,263,758)
                                                   -------------  -------------

      Total                                        $   4,631,353  $   4,366,108
                                                   -------------  -------------
                                                   -------------  -------------

                 See accompanying notes to financial statements.
- --------------------------------------------------------------------------------

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

- -----------------------------------------------------------------------------------------------------------
                                                               1994             1993              1992
- -----------------------------------------------------------------------------------------------------------
REVENUES:
  Room Sales                                             $   3,389,674     $   3,389,734     $   4,545,142
  Telephone                                                    105,088            95,424            74,572
  Other - principally vending                                   53,079            53,208            56,093
                                                         -------------     -------------     -------------

  Total                                                      3,547,841         3,538,366         4,675,807
                                                         -------------     -------------     -------------

EXPENSES:
  Rooms                                                        746,891           736,546           989,574
  Interest                                                     542,432           830,404         1,374,894
  Administrative and general                                   411,177           490,431           672,555
  Depreciation and amortization                                195,784           217,131           559,194
  Management fee                                               175,730           175,980           138,016
  Franchise                                                    169,515           169,505           227,273
  Repairs and maintenance                                      166,572           167,777           239,083
  Energy cost                                                  164,329           177,082           241,487
  Property taxes                                                88,904            89,108           111,942
  Telephone                                                     61,260            69,244           101,441
  Insurance                                                     54,230            44,147            76,809
  Marketing                                                     53,996            62,312            79,714
                                                         -------------     -------------     -------------

  Total (includes reimbursed costs and payments
    for services to related parties of $378,602,
    $389,225, and $523,182, during 1994, 1993 and
    1992 respectively)                                       2,830,820         3,229,667         4,811,982
                                                         -------------     -------------     -------------


OPERATING INCOME (LOSS)                                        717,021           308,699          (136,175)
                                                         -------------     -------------     -------------

OTHER INCOME (EXPENSES):
  Gain (Loss) on disposition of properties                       -               876,106          (119,881)
  Loan restructuring costs                                       -              (135,844)         (119,056)
                                                         -------------     -------------     -------------

  Total                                                          -               740,262          (238,937)
                                                         -------------     -------------     -------------

NET INCOME (LOSS)                                          $   717,021     $   1,048,961     $    (375,112)
                                                         -------------     -------------     -------------
                                                         -------------     -------------     -------------

ALLOCATION OF NET INCOME (LOSS):
  General Partner                                          $     7,170     $      -          $     (37,511)
  Limited Partners                                             709,851         1,048,961          (337,601)
                                                         -------------     -------------     -------------

      Total                                                $   717,021     $   1,048,961     $    (375,112)
                                                         -------------     -------------     -------------
                                                         -------------     -------------     -------------



                 See accompanying notes to financial statements.
- --------------------------------------------------------------------------------

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

               STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

- ------------------------------------------------------------------------------------------------------------
                                                              GENERAL          LIMITED
                                                             PARTNERS'        PARTNERS'
                                                         EQUITY (DEFICIT)     (DEFICIT)           TOTAL
- ------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1992                                $     (830,311)    $  (2,017,296)    $  (2,847,607)

NET LOSS                                                       (75,022)         (300,090)         (375,112)
                                                        ---------------    --------------    --------------

BALANCE, DECEMBER 31, 1992                                    (905,333)       (2,317,386)       (3,222,719)

TRANSFER                                                       905,333          (905,333)                0

NET INCOME                                                       -             1,048,961         1,048,961

DISTRIBUTIONS TO PARTNERS                                        -               (90,000)          (90,000)
                                                        ---------------    --------------    --------------

BALANCE, DECEMBER 31, 1993                                           0        (2,263,758)       (2,263,758)

NET INCOME                                                       7,170           709,851           717,021

DISTRIBUTIONS TO PARTNERS                                       (1,950)         (193,050)         (195,000)
                                                        ---------------    --------------    --------------

BALANCE, DECEMBER 31, 1994                              $        5,220     $  (1,746,957)    $  (1,741,737)
                                                        ---------------    --------------    --------------
                                                        ---------------    --------------    --------------



                 See accompanying notes to financial statements.
- --------------------------------------------------------------------------------

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

- ------------------------------------------------------------------------------------------------------------
                                                               1994             1993              1992
- ------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income (loss)                                      $     717,021     $   1,048,961     $    (375,112)
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Depreciation and amortization                              195,784           217,131           559,194
    (Gain) loss on disposition of properties                     -              (876,106)          119,881
    Changes in operating assets and liabilities
      Accounts receivable                                       (2,394)          (15,401)           34,705
      Prepaid expenses                                           1,136            14,407            39,012
      Accounts payable and accrued expenses                    (20,007)           24,030               535
      Accounts payable - related parties                           100             2,899            -
                                                        ---------------    --------------    --------------

      Net cash provided by operating activities                891,640           415,921           378,215
                                                        ---------------    --------------    --------------

INVESTING ACTIVITIES:
  Purchases of property and equipment                         (198,959)         (279,474)         (170,263)
  Loan commitment fees                                        (100,413)          (49,570)
  Restricted cash                                                -               (18,950)
  Due from related parties - net                              (136,495)         (223,784)         (493,283)
  Net proceeds from disposition of land, property
    and equipment                                                -             2,295,968         1,635,000
                                                        ---------------    --------------    --------------

    Net cash provided by (used in) investing activities       (435,867)        1,724,190           971,454
                                                        ---------------    --------------    --------------

FINANCING ACTIVITIES:
  Distributions to Partners                                   (195,000)          (90,000)           -
  Borrowings on long-term debt                               1,719,000         3,456,156            -
  Payments on long-term debt                                (1,955,869)       (5,520,037)       (1,428,815)
  Other                                                           (419)            6,112            39,772
                                                        ---------------    --------------    --------------

    Net cash used in financing activities                     (432,288)       (2,147,769)       (1,389,043)
                                                        ---------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH                                 23,485            (7,658)          (39,374)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                             60,361            68,019           107,393
                                                        ---------------    --------------    --------------

CASH AND CASH EQUIVALENTS AT
  END OF YEAR                                           $       83,846     $      60,361     $      68,019
                                                        ---------------    --------------    --------------
                                                        ---------------    --------------    --------------

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION -
  Cash paid during the year for interest                $      525,321     $     841,085     $   1,324,936
                                                        ---------------    --------------    --------------
                                                        ---------------    --------------    --------------


                 See accompanying notes to financial statements.
- --------------------------------------------------------------------------------

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                            (A  LIMITED PARTNERSHIP)
                            ------------------------
                (formerly M.A.C. Development Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                   YEAR ENDED DECEMBER 31, 1994, 1993 and 1992
- --------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL INFORMATION

     The accompanying financials include the accounting of All American Group Limited Partnership, a Delaware limited partnership (the "Partnership"), of M.A.C. Development Limited Partnership, a previous Wyoming limited partnership (the "M.A.C."), and of Florence LLC, a Delaware limited liability company (the "Florence LLC"). The Partnership was formed on January 27, 1993 for the purpose of owning, maintaining, operating, managing, mortgaging, creating security interests in, refinancing, leasing, improving and/or eventually disposing of seven motel properties (five remaining as of December 31, 1993 and four as of 1995 (see notes 5 and 6) located in Illinois (1), Kentucky (1) and Missouri (2) (previously Nevada), and such other property as may be received by the Partnership from time to time, and engaging in any and all activities related or incidental thereto. The motel properties owned by the Partnership were acquired via transfer of the assets, liabilities and capital accounts of M.A.C. Development Limited Partnership, a Wyoming limited partnership ("MAC") formed in April 1984. The transfer occurred concurrent with the formation of the Partnership in January 1993. MAC disposed of two properties located in Kentucky in 1992. Florence Corporation was formed on April 4, 1994 and merged into Florence LLC on December 20, 1994, for the purpose of holding the real estate assets of a motel located in Florence, Kentucky, to enable the Partnership to refinance and obtain a new first mortgage payable on these assets.
     Florence LLC commenced operating the motel on January 1, 1995. As of December 31, 1994, Florence LLC was 99% owned by the Partnership and 1% owned by Guy E. Hatfield (see note 6).

     The General Partner of the Partnership is All American Group, Inc., a Delaware corporation ("the General Partner"), who during 1993 did not own a capital or net profits and losses interest, which remaining interests are owned 100% collectively by the Limited Partners. Effective January 1, 1994, the General Partner re-acquired a 1% interest in the Partnership via transfer from the Limited Partners. Prior to 1992, the General Partner was M.A.C. Development, Inc., who owned a 20% interest in the Partnership, which interest was transferred to the Limited Partners in January 1993.
     The General Partner has the sole and exclusive control of the management of the business and affairs of the Partnership. The term of the Partnership is until December 31, 2010, unless the term is earlier terminated or extended by unanimous written agreement of all the Partners as provided in the Partnership Agreement ("the Agreement") (see notes 2 and 6).

     Net profits, losses and cash flows from operations of the Partnership are allocated to the Partners in proportion to their respective Partnership interests as provided in the Agreement.

     Cash equivalents represent the Partnership's undivided interest in cash accounts managed by the General Partner (see Note 2) on behalf of General Partner-managed properties. Funds transferred to the cash account are held primarily in business checking and merchant credit card accounts. The cash accounts are used to pay substantially all outstanding bills and to accumulate substantially all receipts on behalf of the Partnership.

     Buildings and improvements are being depreciated over useful lives of 35 years using the straight-line method. Hotel furnishings and equipment are being depreciated using primarily straight-line methods over useful lives ranging from 3 to 7 years.

     The loan commitment fees are net of accumulated amortization of $20,607 in 1994 and $8,601 in 1993. No loan commitment fees were outstanding in 1992. The amortization periods are the terms of the loans.

     Restricted cash represents a certificate of deposit held by a bank as security for the State of Missouri to assure sales tax is timely paid.

     In accordance with the provisions of the Internal Revenue Code, the Partnership is not subject to the payment of income taxes, and no provision therefore is required to be made herein. At December 31, 1994 and 1993, the Partnership's net assets for Federal tax reporting purposes totalled approximately $3,760,000 and $3,725,000, respectively.

2.   MANAGEMENT AND RELATED PARTY TRANSACTIONS

     The Partnership has entered into a Management Agreement ("Management Agreement") with the General Partner for a term of ten (10) years from January 1, 1992, with three (3) successive ten (10) year options to extend, to manage the motel operations. The Management Agreement may be terminated early upon the occurrence of certain events as specified in the Management Agreement. On January 1, 1995, in connection with the Partnership's leasing of the motel properties described in note 6, the Partnership terminated the Management Agreement with the General Partner.

     All of the outstanding stock of the General Partner is owned by Guy E. Hatfield. Prior to December 31, 1994, Guy E. Hatfield, his wife and two children were directly or indirectly owners of approximately 83% of the General and Limited Partner interest in the Partnership. Effective January 1, 1995, the Hatfields acquired the remaining limited partners' approximate 17% interest (see note 6).

     Under the Management Agreement, the General Partner is paid a management fee equal to 5% of motel revenues, as defined. In 1992, the General Partner, agreed to accept a reduced management fee equal to 3% of motel revenues as defined. Management fees paid in 1994, 1993 and 1992 totalled $175,728, $175,980 and $138,017.

     The Partnership has reimbursed or accrued a payable to the General Partner (based on actual costs incurred by the General Partner) for certain costs paid on behalf of the Partnership. These costs include insurance and workmen's compensation premiums, travel, legal costs and other expenses. The total of such costs reimbursed in 1994, 1993 and 1992 totalled $202,874, $213,245 and $321,401. In addition, the General Partner presently provides bookkeeping, refurbishment and capital addition advisory and partnership administration services to the Partnership at no charge.

     In February 1994, the Partnership sold land adjacent to one of the motels located in Missouri to an entity substantially owned by Guy E. Hatfield for $17,340, which was equal to its cost.

     Other assets as of December 31, 1994 and 1993 include interest-free net advances made to the General Partner or affiliates totalling $393,655 and $239,820, respectively.


3.   FRANCHISE AGREEMENTS

     The Partnership has been granted license agreements by Super 8 Motels, Inc. for 20-year terms expiring in 2005. Pursuant to the terms of the agreement, the Partnership is required to pay a royalty fee and an advertising fee equal to 4% and 1%, respectively, of gross room revenue.

4.   LONG-TERM DEBT AND LOAN RESTRUCTURING COSTS

     A summary of the Partnership's long-term debt as of December 31, 1994 and 1993 follows:

                                                        1994             1993
                                                        ----             ----
     First mortgage note payable; 8.5% interest
     until March 1994, prime plus 1.5% but not
     less than 8.5% thereafter, adjusted annually;
     payments of $11,823 monthly, due March 1998;
     personal guarantees of Guy E. and Dorothy
     Hatfield.                                      $1,121,406       $1,165,914

     First mortgage note payable; 8.75% interest;
     payments of $11,244 monthly; due February
     1998.                                           1,051,351        1,091,098

     First mortgage note payable; prime plus 2%,
     adjusted quarterly; payments of $9,174 monthly,
     due March 1998.                                   901,301          930,167

     Modified first mortgage note payable; interest
     at greater of prime or six (6) month commercial
     paper rates plus 3%, but not less than 9%;
     variable monthly payment of interest plus
     principal to amortize over ten (10) years from
     July 1993; due August 1995 (see below).         1,061,656        1,154,871

     Three (3) modified second mortgage notes
     payable; interest at greater of prime or six
     (6) month commercial paper rate plus 3%,
     but not less than 9%; variable monthly
     payments of interest plus principal to
     amortize over five (5) years from
     July 1993; due July 1998 (see below).             242,835          324,613

     First mortgage note payable; 11.57% interest;
     payments of $18,515 monthly; due
     September 2014.                                1,711,548               -

     Modified first mortgage note payable;
     interest at greater of prime or six (6)
     month commercial paper rate plus 3%, but
     not less than 9%; variable monthly payment
     of interest plus principal to amortize
     over fifteen (15) years from July 1993;
     due August 1995.                                      -          1,660,303
                                                    ----------       ----------

                                                     6,090,097        6,326,966

     Less current portion                            1,270,674          348,112
                                                    ----------       ----------

                                                    $4,819,423       $5,978,854
                                                    ----------       ----------
                                                    ----------       ----------

     Aggregate principal payments for the next five years and thereafter subsequent to December 31, 1994 are as follows:

     1995                                           $1,270,674
     1996                                              237,034
     1997                                              230,682
     1998                                            2,756,023
     1999                                               38,376
     Thereafter                                      1,557,308
                                                    ----------

     Total                                          $6,090,097
                                                    ----------
                                                    ----------

     Substantially all of the assets of the Partnership are pledged as security for the above debt.

     The Partnership was in default under their Loan Agreement ("Loan Agreement") with the lender that held first mortgage notes payable on all of the motel properties in 1992, with a combined balance outstanding of $8,390,847 as of December 31, 1992. In August 1992, March 1993 and July 1993, the Partnership entered into agreements to modify the original Loan Agreement whereby: four (4) of the motel properties were sold for cash in 1993 and 1992 (see note 5) and the net proceeds totalling $2,292,139 and $1,438,816, respectively, were applied to reduce debt outstanding; three motels in 1993 and one motel in August 1994 were refinanced, with the proceeds totalling $3,059,433 and $1,622,212, respectively, applied to reduce debt outstanding; and, the remaining debt outstanding was modified into a first mortgage note payable on one motel and three modified second mortgage notes payable on three motels, as described above. Under the Loan Agreement, the Partnership was required to refinance or sell the property located in Somerset, Kentucky by August 1995 and retire the debt outstanding. In March 1995, the modified first mortgage note payable totalling $1,061,656 and the three modified second mortgage notes payable totalling $242,835 were refinanced into a first mortgage note payable totalling $1,160,000 at an annual interest rate of prime plus 1/2%, adjusted daily, payable monthly with the outstanding principal and any accrued interest due September 30, 1995.

     As part of the Loan Agreement, the Partnership agreed to pay costs and expenses of the lenders totalling $135,844 and $119,056, which amounts were expensed as loan restructuring costs in 1993 and 1992, respectively.

5.   PROPERTY SALES

     In March and May 1993, the Partnership sold for cash two motel properties located in Elizabethtown, Kentucky and Elko, Nevada, respectively. Substantially all of the net cash proceeds from the sales of $2,295,968 were used to retire outstanding debt via previous agreement with the Partnership's lender (see note 4). As result of the property sales, the Partnership recognized gain on disposition of properties of $876,106 in 1993.

     In May and September 1992, the Partnership sold for cash two motels located in Richmond and Bowling Green, Kentucky, respectively. Substantially all of the net cash proceeds from the sales of $1,552,541 were used to retire outstanding debt via previous agreement with the Partnership's lender (see note 4). As a result of the property sales, the Partnership recognized loss on disposition of properties of $97,750 in 1992.

6.   SUBSEQUENT EVENTS AND POSSIBLE PARTNERSHIP LIQUIDATION

     On February 28, 1995, the minority limited partner, James R. Vickery ("Vickery") and the Hatfield family general and limited partner interests agreed to exchange the Partnership's 99% interest in Florence LLC for Vickery's 16.85% limited partnership interest in the Partnership.

     On January 1, 1995, the partnership agreed to lease the four remaining motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Sikeston, Missouri to Inn Fund, LLC, a Delaware limited liability company ("Inn Fund"). Guy E. Hatfield owns 7.5% and Ian Gardner-Smith owns 92.5% equity interest in Inn Fund. The lease terms are for a period of 15 years at combined total annual base rents of $1,212,000 or percentage rentals ranging from 28% to 55% for each individual property based upon gross revenue levels, whichever is greater.

     On March 31, 1995, Guy E. Hatfield, his wife and two children, via a capital contribution, contributed a mortgage note receivable in the amount of $1,805,675 to the Partnership. This mortgage note receivable is secured by ______________________ and bears interest at 10% per annum, payable quarterly commencing on __________________, 1995, with remaining outstanding principal and unpaid interest due and payable on March 31, 2000.

     On April 1, 1995, the Partnership entered into an agreement with Host Funding, Inc., a Maryland corporation ("Host Funding") to contribute certain assets of the Partnership's four remaining motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Sikeston, Missouri; and the mortgage note receivable (the "Contribution and Assumption Agreement") for 100% of the common stock in Host Funding. Host Funding assumed the Partnership's lease with Inn Fund concurrent with the transfer.

     Host Funding intends to qualify as a real estate investment trust ("REIT"). In addition, Host Funding intends to acquire certain assets of Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"), the owner of a 117 room Super 8 motel located in San Diego, California, pursuant to an asset acquisition agreement (the "Mission Bay Acquisition Agreement") by which Host Funding will acquire the hotel assets of Mission Bay. The Mission Bay Acquisition Agreement will exchange common stock in Host Funding for limited and general partnership interest in a final liquidating distribution by Mission Bay.

     It is the present intention of management of the Partnership to distribute the Host Funding common stock to the Partners resulting in a substantial liquidation of the Partnership. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION



To the Partners
All American Group Limited Partnership (a Limited Partnership)

My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statements of operations are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in my opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 6 to the financial statements, the Partnership, on April 1, 1995, has transferred substantially all of their assets to Host Funding, Inc., a Maryland corporation, in exchange for common stock. It is the present intention of management of the Partnership to distribute the Host Funding, Inc. common stock to the Partners
resulting in a substantial liquidation of the Partnership.   Management's plans
concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





April 4, 1995
San Diego, California

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

                      SUPPLEMENTAL STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Sub-total
                                        Rock                                  Poplar      Continuing  Discontinued
                                        Falls        Miner     Somerset        Bluff      Operations    Operations           Total
REVENUES:
  Room Sales                         $664,480     $811,923     $543,305      $590,789     $2,610,497      $779,177      $3,389,674
  Telephone                            23,830       23,181       15,539        17,449         79,999        25,089         105,088
  Other - principally vending          19,815       10,915        2,615        10,626         43,971         9,108          53,079
                                   -------------------------------------------------- --------------- ------------- --------------

  Total                               708,125      846,019      561,459       618,864      2,734,467       813,374       3,547,841
                                   -------------------------------------------------- --------------- ------------- --------------

EXPENSES:
  Rooms                               141,790      164,653      129,895       126,012        562,350       184,541         746,891
  Interest                            102,258      108,044      101,447        88,253        400,002       142,430         542,432
  Administrative and general           77,473      109,542       66,036        64,141        317,192        93,985         411,177
  Depreciation and amortization        33,925       36,899       33,428        34,860        139,112        56,672         195,784
  Management fee                       34,618       42,108       28,083        30,669        135,478        40,252         175,730
  Franchise                            33,224       40,606       27,182        29,542        130,554        38,961         169,515
  Repairs and maintenance              37,186       30,088       28,227        26,044        121,545        45,027         166,572
  Energy cost                          33,534       32,962       21,908        26,133        114,537        49,792         164,329
  Property taxes                       36,209        9,899       11,444        11,735         69,287        19,617          88,904
  Telephone                            12,557       10,607       10,898         9,686         43,748        17,512          61,260
  Insurance                             9,883       17,123        7,287         8,501         42,794        11,436          54,230
  Marketing                             1,862       16,198       16,186        17,643         51,889         2,107          53,996
                                   -------------------------------------------------- --------------- ------------- --------------

    Total                             554,519      618,729      482,021       473,219      2,128,488       702,332       2,830,820
                                   -------------------------------------------------- --------------- ------------- --------------

OPERATING INCOME (LOSS)               153,606      227,290       79,438       145,645        605,979       111,042         717,021
                                   -------------------------------------------------- --------------- ------------- --------------

OTHER INCOME (EXPENSES):
  Gain on disposition of properties      -            -            -             -              -             -               -
  Loan restructuring costs               -            -            -             -              -             -               -
                                   -------------------------------------------------- --------------- ------------- --------------

  Total                                     0            0            0             0              0             0               0
                                   -------------------------------------------------- --------------- ------------- --------------

NET INCOME                           $153,606     $227,290      $79,438      $145,645       $605,979      $111,042        $717,021
                                   -------------------------------------------------- --------------- ------------- --------------
                                   -------------------------------------------------- --------------- ------------- --------------

ALLOCATION OF NET INCOME:
  General Partner                                                                                                           $7,170
  Limited Partners                                                                                                         709,851
                                                                                                                    --------------
      Total                                                                                                               $717,021
                                                                                                                    --------------
                                                                                                                    --------------




                 See accompanying notes to financial statements.
- --------------------------------------------------------------------------------

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

                      SUPPLEMENTAL STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Sub-total
                                         Rock                                   Poplar     Continuing  Discontinued
                                         Falls        Miner     Somerset         Bluff     Operations    Operations           Total
REVENUES:
  Room Sales                          $653,730     $771,277     $458,145      $558,761     $2,441,913      $947,821      $3,389,734
  Telephone                             19,641       21,077       12,804        13,460         66,982        28,442          95,424
  Other - principally vending           19,210       11,580        3,872        12,052         46,714         6,494          53,208
                                    --------------------------------------------------- -------------- ------------- ---------------

  Total                                692,581      803,934      474,821       584,273      2,555,609       982,757       3,538,366
                                    --------------------------------------------------- -------------- ------------- ---------------

EXPENSES:
  Rooms                                129,945      154,536      108,210       127,071        519,762       216,784         736,546
  Interest                             119,062      149,387      135,506       112,161        516,116       314,288         830,404
  Administrative and general            80,147      112,146       63,912        70,832        327,037       163,394         490,431
  Depreciation and amortization         33,102       31,708       23,859        33,906        122,575        94,556         217,131
  Management fee                        34,070       40,209       23,764        29,018        127,061        48,919         175,980
  Franchise                             32,688       38,567       22,917        27,940        122,112        47,393         169,505
  Repairs and maintenance               30,534       31,405       37,138        30,693        129,770        38,007         167,777
  Energy cost                           32,839       32,828       20,364        23,690        109,721        67,361         177,082
  Property taxes                        36,209        8,856       11,444         8,075         64,584        24,524          89,108
  Telephone                             13,611       11,158       11,597        10,409         46,775        22,469          69,244
  Insurance                              7,849        7,473        6,459         6,934         28,715        15,432          44,147
  Marketing                              3,786       16,612       16,674        14,264         51,336        10,976          62,312
                                    --------------------------------------------------- -------------- ------------- ---------------

    Total                              553,842      634,885      481,844       494,993      2,165,564     1,064,103       3,229,667
                                    --------------------------------------------------- -------------- ------------- ---------------

OPERATING INCOME (LOSS)                138,739      169,049       (7,023)       89,280        390,045       (81,346)        308,699
                                    --------------------------------------------------- -------------- ------------- ---------------

OTHER INCOME (EXPENSES):
  Gain on disposition of properties       -            -            -             -              -          876,106         876,106
  Loan restructuring costs             (25,470)     (25,471)     (25,471)      (25,471)      (101,883)      (33,961)       (135,844)
                                    --------------------------------------------------- -------------- ------------- ---------------

  Total                                (25,470)     (25,471)     (25,471)      (25,471)      (101,883)      842,145         740,262
                                    --------------------------------------------------- -------------- ------------- ---------------

NET INCOME                            $113,269     $143,578     ($32,494)      $63,809       $288,162      $760,799      $1,048,961
                                    --------------------------------------------------- -------------- ------------- ---------------
                                    --------------------------------------------------- -------------- ------------- ---------------

ALLOCATION OF NET INCOME:
  General Partner                                                                                                                $0
  Limited Partners                                                                                                        1,048,961
                                                                                                                      --------------
      Total                                                                                                              $1,048,961
                                                                                                                      --------------
                                                                                                                      --------------


                 See accompanying notes to financial statements.

- --------------------------------------------------------------------------------

                     ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A Limited Partnership)
                (formerly M.A.C. Development Limited Partnership)

                      SUPPLEMENTAL STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1992

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Sub-total
                                         Rock                                   Poplar     Continuing  Discontinued
                                        Falls         Miner     Somerset         Bluff     Operations    Operations           Total
REVENUES:
  Room Sales                          $556,939     $731,293     $435,314      $531,938     $2,255,484    $2,289,658      $4,545,142
  Telephone                             11,817        9,402        8,677         6,441         36,337        38,235          74,572
  Other - principally vending            7,581        8,603        7,373         9,269         32,826        23,267          56,093
                                    --------------------------------------------------- -------------- -------------  --------------

  Total                                576,337      749,298      451,364       547,648      2,324,647     2,351,160       4,675,807
                                    --------------------------------------------------- -------------- -------------  --------------

EXPENSES:
  Rooms                                116,533      146,095      101,094       112,848        476,570       513,004         989,574
  Interest                             150,421      171,758      150,645       158,665        631,489       743,405       1,374,894
  Administrative and general            73,080      109,477       65,491        65,388        313,436       359,119         672,555
  Depreciation and amortization         78,192       82,675       39,618        85,949        286,434       272,760         559,194
  Management fee                        16,961       22,153       13,272        16,096         68,482        69,534         138,016
  Franchise                             27,848       36,568       21,777        26,598        112,791       114,482         227,273
  Repairs and maintenance               42,808       30,505       20,607        38,608        132,528       106,555         239,083
  Energy cost                           30,721       33,772       19,434        22,714        106,641       134,846         241,487
  Property taxes                        32,023        8,636        7,787        10,284         58,730        53,212         111,942
  Telephone                             15,432       10,056       11,577         9,231         46,296        55,145         101,441
  Insurance                              9,708        9,444        7,908         8,640         35,700        41,109          76,809
  Marketing                              1,786       16,173       13,314        14,013         45,286        34,428          79,714
                                    --------------------------------------------------- -------------- -------------  --------------

    Total                              595,513      677,312      472,524       569,034      2,314,383     2,497,599       4,811,982
                                    --------------------------------------------------- -------------- -------------  --------------

OPERATING INCOME (LOSS)                (19,176)      71,986      (21,160)      (21,386)        10,264      (146,439)       (136,175)
                                    --------------------------------------------------- -------------- -------------  --------------

OTHER INCOME (EXPENSES):
  Gain on disposition of properties       -            -            -             -              -         (119,881)       (119,881)
  Loan restructuring costs             (14,882)     (14,882)     (14,882)      (14,882)       (59,528)      (59,528)       (119,056)
                                    --------------------------------------------------- -------------- -------------  --------------

  Total                                (14,882)     (14,882)     (14,882)      (14,882)       (59,528)     (179,409)       (238,937)
                                    --------------------------------------------------- -------------- -------------  --------------

NET INCOME                            ($34,058)     $57,104     ($36,042)     ($36,268)      ($49,264)    ($325,848)      ($375,112)
                                    --------------------------------------------------- -------------- -------------  --------------
                                    --------------------------------------------------- -------------- -------------  --------------
ALLOCATION OF NET INCOME:
  General Partner                                                                                                          ($37,511)
  Limited Partners                                                                                                         (337,601)
                                                                                                                      --------------
      Total                                                                                                               ($375,112)
                                                                                                                      --------------
                                                                                                                      --------------




                 See accompanying notes to financial statements.

- --------------------------------------------------------------------------------

                        APPENDIX A--FORM OF CONSENT FORM


                                  CONSENT FORM


     Please read this entire Consent Form. You should receive and complete separate Consent Forms (Parts 1 through 2) (including this cover note) if you have interests in different capacities (e.g., (i) as husband and wife, (ii) individually, (Information Agent) in trust, or (iv) in an IRA).

     You should receive and complete separate Partner Consents (Part 2) within each separate Consent Form (Parts 1 through 2). YOUR SPOUSE MUST SIGN AS WELL (REGARDLESS OF HOW TITLE IS HELD AND REGARDLESS OF WHETHER YOUR SPOUSE'S NAME IS INDICATED ABOVE) IF YOUR INTEREST IS COMMUNITY PROPERTY.

The Transmittal Letter (Part 1) explains the 2 parts to the Consent Form included. Please read the Transmittal Letter.

                                     PART 1
                               TRANSMITTAL LETTER

     This Consent Form (the "Consent Form") contains materials that must be completed by every Partner of Mission Bay Super 8 Ltd., a California limited partnership who has received a Prospectus/Consent Solicitation Statement with respect to the acquisition of assets of the Mission Bay Partnership by Host Funding, Inc. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning as set forth in the Prospectus/Consent Solicitation Statement of Host Funding, Inc. dated ____________, 1995.

You should complete and return this Consent Form. If you have interests in more than one capacity (e.g., (i) as husband and wife, (ii) individually, (Information Agent) in trust, or (iv) in an IRA), you will receive a separate Consent Form for each capacity.

THE CONSENT FORM CONSISTS OF TWO PARTS:

     1. TRANSMITTAL LETTER. (PINK PAPER) The first part is this Transmittal Letter, which highlights the procedures for completing the Consent Form. For a more detailed discussion of these procedures, see the section entitled "Voting Procedures" in the Prospectus/Consent Solicitation Statement.

     2. PARTNER CONSENT. (PROXY CARD) The second part is the Partner Consent which seeks your consent to the Mission Bay Acquisition and certain related matters. A Partner who submits a signed Proxy Card but fails to make one or more of the three elections required by the Partner Consent will be deemed to have voted "for" the Mission Bay Acquisition. You should receive and complete separate Partner Consents for each capacity in which you serve as a Partner. You may receive multiple versions of the Partner Consent in this Consent Form package.


     WHEN SIGNING AS A GENERAL PARTNER, CORPORATE OFFICER, ATTORNEY-IN-FACT, EXECUTOR, TRUSTEE, ADMINISTRATOR, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE GIVE YOUR FULL TITLE AND SEND PROPER EVIDENCE OF AUTHORITY WITH THE CONSENT FORM.
FOR JOINT OWNERS, EACH JOINT OWNER MUST SIGN. YOUR SPOUSE MUST SIGN AS WELL (REGARDLESS OF HOW TITLE IS HELD AND REGARDLESS OF WHETHER YOUR SPOUSE'S NAME IS INDICATED ABOVE) IF YOUR INTEREST IS COMMUNITY PROPERTY. FOR IRAS, BOTH THE BENEFICIARY AND TRUSTEE MUST SIGN. BY SIGNING THE CONSENT FORM, YOU HEREBY AGREE TO ALL THE PROVISIONS CONTAINED IN THIS TRANSMITTAL LETTER. IF ANY PART OF THE CONSENT FORM IS UNDATED, YOUR SIGNATURE WILL BE AUTHORITY FOR THE COMPANY TO ENTER THE DATE OF RECEIPT.

     If the Partner whose name is printed hereon is not an individual, the person signing the Consent Form hereby represents that he or she is, in his or her representative capacity, empowered and duly authorized by the governing documents, trust instruments, pension plan, charter, certificate or articles of incorporation, bylaw provision or board or stockholder resolution to complete and execute this Consent Form in such capacity on behalf of the Partner. The Company reserves the right to require from such partner evidence or an opinion of counsel, acceptable to the Company, that the entity has met all of the requirements of its governing instruments and is authorized to vote on the proposal. If the Partner is an Individual Retirement Account or pension plan pursuant to which the beneficiary thereof is permitted to direct the investment, the person signing this Consent Form further represents that such document has been completed pursuant to direction of such beneficiary.

     CONSENT OF A PARTNER (I.E., A VOTE "FOR") CONSTITUTES APPROVAL OF THE MISSION BAY ACQUISITION BY THE COMPANY AND ALL THE TRANSACTIONS CONTEMPLATED IN THE SECTION OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT ENTITLED "THE FORMATION TRANSACTIONS".

     Before filling out this Consent Form, you and your advisor if any, should carefully review the Prospectus/Consent Solicitation Statement, including appendices.

     If you have any questions regarding the Mission Bay Acquisition or if you would like assistance in completing this Consent Form, please contact Elaine Ruff at (619) 226-1212.

     FOR THE CONSENT FORM TO BE EFFECTIVE, THE EXECUTED CONSENT FORM MUST BE RETURNED TO, AND RECEIVED AT ANY TIME PRIOR TO 11:59 P.M. PACIFIC TIME ON ___________, 1995 BY THE INFORMATION AGENT AT THE FOLLOWING ADDRESS:


     The Consent Forms will be effective only upon actual receipt by the Information Agent at the address specified above. A self-addressed stamped envelope for return of the Consent Form has been included. However, the method of delivery of the Consent Form to the Information Agent is at the election and risk of the Partner, but if such delivery is by mail, it is suggested that Partners use certified or registered mail, return receipt requested, and that the mailing be made sufficiently in advance of __________ 19__ to permit delivery to the Information Agent on or before ___________, 1995.


     ONCE DELIVERED TO THE INFORMATION AGENT, CONSENT FORMS WHEREIN A PARTNER VOTES "FOR" THE MISSION BAY ACQUISITION BY THE COMPANY ARE IRREVOCABLE REGARDLESS OF THE AMOUNT OF TIME REMAINING IN THE SOLICITATION PERIOD AND MAY BE CHANGED OR WITHDRAWN ONLY WITH THE CONSENT OF THE COMPANY. Upon the Company's consent to a withdrawal or change of vote, a written or facsimile transmission notice of withdrawal or change of vote must be timely received by the Information Agent prior to the expiration of the Solicitation Period at its address set forth above and must specify the name of the person who executed the Consent Form that is to be withdrawn or changed and the name of the registered holder, if different from that of the person who executed the Consent Form.

                                     PART 2
                                 PARTNER CONSENT


LABEL WHICH INCLUDES THE FOLLOWING INFORMATION:

[NAME AND ADDRESS OF PARTNER]           Mission Bay Super 8, Ltd., a
                              California limited partnership

[SOCIAL SECURITY NUMBER OR
TAX I.D. NUMBER]

                              ____% of Total Limited Partner Interest

                              ____ Units of Limited Partner Interest


MESSRS. HATFIELD AND GROSVENOR RECOMMEND THAT YOU VOTE "FOR" THE MISSION BAY ACQUISITION.

     Vote "for" or "against" participation by the Company of the Mission Bay Acquisition or "abstain" by marking "X" in the appropriate box on the attached proxy card ("Proxy Card"). A vote to approve the Mission Bay Acquisition also operates as an approval of all the transactions contemplated in the section of the Prospectus/Consent Solicitation Statement entitled "The Formation Transactions", including approval of the Mission Bay Acquisition Agreement in substantially the form set forth in Appendix B to the Prospectus/Consent Solicitation Statement, and including the liquidation and/or dissolution of Mission Bay. Partners who return a signed Partner Consent but fail to indicate their approval or disapproval will be deemed to have voted to approve.

     ONCE DELIVERED TO THE INFORMATION AGENT, CONSENT FORMS WHEREIN A PARTNER VOTES "FOR" THE MISSION BAY ACQUISITION ARE IRREVOCABLE REGARDLESS OF THE AMOUNT OF TIME REMAINING IN THE SOLICITATION PERIOD AND MAY BE CHANGED OR WITHDRAWN ONLY WITH THE CONSENT OF THE COMPANY. Upon the Company's consent to a withdrawal or change of vote, a written or facsimile transmission notice of withdrawal or change of vote must be timely received by the Information Agent prior to the expiration of the Solicitation Period at its address set forth above and must specify the name of the person who executed the Consent Form that is to be withdrawn or changed and the name of the registered holder, if different from that of the person who executed the Consent Form.

     Under penalty of perjury, the Partner whose name is printed herein, by executing and returning the enclosed Proxy Card, certifies that the following, to the best of his/her/its knowledge and belief, is true, correct and complete:
(1) My address and social security or tax identification number are as provided on the Transmittal Letter; (2) I am not subject to backup withholding under Internal Revenue Code ("Code") section 3406(a)(1) either because (a) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (3) I am a citizen or resident of a State of the United States and am NOT a nonresident alien, nor is the entity for which I am signing this document (if applicable) a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations).

                                                        PART 2 - PARTNER CONSENT


     If the Partner whose name is printed on the Partner Consent is not an individual, the person signing this Proxy Card hereby represents that he or she is, in his or her representative capacity, empowered and duly authorized by the governing documents, trust instruments, pension plan, charter, certificate or articles of incorporation, bylaw provision or board or stockholder resolution to complete and execute this Partner consent in such capacity on behalf of the Partner. The Company reserves the right to require from such Partner evidence or an opinion of counsel, acceptable to the Company, that the entity has met all of the requirements of its governing instruments and is authorized to vote on the proposal. If the Partner is an Individual Retirement Account or pension plan pursuant to which the beneficiary thereof is permitted to direct the investment, the person signing this Proxy Card further represents that such document has been completed pursuant to direction of such beneficiary.

     By executing the Proxy Card the undersigned represents and warrants that as of the date hereof and the date of the consummation of the Mission Bay Acquisition (i) the undersigned has received a copy of the Prospectus/Consent Solicitation Statement, (ii) the undersigned is the owner of the Mission Bay percentage indicated on the Partner Consent and the undersigned has good, marketable and unencumbered title to such interests, and (iii) the undersigned has full legal right, power and authority to execute an deliver the Proxy Card. BY SIGNING THE PROXY CARD, THE UNDERSIGNED HEREBY AGREES TO ALL THE PROVISIONS CONTAINED IN THE TRANSMITTAL LETTER. If any of this information is incorrect, please notify the Information Agent at the address set forth in the Transmittal Letter as soon as possible.

     WHEN SIGNING AS A GENERAL PARTNER, CORPORATE OFFICER, ATTORNEY-IN-FACT, EXECUTOR, TRUSTEE, ADMINISTRATOR, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE GIVE YOUR FULL TITLE AND SEND PROPER EVIDENCE OF AUTHORITY WITH THE CONSENT FORM.
FOR JOINT OWNERS, EACH JOINT OWNER MUST SIGN. YOUR SPOUSE MUST SIGN AS WELL (REGARDLESS OF HOW TITLE IS HELD AND REGARDLESS OF WHETHER YOUR SPOUSE'S NAME IS INDICATED ABOVE) IF YOUR INTEREST IS COMMUNITY PROPERTY. FOR IRAS, BOTH THE BENEFICIARY AND TRUSTEE MUST SIGN. IF NO SPECIFICATION IS MADE, YOU WILL HAVE VOTED "FOR" THE CONSOLIDATION AS SET FORTH ABOVE. IF THIS PARTNER CONSENT IS UNDATED, YOUR SIGNATURE WILL BE AUTHORITY FOR THE OPERATING PARTNERSHIP TO ENTER THE DATE OF RECEIPT.


                                   PROXY CARD

     The undersigned hereby acknowledges receipt of the Prospectus/Consent Solicitation Statement of Host Funding, Inc., dated ______________, 1995, for the acquisition of the assets of Mission Bay in exchange for Shares of the Company and the undersigned votes as follows as to such transactions:

VOTE HERE:

     FOR                 AGAINST             ABSTAIN

SIGN HERE:
_________________________________________         ________
Sign exactly as your name(s) appear(s) on         Date
prior page

Print Name: _________________________________________

Social Security Number or Tax I.D.:__________________

     TELEPHONE NUMBER:_______________________


_______________________________________      ________
Sign exactly as your name(s) appears on      Date
prior page

Print Name: ______________________________________

                                   APPENDIX B
                        MISSION BAY ACQUISITION AGREEMENT


     THIS MISSION BAY ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of _______________, 1995, by and between Host Funding, Inc., a Maryland corporation (the "Company") and Mission Bay Super 8, Ltd., a California limited partnership (the "Partnership").


                                    RECITALS

     WHEREAS, the Company currently owns four hotels and it wishes to acquire a hotel owned by the Partnership and to close certain transactions in connection therewith;

     WHEREAS, in connection with the public offering of its Shares of Common Stock on the American Stock Exchange and its election of REIT status for federal income tax purposes (the "Formation Transactions"), the partners of the Partnership have approved the sale of all of the Property (as hereinafter defined) of the Partnership to the Company pursuant to the terms of the Prospectus/Consent Solicitation Statement dated ________, 1995, with such sale to be effected through the transfer of all of the applicable assets and certain of the liabilities of the Partnership to the Company upon the terms and conditions provided herein;

     WHEREAS, the Partnership owns the real and personal property comprising the Mission Bay Super 8 hotel (the "Hotel") located in San Diego, California; and

     WHEREAS, upon consummation of this Agreement, the Company will lease the Hotel to Inn Fund, LLC, a Delaware limited liability company (the "Lessee"), pursuant to a Percentage Lease identical in form to the Percentage Leases which were entered into by and between the Company and the Lessee with respect to the four hotels the Company currently owns.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:


                                    SECTION I
                                   DEFINITIONS

     Certain of the terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth below:

     "ACCOUNTANTS" shall have the meaning set forth in Subsection 7.7 of this Agreement.

     "ACQUIRED ASSETS" shall have the meaning set forth in Subsection 2.1 of this Agreement.

     "AFFILIATE" - with respect to any entity, any natural person or firm, corporation, partnership, association, trust or other entity which controls is controlled by, or is under common control with, the subject entity; a natural person or entity which controls an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     "AGREEMENT" shall mean this Mission Bay Acquisition Agreement, as the name may be amended from time to time.

     "APPLICATION" means the Application for Qualification of Securities under the Corporate Securities Law of 1968 filed by the Company with the California Department of Corporations on ______________, 1995 in connection with the Formation Transactions, as such application is amended.

     "APPURTENANCES" shall mean all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type of nature which are appurtenant to or otherwise benefit the Land (as such term is defined below) and/or Improvements (as such term is defined below), including without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land, to the extent such rights, privileges, easements, benefits, covenants, conditions and servitudes are owned by the Partnership, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights of way or appurtenances owned by the Partnership and used in connection with the beneficial operation, use and enjoyment of the Land, the Improvements (as such term is defined below), the Miscellaneous Hotel Assets (as such term is defined below) or any other appurtenance, together with all rights of the Partnership in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of the Partnership in any land lying in the bed of any existing or proposed street adjacent to the Land.

     "ASSET TRANSFER CONDITIONS" shall have the meaning set forth in Section VI of this Agreement.

     "ASSUMED LIABILITIES" shall have the meaning set forth in Subsection 2.1 of this Agreement.

     "BOOKINGS" shall mean the contracts for the use or occupancy of guest rooms and/or the meeting facilities of the Hotel.

     "CLOSING" shall have the meaning set forth in Subsection 2.4 hereof.

     "CLOSING DATE" shall have the meaning set forth in Subsection 2.4 hereof.

     "CLOSING REPRESENTATIVES" shall have the meaning set forth in Subsection
7.6 hereof.

     "CLOSING STATEMENTS" shall mean the Preliminary Closing Statement and Final Closing Statement as required under the provisions of Section VII.

     "COMMON STOCK" shall mean the shares of the Common Stock of the Company as that term is described in the Prospectus/Consent Solicitation Statement and the attachment thereto.

     "COMPANY" shall mean Host Funding, Inc., a Maryland corporation.

     "CONSIDERATION" shall have the meaning set forth in Subsection 2.3 of this Agreement.

     "CONSUMABLES" shall mean all engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matched; stationery and printing; stock for in-room servi-bars; and other supplies of all kinds, whether used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand on the date hereof, subject to such depletion and including such resupplies as shall occur and be made in the normal course of business, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by guests, employees, or other persons furnishings, goods or services to the Hotel.

     "CONTRACTS" shall mean all written or oral management, architectural, engineering, leasing, insurance, bonding, construction, financing, guarantee, indemnity, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, equipment leasing, supply, warranty, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments to which the Partnership is a party in any way relating to the Property or Hotel (such terms are defined below) or any part thereof and which are material to the Partnership or the operations of the Property or Hotel, but excluding, however: (i) the Operating Leases; (ii) Excluded Contracts, and (iii) Bookings.

     "CUT-OFF TIME" shall mean 12:01 a.m. on the day of the Closing Date.

     "DEPOSITS AND REIMBURSEMENTS" shall mean, with respect to the Land, Improvements and the Property, or any part thereof or interest therein, (a) deposits made with or tendered to utility companies to secure service or to permit the Partnership or its predecessors in interest to tie in to existing service grids or to cause a utility company to install connections or extensions necessary to provide service, (b) deposits made by the Partnership or its predecessors in interest with any bonding or surety company or deposits, bonds or other financial security devices posted with or for the benefit of any governmental or quasi-governmental agency, in connection with subdivision or public improvement bonds obtained by the Partnership or its predecessors in interest or map, and (c) any refundable fees, payments or reimbursements which the Partnership or its predecessors in interest or the then-current owner or occupant of the Land or Improvements is entitled to receive from any governmental or quasi-governmental or private body in respect of the ownership and development of the Land or Improvements or any public improvements made in connection with the Land or Improvements.

     "DISCLOSURE SCHEDULE" shall mean the document labeled "Disclosure Schedule" and attached hereto. The Disclosure Schedule shall include and incorporate by reference the Title Policy with respect to the Real Property.

     "ENGINEERING/ARCHITECTURAL REPORTS" shall mean the
Engineering/Architectural Reports dated ____________ prepared by _____________ relating to the Real Property (as such term is defined below) owned by the Partnership.

     "ENVIRONMENT REQUIREMENTS" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, condiments or hazardous or toxic substances, materials, or wastes, whether solid, liquid gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "ESCROW" shall mean an escrow opened with Escrow Agent to facilitate the transactions contemplated by this Agreement.

     "ESCROW AGENT" shall be _________________ at the following address:
_______________.

     "EXCESS CASH" shall mean, at any time, all cash and cash equivalents of the Partnership not to exceed the amount, if any, by which the current assets of such entity exceed the current liabilities of the Partnership at such time.

     "EXCLUDED CONTRACTS" shall mean the contracts pertaining to the ownership, maintenance, operation, provisioning, or equipping of the Hotel (a) between either the Franchisor and/or the Management Company or any of its Affiliates on the one hand, and the Partnership, on the other, (i) pertaining only to this Hotel including the Management Agreement and the Franchise Agreement, or (ii) which provide services to the Hotel on the same or similar basis as that provided to other hotels owned or managed by the Management Company, including insurance, the furnishing of credit cards, advertising, Software Programs and software maintenance and reservation services; and (b) which provide the benefits of group incentive, profit-sharing, retirement, welfare and employee benefit plan to sharing, retirement, welfare and employee benefit plans to employees of the Hotel and to employees of other hotels owned or managed by the Management Company; and (c) any union or employment contracts (including pension and benefit plans between the Management Company, as manager of the Hotel, and any other person or entity.

     "EXCLUDED PERMITS" shall mean the non-transferable permits and licenses and other Permits that are indicated as Excluded Permits on Exhibit C.

     "FF&E" shall mean all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, and other articles of Personal Property now located on the Real Property and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the ordinary course of business and in accordance with Subsection 5.8 excluding, however (i) Consumables, (ii) Operating Equipment, (iii) equipment and property leased pursuant to Contracts,
(iv) property owned by guests, employees or other persons furnishing goods or services to the Hotel, (v) Improvements, and (vi) Software Programs.

     "FORMATION TRANSACTIONS" shall have the meaning set forth in the first paragraph of the Recitals herein.

     "FRANCHISE AGREEMENT" shall mean the agreement between Franchisor and the Partnership.

     "FRANCHISOR" shall mean Super 8, Inc.

     "GENERAL PARTNER" shall mean Grosvenor Hospitality Group, Inc., a California corporation, the existing general partner of the Partnership.

     "HAZARDOUS MATERIALS" shall mean (i) any flammables, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 ET SEQ.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C., Section 6901 ET SEQ.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board of instrumentality of the United States of America, the State of California or any political subdivision thereof; (iv) any pollutant or contaminant or hazardous dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 ET SEQ., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     "HOTEL" shall mean the hotel referred to in the third paragraph of the Recitals.

     "HOTEL NAMES" shall mean any names, logos and designs (other than those owned by the Management Company) used in the ownership or operation of the Hotel, including without limitation, any such set forth on Exhibit B hereto and the names, logos and designs now used in connection with the restaurants, cocktail lounges, night clubs, banquet rooms and meeting rooms in and/or about the Hotel, together with the good will appurtenant to each of such names, logos and designs.

     "IMPROVEMENTS" shall mean all improvements, structures or fixtures constructed upon the Land, including without limitation, all buildings and structures presently located on the Land, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the lessor upon termination of a Operating Lease.

     "LAND" shall mean that certain real property with respect to the Partnership described in the Disclosure Schedule.

     "LEASES" shall mean all leases, subleases, licenses, franchises, concessions, and other occupancy agreements, whether or not of record, oral or written, for the use or occupancy of any portion of the Real Property, excluding, however, (i) Bookings, (ii) the Management Agreement, and (iii) the Franchise Agreement.

     "LESSEE" shall mean Inn Fund, LLC, a Delaware limited liability company.

     "LICENSES AND ENTITLEMENTS" shall mean all licenses, franchises, certifications, authorizations, approvals, rights, privileges, entitlements and permits issued or approved by any governmental or quasi-governmental authority or other person or entity having authority over the Property, and all applications, filings and submittals therefor, in each case relating to the operation, ownership, subdivision, development, use or maintenance of the Property or any part thereof, including, without limitation, construction permits, grading permits, elevator permits, machinery permits, business licenses, ingress and egress permits, development agreements, subdivision, parcel and tract maps and approvals thereof, plans and/or permits required under the applicable zoning regulations, variances, utility agreements and commitments, improvement agreements, certificates of occupancy and the like, but excluding therefrom for all purposes of this Agreement any licenses issued to or solely on behalf of any Tenant.

     "MANAGEMENT AGREEMENT" shall mean the Hotel Management Agreement, the terms and provisions of which are being observed and performed by and between the Management Company and the Partnership regarding the present management of the Hotel by the Management Company.

     "MANAGEMENT COMPANY" shall mean Grosvenor Hospitality Group, Inc., a California Corporation.

     "MISCELLANEOUS HOTEL ASSETS" shall mean all contract rights, leases, concessions, trademarks, service marks, trade names, inventions, patents, trade secrets, know-how, copyrights, (including any registration or applications for registration of any of the foregoing), Deposits and Reimbursements, Licenses and Entitlements, environmental and hazardous and toxic waste reports and studies, surveys, maps, correspondence, inspection reports, management reports, marketing reports, marketing displays and brochures, insurance policies, proceeds and unearned premiums, all books and records, assignable warranties, and other items of intangible personal property relating to the ownership or operation of the Hotel, but such term shall not include (i) Contracts, (ii) the items specifically enumerated as exclusions from the definition of Contracts, (iii) Permits, (iv) Hotel Names, (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit, (vi) books and records (except as provided in Subsection 5.13), (vii) receivables,
(viii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-Off Time, (ix) utility and similar deposits, or (x) prepaid insurance or other prepaid items, and (xi) the Software Programs.

     "NOTICE" shall have the meaning as set forth in Subsection 8.4.

     "OFFERING" shall mean the offering of the Company's Shares as the term "Offering" is defined in the Prospectus/Consent Solicitation Statement.

     "OPERATING EQUIPMENT" shall mean all china, glassware, linens, silverware and uniforms (if owned), whether in use or held in reserve storage for future use in connection with the operations of the Hotel, which are on hand on the date hereof, subject to such depletion and including such resupplies as shall be made in the normal course of business and in accordance with Subsection 4.19.

     "OPERATING LEASES" shall mean all leases, occupancy agreements and other similar agreements, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Real Property.

     "PARTNERSHIP" shall have the meaning set forth in the first paragraph of this Agreement.

     "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of the Partnership as amended through and including January 1, 1990 by an "AMENDMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF MOTELS OF AMERICA, SERIES IX, a California Limited Partnership".

     "PERMITS" shall mean all licenses, franchises and permits owned by the Partnership and used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     "PERMITTED EXCEPTIONS" shall mean San Diego County secured real property taxes and assessments, the matters shown as recorded in the official records of San Diego County, California by the Title Commitments as well as those matters which would be disclosed by a physical inspection of the land as shown on the Survey all approved or deemed approved by the Company pursuant to Subsection 2.9 hereof to which title to the Property may be subject on the Closing Date.

     "PERMITTED LIENS" shall mean with respect to the respective Property, those liens described on the Disclosure Schedule which included liens for real property taxes and assessments for utilities not yet delinquent, the outstanding principal balance of mortgage debt, rights of tenants under the Operating Leases, and obligations arising under the Contracts.

     "PERSONAL PROPERTY" shall mean and include any and all tangible personal property owned by the respective Partnership located at, upon or about, or affixed or attached to, or installed in the Real Property or used or to be used in connection with or incorporated into or otherwise relating to the Real Property or its ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing, including, but not limited to, fixtures, furniture, furnishings, tools, machinery, appliances and other apparatus and equipment supplies and other inventories, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel, plans, specifications, operational handbooks, machinery and/or equipment operational instructions and/or specifications, surveys, drawings, and records, files and papers, whether in hard copy or computer format, including, without limitation, structural and engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former leases and clients, personnel and employment records, and any information relating taxes imposed on the Property.

     "PROPERTY" shall mean the Real Property, Personal Property, and the Miscellaneous Hotel Assets.

     "PROSPECTUS/CONSENT SOLICITATION STATEMENT" shall mean the Prospectus/Consent Solicitation Statement filed with the Application.

     "REAL PROPERTY" shall mean the Land, the Appurtenances and the Improvements.

     "SHARES" shall mean Class A shares of the Company's Common Stock.

     "SOFTWARE PROGRAMS" shall mean the computer software programs for accounting functions for the Hotel's general ledger, accounts payable, accounts receivable and payroll.

     "SURVEY" as defined in Subsection 2.8.

     "TENANT" shall mean each lessee, tenant or other entity occupying any portion of the Property.

     "TITLE COMMITMENTS" shall have the meaning set forth in Subsection 2.6 of this Agreement.

     "TITLE COMPANY" shall have the meaning set forth in Subsection 2.6 of this Agreement.

     "TITLE POLICY" shall have the meaning set forth in Subsection 2.6 of this Agreement.

     "TRANSACTION" shall have the meaning set forth in Subsection 2.1 of this Agreement.

                                   SECTION II
                                 THE TRANSACTION


     2.1 ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED. When the Asset Transfer Conditions are satisfied through the requisite vote of holders of partnership interests of the Partnership, and subject to the terms and conditions set forth herein, on the Closing Date:

          (a) The Partnership shall sell, transfer, deliver to the Company, and the Company shall acquire from the Partnership, all of the Partnership's right, title and interest in each of the following items (herein collectively called the "Acquired Assets"):

          (i)            the Real Property;

          (ii)           the Personal Property;

          (iii)          the FF&E;

          (iv)           the Consumables and Operating Equipment;

          (v)            the Hotel Names and the Franchise Agreement;

          (vi)           the Permits (other than Excluded Permits);

          (vii) the transferable contract rights, title and interest of the Partnership in, to and under all the Bookings and Contracts; and

          (viii)         all Miscellaneous Hotel Assets.

          (b) The Company shall assume, and therefore be responsible for paying and satisfying, to the extent not discharged prior to Closing, all of the debts, liabilities and obligations of the Partnership of every kind, character or description, whether accrued, contingent or otherwise (collectively, the "Assumed Liabilities").

          (c) Notwithstanding anything in this Subsection 2.1 to the contrary, the Partnership shall retain all of its right, title and interest in and to the Excess Cash such Partnership may hold at the time of Closing, and such Excess Cash shall be excluded from the transfers to the Company contemplated herein.

          (d) The transfer and conveyance of the Acquired Assets and the assumption of the Assumed Liabilities of the Partnership and the related transactions contemplated herein are collectively referred to as the "Transaction."

     2.2 "AS IS" SALE. THE COMPANY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY THE PARTNERSHIP TO THE COMPANY AT CLOSING, THE PARTNERSHIP HAS MADE NO REPRESENTATION OR WARRANTY, AND THE COMPANY IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE (WHETHER ORALLY OR IN WRITING) BY ANY PERSON ACTING ON THE PARTNERSHIP'S BEHALF, PERTAINING TO ALL OR ANY PART OF THE PROPERTY OR THE PHYSICAL CONDITION, INCOME POTENTIALS, EXPENSES OF OPERATION, CURRENT USES OR

PRIOR USES THEREOF OR THE PRESENCE OF HAZARDOUS OR TOXIC MATERIALS OR CONDITIONS WITHIN OR ABOUT THE PROPERTY.

THE COMPANY HAS EXAMINED THE PROPERTY AND, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY THE PARTNERSHIP TO THE COMPANY AT CLOSING, WILL PURCHASE THE PROPERTY "AS IS" ON THE DATE OF THIS AGREEMENT, ORDINARY WEAR AND TEAR THEREAFTER EXCEPTED, AND SUBJECT TO ANY SUBSEQUENT CHANGES WHICH MAY BE PERMITTED UNDER SECTION V HEREOF.

     2.3 PURCHASE PRICE. The Consideration to be paid by the Company to the Partnership for the Property shall be the following:

          (i) ___ shares of the Company's Common Stock ("Shares") as determined in accordance with the methodology described in the Prospectus/Consent Solicitation Statement. The Partnership may request prior to Closing that such Shares to be paid to it pursuant to this Subsection 2.3 be issued for and in the name of its partners in accordance with the terms of the Partnership Agreement or other governing document; and

          (ii) Upon Closing, cash equal to the amount of the excess of the total current assets (excluding cash) of the Partnership over total current liabilities ("Cash"). Such amount of Cash shall be computed at Closing and in accordance with General Accounting Principles. In order to avoid post-Closing adjustments and to determine the amount of Cash, the parties shall agree to a reasonable estimate of total current assets and total current liabilities as the parties reasonably expect them to be upon the Closing of Escrow.

     2.4 CLOSING TIME AND PLACE. Unless another date or place is agreed to by the parties, the closing of the Transaction (the "Closing") shall take place (the "Closing Date") at the offices of Host Funding, Inc., 7825 Fay Avenue, Suite 250, La Jolla, CA 92037 upon the satisfaction or waiver of all conditions to Closing set forth in Sections VI and VII hereof.

     2.5 TITLE. On the Closing Date, the Partnership will convey to the Company marketable, fee simple title to the Real Property (and title to the Personal Property), free and clear of all liens, encumbrances, judgments tenancies, adverse interests, easements, encroachments, rights-of-way, and restrictions, other than the Permitted Liens.

     2.6  TITLE INSURANCE

          (a) The Company has obtained preliminary title reports or commitments for title insurance (collectively, the "Title Commitments") for the Real Property issued by a recognized national title insurance company (the "Title Company") licensed to do business in California, upon which the Title Company will issue a standard ALTA Form B (1992) owner's policy of title insurance (the "Title Policy") in the policy amount of not less than the amount specified on the Disclosure Schedule. The Title Policy shall included (i) as exceptions to coverage only the applicable Permitted Liens, and (ii) appropriate endorsements, including without limitation, access, covenant, condition and restriction, contiguity, encroachment, improvement, mineral rights, subdivision map act, and other endorsements, in each case to the extent applicable.

          (b) If, as of the Closing Date, the Partnership cannot convey title subject only to Permitted Liens or any other liens of encumbrances on the Property which do not materially effect the value or marketability thereof, the Company shall have as its sole remedy the option, exercisable immediately, to terminate this Agreement with respect to the Partnership. Notwithstanding the existence of any title defect that may arise with respect to any Real Property, the Company shall have, at any time on or prior to the Closing Date, the right to waive such title defect and proceed to Closing, in which case the Company shall be deemed to have waived all claims, actions and rights against the Partnership affected by such title defect.

     2.7 DUE DILIGENCE Prior to the execution and delivery hereof, the Company and its agents and representatives have had access to the Property to study, survey and investigate the Property and the Partnership's ownership and the Management Company's management and operation of the Property and to interview the employees and consultants of the Partnership and the Management Company regarding the Property. The investigation included an examination of all books and records of the Hotel, other documents relating to the ownership and operation of the Property, and one or more on-site physical inspections of the Property. In the course of such investigation, the Partnership has delivered all material books, records, reports and studies in the possession or under the control of the Partnership or the Management Company and has disclosed all material facts and information known to the Partnership, relevant to the ownership, operation or financial condition of the Property.

     2.8 SURVEY. As soon as practicable after the date hereof, the Company, at the Partnership's sole cost and expense, shall obtain an ALTA survey of current date ("Survey"), showing the location of (i) all Improvements, (ii) all easements, roads and rights-of-way (together with related recording information), (iii) the 100-year flood plain, if applicable, (iv) any encroachments or protrusions over boundary lines to the Real Property, and (v) all dedicated streets adjoining the Real Property and the distances thereto.
The Survey shall contain a legal description of the Land, and the surveyor shall certify to the Title Company and to the Company that the Survey was made on the ground of the Real Property, that the Survey is correct, and that there are no encroachments, improvements, or visible uses except as are shown on the Survey.

     2.9 PERMITTED EXCEPTIONS. The Company has approved the title matters set forth on Exhibit E hereto and agrees that such matters shall be "Permitted Exceptions" hereunder. The Company shall have five (5) days after the receipt by the Company of the Survey or any supplement to the Title Report to approve or disapprove any items shown thereon. Such notice of approval or disapproval shall specify (i) any objections the Company has to the sufficiency of the Survey or any matters shown on any supplement to the Title Report, (ii) a list of the matters approval of which is conditioned upon receipt at Closing of an endorsement as to such exceptions and (iii) a list of all endorsements to the Company of the title policy shall require at Closing. In the event that the Company shall object to any matter or require any endorsement as provided herein, the Partnership shall have two (2) days to approve the Company's notice, in which case each item disapproved by the Company shall be corrected, and as a condition to Closing, the Title Policy shall include each of the endorsements specified by the Company, or to disapprove the Company's notice, in which case this Agreement shall terminate and be of no further force and effect (except as provided below), and the deposit and interest accrued thereon shall be returned to the Company. Failure by the Partnership to give notice of its approval or disapproval of the Company's notice shall be deemed to be an approval of the Company's notice. If the Partnership shall disapprove the Company's notice hereunder, the Partnership shall specify the matters resulting in such disapproval of the Company's notice. Notwithstanding the foregoing, if after receipt of Seller's notice disapproving the Company's notice, that the Company waives its disapproval of the subject matter or its requirement of the subject endorsement, this Agreement shall remain in full force and effect and such matter shall be deemed to be a Permitted Exception or such endorsement shall not be required as a condition to Closing.

     2.10 MANAGEMENT AGREEMENT TERMINATION. As a condition to Closing, the Partnership agrees to secure written certification from the Management Company and the Partnership that the Management Agreement will terminate upon consummation of the Transaction.

     2.11 FRANCHISOR CONSENT. As a condition to Closing, the Partnership will secure written certification from the Franchisor stating that: (i) the Franchisor consents to the assignment by the Partnership of the Hotel to the Company, (ii) the Franchisor will enter an agreement similar to the Franchise Agreement with the Company.

                                   SECTION III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY


          The Company hereby represents and warrants to the Partnership as follows:

     3.1 ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the requisite power and authority to carry on its respective business as it is now being conducted. The Company is now or by the Closing Date will be qualified to do business and is now or by the Closing date will be in good standing in each jurisdiction in which the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of the Company, as the case may be.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has taken all action necessary to authorize the execution, delivery and performance of this Agreement by the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

     None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transaction or compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the charter or bylaws of the Company; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the properties or assets of the Company; except in the case of (b) or (c) for violations, breaches, or defaults (A) that would not in the aggregate have a material adverse effect on the business or financial condition of the Company, as the case may be, and that will not impair the effectiveness of the Transaction contemplated hereby, or (B) for which waivers or consents have been or will be obtained prior to the Closing Date.

     3.3 BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Company to the Partnership, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

     3.4 INSOLVENCY. There are not attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against the Company.

     3.5 BROKERS. The Company has employed no broker or finder, or incurred any liability therefore, in connection with the Transaction.

     3.6 VALID CONSIDERATION. The Shares, when issued in accordance with this Agreement and the Articles of Incorporation of the Company, will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to preemptive or other similar rights.


                                   SECTION IV
                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

     The Partnership represents and warrants to the Company (with respect only to the Partnership and the Acquired Assets of such Partnership), except as disclosed in the Prospectus/Consent Solicitation Statement or on the Disclosure Schedule, that:

     4.1 AUTHORITY; NO VIOLATION. The Partnership is a partnership duly organized, validly existing, and in good standing under the laws of the State of California, and has the power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action of the Partnership and this Agreement is a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. To the knowledge of the Partnership, the execution and delivery of this Agreement by the Partnership and the consummation of the transactions contemplated hereby will not result in or constitute any of the following except as would not have a material adverse effect on the Partnership or the Property:
(i) a default or an event that, with notice or lapse of time or both would be a default, breach, or violation of the partnership agreement of the Partnership or any Contract or any Operating Lease, License or Entitlement, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Partnership is a party or by which it or the Property is bound, (ii) an event that would permit any party to terminate any Contract by which the Partnership is bound or to accelerate the maturity of any indebtedness or other obligation of the Partnership, except with respect to indebtedness which the Company has identified as indebtedness which it intends to satisfy with the proceeds of the Initial Private Placement and listed on the Disclosure Schedule, (iii) a violation or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Partnership or the Property, or (iv) the creation or imposition of any lien, charge or encumbrance on the Property.

     4.2 COMPLIANCE WITH LAWS. In connection with its Property, to the knowledge of the Partnership, the Partnership has complied in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning), except as would not have a material adverse effect on the Partnership or the Property, and the Partnership has not received any written notice of a violation of any such laws, rules or regulations which individually or in the aggregate would have a material adverse effect on the Partnership or the value of the Property. The Partnership has not received written notice or knowledge that any government agency or any government employee or official considers the construction of the Property or its operation or use to have failed to comply with any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance which individually or in the aggregate would have a material adverse effect on the Partnership or the use of the Property. To the knowledge of the Partnership, there are no unsatisfied requirements for repairs, restorations or improvements from any person (other than from any Tenant), entity or authority, including, but not limited to, any lender, insurance carrier or governmental authority.
The Partnership has not received from any insurance company or board of fire underwriters any written or actual notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

     4.3 LICENSES, PERMITS, CERTIFICATES OF OCCUPANCY, ZONING, ETC. To the knowledge of the Partnership, all Licenses and Entitlements required in connection with the construction, use, or occupancy of the Property have been obtained and are in full force and effect and in good standing, except as such would not have a material adverse effect on the Partnership or the Property. To the knowledge of the Partnership, such Partnership has not taken any action or failed to take any action that would result in the revocation of such License and Entitlements nor has it received written notice that any governmental entity has revoked or intends to revoke any of them as to a violation that has not been cured or otherwise resolved to the satisfaction of such governmental entity, except as such would not have a material adverse effect on the Partnership or the Property.

     4.4 NO CONSENTS OR APPROVALS. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the Partnership in connection with the execution, delivery or performance of this Agreement, except those which have already been obtained or those which individually or in the aggregate would not have a material adverse effect on the Partnership or the Property or those identified on the Disclosure Schedule.

     4.5 ENVIRONMENTAL MATTERS. Except as disclosed in the Phase i Environmental Reports, copies of which have been delivered to the Company, to the knowledge of the Partnership: (i) neither the Partnership nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in compliance with Environmental Requirements, except where failure to do so would not have a material adverse effect on the Partnership or the Property, and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); and (ii) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property, except in all cases in compliance with Environmental Requirements.

     4.6 TAXES AND ASSESSMENTS. All real and personal property taxes relating to the Partnership, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. The Partnership has not received written or actual notice of and does not have any actual knowledge of (i) any proposed increase in the assessed valuation of the Property, or (ii) any existing or proposed assessment that has or may become a lien on the Property.

     4.7 PHYSICAL CONDITION. Except as disclosed in the Engineering/Architectural Reports, the Partnership has no knowledge of any structural defects or deficiencies in the improvements comprising any portion of the Land which individually or in the aggregate would have a material adverse effect on the Partnership or on the value of the Property. To the knowledge of the Partnership, the improvements and tangible Personal Property (including, without limitation, plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, and water and sewage drainage systems presently on or in the Property) are in good working order and condition, except as such would not individually or in the aggregate have a material adverse effect on the operations of the Partnership.

     4.8 THE OPERATING LEASES. A list of the current Operating Leases in effect as of the date hereof is provided on the Disclosure Schedule. Except for the Operating Leases, there are no other leases, licenses or other agreements affecting the occupancy of the Property which would become an obligation of the Company after the Closing except as provided on the Disclosure Schedule. With respect to each Operating Lease, except as individually or in the aggregate would not have a material adverse effect on the Partnership or the Property:
(i) there is no default by the Partnership under any Operating Lease and to the best of the Partnership's knowledge, there is no existing or threatened default by any Tenant under any Operating Lease and (ii) the Operating Lease is assignable by the Partnership to the Company.

     4.9 NO DEFAULTS AFFECTING THE PROPERTY. To the knowledge of the Partnership, neither the Partnership, nor to the best of the Partnership's knowledge, any other party is in material default under any agreement affecting the Property, and, to the knowledge of the Partnership, no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Partnership or, to the best of the Partnership's knowledge, any other party thereto. To the knowledge of the Partnership, the Partnership is in full compliance with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property, except as such would not have a material adverse effect on the Partnership or the Property.

     4.10 NO LITIGATION OR ADVERSE EVENTS. There are no investigations, actions, liens, proceedings or claims pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership or the Property, at law or in equity brought before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, except for such arising in the ordinary course of business or such that would not have a material adverse effect on the Partnership or the Property. To the knowledge of the Partnership, it is not subject to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, agency or instrumentality.

     4.11 EMINENT DOMAIN. There is no existing or, to the knowledge of the Partnership, proposed or threatened eminent domain, condemnation or similar proceeding, or private purchase in lieu of such a proceeding, which would affect the Property in any way whatsoever.

     4.12 CONTRACTS AND AGREEMENTS. All Contracts (other than Operating Leases) are listed on the Disclosure Schedule, and there are no other Contracts which would become an obligation of the Company after the Closing. With respect to each Contract: (1) the Contract has been duly and validly executed and delivered by the Partnership, (ii) the contract is in full force and effect,
(iii) the copy of the Contract delivered by the Partnership to the Company is true and accurate and is unmodified except as shown therein, and (iv) to the knowledge of the Partnership, neither the Partnership nor any other party thereto is in material default under the Contract.

     4.13 NON-FOREIGN PERSON. The Partnership is not a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and the Partnership is not subject to withholding under Section 26131 of the California Revenue and Taxation Code.

     4.14 EMPLOYEES. No employee employed by the Partnership in connection with the Property is covered by a collective bargaining agreement and there are no retroactive increases or other accrued and unpaid sums owed to any such employee. There is no labor trouble, dispute, grievance, controversy or strike pending or, to the knowledge of the Partnership, threatened against the Partnership or any Tenant which, individually or in the aggregate, would have a material adverse effect on the Partnership or the Property, and the Partnership does not know of any basis for any such trouble, dispute, grievance, controversy or strike which, individually or in the aggregate, would have a material adverse effect on the Partnership or the Property.

     4.15 OPERATING STATEMENTS. The Application contains audited statements of profit and loss of the Partnership with respect to the Property for calendar years 1992 and 1993 and unaudited statements for the six months ended June 30, 1994 (the "Operating Statements"). These statements properly reflect the profit or loss from the management and operation of the Property for such periods and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by the Partnership for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property. Since the end of the latest period covered by such financial statements, there have been no transactions or occurrences materially affecting the operating expenses (or items thereof) associated with the Property.

     4.16 DISCLOSURE. No representation or warranty of the Partnership in this Agreement, or any information, statement or certificate furnished or to be furnished by or on behalf of the Partnership pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

     4.17 KNOWLEDGE OF THE PARTNERSHIP. As used in this Section IV, the phrase "to the knowledge of the Partnership" shall mean to the actual knowledge of the General Partner, without the obligation to perform any investigation, research or due diligence whatsoever into the accuracy or truth of the subject matter of such representation.

     4.18 BOOKINGS.    Exhibit D attached hereto identifies (i) all Bookings
with groups or with corporate clients which provide for the occupancy of a room or rooms at the Hotel by an individual or individuals such that such occupancy would, in the aggregate, exceed ten (10) room-nights (i.e., one room for ten nights, two rooms for five nights, etc.), and (ii) all contracts, agreements, or other arrangements, oral or written, pursuant to which rooms in the Hotel are provided at a discount below posted room rates.

     4.19 INVENTORIES. The inventories of Consumables, Operating Equipment, and FF&E issued to operating departments of the Hotel are at levels generally consistent with levels carried by the Management Company in the normal operation of a comparable hotel under the Management Company's management.

     4.20 HOTEL NAMES.    Exhibit B identifies all Hotel Names which are used in
the business of operating the Hotel and is true, complete and correct in all material respects.

     4.21 PERMITS. With regard to Permits: (i) Exhibit C identifies all extant Permits; (ii) The Partnership has delivered true and correct copies of all such Permits to the Company; (iii) to the best knowledge of the Partnership, no default has occurred in the Company's due observance or condition of any Permit, except as disclosed in Exhibit C; and (iv) The Partnership has not received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel, nor is the Partnership aware that such is the case.

     4.22 CONTRACTS. Exhibit A identifies all Contracts, excluding any purchase order with an unpaid balance less than $200.00 the Partnership has delivered copies true and correct in all material respects, of all Contracts to the Company. There are no material defaults under any Contract by the Partnership, or to the best knowledge of the Partnership by any other party thereto, other than disclosed in Exhibit A hereto.


                                    SECTION V
                   COVENANTS AND AGREEMENTS OF THE PARTNERSHIP

          The Partnership hereby covenants and agrees with the Company that subsequent to the execution of this Agreement and prior to the Closing Date:

     5.1 ACTIONS AFFECTING ASSETS. The Partnership shall not sell, assign, lease, pledge, transfer or encumber any of the Property, or enter into any other consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto, other than in the ordinary course of business.

     5.2 ACCESS TO PROPERTY AND RECORDS. Upon reasonable notice and during regular business hours, the Partnership shall give the Company, and authorized representatives of the Company, full access to the Partnership's personnel, properties, documents, contracts, facilities, books, equipment and records.

     5.3 LICENSES AND ENTITLEMENTS. The Partnership shall maintain all Licenses and Entitlements in full force and effect, shall file timely all reports, statements, renewal applications and other filings, and shall pay timely all fees and charges in connection therewith that are required to keep the Licenses and Entitlements in full force and effect.

     5.4 MATERIAL CONTRACTS. Except for agreements (including Operating Leases with prospective Tenants) entered into in the ordinary course of the Partnership's business and terminable without penalty on not more than 90 days' notice, the Partnership will not enter into any new contracts or agreements without in each case obtaining the Company's prior written consent.

     5.5 INSURANCE. The Partnership shall maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property.

     5.6 TAXES AND ASSESSMENTS. The Partnership shall pay or discharge before delinquent all tax liabilities and obligations, including, without limitation, those for federal, state or local income, property, unemployment, withholding, sales, use and other taxes.

     5.7 BINDING COMMITMENTS. The Partnership shall not make any material commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon the Company or the Property without the Company's prior written consent in each case.

     5.8 OPERATION OF PROPERTY. The Partnership shall continue to operate and maintain the Property in the ordinary course of its business and shall maintain inventories in the operating departments at present levels.

     5.9 NO NEW LEASES. The Partnership will not enter into any new Leases, without the prior written consent of the Company.

     5.10 PERMITS.    The Partnership will execute, and the Company, where
necessary, will join in the execution of, all applications and instruments required in connection with the transfer of all Permits (other than Excluded Permits) in order to transfer the benefits of such Permits to the Company on or prior to the Closing Date. Seller, subject to the next succeeding sentence, shall use its commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, the Partnership shall promptly so notify the Company and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

     5.11 REPRESENTATIONS AND WARRANTIES.   The Partnership shall provide prompt
Notice to the Company if the Partnership becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations, warranties and agreements of the Partnership contained in
Section IV not true in any material respect. The receipt by the Company of any such Notice shall not negate or impair any of Purchaser's rights hereunder.

     5.12 ZONING.    The Partnership shall not make any application for a change in zoning or platting for the Real Property nor consent to or apply for the creation of a special taxing district including the Real Property.

     5.13 BOOKS AND RECORDS.    Although the Transaction hereby does not include
any sale or transfer of the books and records of the Partnership with respect to the Hotel, the Partnership agrees that all books, records, files and correspondence pertaining to the business of the Hotel will remain in the Hotel for use by the Company for such reasonable time as the Company may desire; provided, however, that the above shall not include general ledgers, general journals, voucher registers and other records not pertaining to the business of the Hotel, all of which may be removed by the Partnership within a reasonable time after the Closing Date. The Partnership agrees to preserve all books and records, files and correspondence described in the first sentence of this clause
(i) remaining at the Hotel after the Closing Date, and not to destroy or dispose of the same for at least seven (7) years after the Closing Date, and then only after 60 days prior to written Notice to the Company, and the Company and its representatives shall have access to such books, records, correspondence and files at all reasonable times.


                                   SECTION VI
                    CONDITIONS TO CONSUMMATION OF TRANSACTION

     The respective obligations of each party to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the Closing Date of the following conditions (the "Asset Transfer Conditions"):

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants, including, without limitation, the mutual covenants contained in Section II hereof, made by the Partnership and the Company in this Agreement or in any document delivered by either of them pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations, warranties and covenants were made on and as of such date, except as otherwise permitted by the terms of this Agreement (including Subsection 7.2(f) and Subsection 7.3(d)).

     6.2 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the value or condition of the Partnership or its Property since the date hereof, except for changes contemplated by this Agreement and changes in the ordinary course of business that do not have a material adverse effect on the business or financial condition of such Partnership or its Property.

     6.3 CONSENTS. With respect to a Partnership, the equity owners of the Partnership shall have approved the Formation Transactions with the requisite vote as set forth in and contemplated by the Prospectus/Consent Solicitation Statement.

     6.4 NO ORDER OR INJUNCTION. The consummation of the Transaction shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction.

     6.5 FORMATION TRANSACTIONS. In addition to the conditions set forth in this Section VI, all conditions to the closing of the Formation Transactions set forth in Prospectus/Consent Solicitation Statement shall have been satisfied on terms satisfactory to the Company in its sole discretion.

                                   SECTION VII
                                   THE CLOSING

     Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in this Section VII hereof.

     7.1 CLOSING. Within five (5) days after the execution and delivery hereof, the Company and Seller shall deliver a fully executed copy of this Agreement to Escrow Agent. This Agreement, together with any supplemental instructions jointly executed by the Company and Seller and delivered to Escrow Agent, shall constitute the escrow instructions by which the transactions contemplated herein shall be consummated, provided that in the event of an inconsistency between any such supplemental instructions and the terms of this Agreement, the terms of this Agreement shall prevail. Subject to adjournments as provided elsewhere in this Agreement, the closing (the "Closing") of the within transaction shall take place upon the satisfaction or waiver of all conditions to Closing set forth in Section VI and the recordation of the grant deed of the Property to the Company, which shall occur on ___________, 1995, or on such other date as the parties shall mutually approve (the "Closing Date"). Time is expressly declared to be of the essence. On the business day before the anticipated Closing Date, a pre-closing shall occur at the offices of the Partnership, at which the actions specified in Subsections 7.2 and 7.3 below shall be taken, all of which will be deemed taken simultaneously at the Closing and no one of which will be deemed completed until all have been completed and the Closing shall have occurred.

     7.2 DELIVERIES BY THE PARTNERSHIP. At Closing, the Partnership shall deliver or cause to be delivered the following:

          (a) A special warranty deed conveying good and marketable fee simple title to the Real Property (subject only to Permitted Liens);

          (b) Appropriate recording and transfer tax returns and related documents necessary or appropriate;

          (c) Such assignment and assumption agreements, or confirmatory instruments with respect thereto, as may be deemed necessary and appropriate by the Partnership and the Company pursuant to which the Partnership shall assign to the Company the Acquired Assets, and pursuant to which the Company shall assume the Assumed Liabilities, if any;

          (d) A certificate duly executed by the Partnership under penalty of perjury, setting forth the Partnership's address and federal tax identification number and certifying that the Partnership is not a "foreign person" in accordance with the provisions of Section 1445 (as may be amended prior to the date hereof) of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder;

          (e) A certificate from the Partnership certifying that the representations and warranties of the Partnership set forth herein are true and accurate in all material respects as of the Closing Date, or if not true and correct because of events or circumstances occurring since the date hereof, stating such changes as appropriate and certifying that the revisions to such representations and warranties are true and accurate in all material respects as of the Closing Date; and

          (f) Such other documents and instruments as the Company and the Partnership agree are necessary or appropriate.

     7.3 DELIVERIES BY THE COMPANY. At Closing, the Company shall deliver or cause to be delivered the following:

          (a) The Shares in the names and denominations specified by the Partnership;

          (b) A certificate from a duly authorized representative of the Company certifying that the representations and warranties of the Company, set forth herein are true and accurate as of the Closing Date, or if not true and correct because of events or circumstances occurring since the date hereof, stating such changes as appropriate and certifying that the revisions to such representations and warranties are true and accurate in all material respects as of the Closing Date;

          (c) The assignment and assumption agreements or confirmatory instruments with respect thereto referenced in Subsection 7.2(c) above; and

          (d) Such other documents and instruments as the Partnership and the Company agree are necessary or appropriate.

     7.4 CLOSING COSTS. The Company will pay or provide for all costs associated with the closing of the acquisition of the Property of the Partnership pursuant to this Agreement, including (i) costs of obtaining a title insurance policy for the benefit of the Company and (ii) all documentary and transfer fees and taxes and all recording charges, fees and taxes imposed on or in connection with the Transaction.

     7.5 POSSESSION. At Closing, the Partnership shall deliver possession of its Property to the Company or its designee (subject to the rights of Tenants under the Operating Leases), which Property shall be in the same condition as of the date of execution of this Agreement, reasonable wear and tear excepted.

     7.6 NOTICES TO TENANTS. The Partnership at the Company's expense shall cause the manager of each parcel of Real Property to mail via first-class mail (postage prepaid) or personally deliver to each Tenant under such Partnership's Operating Leases, within 20 days after the Closing, a letter in substantially the form reached hereto as Exhibit F advising each tenant of the applicable change of ownership and the holding of security deposits, all in conformity with the requirements of California Civil Code Section 1950.5(g)(1). If the notice to the Tenant is made by personal delivery, the Tenant shall acknowledge receipt of the notice and sign his or her name on the Partnership's copy of the notice.

     7.7 THE ACCOUNTANTS CLOSING STATEMENTS. The Partnership shall provide such preliminary inventories and schedules necessary to make the prorations and adjustments necessary to accurately reflect the inventories as of the Closing. Thereafter, the parties hereto authorize J. Mark Grosvenor, as the Partnership's representative, and Ian Gardner-smith, as the Company's representative (collectively the "Closing Representatives") to enter the Hotel at all reasonable times, both before and after the Closing Date, for the purpose of making such additional inventories, examinations and audits of the Hotel, and of the books and records of the Hotel, as the Closing Representatives may deem necessary in order to verify such preliminary inventories and schedules provided by the Partnership and to make the adjustments and prorations required to accurately reflect the inventories as of the Closing. Based upon such preliminary schedules and inventories and the Closing Representatives' verifications thereof, at the Closing the Closing Representatives will prepare and deliver to each of the parties a Preliminary Closing Statement, which will show the net amount due either to the Partnership or to the Company as the result thereof, and such net amount will be added to or subtracted from the payment of the cash portion of the purchase price to be paid to the Partnership pursuant to Subsection 2.1 hereof. Within thirty (30) days following the Closing Date, the Closing Representative shall deliver a Final closing Statement to each of the parties setting forth the final determination of all items to be included on the Closing Statements. The net amount due the Partnership or the Company, if any, by reason of adjustments in the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) days following that party's receipt of the Final Closing Statement.

     If the Closing Representatives are unable to agree on the Preliminary Closing Statement or the Final Closing Statement, the dispute shall be submitted to William H. Ling, C.P.A., 3655 Ruffin Road, Suite 320, San Diego, California, 92123 (the "Accountant") for resolution. If so submitted, the adjustments, prorations and determinations of the Accountants shall be conclusive and binding on the parties hereto. Notwithstanding the foregoing, if, at any time within one (1) year following the Closing Date, either party discovers any items which should have been included in the Closing Statements but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Closing Statement. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.

     The Company shall have the right to have its representatives present, both before and after the Closing Date, for the purpose of observing the taking of any inventories (including the counting of house funds), and such representatives shall be given reasonable access to the books and records of the Hotel which are relevant to the preparation of the Closing Statements.

     In connection with the preparation of the Preliminary Closing Statement, if it is determined upon the basis of reasonable information that there is a deficiency in any item or items of Operating Equipment or Consumables in the operating departments of the Hotel as of the Cut-Off Time, then the Partnership shall make up such deficiency by either issuing additional Operating Equipment or Consumables out of reserve storage or by giving the Company an appropriate credit on the Preliminary Closing Statement, such credit to be determined by the Closing Representatives or the Accountants.


                                  SECTION VIII
                               GENERAL PROVISIONS

     8.1 LIMITATIONS ON LIABILITY. Notwithstanding anything in this Agreement or applicable law to the contrary, in the event of liability under this Agreement, the Company hereby waives the right to assert a claim for breach against the Partnership or any Partner of the Partnership, or against any proceeds of the Transaction distributed or distributable to the Partners of the Partnership, the intent being that no Partner of the Partnership shall have any personal liability to the Company under this Agreement or applicable law.

     Notwithstanding anything to the contrary in this Agreement, no officer, director, employee or stockholder of the Company shall have any personal liability to the Partnership under this Agreement.

     8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties shall survive the Closing. Any claim, action, suit or proceeding with respect to the truth, accuracy or completeness of the representations and warranties shall be commenced or made, if at all, within one year after the Closing in the case of any and all representations and warranties other than in connection with the representations and warranties set forth in Subsection 4.5 "Environmental Matters," and three years after the Closing in the case of any and all representations and warranties set forth in Section 4.5 "Environmental Matters."

     8.3 EXPENSES. All costs and expenses incurred in connection with the consummation of the Transaction and the Formation Transactions shall be paid by the Company.

     8.4 NOTICE. All notices, demands, requests or other communications that may be or are required to be given or made by any party pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex, or facsimile transmission.

               (a) to the Partnership at:

               Grosvenor Hospitality Group, Inc.
               3145 Sports Arena Boulevard
               San Diego, CA 92110
               Attention:  J. Mark Grosvenor

               (b) with a copy to:

               Steven D. Burchett, Esq.
               Grosvenor Hospitality Group, Inc.
               3145 Sports Arena Boulevard
               San Diego, CA 92110

               (c) to the Company at:

               Host Funding, Inc.
               7825 Fay Avenue, Suite 250
               La Jolla, CA 92037
               Attention: Ian Gardner-Smith

               (d) with a copy to:

               Peter G. Aylward, Esq.
               3250 Vista Diego Road
               Jamul, CA 91935

or such other address as the addressee may indicate by written notice to the other parties.

     Each notice, demand, request or communication that is given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger time (with respect to a telex) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     8.5 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating to such rights and obligations shall be governed by and construed under the laws of the State of California, without giving effect to its choice of law principles.

     8.6 HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     8.7 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to prepare, execute, and deliver such further instruments of conveyance, sale, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

     8.8 BENEFIT AND ASSIGNMENT. Neither party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto. Any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Affiliate of either party, no person, nor any other entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

     8.9 RISK OF LOSS. The Partnership shall bear the risk of loss or damage to all or any part of its Property by fire or other casualty prior to the Closing. Notwithstanding the foregoing, in the event all or part of the Partnership's Property is damaged by a fire or other casualty subsequent to the execution hereof but prior to the Closing Date, the Company shall not be relieved of its obligation to consummate the Transaction when and as required to do so hereunder so long as the Partnership has in place, at the time of the casualty, casualty insurance in an amount equal to the full replacement cost of the improvements located on its Property. In the event of such damage to all or part of its Property, the Partnership shall assign to the Company at Closing all of the Partnership's right, title and interest in and to all of the proceeds of insurance payable by virtue of such casualty.

     8.10 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereof.

     8.11 SEVERABILITY. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the Transaction is not affected in any manner materially adverse to either party.

     8.12 ENTIRE AGREEMENT: AMENDMENT. The Exhibits and the Schedules attached hereto are hereby incorporated into the Agreement as if fully set forth herein. This Agreement and the Exhibits and Schedules attached hereto (each of which shall be deemed incorporated herein and made a part hereof) contain the final and entire agreement between the parties hereto with respect to the Transaction, supersede all prior oral and written memoranda and agreements with respect to the matters contemplated herein, and are intended to be an integration of all prior negotiations and understandings. Neither the Partnership nor the Company shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

     8.13 NO WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or attachment given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence herein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.


 "PARTNERSHIP"      MISSION BAY SUPER 8, LTD.
                    By:  Grosvenor Hospitality Group, Inc.
                    Its: General Partner


                    --------------------------------------------------
                    By:  J. Mark Grosvenor
                    Its: President


 "COMPANY"          HOST FUNDING, INC.


                    --------------------------------------------------
                    By:  Michael S. McNulty
                    Its:  President

                               DISCLOSURE SCHEDULE
                                       TO
                        PARTNERSHIP ACQUISITION AGREEMENT

                [To be completed prior to execution and Closing]

                                  EXHIBIT LIST


CONTRACTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A

HOTEL NAMES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B

PERMITS/EXCLUDED PERMITS  . . . . . . . . . . . . . . . . . . . . . . . . . .  C

BOOKINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D

PERMITTED EXCEPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E

                                   APPENDIX  C


                               Host Funding, Inc.
                             Selected Financial Data
                         For Mission Bay Super 8, Ltd.,
                        a California Limited Partnership

            (Not Covered by Report of Independent Public Accountants)

                                         12/31/92      12/31/93      12/31/94
         DESCRIPTION                   (Unaudited)   (Unaudited)   (Unaudited)
- --------------------------------------------------------------------------------
REVENUE FROM HOTEL ROOMS                 $1,201,412      $960,166      $989,703

TOTAL REVENUES                            1,261,616     1,021,785     1,054,819

NET INCOME (LOSS)                           194,197        73,760    (1,381,028)

DISTRIBUTIONS                               340,996       180,000       200,000

PER 1% PARTNERSHIP INTEREST:
  NET INCOME(LOSS)                            1,942           738       (13,810)

   DISTRIBUTIONS                              3,410         1,800         2,000

TOTAL ASSETS AT BOOK VALUE                4,624,683     4,507,605     2,938,036

CASH AND CASH EQUIVALENTS                   121,933         9,501        43,260

TOTAL DEBT                                   31,425        20,587        32,046

PARTNERS' EQUITY (DEFICIT)                4,593,258     4,487,018     2,905,990

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS, FOR THE
  PERIOD THEN ENDED                          (9,419)     (112,432)       33,759

TOTAL ASSETS AT BOOK VALUE PER
  1% PARTNERSHIP INTEREST                    46,247        45,076        29,380
- --------------------------------------------------------------------------------

  */ Net income after unrealized loss of $1,534,950 attributable to decline in value of hotel property.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                          ----------------------------


                            SUMMARY TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
The Company in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Distribution Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Pro Forma Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . 46
Selected Financial Information  . . . . . . . . . . . . . . . . . . . . . . . 47
Financial Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Business and Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Formation Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Allocation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
Voting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Comparison of Ownership of Mission Bay Interests
  and Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Policies and Objectives With Respect to Certain
  Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
Principal Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  102
The Company's Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .  103
Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . .  110
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
Reports to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . .  126
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Appendix A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
Appendix B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
Appendix C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 281,000 SHARES


                               HOST FUNDING, INC.


                                  Common Stock


                           --------------------------

                               PROSPECTUS/CONSENT

                             SOLICITATION STATEMENT


                                           , 1995
                               -----------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporate Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Financial Statement Schedules

          See Index to Financial Statements.

     (b)  Exhibits:

Exhibit
Number         Exhibit
- ------         -------
3.1    Amended and Restated Charter of the Registrant (previously filed as
       Exhibit 3.1 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
3.2    Amended and Restated By-Laws of the Registrant (previously filed as
       Exhibit 3.2 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
4.1 Form of Share Certificate (previously filed as Exhibit 4.1 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
5.1    Form of Opinion of Peter G. Aylward
5.2    Form of Opinion of Ballard Spahr Andrews & Ingersoll
8.1 Form of Opinion of Peter G. Aylward as to Tax Matters (previously filed as Exhibit 8.1 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.1 Form of Percentage Leases (previously filed as Exhibit 10.1 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.2 Variable Pages of Percentage Leases for Various Initial Hotels (previously filed as Exhibit 10.2 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.3 Form of Management Agreements (previously filed as Exhibit 10.3 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.4 Variable Pages of Management Agreements for Various Initial Hotels (previously filed as Exhibit 10.4 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.5 Advisory Agreement (previously filed as Exhibit 10.5 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.6 Mission Bay Acquisition Agreement (previously filed as Exhibit 10.6 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
10.7 Appraisal Report for Super 8 Motel in Miner, Missouri (previously filed as Exhibit 10.7 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.8 Appraisal Report for Super 8 Motel in Poplar Bluff, Missouri (previously filed as Exhibit 10.8 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.9 Appraisal Report for Super 8 Motel in Rock Falls, Illinois (previously filed as Exhibit 10.9 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.10 Appraisal Report for Super 8 Motel in Somerset, Kentucky (previously filed as Exhibit 10.10 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.11 Appraisal Report for the Mission Bay Super 8 Motel in San Diego, California (previously filed as Exhibit 10.11 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.12 Post-Formation Acquisition Agreement (previously filed as Exhibit 10.12 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
23.1   Consent of Peter G. Aylward, APC (included in Exhibit 5.1)
23.2   Consent of Ballard Spahr Andrews & Ingersoll (included in 5.2)
23.3   Consent of Peter G. Aylward, APC (included in Exhibit 8.1)
23.4   Form of Consent of William H. Ling, C.P.A.
23.5   Form of Consent of Arthur Andersen LLP
99.1   Form of Proxy Card for Vote without a Meeting by Mission Bay Limited
       Partners
99.2*  Consents of persons named to become directors

     (c) The opinions provided in reference to Item 4(b) are furnished as part of the Prospectus/Consent Solicitation Statement and such opinions are attached as Exhibits to the Registration Statement.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (b) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus us sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on the 24TH day of May, 1995.

                         HOST FUNDING, INC.
                         a Maryland corporation


                         /s/ Guy E. Hatfield
                         -------------------------------------------------

                         By: Guy E. Hatfield
                         Its: Chairman of the Board and President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Guy E. Hatfield as his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 24TH day of MAY, 1995 by the following persons in the capacities indicated.

     Signature                     Title
     ---------                     -----


\s\ Guy E. Hatfield                     Chairman of the Board and President
- ----------------------------
Guy E. Hatfield


\s\ Dorothy Hatfield                    Secretary and Director
- ----------------------------
Dorothy Hatfield


\s\ Emily Groce                         Director
- ----------------------------
Emily Groce

                                                  Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  _____________


                                    EXHIBITS
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ___________________


                               HOST FUNDING, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

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- --------------------------------------------------------------------------------

                                  EXHIBIT INDEX

Exhibit                                                           Sequential
Number         Exhibit                                            Page No.**
- -------        -------                                           -----------
3.1      Amended and Restated Charter of the Registrant (previously filed as
         Exhibit 3.1 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
3.2      Amended and Restated By-Laws of the Registrant (previously filed as
         Exhibit 3.2 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
4.1 Form of Share Certificate (previously filed as Exhibit 4.1 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
5.1      Form of Opinion of Peter G. Aylward
5.2      Form of Opinion of Ballard Spahr Andrews & Ingersoll
8.1 Form of Opinion of Peter G. Aylward as to Tax Matters (previously filed as Exhibit 8.1 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.1 Form of Percentage Leases (previously filed as Exhibit 10.1 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
10.2 Variable Pages of Percentage Leases for Various Initial Hotels (previously filed as Exhibit 10.2 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.3 Form of Management Agreements (previously filed as Exhibit 10.3 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
10.4 Variable Pages of Management Agreements for Various Initial Hotels (previously filed as Exhibit 10.4 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.5 Advisory Agreement (previously filed as Exhibit 10.5 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.6 Mission Bay Acquisition Agreement (previously filed as Exhibit 10.6 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
10.7 Appraisal Report for Super 8 Motel in Miner, Missouri (previously filed as Exhibit 10.7 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.8 Appraisal Report for Super 8 Motel in Poplar Bluff, Missouri (previously filed as Exhibit 10.8 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
10.9 Appraisal Report for Super 8 Motel in Rock Falls, Illinois (previously filed as Exhibit 10.9 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.10 Appraisal Report for Super 8 Motel in Somerset, Kentucky (previously filed as Exhibit 10.10 to the Company's Form S-11 Registration Statement, Registration No. 33-________ and incorporated herein by reference)
10.11 Appraisal Report for the Mission Bay Super 8 Motel in San Diego, California (previously filed as Exhibit 10.11 to the Company's Form S-11 Registration Statement, Registration
         No. 33-________ and incorporated herein by reference)
10.12 Post-Formation Acquisition Agreement (previously filed as Exhibit 10.12 to the Company's Form S-11 Registration Statement, Registration No. 33- ________ and incorporated herein by reference)
23.1     Consent of Peter G. Aylward, APC (included in Exhibit 5.1)
23.2     Consent of Ballard Spahr Andrews & Ingersoll (included in 5.2)

23.3     Consent of Peter G. Aylward, APC (included in Exhibit 8.1)
23.4     Form of Consent of William H. Ling, C.P.A.
23.5     Form of Consent of Arthur Andersen LLP
99.1     Form of Proxy Card for Vote without a Meeting by Mission Bay Limited
         Partners
99.2*    Consents of persons named to become directors

____________________
*        To be filed by amendment
**       Only in manually signed copy